As filed with the Securities and Exchange Commission on      , 2002
                                                                 ----
                                                  Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             UNIONBANCAL CORPORATION
             (Exact name of Registrant as specified in its charter)
       CALIFORNIA                       6022                  94-1234979
       ----------                       ----                  ----------
    (State or other               (Primary Standard         (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification   Identification No.)
    or organization)                Code Number)
                                ----------------
           400 California Street, San Francisco, California 94104-1302
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                              John H. McGuckin, Jr.
                     Executive Vice President and Secretary
                             UnionBanCal Corporation
                              400 California Street
                      San Francisco, California 94104-1302

                                 (415) 765-2969

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ----------------
                                   Copies to:

     James M. Rockett, Esq.                            Jack Fried, Esq.
    Venrice R. Palmer, Esq.                           Nikki Wolontis, Esq.
     Keith D. Ungles, Esq.                          Madge S. Beletsky, Esq.
     Bingham McCutchen LLP                      Fried, Bird & Crumpacker, P.C.
Three Embarcadero Center, 18th Floor       1900 Avenue of The Stars, 25th Floor
 San Francisco, California 94111                Los Angeles, California 90067
        (415) 393-2000                                  (310) 551-7400
      Fax (415) 393-2286                              Fax (310) 556-4487

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             -----------------------


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 TITLE OF EACH CLASS OF                                 PROPOSED               PROPOSED
    SECURITIES TO BE            AMOUNT TO           MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
       REGISTERED             BE REGISTERED         PRICE PER SHARE        OFFERING PRICE(1)    REGISTRATION FEE(1),
                                                                                                         (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,  no par           (1), (2)                  (1)                 $ 22,690,752.50          $ 2,087.55
value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1)     This Registration Statement relates to common stock of the Registrant issuable to holders of common stock of Valencia Bank &
        Trust in the proposed merger of Valencia Bank & Trust with and into Union Bank of California, N.A., a wholly-owned subsidiary of the Registrant.  Pursuant to Rule 457(f), the registration fee was computed on the basis of $ 33.46, the market value of the common stock of Valencia Bank & Trust to be exchanged in the merger, computed in accordance with
        Rule 457(c) on the basis of the average of the high and low price per share of such stock as quoted on The Nasdaq SmallCap
        Market on August 29, 2002, and 1,604,625, the maximum number of shares of Valencia Bank & Trust which may be received by the Registrant and cancelled upon consummation of the merger.

(2)     Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of shares being registered has been omitted.  Pursuant to Rule 457(f), in calculating the filing fee the anticipated $31,000,000 amount of cash consideration to be paid by the Registrant to Valencia Bank & Trust shareholders who exchange their Valencia Bank & Trust shares in the merger has been deducted from the value of the securities to be received by the Registrant in exchange.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  PROSPECTUS OF
                             UNIONBANCAL CORPORATION
                              400 CALIFORNIA STREET
                      SAN FRANCISCO, CALIFORNIA 94104-1302

                               PROXY STATEMENT OF
                              VALENCIA BANK & TRUST
                               23620 LYONS AVENUE
                         SANTA CLARITA, CALIFORNIA 91321

                           ---------------------------


     To Valencia Bank & Trust Shareholders:

     The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust have agreed on a merger, which would result in Valencia Bank & Trust merging into Union Bank of California, N.A., a wholly-owned subsidiary of UnionBanCal Corporation, with Union Bank of California, N.A. being the surviving entity. Valencia Bank & Trust will hold a special shareholders meeting to consider and vote on the merger proposal. This proposal is described in the accompanying proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

     In the merger, each share of Valencia Bank & Trust common stock outstanding at the effective time of the merger will be converted into the right to receive merger consideration in the form of UnionBanCal Corporation common stock, cash, or a combination of both. Valencia Bank & Trust shareholders may indicate their preference of receiving either cash or stock. However, because the total amount of cash consideration Union Bank of California, N.A. is required to pay in the merger is fixed at $31,000,000, regardless of your choice, you may actually receive a combination of cash and shares for your Valencia Bank & Trust shares, depending on elections made by the other Valencia Bank & Trust shareholders and other factors explained in the attached proxy statement/prospectus. Valencia Bank & Trust shareholders who do not indicate a choice of cash or stock will receive a combination of both.

     The place, date and time of the Valencia Bank & Trust special meeting are described in the accompanying notice of meeting. Whether or not you plan to attend the special meeting, please sign, date and promptly return the enclosed proxy card.

     We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention.


                                  -------------------------------------------
                                  John M. Reardon
                                  President and Chief Executive Officer


     UnionBanCal Corporation common stock is listed on the New York Stock Exchange under the symbol "UB." On September __, 2002 UnionBanCal Corporation common stock closed at $______ per share.

     COMPLETION OF THE MERGER INVOLVES CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION OF THE ATTACHED PROXY STATEMENT/PROSPECTUS ENTITLED "RISK FACTORS" ON PAGE _______.

     NEITHER THIS TRANSACTION NOR THE SECURITIES OF UNIONBANCAL CORPORATION HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF UNIONBANCAL CORPORATION COMMON STOCK OFFERED BY THIS PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF UNIONBANCAL CORPORATION OR VALENCIA BANK & TRUST OR ANY SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE DATE OF THIS DOCUMENT IS _________________, 2002 AND IT IS FIRST BEING MAILED TO SHAREHOLDERS OF VALENCIA BANK & TRUST ON OR ABOUT _______________, 2002.

                              VALENCIA BANK & TRUST
                               23620 LYONS AVENUE
                         SANTA CLARITA, CALIFORNIA 91321


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD [OCTOBER 30], 2002

TO THE SHAREHOLDERS OF VALENCIA BANK & TRUST:

     NOTICE IS HEREBY GIVEN that pursuant to its bylaws and the call of its board of directors, a Special Meeting of Shareholders (the "Meeting") of Valencia Bank & Trust will be held at the Bank's Newhall Office, 23620 Lyons Avenue, Santa Clarita, California 91321, on [Wednesday, October 30], 2002 at 5:00 p.m., for the purpose of considering and voting upon the following matters:


     1. Approving the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust; and

     2. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

     Only those shareholders of record at the close of business on September 20, 2002 will be entitled to notice of and to vote at the Meeting.

     If the merger is consummated, shareholders of Valencia Bank & Trust may be entitled to certain dissenters' appraisal rights under Chapter 13 of the California Corporations Code as well as under Title 12 United States Code,
Section 215a (b), (c) and (d), as described in the proxy statement/prospectus accompanying this notice. A copy of Chapter 13 is included as Annex C to the proxy statement/prospectus. A copy of Title 12 United States Code, Section 215a
(b), (c) and (d) is included as Annex D to the proxy statement/prospectus.


Dated:  ___________ __, 2002             By Order of the Board of Directors



                                             /S/RICHARD A. PATTERSON
                                         ----------------------------------
                                                SECRETARY


--------------------------------------------------------------------------------
IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. IN ORDER FOR VALENCIA BANK & TRUST TO APPROVE THE MERGER, THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF VALENCIA MUST VOTE IN FAVOR OF THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
--------------------------------------------------------------------------------

     IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

               IMPORTANT NOTICE REGARDING INFORMATION INCORPORATED INTO THIS DOCUMENT BY REFERENCE TO OTHER DOCUMENTS

     This document incorporates by reference important business and financial information relating to UnionBanCal Corporation which is not presented in this document or delivered with it.

     This information is available without charge, excluding all exhibits unless specifically incorporated by reference in this document, by oral or written request to:


          UNIONBANCAL CORPORATION
          400 CALIFORNIA STREET
          SAN FRANCISCO, CALIFORNIA 94104-1302
          ATTENTION:  INVESTOR RELATIONS DEPARTMENT
                      (415) 765-2969

                     OR

           VALENCIA BANK & TRUST
           23620 LYONS AVENUE
           SANTA CLARITA, CALIFORNIA  91321
           ATTENTION:  JEFFREY POLLARD
                       (661) 254-9900

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY ___________, 2002 TO RECEIVE THEM BEFORE THE MEETING.

                                TABLE OF CONTENTS


                                                                            PAGE
INFORMATION REGARDING FORWARD LOOKING STATEMENTS.............................  1
QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT...........  2
SUMMARY......................................................................  5
What Valencia Bank & Trust shareholders will receive in the merger...........  5
Election of cash consideration or stock consideration........................  6
Operations after the merger..................................................  6
Comparative market price and dividend data...................................  6
Reasons for the merger.......................................................  7
The merger is intended to be a reorganization in which Valencia Bank & Trust shareholders will not recognize gain or loss on the receipt of UnionBanCal
  Corporation common stock...................................................  7
Valencia Bank & Trust board recommends shareholder approval..................  7
Valencia Bank & Trust financial advisor has given opinion that merger consideration is fair to Valencia Bank & Trust shareholders................  7
Valencia Bank & Trust shareholders meeting to be held on [October 30, 2002].. 8 Record date set at September 20, 2002 for special shareholders meeting;
 vote required for approval of merger........................................  8
Dissenters' rights of appraisal..............................................  8
Information regarding UnionBanCal Corporation and Valencia Bank & Trust......  8
Union Bank of California, N.A. to use purchase accounting treatment..........  9
Interests of certain officers and directors in the merger....................  9
Conditions that must be satisfied for the merger to occur....................  9
Stock option agreement.......................................................  9
Regulatory approvals we must obtain for the merger to occur.................. 10
Termination of the merger agreement.......................................... 10
Expenses; liquidated damages................................................. 10
SELECTED FINANCIAL DATA...................................................... 11
General...................................................................... 11
Historical................................................................... 11
Selected consolidated financial data for UnionBanCal Corporation and subsidiaries............................................................... 12
Selected financial data for Valencia Bank & Trust............................ 13
COMPARATIVE PER COMMON SHARE DATA............................................ 14
RISK FACTORS................................................................. 15
You may not receive the form of merger consideration that you elect.......... 15
Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive...................................................... 15
Adverse California economic conditions could adversely affect our business... 15 Adverse economic factors affecting certain industries could adversely affect our business............................................................... 16
The tragic events of September 11, 2001 and the ensuing war on terrorism contributed to the continuing downturn in U.S. economic conditions......... 16
Risks associated with curtailed market access of power companies could affect our portfolio credit quality........................................ 16
Fluctuations in interest rates could adversely affect our business........... 16
Fluctuations in interest rates could adversely affect our margin spread...... 16
Shareholder votes are controlled by The Bank Of Tokyo-Mitsubishi, Ltd.;
  our interests may not be the same as The Bank Of Tokyo-Mitsubishi,
  Ltd.'s interests........................................................... 16
The Bank Of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations...................................................... 17
Potential conflicts of interest with The Bank Of Tokyo-Mitsubishi,  Ltd.
  could adversely affect us.................................................. 17
Substantial competition in the California banking market could adversely affect us.................................................................. 17

                                                                            PAGE
Restrictions on dividends and other distributions could limit amounts payable to us.............................................................. 18
Adverse effects of, or changes in, banking regulations or other laws and regulations or governmental fiscal or monetary policies could adversely affect us.................................................................. 18
Possible future sales of shares by The Bank Of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock.................................. 18
We may not be able to successfully implement our operating strategies........ 19
Risks associated with potential acquisitions or divestitures or restructuring may adversely affect us...................................... 19
Arthur Andersen LLP, the public accountants that audited the financial statements of Valencia Bank & Trust included in this proxy statement/prospectus, has been convicted of a felony and has not consented to our use of their opinion, which may adversely affect the ability of Arthur Andersen LLP to satisfy any claims that may arise out of Arthur Andersen LLP 's audit of Valencia Bank & Trust's financial statements................................................................. 20
VALENCIA BANK & TRUST SHAREHOLDER MEETING.................................... 21
Date, time and place of meeting.............................................. 21
Record date and voting rights................................................ 21
Vote required................................................................ 21
Voting by proxy.............................................................. 21
Revocability of proxies...................................................... 21
Quorum and Adjournments...................................................... 22
Solicitation of proxies...................................................... 22
Other matters................................................................ 22
THE MERGER................................................................... 23
General  .................................................................... 23
Background of merger......................................................... 23
Reasons for the merger; recommendation of the Valencia Bank & Trust board of directors............................................................... 24
Opinion of Valencia Bank & Trust's financial advisor......................... 26
Summary of Analyses by Keefe Bruyette........................................ 29
Regulatory approvals we must obtain for the merger to occur.................. 33
New York Stock Exchange listing.............................................. 34
Interests of certain officers and directors in the merger.................... 34
Effect on the merger on Valencia Bank & Trust's employee benefit plans....... 36
Accounting treatment......................................................... 36
Certain federal income tax consequences...................................... 37
Dissenters' rights of appraisal.............................................. 38
Resales of UnionBanCal Corporation common stock.............................. 41
THE MERGER AGREEMENT......................................................... 42
Structure of the merger; effective time...................................... 42
Conversion of Valencia Bank & Trust common stock............................. 42
Fractional shares............................................................ 43
Stock options................................................................ 43
Election of cash consideration or stock consideration........................ 43
Exchange agent; exchange procedure........................................... 44
Representations and warranties............................................... 45
Conduct of business pending the merger and other covenants................... 46
Conditions to completion of the merger....................................... 48
Employee benefits and agreements............................................. 50
Noncompetition............................................................... 50
Extension; waiver............................................................ 50
Termination.................................................................. 50
Expenses; liquidated damages................................................. 51
Amendment.................................................................... 51
STOCK OPTION AGREEMENT BETWEEN UNION BANK OF CALIFORNIA, N.A. AND VALENCIA
  BANK & TRUST............................................................... 52

                                                                            PAGE
Exercise of stock option..................................................... 52
Termination of stock option.................................................. 53
Adjustment of number of shares subject to option............................. 53
Repurchase of option and option shares....................................... 53
Registration rights.......................................................... 54
Effect of stock option agreement............................................. 54
OPERATIONS FOLLOWING THE MERGER.............................................. 55
REGULATION AND SUPERVISION................................................... 56
Discussion................................................................... 56
Conclusion................................................................... 59
INFORMATION ABOUT UNIONBANCAL CORPORATION.................................... 60
MARKET PRICE AND DIVIDEND INFORMATION FOR UNIONBANCAL CORPORATION............ 60
INFORMATION ABOUT VALENCIA BANK & TRUST...................................... 61
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF VALENCIA
  BANK & Trust...............................................................103
DESCRIPTION OF VALENCIA BANK & TRUST COMMON STOCK............................105
MARKET PRICE AND DIVIDEND INFORMATION FOR VALENCIA BANK & TRUST..............106
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS................................108
OTHER MATTERS................................................................110
EXPERTS  ....................................................................111
LEGAL MATTERS................................................................112
WHERE YOU CAN FIND MORE INFORMATION..........................................113
VALENCIA BANK & TRUST FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA............F-1
     ANNEX A:  MERGER AGREEMENT..............................................A-1
     ANNEX B:  OPINION OF KEEFE, BRUYETTE & WOODS, INC.......................B-1
     ANNEX C:  CHAPTER 13 OF CALIFORNIA CORPORATIONS CODE....................C-1
     ANNEX D:  TITLE 12 UNITED STATES CODE SECTIONS 215A (B), (C) AND (D)....D-1

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of UnionBanCal Corporation and Valencia Bank & Trust in the future, including statements relating to the expected impact of the merger on UnionBanCal Corporation's financial performance and the market value of UnionBanCal Corporation common stock in the future (see "The Merger--Reasons for the merger; recommendation of the Valencia Bank & Trust board of directors"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     o    expected cost savings from the merger cannot be fully realized;

     o deposit attrition, customer loss or revenue loss following the merger is greater than expected;

     o    competitive pressure in the banking industry increases significantly;

     o    completion of the merger occurs later than expected;

     o costs or difficulties related to the integration of the business of Union Bank of California, N.A. and Valencia Bank & Trust are greater than expected;

     o    changes in the interest rate environment reduce margins;

     o    general economic conditions, either nationally or regionally, are less
          favorable  than  expected,   resulting  in,  among  other  things,   a
          deterioration in credit quality; and

     o changes in the regulatory environment, business conditions, inflation and changes in the securities markets adversely affects any benefits to be expected from the merger.

       QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT


Q: WHAT AM I ENTITLED TO RECEIVE IF THIS MERGER IS COMPLETED?

A. You are entitled to receive a combination of UnionBanCal Corporation common stock and/or cash with an estimated value of $34.13 per share of Valencia Bank & Trust common stock outstanding on August 5, 2002, the date the merger agreement was signed. You may indicate your preference to receive cash or stock but it may not be honored in whole or in part. See "Summary--What Valencia Bank & Trust shareholders will receive in the merger" on page 4 and "The Merger Agreement--Conversion of Valencia Bank & Trust common stock" on page 37.

Q: WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS OR INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS?

A: You may contact:

          UNIONBANCAL CORPORATION
          400 CALIFORNIA STREET
          SAN FRANCISCO, CALIFORNIA 94104-1302
          ATTENTION:  INVESTOR RELATIONS DEPARTMENT
                      (415) 765-2969

                        OR

          VALENCIA BANK & TRUST
          23620 LYONS AVENUE
          SANTA CLARITA, CALIFORNIA  91321
          ATTENTION:  JEFFREY POLLARD
                      (661) 254-9900

   See also "Where Can You Find More Information" on page 81.

Q: WHY IS THIS MERGER PROPOSED?

A: UnionBanCal Corporation and Valencia Bank & Trust are proposing this transaction because their boards of directors have concluded that a combination of the two organizations is in the best interests of the shareholders of both companies and that the combined companies can offer customers of Valencia Bank & Trust a broader array of services and products than each could offer on its own. The merger provides UnionBanCal Corporation entry into the economically desirable markets of the Santa Clarita and Antelope Valleys of north Los Angeles County.

Q: WHAT RISKS SHOULD I CONSIDER?

A:  You  should   carefully  read  the  information  set  forth  in  this  proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" on page 12.

Q: HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement.


Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE MERGER?

A: The affirmative vote of at least two-thirds of the shares of Valencia Bank & Trust issued and outstanding on the record date is required to approve the merger. If you abstain or if you hold your shares in street name and fail to properly instruct your broker how to vote, your shares will not count as votes cast at the special meeting, but will count only for purposes of determining whether or not a quorum is present.


Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Valencia Bank & Trust at the address at the top of the Notice of Special Meeting of Shareholders in time so that it is received before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary of Valencia Bank & Trust that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.


Q: SHOULD I SEND IN MY CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.


Q: WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger during the fourth quarter of 2002, subject to approval of Valencia Bank & Trust shareholders and subject to fulfillment of other conditions. "See "The Merger Agreement--Conditions to completion of the merger" on page 43.


Q: WHY HAVE YOU SENT ME THIS DOCUMENT?

A: This proxy statement/prospectus contains important information regarding the proposed merger to be voted on by Valencia Bank & Trust shareholders, as well as important information about UnionBanCal Corporation and Valencia Bank & Trust. It also contains important information about what the UnionBanCal Corporation and Valencia Bank & Trust boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 81.

Q: WHEN CAN I SELL THE SHARES OF UNIONBANCAL CORPORATION COMMON STOCK THAT I RECEIVE IN THE MERGER?

A: You may sell the shares of UnionBanCal Corporation common stock you receive in the merger without restriction unless you are considered an "affiliate" of Valencia Bank & Trust or UnionBanCal Corporation. See "The Merger--Resales of UnionBanCal Corporation common stock" on page 36.

                                     SUMMARY

     This Summary, together with the "Questions and Answers" on the preceding pages, highlight important selected information from this document. To understand the merger and the other proposals fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on page 113. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

WHAT VALENCIA BANK & TRUST SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 42)

     Union Bank of California, N.A. will pay $31,000,000 in cash and UnionBanCal Corporation will issue shares of UnionBanCal Corporation common stock valued at $31,000,000 for an aggregate consideration of $62,000,000 in cash and stock for all of the issued and outstanding common shares and the unexercised employee and non-employee director stock options of Valencia Bank & Trust.

     UnionBanCal Corporation will issue the number of shares of its common stock, up to a maximum of 815,789 shares, derived by dividing $31,000,000 by the average closing share price of UnionBanCal Corporation stock for the 10 trading days preceding the second trading day prior to closing of the merger. In the event the average closing price is below $38.00, Valencia Bank & Trust may terminate the merger by giving notice of termination to Union Bank of California, N.A., or proceed with the merger in which event the value of the stock consideration would be less than $31,000,000 at the time of the merger, and the aggregate consideration at the time of the merger would be less than $62,000,000. If Valencia Bank & Trust decides to terminate the merger within 24 hours of receipt of notice of such termination Union Bank of California, N.A., if it chooses to do so, may add to the merger consideration cash or shares of UnionBanCal Corporation common stock so that the aggregate amount of cash and common stock to be issued will equal $62,000,000 (plus the amount of any cash and/or shares issued by UnionBanCal Corporation in connection with option exercises as discussed below).

     In the event holders of Valencia Bank & Trust employee stock options exercise options at any time from August 5, 2002 through the effective time of the merger, UnionBanCal Corporation and Union Bank of California, N.A. will add cash and/or UnionBanCal Corporation common stock to the merger consideration in amounts which together equal the aggregate exercise price paid by these optionees.

     The maximum number of shares UnionBanCal Corporation is required to issue is 815,789 shares, subject to any increase made by UnionBanCal Corporation for option exercises, and any increase made in the sole discretion of Union Bank of California, N.A. if the closing price of the UnionBanCal Corporation common stock is below $38.00, and, as discussed above, Union Bank of California, N.A., decides to add to the merger consideration.

     In no event will the amount of cash paid by Union Bank of California, N.A. in the merger exceed 55% of the total value of the cash and UnionBanCal Corporation common stock issued in the merger.

     Each holder of options to purchase Valencia Bank & Trust common stock who does not exercise his or her options prior to the merger and who agrees with Valencia Bank & Trust to cancel all of his or her options upon the effectiveness of the merger, will receive, following the merger, an amount in cash equal to the per share value of the merger consideration minus the exercise price of each option for each unexercised option held by such person. Holders of Valencia Bank & Trust stock options currently hold options to purchase an aggregate of 287,159 shares of Valencia Bank & Trust common stock at an average exercise price of $8.93 per share.

     You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of Valencia Bank & Trust common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $31,000,000 (unless Union Bank of California, N.A. decides, in its sole discretion, to increase this amount), regardless of your choice, you may actually receive a combination of cash and shares of UnionBanCal Corporation common stock. The amount of cash and/or shares you will receive will depend on: how many Valencia Bank &

Trust shareholders validly exercise dissenter's rights, since they will be paid cash for their shares from the amount of cash consideration before payments are made to any other person; the amount of cash Union Bank of California, N.A. pays to Valencia Bank & Trust employees who enter into agreements with Valencia Bank & Trust to cancel their stock options in return for cash payments (all of the non-employee directors of Valencia Bank & Trust have already entered into such agreements and will receive these cash payments); any additional cash and/or stock consideration which Union Bank of California, N.A. determines to add to the merger consideration because of option exercises; and, the ratio of cash and stock elections made by other shareholders. Also, shareholder elections may have to be pro-rated to ensure that at least 45% of the merger consideration is paid in UnionBanCal Corporation common stock and no more than 55% of the merger consideration is paid in cash.

     Generally in this document "cash consideration" refers to the $31,000,000 portion of the merger consideration (subject to any adjustments Union Bank of California, N.A. may in its discretion choose to make as provided in the merger agreement); "stock consideration" refers to the shares of UnionBanCal Corporation common stock payable to shareholders (with any adjustments provided in the merger agreement) and "merger consideration" refers to both the cash consideration and the stock consideration.

ELECTION OF CASH CONSIDERATION OR STOCK CONSIDERATION (PAGE 43)

     Within five business days after completion of the merger, we will mail an election form/letter of transmittal to each Valencia Bank & Trust shareholder that you may use to indicate your election to receive cash and/or UnionBanCal Corporation stock.

     If you do not return your Valencia Bank & Trust stock certificates accompanied by a properly completed election form by the time stated in the form, you will be deemed to have made an election to receive a portion of the merger consideration in UnionBanCal Corporation common stock and a portion in cash, with the amount of each to depend upon the amount of prior cash payments made to dissenters and optionees.

OPERATIONS FOLLOWING THE MERGER (PAGE 55)

     As a result of the merger, Valencia Bank & Trust will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing Valencia Bank & Trust system and to maintain and expand certain of the activities of Valencia Bank & Trust. Union Bank of California, N.A. will convert Valencia Bank & Trust branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

COMPARATIVE MARKET PRICE AND DIVIDEND DATA (PAGES 60 AND 106)

     UnionBanCal Corporation common stock is listed on the New York Stock Exchange. Valencia Bank & Trust common stock is traded on The Nasdaq SmallCap Market.

     The following table sets forth historical per share market values for UnionBanCal Corporation common stock and Valencia Bank & Trust common stock (i) on August 5, 2002, the last trading day prior to public announcement of the proposed merger and (ii) on September 19, 2002. It also shows the equivalent pro forma market value of Valencia Bank & Trust on September 19, 2002. This figure is an implied number based upon the assumption that Valencia Bank & Trust issues no additional shares of common stock before the closing of the merger. See "The Merger Agreement--Conversion of Valencia Bank & Trust common stock," "--Stock options" and "--Election of cash consideration or stock consideration. The historical values represent the last sale prices on or before the dates indicated. The values for UnionBanCal Corporation after the effective time of the merger may be higher or lower than the closing prices of UnionBanCal Corporation common stock on the dates shown in the table.


                                        HISTORICAL MARKET PRICE
                                  --------------------------------------------

                                    UNIONBANCAL                                    VALENCIA BANK & TRUST EQUIVALENT
                                    CORPORATION       VALENCIA BANK & TRUST         PRO FORMA MARKET VALUE
                                    -----------
August 5, 2002                        $ 41.09                $ 30.80                       $ 34.13
September 19, 2002                     $_____                $_____                          34.13



     Once Valencia Bank & Trust is merged with and into Union Bank of California, N.A., there will be no further public market for Valencia Bank & Trust common stock.

REASONS FOR THE MERGER (PAGE 24)

     The reasons UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust entered into the merger agreement are set forth in detail below.

THE MERGER IS INTENDED TO BE A REORGANIZATION IN WHICH VALENCIA BANK & TRUST SHAREHOLDERS WILL NOT RECOGNIZE GAIN OR LOSS ON THE RECEIPT OF UNIONBANCAL CORPORATION COMMON STOCK (PAGE 42)

     UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust will not be required to complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes. We expect that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of Valencia Bank & Trust common stock if you receive only shares of UnionBanCal Corporation common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in UnionBanCal Corporation common stock. If you receive cash in exchange for any of your shares of Valencia Bank & Trust common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and value of UnionBanCal Corporation common stock you receive over your basis in the Valencia Bank & Trust common stock exchanged, but in any case not in excess of the amount of cash you receive in the merger. See "The Merger--Certain federal income tax consequences" on page 33 for a discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

VALENCIA BANK & TRUST BOARD RECOMMENDS SHAREHOLDER APPROVAL (PAGE 24)

     The board of directors of Valencia Bank & Trust believes that the merger is in the best interests of Valencia Bank & Trust and its shareholders and has unanimously approved the merger agreement. The board of directors of Valencia Bank & Trust recommends that Valencia Bank & Trust shareholders vote "FOR" approval of the merger agreement.

VALENCIA BANK & TRUST'S FINANCIAL ADVISOR HAS GIVEN AN OPINION THAT THE MERGER CONSIDERATION IS FAIR TO VALENCIA BANK & TRUST SHAREHOLDERS (PAGE 26)

     In deciding to approve the merger, the Valencia Bank & Trust board of directors considered the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., about the fairness of the merger to Valencia Bank & Trust's shareholders from a financial point of view. This opinion is attached as Annex B to this document. We encourage you to read it carefully. Under an engagement letter with Valencia Bank & Trust, Keefe, Bruyette & Woods, Inc. has received fees of $200,000, and will receive an additional fee equal to 1.0% of the market value of the merger consideration (minus $150,000 of the $200,000 in previously paid fees) plus expenses.

VALENCIA BANK & TRUST SHAREHOLDERS MEETING TO BE HELD ON [OCTOBER 30], 2002 (PAGE 21)

     Valencia Bank & Trust will hold the special meeting of shareholders at 5:00 p.m. on [October 30], 2002 at the Bank's Newhall Office, 23620 Lyons Avenue, Santa Clarita, California 91321. At the special meeting, Valencia Bank & Trust shareholders will be asked to approve the merger agreement.

RECORD DATE SET AT SEPTEMBER 20, 2002 FOR SPECIAL SHAREHOLDERS MEETING; VOTE REQUIRED FOR APPROVAL OF MERGER (PAGE 21)

     You can vote at the Valencia Bank & Trust special meeting if you owned Valencia Bank & Trust common stock at the close of business on ___________, 2002. At least two-thirds of the shares of Valencia Bank & Trust common stock issued and outstanding on this date must vote to approve the merger agreement before the merger may occur.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 38 AND ANNEXES C AND D)

     You may be entitled to cash equal to the fair value of your Valencia Bank & Trust shares before announcement of the merger if you perfect your dissenters' rights under Chapter 13 of the California Corporations Code or under Title 12 United States Code, Section 215a (b), (c) and (d).

INFORMATION REGARDING UNIONBANCAL CORPORATION AND VALENCIA BANK & TRUST

                             UnionBanCal Corporation
                              400 California Street
                          San Francisco, CA 94104-1302
                                 (415) 765-2969

     UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and is among the oldest banks on the West Coast, having roots as far back as 1864. We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and are headquartered in San Francisco, California. We were formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At June 30, 2002, Union Bank of California, N.A., our bank subsidiary, was the third largest commercial bank in California, based on total assets and total deposits. As of August 27, 2002, we were approximately 65 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and approximately 35 percent owned by other shareholders.

     At June 30, 2002, UnionBanCal Corporation had consolidated assets of $36.1 billion, deposits of $28.8 billion and shareholders' equity of $3.8 billion.

                              Valencia Bank & Trust
                               23620 Lyons Avenue
                             Santa Clarita, CA 91321
                                 (661) 254-9900

     Valencia Bank & Trust is a California state chartered commercial bank headquartered in Santa Clarita, California, which was originally organized as a national banking association on October 13, 1986 under the name "Valencia National Bank," and commenced operations on October 15, 1987. On September 1, 1998 Valencia Bank & Trust was converted into a California state-banking corporation under its current name. Valencia Bank & Trust operates five full-service branch offices in the Santa Clarita and Antelope Valleys of Southern California and a loan production office in Oxnard, California. Valencia Bank & Trust's customers consist primarily of small to medium sized businesses, professionals, high net worth individuals and consumers.

     At June 30, 2002, Valencia Bank & Trust had consolidated assets of $267.2 million, deposits of $232.4 million and shareholders' equity of $20.4 million.

UNION BANK OF CALIFORNIA, N.A. TO USE PURCHASE ACCOUNTING TREATMENT (PAGE 36)

     Union Bank of California, N.A. will account for the merger as a purchase.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER (PAGE 34)

     In considering the recommendation of the board of directors of Valencia Bank & Trust to approve the merger agreement, you should be aware that certain officers and directors of Valencia Bank & Trust have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to Valencia Bank & Trust shareholders generally. See "The Merger Agreement-- Interests of certain officers and directors in the merger" on page 31 and "Stock Ownership of Management and Certain Beneficial Owners of Valencia Bank & Trust" on page 76.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (PAGE 48)

     We will not complete the merger unless a number of conditions are met. These include:

     o    approval  of  the  merger   agreement   by   Valencia   Bank  &  Trust
          shareholders;

     o    receipt of all required regulatory approvals;

     o absence of material adverse changes in the business of UnionBanCal Corporation and Valencia Bank & Trust;

     o absence of any orders suspending the effectiveness of the registration statement filed by UnionBanCal Corporation to register the shares to be issued to Valencia Bank & Trust shareholders;

     o absence of any injunction or other legal proceeding restraining the merger;

     o    receipt  of  legal   opinions  that  the  merger  will  qualify  as  a
          reorganization under the Internal Revenue Code; and

     o as of the closing date of the merger, Valencia Bank & Trust must meet certain required financial tests, including: (a) shareholders' equity of not less than $20.4 million plus (A) an amount equal to the aggregate exercise price for employee stock options exercised between August 5, 2002, the date the merger agreement was signed, and the effective time of the merger and (B) $225,000 per month (excluding merger transaction costs) from July 1, 2002 through the closing date of the merger; (b) real estate owned and non-performing assets of not greater than $750,000; (c) an allowance for loan losses of not less than $2.2 million; and (d) core deposits of not less than $175 million.

STOCK OPTION AGREEMENT (PAGE 52)

     When we signed the merger agreement, Valencia Bank & Trust also entered into a stock option agreement with Union Bank of California, N.A. Under this agreement, Union Bank of California, N.A. has an option to purchase up to 319,320 shares of common stock of Valencia Bank & Trust, equal to approximately 19.9% of the shares of common stock of Valencia Bank & Trust outstanding and subject to adjustment for future issuances of shares by Valencia Bank & Trust, for example, upon exercise of employee stock options. The option is exercisable at $34.13 per share. Valencia Bank & Trust agreed to grant this option to induce Union Bank of California, N.A. to enter into the merger agreement. The option could have the effect of discouraging other companies from trying to acquire Valencia Bank & Trust. The stock option agreement is attached to this document as part of Annex A.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER TO OCCUR (PAGE 33)

     The merger is subject to receipt of regulatory approval from the Office of the Comptroller of the Currency ("OCC") under the Bank Merger Act. UnionBanCal Corporation, through The Bank of Tokyo-Mitsubishi, Ltd., its majority shareholder, must file a pre-report of the merger with the Japan Financial Services Agency but no approval from the Financial Services Agency is required.

TERMINATION OF THE MERGER AGREEMENT (PAGE 50)

     One or both of the parties may terminate the merger agreement before completion, before or after the shareholders of Valencia Bank & Trust have approved the merger, as follows, among other reasons:

     o if the boards of directors of Union Bank of California, N.A. and Valencia Bank & Trust mutually agree to do so;

     o    if any required regulatory application is denied;

     o    if we fail to gain the approval of Valencia Bank & Trust shareholders;

     o if a party breaches any provision of the agreement and fails to cure the breach within 30 days after written notice from the other party;

     o by Valencia Bank & Trust if the average closing price of UnionBanCal Corporation stock for the 10 days preceding the second trading day prior to the closing date of the merger is below $38.00. However, within 24 hours of receipt of notice of termination from Valencia Bank & Trust, Union Bank of California, N.A., if it chooses to do so, may add to the merger consideration cash or shares of UnionBanCal Corporation common stock so that the aggregate amount of cash and common stock to be issued will equal $62,000,000 (plus the amount of any cash or UnionBanCal Corporation shares added to the merger consideration by Union Bank of California, N.A. in connection with option exercises), as long as the total cash consideration does not exceed 55% of the total merger consideration; or

     o after February 28, 2003, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the merger agreement.

EXPENSES; LIQUIDATED DAMAGES (PAGE 51)

     Generally,  each  party  has  agreed  to  bear  its  own  expenses  in this transaction, except printing of this proxy statement/prospectus and the registration statement of which it is a part, which will be shared equally. Valencia Bank & Trust may be required to pay Union Bank of California, N.A. $3,000,000 as liquidated damages in certain circumstances where Valencia Bank & Trust shareholders fail to approve the merger or Valencia Bank & Trust becomes subject to a competing acquisition proposal. Union Bank of California, N.A. may be required to pay Valencia Bank & Trust $3,000,000 as liquidated damages in certain circumstances where Union Bank of California, N.A. willfully fails or refuses to complete the merger.

                             SELECTED FINANCIAL DATA

GENERAL

     The following tables show summarized historical financial data for each of UnionBanCal Corporation and Valencia Bank & Trust.

HISTORICAL DATA

     The selected historical financial data show the consolidated financial results actually achieved by UnionBanCal Corporation and the financial results for Valencia Bank & Trust for the periods indicated. The selected historical financial data should be read in conjunction with the consolidated financial statements for UnionBanCal Corporation and the notes thereto incorporated by reference in this document and the financial statements for Valencia Bank & Trust appearing elsewhere in this document. The selected consolidated financial and other data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from UnionBanCal Corporation's audited consolidated financial statements incorporated by reference in this document or the books and records of UnionBanCal Corporation. The selected consolidated financial and other data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 for UnionBanCal Corporation are derived from UnionBanCal Corporation's audited consolidated financial statements that are not incorporated by reference in this document or the books and records of UnionBanCal Corporation. The selected financial and other data for Valencia Bank & Trust as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from Valencia Bank & Trust's audited financial statements that are included in this document or the books and records of Valencia Bank & Trust. The selected financial and other data for Valencia Bank & Trust as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 are derived from Valencia Bank & Trust's audited financial statements that are not included in this document or the books and records of Valencia Bank & Trust. The selected consolidated financial and other data as of June 30, 2001 and 2002 and for the six-month periods then ended are derived from UnionBanCal Corporation's unaudited consolidated financial statements incorporated by reference in this document or the books and records of UnionBanCal Corporation, which in the opinion of management, include all adjustments necessary for a fair presentation of the financial position at such date and the results of operations for such interim periods. The results for the six-month period ended June 30, 2002 are not necessarily indicative of the results to be expected of the full fiscal year. The selected financial and other data for Valencia Bank & Trust as of June 30, 2001 and 2002 and for the six-month periods then ended are derived from Valencia Bank & Trust's unaudited financial statements that are included in this document or the books and records of Valencia Bank & Trust. This selected information is qualified in its entirety and should be read in conjunction with the financial statements and the notes related to those financial statements (a) incorporated by reference in this document under "Where You Can Find More Information" (for UnionBanCal Corporation) and (b) set forth in this document under "Valencia Bank & Trust Financial Statements and Supplementary Data" beginning on page F-1 (for Valencia Bank & Trust).


                    SELECTED CONSOLIDATED FINANCIAL DATA FOR
                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

                                                                                                               AS OF AND FOR THE
                                                    AS OF AND FOR THE YEARS ENDED DECEMBER 31,                  SIX MONTHS ENDED
                                        --------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE                                                                      JUNE 30,      JUNE 30,
   DATA)                                    1997         1998          1999         2000         2001          2001          2002
------------------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATIONS:
   Net interest income(1) ............  $ 1,237,010  $ 1,322,655   $ 1,419,019  $ 1,587,008   $ 1,526,099  $   767,196   $   767,271
   Provision for credit losses........            -       45,000        65,000      440,000       285,000      165,000       105,000
   Noninterest income.................      463,001      533,531       586,759      647,180       716,404      349,198       360,225
   Noninterest expense................    1,044,665    1,135,218     1,281,973    1,130,185     1,240,174      614,937       653,154
                                        --------------------------------------------------------------------------------------------
   Income before  income taxes(1).....      655,346      675,968       658,805      664,003       717,329      336,457       369,342
   Taxable-equivalent adjustment......        5,328        4,432         3,186        2,568         2,057        1,212         1,070
   Income tax expense.................      238,722      205,075       213,888      221,535       233,844      110,808       123,553
                                        --------------------------------------------------------------------------------------------
   Net income.........................  $   411,296  $   466,461   $   441,731  $   439,900   $   481,428  $   224,437   $   244,719
                                        ============================================================================================
NET INCOME APPLICABLE TO COMMON STOCK.  $   403,696  $   466,461   $   441,731  $   439,900   $   481,428  $   224,437   $   244,719
                                        ============================================================================================

PER COMMON SHARE:
   Net income - basic.................  $      2.31  $      2.66   $      2.65  $      2.72   $      3.05  $      1.42   $      1.56
   Net income - diluted...............         2.30         2.65          2.64         2.72          3.04         1.41          1.54
   Dividends(2).......................         0.51         0.61          0.82         1.00          1.00         0.50          0.53
   Book value (end of period).........        15.32        17.45         18.18        20.17         22.66        21.37         23.94
   Common shares outstanding (end of
   period)............................  174,917,674  175,259,919   164,282,622  159,234,454   156,483,511  157,839,218   157,718,215
   Weighted average common shares
      outstanding - basic.............  174,683,338  175,127,487   166,382,074  161,604,648   157,844,745  158,535,105   156,774,339
   Weighted average common shares
      outstanding - diluted...........  175,189,078  175,737,303   167,149,207  161,989,388   158,623,454  158,975,932   158,534,791
BALANCE SHEET (END OF PERIOD):
   Total assets.......................  $30,585,265  $32,276,316   $33,684,776  $35,162,475   $36,039,089  $35,758,333   $36,136,725
   Total loans........................   22,741,408   24,296,111    25,912,958   26,010,398    24,994,030   25,656,247    25,592,306
   Nonperforming assets...............      129,809       89,850       169,780      408,304       492,482      460,116       414,972
   Total deposits.....................   23,296,374   24,507,879    26,256,607   27,283,183    28,556,199   27,700,624    28,833,365
   Medium and long-term debt..........      348,000      298,000       298,000      200,000       400,000      199,701       406,869
   Trust preferred securities.........            -            -       350,000      350,000       363,928      364,269       366,265
   Common equity......................    2,679,299    3,058,244     2,987,468    3,211,565     3,546,242    3,373,564     3,775,663
BALANCE SHEET (PERIOD AVERAGE):
   Total assets.......................  $29,692,992  $30,523,806   $32,141,497  $33,672,058   $34,619,222  $34,509,101   $35,408,797
   Total loans........................   21,855,911   23,215,504    25,024,777   26,310,420    25,951,021   26,265,170    25,354,548
   Earning assets.....................   26,291,822   27,487,390    29,017,122   30,379,730    31,291,782   31,171,142    32,327,489
   Total deposits.....................   22,067,155   22,654,714    23,893,045   25,527,547    26,542,312   26,206,917    27,897,401
   Common equity......................    2,514,610    2,845,964     2,939,591    3,139,844     3,467,719    3,372,321     3,687,244
FINANCIAL RATIOS:
   Return on average assets(3)........       1.39 %       1.53 %        1.37 %       1.31 %        1.39 %       1.31 %        1.39 %
   Return on average common equity(3).      16.05        16.39         15.03        14.01         13.88        13.42         13.38
   Efficiency ratio(4)................      61.53        61.31         63.98        50.59         55.30        55.08         57.92
   Net interest margin(1).............       4.70         4.81          4.89         5.22          4.87         4.94          4.77
   Dividend payout ratio..............      22.08        22.93         30.94        36.76         32.79        35.21         33.97
   Tangible equity ratio..............       8.54         9.30          8.70         9.01          9.62         9.30         10.16
   Tier 1 risk-based capital ratio....       8.96         9.64          9.94        10.24         11.47        10.85         11.90
   Total risk-based capital ratio.....      11.05        11.61         11.79        12.07         13.35        12.70         13.65
   Leverage ratio.....................       8.53         9.38         10.10        10.19         10.53        10.33         10.77
   Allowance for credit losses to total
   loans..............................       1.99         1.89          1.82         2.36          2.54         2.44          2.44
   Allowance for credit losses to
   nonaccrual    loans................     413.12       585.50        281.00       153.48        129.00       138.18        150.78
   Net loans charged off to average
   total    loans(3)                         0.33         0.15          0.22         1.13          1.02         1.17          0.93
   Nonperforming assets to total loans,
     distressed loans held for sale,
     and foreclosed assets............       0.57         0.37          0.66         1.57          1.97         1.79          1.62
   Nonperforming assets to total assets      0.42         0.28          0.50         1.16          1.37         1.29          1.15
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts are on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2) Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
(3)  Annualized for the six months ended June 30, 2001 and June 30, 2002.
(4) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income (taxable-equivalent) and noninterest income. Foreclosed asset expense (income) was $(1.3) million, $(2.8) million, $(1.3) million, $(0.1) million, and $(0.0) million for the twelve months of 1997 through 2001, respectively, $0.0 million, and $0.1 million the first six months of 2001 and 2002, respectively.




                           SELECTED FINANCIAL DATA FOR
                              VALENCIA BANK & TRUST

                                                                                                               AS OF AND FOR THE
                                                 AS OF AND FOR THE YEARS ENDED DECEMBER 31,                     SIX MONTHS ENDED
------------------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER                                                                            JUNE 30,      JUNE 30,
   SHARE DATA)                           1997           1998         1999         2000         2001           2001          2002
------------------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATIONS:
   Net interest income(1).............$   6,934     $   7,742     $   8,768    $   9,411    $   9,776     $    4,694      $   5,593
   Provision for credit losses........      325           378           385          355          480            240            435
   Noninterest income.................    1,920         2,287         2,486        2,408        2,969          1,380          1,569
   Noninterest expense................    6,988         7,479         7,710        7,320        7,421          3,630          4,114
                                      ----------------------------------------------------------------------------------------------
   Income before  income taxes(1).....    1,541         2,172         3,159        4,144        4,844          2,204          2,613
   Income tax expense.................      560           867         1,430        1,721        2,010            915          1,084
                                      ----------------------------------------------------------------------------------------------
   Net income.........................$     981     $   1,305     $   1,729    $   2,423    $   2,834     $    1,289      $   1,529
                                      ==============================================================================================
NET INCOME APPLICABLE TO COMMON STOCK $     981     $   1,305     $   1,729    $   2,423    $   2,834     $    1,289      $   1,529
                                      ==============================================================================================

PER COMMON SHARE:
   Net income - basic.................$    0.64     $    0.84     $    1.11    $    1.50    $    1.78     $     0.80      $    0.96
   Net income - diluted...............     0.63          0.77          1.01         1.38         1.62           0.72           0.85
   Book value (end of period).........     7.84          8.69          9.37        10.45        11.89          11.07          12.72
   Common shares outstanding
      (end of period).................1,494,168     1,510,593     1,567,667    1,649,772    1,583,528      1,578,210      1,604,625
   Weighted average common shares
      outstanding - basic.............1,527,962     1,560,471     1,567,629    1,611,869    1,592,752      1,619,045      1,599,634
   Weighted average common shares
      outstanding - diluted...........1,562,319     1,704,397     1,731,196    1,757,749    1,754,073      1,781,404      1,788,912
BALANCE SHEET (END OF PERIOD):
   Total assets.......................$ 147,817     $ 176,940     $ 192,530    $ 221,413    $ 249,586     $  225,904      $ 267,209
   Total Loans,  net(2)...............   78,349        88,706       120,407      132,556      152,450        145,065        161,428
   Nonperforming assets...............    1,258           931           323          343          561            472            403
   Total deposits.....................  133,341       159,701       173,805      196,319      214,772        201,924        232,427
   Common equity......................   11,709        13,131        14,683       17,244       18,823         17,473         20,416
BALANCE SHEET (PERIOD AVERAGE):
   Total assets.......................$ 146,921     $ 163,780     $ 190,772    $ 209,951    $ 235,775     $  225,108      $ 258,012
   Total loans........................   71,412        81,365       100,480      123,681      144,635        139,967        157,616
   Earning assets.....................  128,207       146,217       169,969      189,078      211,183        201,955        229,694
   Total deposits.....................  130,956       148,231       168,811      188,305      209,996        200,712        221,355
   Common equity......................   11,129        12,398        14,003       15,878       17,772         17,472         19,646
FINANCIAL RATIOS:
   Return on average assets(3)........     0.68%         0.80%         0.91%        1.15%        1.20%          1.15%          1.19%
   Return on average common equity(3).     8.81         10.53         12.35        15.26        15.94          14.88          15.69
   Efficiency ratio(4)................    78.92         74.57         68.51        61.93        58.23          59.77          57.44
   Net interest margin(1).............     5.15          5.04          4.93         4.79         4.40           4.45           4.51
   Tangible equity ratio..............     7.76          7.38          7.32         7.75         7.44           7.74           7.89
   Tier 1 risk-based capital ratio....    12.72         11.84         10.01        10.67        10.02           9.94          10.34
   Total risk-based capital ratio.....    13.94         13.09         11.20        11.91        11.16          11.10          11.59
   Leverage ratio.....................     7.76          7.38          7.32         7.75         7.44           7.74           7.89
   Allowance for credit losses to
      total loans.....................     1.82          1.84          1.46         1.51         1.41           1.41           1.61
   Allowance for credit losses to
      nonaccrual loans................   174.15        211.24        755.36       713.52       471.27         466.06         642.93
   Net loans charged off to average
      total loans(2)(3)...............     0.42          0.21          0.26         0.09         0.23           0.18           0.00
   Nonperforming assets to total
      loans, distressed loans held for
      sale, and foreclosed assets.....     1.58          1.03          0.26         0.26         0.36           0.33           0.25
   Nonperforming assets to total
      assets..........................     0.85          0.53          0.17         0.15         0.22           0.21           0.15
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts are not on a taxable-equivalent basis because the amounts are not material.
(2) Loans are net of the allowance for loan losses, deferred fees and related direct costs.
(3)  Annualized for the six months ended June 30, 2001 and June 30, 2002.
(4) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income and noninterest income.

                        COMPARATIVE PER COMMON SHARE DATA

     We have summarized below historical per share information for UnionBanCal Corporation and Valencia Bank & Trust and additional information as if the companies had been combined for the periods shown ("pro forma"), calculated based on an exchange ratio of 0.5084 shares of UnionBanCal Corporation common stock per share of Valencia Bank & Trust common stock, assuming a maximum UnionBanCal stock consideration of 815,789 shares. The total merger consideration also includes $31,000,000 of cash, representing 50 percent of the total merger consideration.

     You should read this information with the historical consolidated financial statements and related notes incorporated by reference in this document for UnionBanCal Corporation and the historical financial statements contained in this document for Valencia Bank & Trust. See "Where You Can Find More Information" on page 81 and "Valencia Bank & Trust Financial Statements and Supplementary Data" on page F-1.

     The Valencia Bank & Trust pro forma equivalent per share amounts are calculated by multiplying the pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of Valencia Bank & Trust common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.


                                           SIX MONTHS ENDED        YEAR ENDED
                                           JUNE 30, 2002       DECEMBER 31, 2001
UNIONBANCAL CORPORATION
Basic earnings per common share:
     Historical...........................     $   1.56             $   3.05
     Pro forma............................         1.56                 3.05
Diluted earnings per common share:
     Historical...........................         1.54                 3.04
     Pro forma............................         1.54                 3.03
Dividends declared on common stock:
     Historical...........................         0.53                 1.00
     Pro forma............................         0.53                 1.00
Book value per common share:
     Historical...........................        23.94                22.66
     Pro forma............................        24.01                22.74

VALENCIA BANK & TRUST
Basic earnings per common share:
     Historical...........................         0.96                 1.78
     Equivalent pro forma.................         0.79                 1.55
Diluted earnings per common share:
     Historical...........................         0.85                 1.62
     Equivalent pro forma.................         0.78                 1.54
Dividends declared on common stock:
     Historical...........................           -                    -
     Equivalent pro forma.................         0.27                 0.51
Book value per common share:
     Historical...........................        12.72                11.89
     Equivalent pro forma.................        12.21                11.56

                                  RISK FACTORS

     In deciding whether to vote in favor of the merger, shareholders of Valencia Bank & Trust should consider the following risks in addition to the other matters discussed in this document. The use of the terms "we," "us" and "our" in this "Risk Factors" section refer to UnionBanCal Corporation and assumes that the merger will occur, and that consequently anyone who was formerly a shareholder of Valencia Bank & Trust and who receives shares of UnionBanCal Corporation stock in the merger will be subject to these risks along with all other shareholders of UnionBanCal Corporation.

YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT

     The merger agreement contains provisions that are designed to provide that the aggregate cash consideration to be paid to Valencia Bank & Trust shareholders in the merger will be $31,000,000 and the number of UnionBanCal Corporation shares will not exceed 815,789, subject to possible adjustment for the exercise of employee stock options. If elections are made by Valencia Bank & Trust shareholders that would result in their receiving more or less cash or UnionBanCal Corporation shares than this amount, either those electing to receive cash or those electing to receive UnionBanCal Corporation common stock will have the merger consideration of the type they selected reduced by a pro rata amount and will receive a portion of their merger consideration in the form that they did not elect to receive. In addition, the amount of cash receivable by Valencia Bank & Trust shareholders as merger consideration will depend on how many Valencia Bank & Trust shareholders have validly exercised dissenters rights and how many Valencia Bank & Trust employees have exercised stock options prior to the merger, since a portion of the cash consideration will be paid to these individuals first. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of merger consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See "Certain federal income tax consequences" beginning on page 37.

BECAUSE THE MARKET PRICE OF UNIONBANCAL CORPORATION COMMON STOCK MAY FLUCTUATE, YOU CANNOT BE SURE OF THE VALUE OF THE MERGER CONSIDERATION THAT YOU WILL RECEIVE

     Upon completion of the merger, each share of Valencia Bank & Trust common stock will be converted into shares of UnionBanCal Corporation common stock and/or cash pursuant to the terms of the merger agreement. The number of UnionBanCal Corporation shares to be received by Valencia Bank & Trust shareholders will be based on the average closing price of UnionBanCal Corporation common stock during the 10 trading day period ending on the second trading day prior to closing of the merger. This average price may vary from the price of UnionBanCal Corporation common stock at the time the merger was announced, at the time that this document is mailed to Valencia Bank & Trust shareholders, at the time of the special meeting of Valencia Bank & Trust shareholders and at the time the merger is completed. Any change in the price of UnionBanCal Corporation common stock prior or subsequent to completion of the merger will affect the value of the merger consideration that you receive. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

     Accordingly, at the time of the Valencia Bank & Trust special meeting you will not necessarily know or be able to calculate the value of the merger consideration you would receive or the exchange ratio used to determine the number of any shares of UnionBanCal Corporation stock you would receive upon completion of the merger.

ADVERSE CALIFORNIA ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS

     A substantial majority of our assets and deposits are generated in California. As a result, poor economic conditions in California may cause us to incur losses associated with higher default rates and decreased collateral values in our loan portfolio. Economic conditions in California are subject to various uncertainties at this time, including the long-term impact of the California energy crisis and the decline in the technology sector. If economic conditions in California continue to decline, we expect that our level of problem assets could increase accordingly.

ADVERSE ECONOMIC FACTORS AFFECTING CERTAIN INDUSTRIES COULD ADVERSELY AFFECT OUR BUSINESS

     We are subject to certain industry-specific economic factors. For example, a significant and increasing portion of our total loan portfolio is related to real estate. Accordingly, a downturn in the real estate industry in California could have an adverse effect on our operations. Similarly, a portion of our total loan portfolio is to borrowers in the agricultural industry. Adverse weather conditions, combined with low commodity prices, may adversely affect the agricultural industry and, consequently, may impact our business negatively. In addition, auto leases comprise a declining portion of our total loan portfolio. We ceased originating auto leases in April 2001; however, continued deterioration in the used car market may result in additional losses on the valuation of auto lease residuals on our remaining auto leases. We provide loans to businesses in a number of other industries that may be particularly vulnerable to industry-specific economic factors, including the communications/media industry, the retailing industry, and the technology industry. Industry-specific risks are beyond our control and could adversely affect our portfolio of loans, potentially resulting in an increase in nonperforming loans or charge-offs.

THE TRAGIC EVENTS OF SEPTEMBER 11, 2001 AND THE ENSUING WAR ON TERRORISM CONTRIBUTED TO THE CONTINUING DOWNTURN IN U.S. ECONOMIC CONDITIONS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, as well as the threat of further terrorist attacks, have contributed to the continuing downturn in U.S. economic conditions. Further acts or threats of terrorism, and actions taken by the U.S. or other governments as a result of such acts or threats, could further adversely affect business and economic conditions in the U.S. generally and in our principal markets. For example, the events of September 11, 2001 caused a decrease in air travel in the U.S. which adversely affected the airline industry and many other travel-related industries, including those operating in California.

RISKS ASSOCIATED WITH CURTAILED MARKET ACCESS OF POWER COMPANIES COULD AFFECT OUR PORTFOLIO CREDIT QUALITY

     The recent failure of the Enron Corporation, coupled with continued turbulence in energy markets, has significantly impacted debt ratings and equity valuations of a broad spectrum of power companies, particularly those involved in energy trading and deregulated or non-regulated markets. These developments have sharply reduced these companies' ability to access public debt and equity markets, contributing to heightened liquidity pressures. Should these negative trends continue and/or intensify, the credit quality of certain of our borrowers could be adversely effected.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS

     Significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new loans and our ability to grow. Conversely, a decrease in interest rates could result in an acceleration in the prepayment of loans. An increase in market interest rates could also adversely affect the ability of our floating-rate borrowers to meet their higher payment obligations. If this occurred, it could cause an increase in nonperforming assets and charge-offs, which could adversely affect our business.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR MARGIN SPREAD

     Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact our margin spread, that is, the difference between the interest rates we charge on interest earning assets, such as loans, and the interest rates we pay on interest bearing liabilities, such as deposits. The impact, particularly in a falling interest rate environment, could result in an increase in our interest expense relative to interest income.

SHAREHOLDER VOTES ARE CONTROLLED BY THE BANK OF TOKYO-MITSUBISHI, LTD.; OUR INTERESTS MAY NOT BE THE SAME AS THE BANK OF TOKYO-MITSUBISHI, LTD.'S INTERESTS

                  The Bank of Tokyo-Mitsubishi, Ltd., a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc., owns a majority (approximately 65 percent as of August 27, 2002) of the outstanding shares of our common stock. As a result, The Bank of Tokyo-Mitsubishi, Ltd. can elect all of our directors and as a result can control the vote on all matters, including determinations such as: approval of mergers or other business combinations; sales of all or substantially all of our assets; any matters submitted to a vote of our shareholders; issuance of any additional common stock or other equity securities; incurrence of debt other than in the ordinary course of business; the selection and tenure of our Chief Executive Officer; payment of dividends with respect to common stock or other equity securities; and other matters that might be favorable to The Bank of Tokyo-Mitsubishi, Ltd.

     A majority of our directors are not officers or employees of UnionBanCal Corporation or any of our affiliates, including The Bank of Tokyo-Mitsubishi, Ltd. However, because of The Bank of Tokyo-Mitsubishi, Ltd.'s control over the election of our directors, The Bank of Tokyo-Mitsubishi, Ltd. could change the composition of our board of directors so that the Board would not have a majority of outside directors. The Bank of Tokyo-Mitsubishi, Ltd.'s ability to prevent an unsolicited bid for us or any other change in control could have an adverse effect on the market price for our common stock.

THE BANK OF TOKYO-MITSUBISHI, LTD.'S FINANCIAL CONDITION COULD ADVERSELY AFFECT OUR OPERATIONS

     Although we fund our operations independently of The Bank of Tokyo-Mitsubishi, Ltd. and believe our business is not necessarily closely related to The Bank of Tokyo-Mitsubishi, Ltd.'s business or outlook, The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings may affect our credit ratings. Deterioration in The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings or financial condition could result in an increase in our borrowing costs and could impair our access to the public and private capital markets. The Bank of Tokyo-Mitsubishi, Ltd. is also subject to regulatory oversight and review by Japanese and U.S. regulatory authorities. Our business operations and expansion plans could be negatively affected by regulatory concerns related to the Japanese financial system and The Bank of Tokyo-Mitsubishi, Ltd.

POTENTIAL CONFLICTS OF INTEREST WITH THE BANK OF TOKYO-MITSUBISHI, LTD. COULD ADVERSELY AFFECT US

     As part of The Bank of Tokyo-Mitsubishi, Ltd.'s normal risk management processes, The Bank of Tokyo-Mitsubishi, Ltd. manages global credit exposures and concentrations on an aggregate basis, including UnionBanCal Corporation. Therefore, at certain levels, our ability to approve certain credits and categories of customers is subject to concurrence by The Bank of Tokyo-Mitsubishi, Ltd. We may wish to extend credit to the same customer as The Bank of Tokyo-Mitsubishi, Ltd. Our ability to do so may be limited for various reasons, including The Bank of Tokyo-Mitsubishi, Ltd.'s aggregate credit exposure and marketing policies. Certain directors' and officers' ownership interests in The Bank of Tokyo-Mitsubishi, Ltd.'s common stock or service as a director or officer or other employee of both us and The Bank of Tokyo-Mitsubishi, Ltd. could create or appear to create potential conflicts of interest, especially since both of us compete in the U.S. banking industry.

SUBSTANTIAL  COMPETITION IN THE CALIFORNIA BANKING MARKET COULD ADVERSELY AFFECT
US

     Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California, as well as nationally and internationally. Our competitors include a large number of state and national banks, thrift institutions and major foreign-affiliated or foreign banks, as well as many financial and non-financial firms that offer services similar to those offered by us. Some of our competitors are community banks that have strong local market positions. Other competitors include large financial institutions (such as Bank of America, California Federal, Washington Mutual, and Wells Fargo) that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively.

     Banks, securities firms, and insurance companies can now combine in a new type of financial services company called a "financial holding company." Financial holding companies can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting), and merchant banking. Recently, a number of foreign banks have acquired financial services companies in the U.S., further increasing competition in the U.S. market.

RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS COULD LIMIT AMOUNTS PAYABLE TO US

     As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any of our subsidiaries liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

ADVERSE EFFECTS OF, OR CHANGES IN, BANKING REGULATIONS OR OTHER LAWS AND REGULATIONS OR GOVERNMENTAL FISCAL OR MONETARY POLICIES COULD ADVERSELY AFFECT US

     We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies currently affecting us and our subsidiaries may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations, including legislative and regulatory reactions to the terrorist attack on September 11, 2001, and future acts of terrorism, and the Enron Corporation and WorldCom Inc. bankruptcies and recent reports of accounting irregularities at public companies, including various large and seemingly well regarded companies. Additionally, our international activities may be subject to the laws and regulations of the jurisdiction where business is being conducted. International laws, regulations and policies affecting us and our subsidiaries may change at any time and affect our business opportunities and competitiveness in these jurisdictions. Due to The Bank of Tokyo-Mitsubishi, Ltd.'s controlling ownership of us, laws, regulations and policies adopted or enforced by the Government of Japan may adversely affect our activities and investments and those of our subsidiaries in the future. Under long-standing policy of the Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so.

     Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the FRB, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the FRB are (a) conducting open market operations in U.S. government securities, (b) changing the discount rates of borrowings of depository institutions, (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the FRB may have a material effect on our business, results of operations and financial condition.

POSSIBLE FUTURE SALES OF SHARES BY THE BANK OF TOKYO-MITSUBISHI, LTD. COULD ADVERSELY AFFECT THE MARKET FOR OUR STOCK

     Although The Bank of Tokyo-Mitsubishi, Ltd. has announced it has no plan to sell its majority ownership in us, The Bank of Tokyo-Mitsubishi, Ltd. may sell shares of our common stock in compliance with the federal securities laws. By virtue of The Bank of Tokyo-Mitsubishi, Ltd.'s current control of us, The Bank of Tokyo-Mitsubishi, Ltd. could sell large amounts of shares of our common stock by causing us to file a registration statement that would allow them to sell shares more easily. In addition, The Bank of Tokyo-Mitsubishi, Ltd. could sell shares of our common stock without registration. Although we can make no prediction as to the effect, if any, that such sales would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If The Bank of Tokyo-Mitsubishi, Ltd. sells or transfers shares of our common stock as a block, another person or entity could become our controlling shareholder.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR OPERATING STRATEGIES

                  From time to time we develop long-term financial performance goals to guide and measure the success of our operating strategies. We cannot assure you that we will be successful in achieving these long-term goals or that our operating strategies will be successful. Achieving success in these areas is dependent on a number of factors, many of which are beyond our direct control. Factors that may adversely affect our ability to attain our long-term financial performance goals include:

     o    deterioration of our asset quality;

     o our inability to control noninterest expense, including, but not limited to, rising employee and healthcare costs;

     o    our inability to increase noninterest income;

     o    our inability to decrease reliance on revenues generated from assets;

     o    our ability to sustain loan growth;

     o our ability to find acquisition targets at valuation levels we find attractive;

     o    regulatory and other impediments associated with making acquisitions;

     o deterioration in general economic conditions, especially in our core markets;

     o    decreases in our net interest margin;

     o    increases in competition;

     o    adverse regulatory or legislative developments; and

     o    unexpected increases in costs related to potential acquisitions.

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS OR DIVESTITURES OR RESTRUCTURING MAY ADVERSELY AFFECT US

     In addition to the proposed acquisition of Valencia Bank & Trust, we may seek to acquire or invest in other companies, technologies, services or products that complement our business. There can be no assurance that we will be successful in completing any such acquisition or investments as this will depend on the availability of prospective target companies at valuation levels we find attractive and the competition for such opportunities from other bidders. In addition, we continue to evaluate the performance of all of our businesses and business lines and may sell a business or business lines. Any acquisitions, divestitures or restructuring may result in the potentially dilutive issuance of equity securities, significant write-offs, including those related to goodwill and other intangible assets and/or the incurrence of debt, any of which could have a material adverse effect on our business, financial condition and results of operations. Acquisitions, divestitures or restructuring could involve numerous additional risks including difficulties in obtaining any required regulatory approvals and in the assimilation or separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, higher than expected deposit attrition (runoff), divestitures required by regulatory authorities, the disruption of our business, and the potential loss of key employees. There can be no assurance that we will be successful in overcoming these or any other significant risks encountered.

ARTHUR ANDERSEN LLP, THE PUBLIC ACCOUNTANTS THAT AUDITED THE FINANCIAL STATEMENTS OF VALENCIA BANK & TRUST INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, HAS BEEN CONVICTED OF A FELONY AND HAS NOT CONSENTED TO OUR USE OF THEIR OPINION. AS SUCH, IF THOSE FINANCIAL STATEMENTS ARE INACCURATE, YOUR ABILITY TO MAKE A CLAIM AGAINST ARTHUR ANDERSEN LLP MAY BE LIMITED OR PROHIBITED.

     Arthur Andersen LLP is the independent public accountant that audited the financial statements of Valencia Bank & Trust for the three years ended December 31, 2001. Arthur Andersen LLP was recently convicted of obstruction of justice in connection with the U.S. government's investigation of Enron Corp. Events arising out of this conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims that may arise out of Arthur Andersen LLP's audits of Valencia Bank & Trust's financial statements. Additionally, because the personnel responsible for the audit of Valencia Bank & Trust's financial statements are no longer employed by Arthur Andersen LLP, we have not received Arthur Andersen LLP's consent with respect to the inclusion of those financial statements and the related audit report; accordingly, if those financial statements are inaccurate, your ability to make a claim against Arthur Andersen LLP may be limited or prohibited. Under Section 11(a)(4) of the Securities Act of 1933, as amended, if any audited financial statements included in a registration statement contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, an investor may sue the issuer and various other parties. The investor may sue the independent accountant who certified such financial statements, but only if such accountant has consented to being named in the registration statement as having certified such financial statements. Because Arthur Andersen LLP has not provided UnionBanCal Corporation with its written consent, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act, and therefore your rights of recovery under that section will be limited.

                    VALENCIA BANK & TRUST SHAREHOLDER MEETING

DATE, TIME AND PLACE OF MEETING

     The special meeting of shareholders of Valencia Bank & Trust will be held on [Wednesday, October 30], 2002 at 5:00 p.m., local time at the Bank's Newhall Office, 23620 Lyons Avenue, Santa Clarita, California 91321.

     At the meeting, the shareholders of Valencia Bank & Trust will be asked to consider and vote on the merger agreement. The merger agreement is included as Annex A to this document and is incorporated in this document by reference.

     The board of directors of Valencia Bank & Trust, by unanimous vote, approved the merger agreement and recommends a vote FOR approval of the merger agreement.

RECORD DATE AND VOTING RIGHTS

     Only holders of record of Valencia Bank & Trust common stock at the close of business on September 20, 2002 are entitled to notice of and to vote at the meeting. At the record date, Valencia Bank & Trust had approximately 607 shareholders of record and 1,604,625 shares of common stock outstanding and entitled to vote. Directors and executive officers of Valencia Bank & Trust and their affiliates owned beneficially as of the record date an aggregate of 295,796 shares of Valencia Bank & Trust common stock (excluding exercisable stock options), or approximately 18.4% of the outstanding Valencia Bank & Trust common stock. Valencia Bank & Trust directors holding 278,267 shares, or approximately 17.3% of the outstanding Valencia Bank & Trust common stock, have agreed to vote their shares in favor of the merger. Each Valencia Bank & Trust shareholder is entitled to one vote for each share of common stock he or she owns. In addition, management of Valencia Bank & Trust holds a proxy to vote all shares in excess of 9.99% of the issued and outstanding shares of Valencia Bank & Trust owned by Patrick Hopper, a principal shareholder of the Bank, or [84,210] shares. These shares will be voted by management in the same proportion as shares voted by all other shareholders (including the Board of Directors), i.e. by all shares represented and voting after excluding all of Mr. Hopper's shares (including shares subject to the proxy held by management). (See "Stock Ownership of Management and Certain Beneficial Owners of Valencia Bank & Trust" on page 102).

VOTE REQUIRED

     Approval of the merger requires the affirmative vote of the holders of at least two-thirds of the shares of Valencia Bank & Trust common stock issued and outstanding on the record date. A vote of the shareholders of UnionBanCal Corporation is not required to approve the merger.

VOTING BY PROXY

     Valencia Bank & Trust shareholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a shareholder to attend the meeting and vote in person.

REVOCABILITY OF PROXIES

     A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of Valencia Bank & Trust a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUORUM AND ADJOURNMENTS

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the approval of the merger agreement but will have the same effect as a vote "AGAINST" approval of the merger agreement. Abstentions and broker non-votes may have the effect of establishing dissenters' rights under Chapter 13 of the California Corporations Code but not under Title 12 United States Code Sections 215a (b), (c) and (d). See "Dissenters' Rights" on page 38.

     The meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

     Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SOLICITATION OF PROXIES

     The board of directors of Valencia Bank & Trust is soliciting proxies for the Valencia Bank & Trust meeting. Union Bank of California, N.A. and Valencia Bank & Trust will jointly bear the cost of printing and distributing the proxy material relating to the meeting. Valencia Bank & Trust will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose common stock is held of record by such entities, and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Valencia Bank & Trust, UnionBanCal Corporation and Union Bank of California, N.A., who will not receive any additional compensation for such efforts. In addition, Valencia Bank & Trust has engaged the services of Mackenzie Partners, Inc., a proxy solicitation firm, to solicit its proxies for a fee of $3,500 plus reasonable out-of-pocket expenses. Further, Valencia Bank & Trust may use the services of other individuals or companies it does not regularly employ in connection with the solicitation of proxies if deemed advisable by its Board of Directors.

OTHER MATTERS

     The board of directors of Valencia Bank & Trust is not aware of any matters to come before the special meeting other than as stated above. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

                                   THE MERGER

GENERAL

     The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust have each approved the merger agreement, which provides for the merger of Valencia Bank & Trust with and into Union Bank of California, N.A. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger.

     Subject to the terms and conditions of the merger agreement, simultaneously with the effective time of the merger, Valencia Bank & Trust will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Thereafter, Union Bank of California, N.A. will continue its corporate existence as a national bank and the separate corporate existence of Valencia Bank & Trust will terminate. Holders of Valencia Bank & Trust common stock will be entitled to receive a combination of UnionBanCal Corporation common stock and cash as discussed under "Summary--What Valencia Bank & Trust shareholders will receive in the merger" on page 5 and "The Merger Agreement--Conversion of Valencia Bank & Trust common stock" on page 42.

BACKGROUND OF THE MERGER

     Union Bank of California, N.A. conducted a strategic review of the consumer and small business banking market in California during 2000 and concluded that branch-based distribution systems remain a key success factor for serving those markets and that acquiring community banks is a viable tactic for expanding the branch system. As part of the ongoing strategic planning process of Union Bank of California, N.A., strategically important geographic markets and acquisition candidates within those markets were identified, and among them was Valencia Bank & Trust.

     In recent years Valencia Bank & Trust has been active in expanding its franchise through acquisitions and the opening of de novo branch offices and was not interested in being acquired. When, from time to time, the board of directors did receive informal inquires, it decided that such proposals did not present an attractive price and were not in keeping with Valencia Bank & Trust's long-term strategic plan.

     In May 2002, representatives of Union Bank of California, N.A. informally approached John Reardon, Valencia Bank & Trust's President and Chief Executive Officer, about the possibility of a merger. After consultation by Mr. Reardon with Valencia Bank & Trust's board of directors, the board determined that in light of a potentially attractive price to Valencia Bank & Trust's shareholders, and complementary business strategies of Union Bank of California and Valencia Bank & Trust with respect to a focus on community banking, that Valencia Bank & Trust should pursue discussions with Union Bank of California, N.A. At the same time, the Valencia Bank & Trust board also determined to contact two other banks which had previously initiated contact with Valencia Bank & Trust expressing an interest in acquiring Valencia Bank & Trust.

     In late May and early June 2002 Valencia Bank & Trust held discussions with Union Bank of California, N.A. and the two other banks which had previously expressed an interest in acquiring Valencia Bank & Trust with respect to the possibility of each of these banks acquiring Valencia Bank & Trust through a merger. On June 10, 2002 Union Bank of California, N.A. provided Valencia Bank & Trust with a written indication of interest. On June 17, 2002, one of the other two banks also submitted a written indication of interest.

     After receiving these two written indications of interests, Valencia Bank & Trust determined to retain the services of Keefe, Bruyette & Woods, Inc., to put together information packages with respect to Valencia Bank & Trust and to assist it in its continuing negotiations with Union Bank of California, N.A. and the other two banks which had previously indicated an interest in acquiring Valencia Bank & Trust. Valencia Bank & Trust had previously used the services of Keefe, Bruyette & Woods, Inc. in the second half of 1999 in connection with the acquisition by Valencia Bank & Trust of First Valley National Bank, and continued to consult with Keefe, Bruyette & Woods, Inc., from time to time, in connection with various strategic matters.

     As a result of further negotiations among Valencia Bank & Trust, Keefe, Bruyette & Woods, Inc. and each of Union Bank of California, N.A. and the other two banks which had expressed an interest in acquiring Valencia Bank & Trust, Union Bank of California, N.A. submitted a second written indication of interest to acquire Valencia on June 24, 2002 and the second bank which had previously submitted a written indication of interest submitted a second written indication of interest to acquire Valencia on June 27, 2002, each of which second indications of interest, among other things, increased the consideration each of these two banks had initially proposed to acquire Valencia Bank & Trust. The third bank submitted an initial written indication of interest to acquire Valencia Bank & Trust on June 28, 2002.

     In early July 2002 the Board of Directors of Valencia Bank & Trust met with representatives of Keefe, Bruyette & Woods, Inc. to consider and evaluate the three indications of interest Valencia Bank & Trust had received and determined to proceed in its negotiations with Union Bank of California, N.A., which, among other things, had submitted the indication of interest containing the highest proposed consideration to be paid to Valencia Bank & Trust's shareholders. At this meeting, Valencia Bank & Trust's board authorized its management to negotiate a merger agreement with Union Bank of California, N.A. Valencia Bank & Trust and Union Bank of California, N.A. subsequently entered into a Confidentiality Agreement in connection with Union Bank's of California's conducting of a due diligence investigation of Valencia Bank & Trust. Union Bank of California, N.A. commenced due diligence of Valencia Bank & Trust in early July. On July 17, 2002, after completion of its due diligence, Union Bank of California, N.A. reaffirmed its interest in the acquisition of Valencia Bank & Trust.

     On July 24, 2002, the boards of directors of UnionBanCal Corporation and Union Bank of California, N.A. authorized their respective managements to negotiate a merger agreement. Representatives of Valencia Bank & Trust and Union Bank of California, N.A negotiated a merger agreement during the latter part of July 2002. At a meeting of Valencia Bank & Trust's Board of Directors on August 1, 2002, at which Valencia Bank & Trust's outside legal counsel was present in person, and at which representatives of Keefe, Bruyette &Woods, Inc. were present by conference call, the board reviewed the proposed merger agreement and related documents at length, as well as Valencia Bank's & Trust's strategic alternatives, the competitive banking environment in California and the prospects for Valencia Bank & Trust if it remained independent.

     At a subsequent meeting of the Board of Directors of Valencia Bank & Trust on August 5, 2002, at which both Valencia Bank & Trust's outside legal counsel and representatives of Keefe, Bruyette & Woods, Inc. were present, representatives of Keefe, Bruyette & Woods discussed with the Valencia Bank & Trust board its analysis of the merger, and delivered to the Valencia Bank & Trust board its oral opinion that the consideration to be received in the merger was fair to Valencia Bank & Trust's shareholders from a financial point of view. Thereafter, Valencia Bank & Trust's board unanimously approved and authorized the execution of the merger agreement. The merger agreement was executed on August 5, 2002, and on August 6, 2002 a press release was issued announcing the merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE VALENCIA BANK & TRUST BOARD OF DIRECTORS

     UNIONBANCAL CORPORATION

     UnionBanCal Corporation is proposing this transaction because its board of directors has concluded that a combination of Union Bank of California, N.A. and Valencia Bank & Trust is in the best interests of the shareholders of UnionBanCal Corporation. The merger provides Union Bank of California, N.A. entry into the economically desirable Santa Clarita and Antelope Valley markets.

     In reaching their conclusion, the UnionBanCal Corporation and Union Bank of California, N.A. boards considered information provided at their meetings in July 2002, including, among other things:

     o    information   concerning  the  financial  performance  and  condition,
          business operations, capital levels, asset quality, loan and deposit portfolio composition, and prospects of Valencia Bank & Trust;

     o the complementary nature of Valencia Bank & Trust's offices and the effect of the combination on UnionBanCal Corporation's strategic plan;

     o    the   anticipated   positive   effect  of  the   merger  on   existing
          shareholders, employees, officers and customers;

     o    the prospects for enhanced value of the combined entity in the future;

     o the anticipated accretive effect on UnionBanCal Corporation's future earnings; and

     o the anticipated impact on the communities served by Union Bank of California, N.A. and Valencia Bank & Trust in the merger, and the increased ability to serve the communities through a larger banking network.

     The foregoing discussion of the information and factors considered by the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors is not intended to be exhaustive. In reaching their determination to approve the merger, the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

     VALENCIA BANK & TRUST

     The Valencia Bank & Trust board believes that the terms of the merger are fair and are in the best interests of Valencia Bank & Trust and its shareholders and recommends that the shareholders of Valencia Bank & Trust vote FOR approval of the merger.

     The terms of the proposed merger are the result of arms' length negotiations between the parties. In reaching its conclusion, the Valencia Bank & Trust board considered information provided at its various meetings in July and August 2002, including, among other things:

     o    information   concerning  the  financial  performance  and  condition,
          business operations, capital levels, asset quality, loan portfolio breakdown , and prospects of UnionBanCal Corporation;

     o the structure of the transaction, including the fact that the Valencia Bank & Trust shareholders would receive cash and approximately .46% of the common stock of UnionBanCal Corporation (assuming a half cash and half stock transaction);

     o the terms of the merger agreement and other documents to be executed in connection with the merger;

     o the presentation of Keefe, Bruyette & Woods, Inc. and the opinion of Keefe, Bruyette & Woods, Inc. that the merger is fair to the shareholders of Valencia Bank & Trust from a financial point of view;

     o the board's review with its legal and financial advisors of alternatives to the merger, the range and possible value to Valencia Bank & Trust shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

     o the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banking;

     o the pro forma financial statements of the combined companies and the capitalization of the combined companies;

     o the geographic distribution of Union Bank of California, N.A. offices in relation to Valencia Bank & Trust's banking offices;

     o the advantages of being part of a larger entity, including the potential for operating efficiencies, the effect of a higher lending limit on Valencia Bank & Trust's customers and prospective customers and the generally higher trading multiples of larger financial institutions;

     o the business strategies, the strength and depth of management of the combined entity and the extent of their interest in continuing
          Valencia Bank & Trust's significant business relationships in the Santa Clarita and Antelope Valley areas of Southern California;

     o the ability of a larger institution to compete in the banking environment and leverage overhead costs;

     o    the   anticipated   positive   effect  of  the   merger  on   existing
          shareholders, personnel and customers of Valencia Bank & Trust;

     o    the  ability  of  the  combined   institution  to  achieve   operating
          efficiencies;

     o the anticipated impact of the merger on the communities served by Valencia Bank & Trust, and the increased ability to serve Valencia Bank & Trust's communities through a larger branch network;

     o the consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

     o the value of the consideration offered by UnionBanCal Corporation and Union Bank of California, N.A. compared to the value of the consideration offered in other acquisitions of financial institutions in California in the previous twelve months and the prospects for enhanced value of the combined entity in the future;

     o    the liquidity of UnionBanCal Corporation common stock; and

     o the prospects for Valencia Bank & Trust on a stand alone basis and on the basis of alternative stand alone strategies, such as dividend changes, share repurchases, restructuring and growth through acquisitions.

     In addition to the advantages, discussed in the previous paragraph, of a merger with a larger financial institution, the board of directors and management of Valencia Bank & Trust also discussed the various risks of combining with Union Bank of California, N.A., including the disadvantages of being part of a larger entity, including the potential for decreased customer service. However, after weighing the advantages and disadvantages of a merger with Union Bank of California, N.A., the Valencia Bank & Trust board of directors determined that the advantages clearly outweighed the disadvantages.

     The foregoing discussion of the information and factors considered by the Valencia Bank & Trust board of directors is not intended to be exhaustive. In reaching its determination to approve and recommend the merger, the Valencia Bank & Trust board of directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

     For the reasons stated above, the Valencia Bank & Trust board of directors has unanimously approved the merger agreement as in the best interest of Valencia Bank & Trust and its shareholders and unanimously recommends that the Valencia Bank & Trust shareholders approve the merger.

OPINION OF VALENCIA BANK & TRUST'S FINANCIAL ADVISOR

     Valencia Bank & Trust engaged Keefe, Bruyette & Woods, Inc., or "Keefe Bruyette", to act as its financial advisor in connection with the merger. Keefe Bruyette agreed to assist Valencia Bank & Trust in analyzing, structuring, negotiating and effecting a transaction with UnionBanCal Corporation. Valencia Bank & Trust selected Keefe Bruyette because Keefe Bruyette is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Valencia Bank & Trust and its business. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

     On August 5, 2002, the Valencia Bank & Trust board held a meeting to evaluate the proposed merger with Union Bank of California, N.A. At this meeting, Keefe Bruyette reviewed the financial aspects of the proposed merger and rendered a verbal opinion that the consideration to be received by Valencia Bank & Trust shareholders in the merger was fair to those shareholders from a financial point of view. On August 5, 2002, the Valencia Bank & Trust board held a meeting to adopt the merger agreement. At this meeting Keefe Bruyette confirmed its oral opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio was fair, from a financial point of view, to the Valencia Bank & Trust shareholders. That opinion was reconfirmed in writing as of the date of this document.

     The full text of Keefe, Bruyette's updated written opinion is attached as Annex B to this document and is incorporated herein by reference. Valencia Bank & Trust's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe Bruyette.

     Keefe Bruyette's opinion is directed to the Valencia Bank & Trust board and addresses only the fairness, from a financial point of view, of the merger consideration to the Valencia Bank & Trust shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Valencia Bank & Trust shareholder as to how the shareholder should vote at the Valencia Bank & Trust special meeting on the merger or any related matter.

     In rendering its opinion, Keefe, Bruyette:

     o    reviewed, among other things:

          o    the merger agreement,

          o    Annual Reports to shareholders of UnionBanCal Corporation,

          o Annual Reports to shareholders and Annual Reports on Form 10-KSB of Valencia Bank & Trust,

          o    Quarterly Reports of UnionBanCal Corporation, and

          o    Quarterly Reports on Form 10-QSB of Valencia Bank & Trust;

     o held discussions with members of senior management of Valencia Bank & Trust and UnionBanCal Corporation regarding:

          o    past and current business operations,

          o    regulatory relationships,

          o    financial condition, and

          o    future prospects of the respective companies;

          o    reviewed  the  market  prices,   valuation  multiples,   publicly
               reported financial conditions and results of operations for Valencia Bank & Trust and UnionBanCal Corporation and compared them with those of certain publicly traded companies that Keefe Bruyette deemed to be relevant; and

          o compared the proposed financial terms of the merger with the financial terms of certain other transactions that Keefe Bruyette deemed to be relevant; and

          o    performed   other   studies  and  analyses   that  it  considered
               appropriate.

     In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Keefe Bruyette or that was discussed with, or reviewed by or for Keefe Bruyette, or that was publicly available. Keefe Bruyette did not attempt or assume any responsibility to verify such information independently. Keefe Bruyette relied upon the management of Valencia Bank & Trust as to the reasonableness and achievability of the financial and operating forecasts and projections, and assumptions and bases for those projections, provided to Keefe Bruyette. Keefe Bruyette assumed, without independent verification, that the aggregate allowances for loan and lease losses for UnionBanCal Corporation and Valencia Bank & Trust are adequate to cover those losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of any assets or liabilities of UnionBanCal Corporation or Valencia Bank & Trust, and Keefe Bruyette did not examine any books and records or review individual credit files.

     The projections furnished to Keefe Bruyette and used by it in certain of its analyses were prepared by Valencia Bank & Trust's and UnionBanCal
Corporation's senior management teams. Valencia Bank & Trust and UnionBanCal Corporation do not publicly disclose internal management projections of the type provided to Keefe Bruyette in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

     For purposes of rendering its opinion, Keefe, Bruyette assumed that, in all respects material to its analyses:

     o the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

     o the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

     o each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

     o all conditions to the completion of the merger will be satisfied without any waivers; and

     o in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications that will be imposed, will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

     Keefe Bruyette further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Keefe Bruyette's opinion is not an expression of an opinion as to the prices at which shares of Valencia Bank & Trust common stock or UnionBanCal Corporation common shares will trade following the announcement of the merger or the actual value of the UnionBanCal Corporation common shares when issued pursuant to the merger, or the prices at which the UnionBanCal Corporation common shares will trade following the completion of the merger.

     In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Keefe Bruyette, Valencia Bank & Trust and UnionBanCal Corporation. Any estimates contained in the analyses performed by Keefe Bruyette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Keefe Bruyette opinion was among several factors taken into consideration by the Valencia Bank & Trust board in making its determination to adopt the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Valencia Bank & Trust board or management of Valencia Bank & Trust with respect to the fairness of the exchange ratio.

SUMMARY OF ANALYSES BY KEEFE BRUYETTE

     The following is a summary of the material analyses presented by Keefe Bruyette to the Valencia Bank & Trust board on August 5, 2002, in connection with its oral opinion. The summary is not a complete description of the analyses underlying the Keefe Bruyette opinion or the presentation made by Keefe Bruyette to the Valencia Bank & Trust board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Keefe Bruyette did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Keefe Bruyette believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not complete description of the financial analyses.

     CALCULATION OF IMPLIED VALUE OF CONSIDERATION. Keefe Bruyette reviewed the terms of the merger. If the average closing share price of UnionBanCal Corporation common stock for the ten days prior to close is $38.00 or above, Valencia Bank & Trust shareholders will receive $34.13 in either UnionBanCal Corporation common stock, cash, or a combination of both although their elections may be pro-rated to ensure that at least 45% of total consideration is paid in UnionBanCal Corporation common stock. If the average closing share price of UnionBanCal Corporation common stock for the ten days prior to close is below $38.00 Valencia Bank & Trust may choose to terminate the agreement, in which case, Union Bank of California, N.A. has right to complete the acquisition by adding cash and/or shares of UnionBanCal Corporation common stock sufficient to restore the total value of the transaction to $62 million.

     FINANCIAL IMPACT ANALYSIS. Keefe Bruyette performed pro forma merger analysis that combined projected income statement and balance sheet information of UnionBanCal Corporation and Valencia Bank & Trust. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of UnionBanCal Corporation. THIS ANALYSIS INDICATED THAT THE MERGER IS EXPECTED TO BE ACCRETIVE TO UNIONBANCAL CORPORATION'S ESTIMATED EARNINGS PER SHARE IN 2003. The analysis also indicated that UnionBanCal Corporation would maintain a healthy tier 1 capital ratio and thus have the financial ability to execute the merger. This analysis was based on internal projections provided by Valencia Bank & Trust's and UnionBanCal Corporation's senior management teams. For all of the above analysis, the actual results achieved by UnionBanCal Corporation following the merger will vary from the projected results, and the variations may be material.

     CONTRIBUTION ANALYSIS. Keefe Bruyette analyzed the relative contribution of each of Valencia Bank & Trust and UnionBanCal Corporation to the pro forma balance sheet and income statement items of the combined entity, including assets, tangible equity, deposits, estimated 2002 and 2003 net income and estimated 2002 and 2003 cash net income. Keefe Bruyette compared the relative contribution of balance sheet and income statement items with the estimated pro forma ownership for Valencia Bank & TRUST ASSUMING THAT UNIONBANCAL CORPORATION WERE TO ISSUE 100% STOCK IN THE TRANSACTION. The results of Keefe Bruyette's analysis are set forth in the following table.

                                            UNIONBANCAL         VALENCIA BANK &
CATEGORY                                    CORPORATION         TRUST PRO FORMA
--------                                 ------------------- -------------------

2002 Estimated Net Income................       99.39%              0.61%
2002 Estimated Cash Earnings.............       99.40%              0.60%
2003 Estimated Net Income................       99.41%              0.59%
2003 Estimated Cash Earnings.............       99.42%              0.58%
Stockholder's Equity.....................       99.46%              0.54%
Tangible Equity..........................       99.45%              0.55%
Assets...................................       99.27%              0.73%
Deposits.................................       99.20%              0.80%
Loans....................................       99.36%              0.64%
Market Capitalization....................       99.26%              0.74%
Ownership at $34.13 per share............       99.54%              0.92%


     SELECTED TRANSACTION ANALYSIS. Keefe Bruyette reviewed certain financial data related to comparably sized acquisitions of California bank holding companies and United States bank holding companies announced after July 31, 2001 to present (as of June 30, 2002) aggregate transaction values between $10 million and $150 million. The transactions included in the group were:

     Acquisitions of California bank holding companies - July 31, 2001 to Present (as of July 31, 2002)

    ACQUIROR                                      ACQUIREE
    --------                                      --------
    Business Bancorp                              MCB Financial Corporation
    City National Corporation                     Civic BanCorp
    First Community Bancorp                       Pacific Western National Bank
    First Community Bancorp                       W.H.E.C., Incorporated
    First Community Bancorp                       Upland Bank
    First Community Bancorp                       First National Bank
    First Community Bancorp                       Marathon Bancorp
    FirstFed Financial Corp.                      City Holding Co.'s two CA subs
    Hawthorne Financial                           First Fidelity Bancorp, Inc.
    UnionBanCal Corporation                       First Western Bank
    Westamerica Bancorporation                    Kerman State Bank
    Western Sierra Bancorp                        Mid Valley Bank

     Acquisitions of United States bank holding companies - July 31, 2001 to Present (as of July 31, 2002).

    ACQUIROR                                 ACQUIREE
    --------                                 --------
    BOK Financial Corporation                Bank of Tanglewood, NA
    Chittenden Corporation                   Ocean National Corporation
    Colonial BancGroup, Inc.                 Mercantile Bancorp, Inc.
    Dakota Bancshares, Inc.                  Midway National Bank of St. Paul
    F.N.B. Corporation                       Central Bank Shares, Inc.
    First Banks, Incorporated                Plains Financial Corporation
    First Community Bancorp                  Pacific Western National Bank
    First National of Nebraska, Inc.         Castle BancGroup, Incorporated
    First State Bancorporation               First Community Industrial Bank
    FNB Corporation                          Salem Community Bankshares, Inc.
    Hawthorne Financial Corporation          First Fidelity Bancorp, Inc.
    Macatawa Bank Corporation                Grand Bank Financial Corporation
    Marshall & Ilsley Corporation            Century Bancshares, Inc.
    MB Financial, Inc.                       First Lincolnwood Corporation
    MountainBank Financial Corp.             Cardinal Bankshares Corporation
    Pacific Northwest Bancorp                Bank of the Northwest
    Prosperity Bancshares, Inc.              Paradigm Bancorporation, Inc.

    Regions Financial Corporation            First Banshares of Texas, Inc.
    S&T Bancorp, Inc.                        Peoples Financial Corporation, Inc.
    SouthTrust Corporation                   Bank of Tidewater
    SouthTrust Corporation                   Landmark Bancshares, Inc.
    Sterling Bancshares, Inc.                Community Bancshares, Inc.
    Synovus Financial Corp.                  Community Financial Group, Inc.
    Texas Regional Bancshares, Inc.          Riverway Holdings, Inc.
    UnionBanCal Corporation                  First Western Bank
    Washington Trust Bancorp, Inc.           First Financial Corp.
    Wells Fargo & Company                    Tejas Bancshares, Inc.

     Transaction multiples from the merger were derived from the $34.13 per share deal price and financial data as of August 2, 2002 for Valencia Bank & Trust. Keefe Bruyette also relied upon 2002 Valencia Bank & Trust earnings per share estimates provided by management. Keefe Bruyette compared these results with both announced multiples and, for transactions with stock components, multiples adjusted to reflect changes in individual buyer stock prices from announcement to August 5, 2002. The results of the analysis are set forth in the following table.



                                                      UNIONBANCAL                            RABOBANK
                                                      CORPORATION/    PRIOR      PRIOR       -            UB -
                                                      VALENCIA BANK   CALIFORNIA NATIONAL    VIB          FIRST
                                                      & TRUST         BANK       BANK        CORP         WESTERN
                                                      TRANSACTION     MEDIAN     MEDIAN      TRANSACTION  TRANSACTION
                                                      -----------     ------     ------      -----------  -----------

Deal Price / Book Value.............................      268%          178%       230%         223%         252%
Deal Price / Tangible Book Value....................      268%          178%       252%         273%         252%
Deal Price / Trailing 12 Months Earnings per Share..      19.7 x        16.3 x     17.8 x       18.0 x       17.5 x
Deal Price / Forward 12 Months Earnings per Share...      19.4 x        20.3 x     17.6 x       15.4 x        NA
Core Deposit Premium................................      20.5%         10.2%      17.4%        17.9%        15.3%



     No company or transaction used as a comparison in the above analysis is identical to Valencia Bank & Trust, UnionBanCal Corporation or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

     DISCOUNTED CASH FLOW ANALYSIS. Keefe Bruyette estimated the present value of Valencia Bank & Trust common stock based on a continued independence scenario by adding (1) the present value of the estimated future dividend stream that Valencia Bank & Trust could generate over the period beginning January 2002 and ending in December 2007, and (2) the present value of the Valencia Bank & Trust common stock as of December 2007. For purposes of this analysis, a discount rate was calculated based on a model assessing a risk-free interest rate plus a market-based risk adjustment. The analysis resulted in a range of values from $19.65 (stand alone Valencia Bank & Trust) to $36.81 (assumes sale of Valencia Bank & Trust in December 2007) per share.

     Keefe Bruyette stated that the discounted cash flow present value analysis is widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Valencia Bank & Trust common stock.

     SELECTED PEER GROUP ANALYSIS. Keefe Bruyette compared the financial performance and market performance of UnionBanCal Corporation to those of a group of comparable United States banks. The group included:

                        AmSouth Bancorporation
                        Banknorth Group, Inc.
                        Charter One Financial, Inc.
                        Compass Bancshares, Inc.
                        Huntington Bancshares Incorporated
                        M&T Bank Corporation
                        Marshall & Ilsley Corporation

                        National Commerce Financial Corporation
                        Regions Financial Corporation
                        SouthTrust Corporation
                        Union Planters Corporation
                        Zions Bancorporation

     To perform this analysis, Keefe Bruyette used the financial information as of and for the quarter ended June 30, 2002, except for capital ratios which were calculated for UnionBanCal Corporation to reflect subsequent acquisitions and capital offerings. Market price information was as for August 2, 2002 and earnings estimates were taken from a nationally recognized earnings estimate consolidator for comparable companies.

     Keefe Bruyette's analysis showed the following concerning UnionBanCal's financial performance:



                                                                             UNIONBANCAL    PEER GROUP   PEER GROUP
PERFORMANCE MEASURE                                                          CORPORATION    AVERAGE      MEDIAN
-------------------                                                          -----------    -------      ------
Core Return on Assets....................................................        1.46%        1.43%       1.40%
Core Return on Equity....................................................       13.95%       15.89%      15.95%
Net Interest Margin......................................................        4.73%        4.18%       4.31%
Efficiency Ratio.........................................................       57.0%        52.8%       52.6%
Fee Income / Total Revenue...............................................       33.0%        32.8%       31.8%
Equity / Assets..........................................................       10.45%        9.11%       9.00%
Tangible Equity / Tangible Assets........................................       10.16%        6.85%       6.74%
Loans / Deposits.........................................................       88.8%       102.6%      101.4%
Non Performing Assets / (Loans + Other Real Estate Owned)................        1.62%        0.82%       0.74%
Net Charge Offs / Average Loans..........................................        0.89%        0.49%       0.38%
Loan Loss Reserves / Loans...............................................        2.44%        1.47%       1.45%


     Keefe Bruyette's analysis showed the following concerning UnionBanCal's financial performance:



                                                                                             PEER
                                                                             UNIONBANCAL     GROUP       PEER GROUP
PERFORMANCE MEASURE                                                          CORPORATION    AVERAGE        MEDIAN
-------------------                                                          -----------    -------        ------
Price to Book Multiple Value per Share....................................      1.75 x        2.12 x        2.00 x
Price to Tangible Book Multiple Value per Share...........................      1.81 x        2.93 x        2.67 x
Price to Earnings Multiple, Trailing 12 Months Earnings per Share.........      12.9 x        13.4 x        13.0 x
Price to Earnings Multiple, based on 2002 GAAP estimated earnings.........      11.3 x        12.2 x        11.7 x
Dividend Yield............................................................      2.67 %        2.85 %        2.77 %




     OTHER ANALYSES. Keefe Bruyette reviewed the relative financial and market performance of Valencia Bank & Trust and UnionBanCal Corporation to a variety of relevant industry peer groups and indices. Keefe Bruyette also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for UnionBanCal Corporation.

     In connection with its opinion dated as of the date of this document, Keefe Bruyette performed procedures to update, as necessary, certain of the analyses described above. Keefe Bruyette reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Keefe Bruyette did not perform any analyses in addition to those described above in updating its August 5, 2002 opinion.

     The Valencia Bank & Trust board has retained Keefe Bruyette as an independent contractor to act as financial advisor to Valencia Bank & Trust regarding the merger. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, Valencia Bank & Trust and UnionBanCal Corporation. As a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valencia Bank & Trust and UnionBanCal Corporation for Keefe Bruyette's own account and for the accounts of its customers.

     Valencia Bank & Trust and Keefe Bruyette have entered into an agreement relating to the services to be provided by Keefe Bruyette in connection with the merger. Valencia Bank & Trust agreed to pay Keefe, Bruyette a cash fee of $50,000 upon the signing of the engagement agreement. In addition, Valencia Bank & Trust agreed to pay Keefe, Bruyette a cash fee of $75,000 concurrently with the signing of the merger agreement on August 5, 2002 and a cash fee of $75,000 after mailing of this proxy statement/prospectus. Valencia Bank & Trust will also pay to Keefe Bruyette at the time the merger is completed a cash fee, contingent upon completion of the merger, equal to 1% of the market value of all consideration paid to shareholders (including holders of "in the money" warrants and options but excluding holders of stock appreciation rights and stock-based compensation). The two $75,000 fees previously paid will be credited against the 1.0% contingent fee. Pursuant to the Keefe Bruyette engagement agreement, Valencia Bank & Trust also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER TO OCCUR

     The merger is subject to receipt of regulatory approval from the OCC under the Bank Merger Act. OCC APPROVAL OR POSSIBLE APPROVAL OF THE MERGER IS NOT AN ENDORSEMENT OR RECOMMENDATION IN FAVOR OF THE MERGER. UnionBanCal Corporation, through The Bank of Tokyo-Mitsubishi, Ltd., its majority shareholder, must file a pre-report of the merger with the Japan Financial Services Agency but no approval from the Financial Services Agency is required.

     Under the Bank Merger Act, the OCC must withhold approval of the merger if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effects of the merger in meeting the convenience and needs of the communities to be served. Also, the merger may not be consummated for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of OCC approval of the merger unless a court specifically ordered otherwise.

     In deciding whether to approve the merger, the OCC also takes into consideration the financial and managerial resources and future prospects of Union Bank of California, N.A. following the transaction. The OCC has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

     In addition, under the Community Reinvestment Act of 1977, the OCC must take into account the record of performance of Union Bank of California, N.A. and Valencia Bank & Trust, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company. As part of the review process for the merger, the OCC will solicit public comments regarding the application. The OCC frequently receives, in merger transactions, protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with Community Reinvestment Act and fair lending laws. Union Bank of California, N.A. and Valencia Bank & Trust have received Community Reinvestment Act ratings of "satisfactory" in their most recent Community Reinvestment Act examinations by their respective federal regulators.

     The OCC is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the OCC to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the OCC.

     Based on current precedents, Valencia Bank & Trust, Union Bank of California, N.A. and UnionBanCal Corporation believe that the merger will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the Department of Justice will concur in this assessment.

NEW YORK STOCK EXCHANGE LISTING

     The UnionBanCal Corporation common stock to be issued to Valencia Bank & Trust shareholders must have been approved for listing on the New York Stock Exchange in order for the merger to close.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER

     Certain directors and officers of Valencia Bank & Trust may receive benefits from the merger that are different from or in addition to the benefits received by other shareholders. These benefits include the following.

     Executive officers, employee-directors and non-employee directors of Valencia Bank & Trust hold options to acquire 287,159 shares of Valencia Bank & Trust common stock. All non-employee directors have agreed that their options will be cancelled effective upon completion of the merger, and that they each will receive an amount in cash equal to the per share value of the merger consideration less the exercise price of each option. Optionees may either exercise their options prior to the completion of the merger, in which case they will receive their per share merger consideration as any other shareholder, or they may enter into agreements with Valencia Bank & Trust canceling their options effective upon completion of the merger in return for an amount in cash equal to the per share value of the merger consideration less the exercise price of each option.

     As of [October 3, 2002], the directors and executive officers of Valencia Bank & Trust owned an aggregate of 295,796 shares of Valencia Bank & Trust common stock (not including 211,086 shares subject to options exercisable currently or within 60 days of [October 3, 2002]) which, if owned by them at the effective date, will be entitled to share in the merger consideration (except to the extent that such persons have agreed with Valencia Bank & Trust that their options will be cancelled in return for cash payments, as discussed above). See "Stock Ownership of Management and Certain Beneficial Owners of Valencia Bank & Trust" on page 102.

     Union Bank of California, N.A. will honor existing salary continuation agreements under the Salary Continuation Plan for Valencia Bank & Trust entered into between Valencia Bank & Trust and John M. Reardon and James D. Hicken, respectively, the President and Chief Executive Officer and Executive Vice President and Chief Lending Officer of Valencia Bank & Trust. Under the salary continuation agreements, Valencia Bank & Trust has agreed to make annual payments of $135,000 (increased annually thereafter by 2% per annum) to Mr. Reardon and $55,000 to Mr. Hicken for periods of 20 and 15 years, respectively, for Mr. Reardon and Mr. Hicken, subsequent to retirement.

     The existing salary continuation agreements also provide certain benefits in the event of termination of employment, death or disability. In the event of the individual's death, all payments would be made to the participant's beneficiary or estate. If the participant voluntarily discontinues employment, is terminated without cause or becomes totally disabled, in the case of Mr. Reardon, benefits would be considered to have vested at the rate of 10% of the maximum benefit for each full year of his employment; and, in the case of Mr. Hicken, 20% of the maximum benefit would vest for each full year of employment starting after Mr. Hicken has completed five full years of employment, which occurred in April of 2001. The resulting amount would be paid to the participant monthly over the applicable period of years. In the event of employment termination for cause, the participant would receive no benefits under the Agreements. In the case of a merger such as the proposed merger of Valencia Bank & Trust with and into Union Bank of California, N.A., the Agreements continue in effect after the merger. If Mr. Reardon's employment is terminated for any reason within six months of the merger, he is entitled to the full retirement benefits specified in his Agreement.

     Union Bank of California has entered into an employment agreement and a non-competition agreement with Mr. Reardon, and has also agreed to enhance the existing salary continuation agreement between Mr. Reardon and Valencia Bank & Trust, all effective upon the consummation of the merger of Valencia Bank & Trust with and into Union Bank of California, N.A., in return for services to be provided by Mr. Reardon. In return for Mr. Reardon's services for the five years subsequent to the merger of Valencia Bank & Trust into and with Union Bank of California, N.A., Mr. Reardon's employment agreement with Union Bank of California, N.A. provides for:

     o a retention bonus of $200,000 payable as soon as practicable after the closing of the merger, subject to repayment on a pro rated basis if Mr. Reardon's employment is terminated by Mr. Reardon without cause, within the first two years following the merger;

     o    an annual salary of $200,000 per year for five years after the merger;

     o an annual bonus of at least $120,000 per year during the first two years after the merger;

     o continued use of an automobile currently leased and maintained at the expense of Valencia Bank & Trust, which will be leased and maintained at the expense of Union Bank of California, N.A. subsequent to the merger, and transfer of title in the leased automobile to Mr. Reardon at no cost to Mr. Reardon at the expiration of the lease (except that Mr. Reardon will be responsible for the payment of any taxes associated with the transfer of title of such automobile);

     o an automobile usage allowance commencing after title of the leased automobile is transferred to Mr. Reardon;

     o eligibility to participate in employee benefits plans on the same basis as all other employees of Union Bank of California, N.A. (except that Mr. Reardon will not participate in severance plans and that Mr. Reardon is not permitted to participate in the disability plans in his third through fifth years of employment because his employment agreement already provides for salary and benefit continuation during those periods ); and,

     o reimbursement of business-related expenses including country club dues.

These benefits will continue to be paid to Mr. Reardon in the event of his termination of employment for any reason after the merger.

     Additionally, in return for Mr. Reardon's services during the first two years of his employment with Union Bank of California, N.A., Mr. Reardon's existing salary continuation agreement with Valencia Bank & Trust will be enhanced, such that Union Bank of California, N.A. will pay an additional $50,000 per year (increased annually after the first year by 2% per annum). Also, Union Bank of California, N.A. will pay the full 80% of benefits accrued as of the closing date of the merger under Mr. Reardon's existing salary continuation agreement if Mr. Reardon's employment terminates for any reason after the merger. The remaining 20% of the benefits will vest at the rate of 10% per year after the merger. In return for Mr. Reardon's agreement not to compete against Union Bank of California, N.A. within 30 miles of any of the current branches of Valencia Bank & Trust for a period of two years after the termination of his employment with Union Bank of California, N.A., not exceeding three years after the closing date of the merger, Mr. Reardon's non-competition agreement provides for the payment of $660,000 over a three-year period in four equal installments of $165,000. The first payment is payable as soon as is practicable after the closing of the merger. Subsequent payments are due annually, commencing one year after the closing of the merger.

     Neither Valencia Bank & Trust nor Union Bank of California, N.A., UnionBanCal Corporation or any of their subsidiaries may make or be obligated to make any severance or other payment which is non-deductible under Section 162(m) or Section 280G of the Internal Revenue Code, except potentially in the case of Mr. Reardon.

     Union Bank of California, N.A. will provide severance to all Valencia Bank & Trust employees, including officers, who by reason of the merger become Union Bank of California, N.A. employees and are thereafter terminated (except for cause) within 6 months of the merger, based on Union Bank of California N.A.'s existing severance policies (except for Mr. Reardon whose benefits are discussed above). See "The Merger Agreement-Employee benefits and agreements" on page 49.

     Union Bank of California, N.A. has agreed to provide indemnification to the officers, directors and employees of Union Bank of California, N.A. and Valencia Bank & Trust against certain liabilities in connection with such individual's status to the same extent provided under the articles of incorporation and bylaws of Valencia Bank & Trust as they existed at the time the merger agreement was signed. Union Bank of California, N.A. has also agreed that all rights to indemnification provided in Valencia Bank & Trust's and its subsidiaries' governing documents shall continue in effect following the effective time with respect to events occurring before the effective time of the merger. Valencia Bank & Trust and Union Bank of California, N.A. will arrange for extended reporting period insurance coverage for all claims-made policies in existence at the effective time of the merger, including those relating to directors and officers liability, Internet liability, professional liability, employment practices liability and fiduciary liability for an appropriate period of time as determined by Union Bank of California, N.A., with Union Bank of California, N.A. included as a named insured.

EFFECT OF THE MERGER ON VALENCIA BANK & TRUST'S EMPLOYEE BENEFIT PLANS

     In connection with the merger, Valencia Bank & Trust employees will become eligible to participate in Union Bank of California, N.A.'s employee benefits plans and Valencia Bank & Trust plans will be terminated and/or merged in Union Bank of California, N.A. plans. (See discussion above as to additional benefits to be provided to Mr. Reardon and Mr. Hicken).

ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States of America (US GAAP).

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life, rather goodwill will be subject to at least an annual assessment for impairment. The merger will be accounted for in accordance with SFAS No. 141. Any related goodwill or other intangible assets acquired through the transaction will be accounted for in accordance with SFAS No. 142.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     UnionBanCal Corporation and Valencia Bank & Trust expect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and have the following consequences for federal income tax purposes:

     o the merger will not result in any recognized gain or loss to Valencia Bank & Trust, UnionBanCal Corporation or Union Bank of California, N.A., and Union Bank of California, N.A. will succeed to the basis and the holding period of the assets of Valencia Bank & Trust;

     o a Valencia Bank & Trust shareholder who receives UnionBanCal Corporation common stock and cash will recognize gain, but not loss, equal to the lesser of (i) the gain realized, or (ii) the cash consideration. Gain recognized by a Valencia Bank & Trust shareholder generally will constitute a capital gain or loss, but may constitute ordinary income if the Valencia Bank & Trust shares were not held as a capital asset or if the Valencia Bank & Trust shareholder holds UnionBanCal Corporation stock, directly or indirectly;

     o holders of Valencia Bank & Trust common stock who receive solely UnionBanCal Corporation common stock in exchange for their shares of Valencia Bank & Trust common stock in the merger will not recognize any gain or loss;

     o the holding period of UnionBanCal Corporation common stock issued in exchange for Valencia Bank & Trust common stock will include the holding period of the Valencia Bank & Trust common stock for which it is exchanged, assuming that the shares of Valencia Bank & Trust common stock are capital assets in the hands of the holder at the effective date;

     o the basis of the UnionBanCal Corporation common stock received in the exchange will be the same as the basis of the Valencia Bank & Trust common stock for which it was exchanged, decreased by any cash received in the merger and increased by the amount of gain recognized as a result of the merger; and

     o a Valencia Bank & Trust shareholder who receives only cash in the merger or who perfects dissenter's rights and receives payment for his or her shares will be treated as if the shares were redeemed. In general, if the shares are held as a capital asset at the time of the merger, the shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the shares in the hands of the shareholder. However, if the shareholder owns, directly or indirectly through the application of
          Section 318 of the Internal Revenue Code, any shares of Valencia Bank & Trust common stock or UnionBanCal Corporation common stock the shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares. Under
          Section 318 of the Internal Revenue Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of his or her family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as stock that such individual (or a related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or a related person). Each shareholder who intends to dissent from the merger (see "The Merger--Dissenters' rights of appraisal" on page 38) or who intends to elect to receive only cash in the merger should consult his or her own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.

     The highest marginal tax rate for individuals on ordinary income is 38.6%, compared to 20% for capital gain, and the highest marginal tax rate for corporations is 35% on ordinary income and capital gain. Capital losses are treated differently than ordinary losses. Essentially, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

     Neither Valencia Bank & Trust nor UnionBanCal Corporation has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that Valencia Bank & Trust and UnionBanCal Corporation each receive opinions from UnionBanCal Corporation's counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The tax opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. The tax opinions are subject to certain assumptions and qualifications and are based in part on the truth and accuracy of certain representations of Valencia Bank & Trust, UnionBanCal Corporation and Union Bank of California, N.A.

     If the merger failed to qualify as a reorganization under section 368(a) of the Internal Revenue Code, then Valencia Bank & Trust shareholders would recognize taxable gain or loss with respect to each share of Valencia Bank & Trust stock surrendered equal to the difference between the shareholder's basis in the share and the sum of the cash and the fair market value, as of the effective time of the merger, of the UnionBanCal Corporation common stock received in exchange for the share. In that event, a shareholder's aggregate basis in the UnionBanCal Corporation common stock so received would equal its fair market value and the shareholder's holding period for that stock would begin on the day after the effective time of the merger. In addition, Valencia Bank & Trust would be treated as if it had made a taxable sale or exchange of its assets.

     This document does not address the consequences of the merger under state, local or foreign law. This document does not address all aspects of federal income taxation that may be relevant to a Valencia Bank & Trust shareholder in light of the shareholder's particular circumstances or if the shareholder is subject to special rules. Accordingly, each Valencia Bank & Trust shareholder is urged and expected to consult with such shareholder's own tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences of the merger. Valencia Bank & Trust and UnionBanCal Corporation will not bear any expenses incurred by any shareholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.

DISSENTERS' RIGHTS OF APPRAISAL

     Shareholders of Valencia Bank & Trust may be entitled to certain dissenters' appraisal rights if they perfect their rights in accordance with Chapter 13 of the California Corporations Code or if they perfect their rights in accordance with Title 12 United States Code Section 215a (b), (c) and (d). Relevant excerpts of Chapter 13 are included as Annex C. Title 12 United States Code Section 215a (b), (c) and (d) is included as Annex D. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annexes C and D. This discussion and Annexes C and D should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures prescribed in Chapter 13 and Title 12 United States Code Section 215a (b), (c) and (d) will result in the loss of dissenters' rights under those provisions.

     DISSENTER'S RIGHTS UNDER CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE. If the merger is consummated, those shareholders of Valencia Bank & Trust who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. "Fair market value" would be determined as of August 5, 2002, the day before the first announcement of the terms of the merger, and therefore would not include any appreciation or depreciation caused by the merger.

     In order to qualify for dissenters' rights, a Valencia Bank & Trust shareholder must not vote in favor of the merger and must make a written demand on Valencia Bank & Trust within 30 days after Valencia Bank & Trust mails to shareholders the notice of approval of the merger. Abstentions and broker non-votes will not be considered votes in favor of the merger and the affected shares may still perfect dissenter's rights.

     If the merger is approved, within 10 days after the special shareholders meeting, Valencia Bank & Trust will mail to any shareholder who did not vote for the merger a notice that the required shareholder approval of the merger was obtained. This notice of approval will state the price determined by Valencia Bank & Trust to represent the "fair market value" of any dissenting shares and a brief description of the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The dissenting shareholder must deliver his or her share certificate for receipt by Valencia Bank & Trust within 30 days after the date on which the notice of approval was mailed to the shareholder. Valencia Bank & Trust will stamp or endorse the certificate with a statement that the shares are dissenting shares and return it to the dissenting shareholder. The statements in the notice of approval will constitute an offer by Valencia Bank & Trust to purchase from its shareholders any dissenting shares at the price stated, but only if the merger is consummated. However, the determination by Valencia Bank & Trust of fair market value is not binding on its shareholders.

     A Valencia Bank & Trust shareholder who does not accept Valencia Bank & Trust's determination of fair market value must send a written demand to Valencia Bank & Trust, 23620 Lyons Avenue, Santa Clarita, CA 91321, Attention:
Corporate Secretary. The written demand must state the number and class of shares held of record by such shareholder which the shareholder demands that Valencia Bank & Trust purchase for cash, and it must contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares as of the day before announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to Valencia Bank & Trust at that price.

     If Valencia Bank & Trust and a dissenting shareholder do not agree on the other's proposed purchase price, the shareholder has the right for six months following the mailing of the notice of approval to file a lawsuit to have the fair market value determined by a court. The fair market value of dissenting shares as determined by the court in those circumstances could be higher or lower than the amount offered by Valencia Bank & Trust in the notice of approval or the merger consideration provided for in the merger agreement, and any such determination would be binding on the dissenting shareholder or shareholders involved in the lawsuit and on Valencia Bank & Trust. Any party may appeal from the judgment. However, the court action to determine the fair market value of shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. No shareholder who has appraisal rights under Chapter 13 will have any right to attack the validity of the merger except in an action to test whether the number of shares required to authorize the merger has been legally voted in favor of the merger.

     Dissenting Valencia Bank & Trust shares may lose their status as such if any of the following events occurs:

     o the merger is abandoned (in which case Valencia Bank & Trust must pay on demand to dissenting shareholders who have initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings);

     o the dissenting shares are transferred before being submitted to Valencia Bank & Trust for endorsement;

     o the dissenting shareholder withdraws his or her demand with the consent of Valencia Bank & Trust; or,

     o in the absence of agreement between the dissenting shareholder and Valencia Bank & Trust as to the price of his or her shares, the Valencia Bank & Trust shareholder fails to file suit or otherwise fails to become a party to such suit within six months following the mailing of the notice of approval.

     DISSENTER'S RIGHTS UNDER TITLE 12 UNITED STATES CODE SECTION 215A (B), (C) AND (D). If the merger agreement is approved by the required vote of Valencia Bank & Trust shareholders, and is not abandoned or terminated, shareholders of Valencia Bank & Trust who voted "AGAINST" the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters' rights under Section 215a (b), (c) and (d) of Title 12 of the United States Code. A copy of Section 215a (b), (c) and (d) is attached as Annex D to this proxy statement/prospectus and should be read for more complete information concerning dissenters' rights. The information set forth below is a general summary of dissenters' rights as they apply to Valencia Bank & Trust shareholders and is qualified in its entirety by reference to Annex D.

     In order to be entitled to exercise dissenters' rights, a shareholder of Valencia Bank & Trust must vote "AGAINST" the merger or give notice in writing at or prior to the special meeting that the shareholder dissents. Thus, any Valencia Bank & Trust shareholder who executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" the merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

     Furthermore, in order to preserve his or her dissenters' rights, a Valencia Bank & Trust shareholder must make a written demand upon Union Bank of
California, N.A. for the purchase of dissenting shares and payment to the shareholder of the fair market value. The written demand must be made prior to thirty days after the date of consummation of the merger, and be accompanied by the surrendered certificates representing the dissenting Valencia Bank & Trust shareholder's interest in Valencia Bank & Trust common stock. Union Bank of California, N.A. will mail notice of the date of consummation of the merger immediately after consummation to all dissenting Valencia Bank & Trust shareholders, together with a letter of transmittal for their use in submitting their Valencia Bank & Trust stock certificates to Union Bank of California, N.A. for payment. A vote "AGAINST" the merger does not constitute the required written demand.

     The value of the Valencia Bank & Trust common stock to be purchased by Union Bank of California, N.A. from dissenting Valencia Bank & Trust shareholders will be determined as of the effective date of the merger, by an appraisal made by a committee of three persons, one selected by the majority vote of the dissenting Valencia Bank & Trust shareholders, one by the directors of Valencia Bank & Trust and one by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. The appraisers will determine the value of any dissenting shares within ninety days from the date of consummation of the merger. In the event that any one or more appraisers is not selected or the appraisers fail to determine the value of the dissenting shares within this ninety day time period, any party may request the OCC to make an appraisal which will be final and binding on all parties.

     If the valuation determined by the appraiser is unsatisfactory to any dissenting Valencia Bank & Trust shareholder, that shareholder may appeal to the OCC within five days after being notified of the appraised value of the shares. In this event, the OCC will cause a reappraisal to be made which will be final and binding on the appealing shareholder.

     The expenses of the OCC incurred in making the appraisal or reappraisal, as the case may be, will be paid by Union Bank of California, N.A.

     CERTAIN FEDERAL TAX IMPLICATIONS OF EXERCISE OF DISSENTER'S RIGHTS. The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by dissenting shareholders. See "The Merger - Certain federal income tax consequences."

RESALES OF UNIONBANCAL CORPORATION COMMON STOCK

     The shares of UnionBanCal Corporation common stock to be issued to shareholders of Valencia Bank & Trust under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of UnionBanCal Corporation after the merger and who were not affiliates of Valencia Bank & Trust on the date of the special meeting.

     All directors and executive officers of Valencia Bank & Trust are affiliates of Valencia Bank & Trust for this purpose. They may resell shares of UnionBanCal Corporation common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of those who become affiliates of UnionBanCal Corporation) or as otherwise permitted under the Securities Act. Each Valencia Bank & Trust director [AND EACH OTHER PERSON DEEMED TO BE AN AFFILIATE] has entered into an agreement with UnionBanCal Corporation providing that the person will not transfer any shares of UnionBanCal Corporation common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any UnionBanCal Corporation shares.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

STRUCTURE OF THE MERGER; EFFECTIVE TIME

     The merger agreement contemplates the merger of Valencia Bank & Trust with and into Union Bank of California, N.A. Union Bank of California, N.A. will be the surviving corporation in the merger and will continue its corporate existence as a national bank and will continue to operate as a commercial bank and wholly owned subsidiary of UnionBanCal Corporation. The merger will become effective upon the filing of an agreement of merger with the OCC or at such time thereafter as is provided in the agreement of merger. The closing of the merger will take place on a date to be specified by the parties, which will be the earliest practicable day after satisfaction of all of the conditions stated in the merger agreement, unless Union Bank of California, N.A. and Valencia Bank & Trust agree to another time or date. See "-- Conditions to the completion of the merger" below.

CONVERSION OF VALENCIA BANK & TRUST COMMON STOCK

     As of the effective time of the merger, each of your shares of Valencia Bank & Trust common stock will be converted into the right to receive, at the election of each Valencia Bank & Trust shareholder (but subject to the limitations described below) UnionBanCal Corporation common stock and/or cash calculated as described below, without interest. The allocation of cash consideration and stock consideration will be dependent on the election made by other Valencia Bank & Trust shareholders and may result in a shareholder receiving a mixture of stock and cash. See "--Election of cash consideration or stock consideration" below.

     Union Bank of California, N.A. will pay $31,000,000 in cash and UnionBanCal Corporation will issue shares of UnionBanCal Corporation common stock valued at $31,000,000 for an aggregate consideration of $62,000,000 in cash and stock for all of the issued and outstanding common shares and the unexercised employee and non-employee director stock options of Valencia Bank & Trust.

     UnionBanCal Corporation will issue the number of shares of its common stock, up to a maximum of 815,789 shares, derived by dividing $31,000,000 by the average closing share price of UnionBanCal Corporation stock for the 10 trading days preceding the second trading day prior to closing of the merger. In the event the average closing price is below $38.00, Valencia Bank & Trust may either terminate the merger by giving notice of termination to Union Bank of California, N.A., or proceed with the merger in which event the value of the stock consideration would be less than $31,000,000 at the time of the merger, and the aggregate consideration at the time of the merger would be less than $62,000,000. If Valencia Bank & Trust decides to terminate the merger, within 24 hours of receipt of notice of such termination, Union Bank of California, N.A., if it chooses to do so, may add to the merger consideration cash or shares of UnionBanCal Corporation common stock so that the aggregate amount of cash and common stock to be issued will equal $62,000,000 (plus the amount of any cash and/or shares issued by UnionBanCal Corporation in connection with option exercises as discussed below).

     In the event holders of Valencia Bank & Trust employee stock options exercise options at any time from August 5, 2002 through the effective time of the merger, UnionBanCal Corporation and Union Bank of California, N.A. will add cash and/or UnionBanCal Corporation common stock to the merger consideration in amounts which together equal the aggregate exercise price paid by optionees.

     The maximum number of shares UnionBanCal Corporation is required to issue is 815,789 shares, subject to any adjustment made by UnionBanCal Corporation for option exercises, and any increase made in the sole discretion of Union Bank of California, N.A. if the average closing share price of the UnionBanCal Corporation common stock is below $38.00, and, as discussed above, Union Bank of California, N.A., decides to add to the merger consideration.

     In no event will the amount of cash paid by Union Bank of California, N.A. in the merger exceed 55% of the total value of the cash and UnionBanCal Corporation common stock issued in the merger.

     Each holder of options to purchase Valencia Bank & Trust common stock who does not exercise his or her options prior to the merger and who agrees with Valencia Bank & Trust to cancel all of his or her options upon the effectiveness of the merger, will receive, following the merger, an amount in cash equal to the per share value of the merger consideration minus the exercise price of each option for each unexercised option held by such person. Holders of Valencia Bank & Trust stock options currently hold options to purchase an aggregate of 287,159 shares of Valencia Bank & Trust common stock at an average exercise price of $8.93 per share.

     You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of Valencia Bank & Trust common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $31,000,000 (unless Union Bank of California, N.A. decides, in its sole discretion, to increase this amount), regardless of your choice, you may actually receive a combination of cash and shares of UnionBanCal Corporation common stock. The amount of cash and/or shares you will receive will depend on: how many Valencia Bank & Trust shareholders validly exercise dissenter's rights, since they will be paid cash for their shares from the amount of cash consideration before payments are made to any other person; the amount of cash Union Bank of California, N.A. pays to Valencia Bank & Trust employees and directors who enter into agreements with Valencia Bank & Trust to cancel their stock options in return for cash payments (all of the non-employee directors of Valencia Bank & Trust have already entered into such agreements and will receive these cash payments); any additional cash and/or stock consideration which Union Bank of California, N.A. determines to add to the merger consideration because of option exercises; and, the ratio of cash and stock elections made by other shareholders. Also, shareholder elections may have to be pro-rated to ensure that at least 45% of the merger consideration is paid in UnionBanCal Corporation common stock and no more than 55% of the merger consideration is paid in cash.

     In the event UnionBanCal Corporation pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to UnionBanCal Corporation common stock between the date of the merger agreement and the effective time of the merger, appropriate adjustments will be made to the number of shares of UnionBanCal Corporation common stock into which your shares of Valencia Bank & Trust common stock will be converted.

FRACTIONAL SHARES

     You will not receive any fractional shares of UnionBanCal Corporation common stock. If you are entitled to a fraction of a share of UnionBanCal Corporation common stock you will, instead, receive an amount in cash equal to the average closing share price of UnionBanCal Corporation common stock for the 10 trading days preceding the second trading day prior to closing of the merger multiplied by the fractional share. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

STOCK OPTIONS

     Prior to the effective time of the merger, Valencia Bank & Trust will make arrangements satisfactory to Union Bank of California, N.A. with each option holder for the delivery of an agreement between Valencia Bank & Trust and each option holder who has not exercised all of his or her options, agreeing to cancel all remaining stock options. In return for canceling options, each optionee will receive, following the merger, an amount in cash equal to the per share value of the merger consideration less the exercise price of each such option. As of the effective time of the merger, consistent with the provisions of the Valencia Bank & Trust Stock Option Plan, each unexercised Valencia Bank & Trust Option shall terminate and no holder of an unexercised Valencia Bank & Trust Stock Option shall have further right or entitlement with respect to the common stock of Valencia Bank & Trust or UnionBanCal Corporation except those optionees who have entered into agreements with Valencia Bank & Trust canceling their options in return for cash.

ELECTION OF CASH CONSIDERATION OR STOCK CONSIDERATION

     For each share of Valencia Bank & Trust common stock you hold you may elect to receive the merger consideration either (i) in cash, (ii) a number of shares of UnionBanCal Corporation common stock equal to the cash value of the merger consideration or (iii) a combination of cash and UnionBanCal Corporation common stock. Determination of the number of common shares you may receive is discussed above under "The Merger

Agreement--Conversion of Valencia Bank & Trust common stock." Within five business days after completion of the merger, we will mail an election form/letter of transmittal to each Valencia Bank & Trust shareholder that you may use to indicate your election. Whatever choice you make will apply to all Valencia Bank & Trust shares you hold under your name. However, you may make separate elections with respect to shares you hold in different capacities, e.g., you may make one election for shares you hold in your own name and a different election for shares held as custodian or in trust for another.

     Your election of cash or stock is potentially subject to proration because the amount of cash Union Bank of California, N.A. is required to pay under the merger agreement is fixed at $31,000,000 (subject to any adjustments Union Bank of California, N.A. may in its discretion choose to make as provided in the merger agreement) and will be reduced by payments to certain other parties who have priority. The cash consideration will first be reduced by payments to any Valencia Bank & Trust shareholders who validly exercise dissenter's rights and by amounts paid to holders of Valencia Bank & Trust stock options who enter into cancellation agreements. After these payments are made, the remaining amount of the cash consideration will be available to pay shareholders.

     From the remaining cash consideration Union Bank of California, N.A. will first pay those Valencia Bank & Trust shareholders who have elected to receive a combination of cash and UnionBanCal Corporation stock and to those Valencia Bank & Trust shareholders who have not expressed a preference as to the receipt of cash or stock. After payment is made to these shareholders, Union Bank of California, N.A. will pay the remaining cash consideration to those shareholders who have elected cash, up to the remaining amount of the cash consideration. If there is insufficient remaining cash consideration to fulfill the requests of all shareholders who have elected cash, then these shareholders will receive the merger consideration partially in cash and partially in UnionBanCal Corporation stock. Thereafter, if any cash consideration remains, it will be paid on a pro rated basis to those Valencia Bank & Trust shareholders who have elected to be paid in stock, with the remainder of the merger consideration to be paid to those shareholders in UnionBanCal Corporation common stock.

     The election form will contain instructions for endorsing and surrendering your certificates. Dissenting shareholders will be deemed to have made an election to receive cash, and will not be subject to proration. You may change or revoke your election by written notice to the exchange agent if the notice is received before the election deadline stated in the form. However, if you do not return your Valencia Bank & Trust stock certificates accompanied by a properly completed election form by the time stated in the form, you will be deemed to have made an election to receive a portion of the merger consideration in UnionBanCal Corporation common stock and a portion in cash, with the amount of cash to depend upon prior payments to dissenters and optionees.

EXCHANGE AGENT; EXCHANGE PROCEDURE

     Under the merger agreement, Union Bank of California, N.A. will appoint an exchange agent for the purpose of exchanging the merger consideration for Valencia Bank & Trust stock certificates. DO NOT SEND IN YOUR CERTIFICATES AT THIS TIME. PLEASE WAIT UNTIL YOU RECEIVE A TRANSMITTAL LETTER WITH MORE SPECIFIC INSTRUCTIONS ON EXCHANGING YOUR CERTIFICATES.

     You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of UnionBanCal Corporation common stock after the effective time of the merger until you surrender your Valencia Bank & Trust stock certificate. Upon surrender, you will be paid, without interest, any dividends or other distributions with respect to the shares of UnionBanCal Corporation common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your Valencia Bank & Trust certificate.

     If you would like your UnionBanCal Corporation stock certificate issued in a name other than the name or names in which your exchanged Valencia Bank & Trust certificate is registered, you must pay the exchange agent any required transfer costs, taxes or other expenses.

     Neither Valencia Bank & Trust nor UnionBanCal Corporation will be liable to you for such shares (or dividends or distributions thereon) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     After you return your Valencia Bank & Trust stock certificates to the Exchange Agent, there will be a certain period of time before you will receive any UnionBanCal Corporation stock certificates as merger consideration. Closing is expected to occur shortly after the special meeting of Valencia Bank & Trust shareholders. We currently anticipate that stock certificates and cash will be distributed within approximately 50 days after closing.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust make certain customary representations, including those related to the following:

     o    incorporation, valid existence and authority to conduct business;

     o    authorization to enter into the merger  agreement,  and the absence of
          any  material   conflict   between  the  merger  agreement  and  other
          agreements to which each is a party;

     o    capital structure;

     o    the accuracy of information in regulatory filings;

     o the accuracy of representations in the merger agreement, financial statements and this document;

     o    compliance with applicable laws;

     o    necessary licenses and permits;

     o    the absence of material litigation involving it; and

     o    the performance of contractual obligations.

     Valencia Bank & Trust makes additional representations concerning:

     o    title to and condition of its assets;

     o    compliance with ERISA;

     o status of employee benefit plans and other compensation arrangements and related liabilities;

     o the enforceability of its loan agreements, guarantees and financial instruments;

     o    the credit quality of its loan portfolio;

     o    the adequacy of its allowance for loan losses;

     o    the absence of restrictions on investments, assets and collateral;

     o    the status of its insurance coverage and claims;

     o    the filing of tax returns and payment of taxes;

     o    compliance with environmental laws;

     o    the absence of hazardous materials on any of its properties;

     o    receipt of a fairness opinion from its financial adviser;

     o    the absence of undisclosed liabilities;

     o    responsibility for broker's fees;

     o    the absence of any regulatory agreements affecting it; and

     o whether any claims or any basis for claims of indemnification by directors and officers exists.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER COVENANTS

     The merger agreement requires Valencia Bank & Trust to take or not take certain actions prior to the effective time of the merger, as summarized in this section.

     (a) Without the prior written consent of Union Bank of California, N.A., Valencia Bank & Trust may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property;

     (b) Valencia Bank & Trust and its subsidiaries must continue to carry on the ordinary course of their business and without Union Bank of California, N.A.'s consent, may not:

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to stock options;

          (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of Valencia Bank & Trust or any of its subsidiaries;

          (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv) change its charter, articles of incorporation or bylaws;

          (v) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan, or increase compensation payable to directors, officers or employees except ordinary and normal increases to employees consistent with past practices not to exceed 5% for any employee unless Union Bank of California, N.A. has been notified and agrees to any increases in excess of 5% and except as required by law; pay or agree to pay or accrue for any bonus except for normal accruals, not to exceed on average $50,000 per month or in aggregate $600,000 for the year ending December 31, 2002, for customary bonus payments to officers, or adopt or make any change in any bonus, insurance, pension or other benefit plan, except for cooperating with Union Bank of California, N.A. in preparing a retention bonus program intended to encourage the continued productive employment of certain key Valencia Bank & Trust personnel;

          (vi) except deposit-taking and repurchase transactions in the ordinary course of its business, borrow or agree to borrow any funds, or indirectly guarantee or agree to guarantee any obligations of others;

          (vii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit beyond certain limits;

          (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

          (ix) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco;

          (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $50,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

          (xii) except in the ordinary  course of business,  place on any of its
     assets  or  properties  any  mortgage,   pledge,  lien,  charge,  or  other
     encumbrance;

          (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value;

          (xiv) sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Valencia Bank & Trust or (b) loans which are held for sale by Valencia Bank & Trust and are sold in the secondary market within 60 days of origination;

          (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Union Bank of California, N.A.; provided, however, that Valencia Bank & Trust shall not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain hazardous substances;

          (xvi) knowingly or willfully  commit any act or fail to commit any act
     which  will  cause  a  material  breach  of  any  agreement,   contract  or
     commitment;

          (xvii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $50,000, except as previously disclosed to Union Bank of California, N.A.;

          (xix) engage in any activity or transaction outside the ordinary course of business;

          (xx) enter into or acquire any derivatives contract or structured note;

          (xxi) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

          (xxii) take any action that would materially impede or delay the consummation of the transactions contemplated by the merger agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement; or

          (xxiii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

     (c) Valencia Bank & Trust may not, without the prior written consent of Union Bank of California, N.A., engage in any transaction or take any action that would render untrue any of the representations and warranties of Valencia Bank & Trust contained in the merger agreement, if such representations and warranties were given as of the date of such transaction or action.

     (d) Valencia Bank & Trust must use its best efforts to maintain its properties and assets in their present state, maintain insurance policies and take all necessary action under its directors' and officers' liability insurance to preserve rights regarding matters which could reasonably give rise to a claim prior to the effective time of the merger.

     (e) Valencia Bank & Trust will use its best efforts to operate in a manner such that at the closing date of the merger it will meet the financial conditions to completion of the merger (See "Conditions to completion of the merger" on page 48) . Valencia Bank & Trust will maintain a reserve for loan and lease losses at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in its portfolio of loans and leases, in accordance with generally accepted accounting principles, applicable regulatory accounting principles and banking laws and regulations.

     (f) Valencia Bank & Trust must promptly notify Union Bank of California, N.A. in writing of the occurrence of any matter or event known to and directly involving Valencia Bank & Trust that is reasonably likely to result in a material adverse effect on Valencia Bank & Trust or impair the ability of Valencia Bank & Trust to consummate the transactions contemplated in the merger agreement.

     (g) Valencia Bank & Trust will provide to Union Bank of California, N.A. such reports on litigation involving Valencia Bank & Trust as Union Bank of California, N.A. reasonably requests, provided that Valencia Bank & Trust will not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

     The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the effective time of the merger, including those requiring (i) the parties to use their reasonable best efforts in good faith to take the necessary actions to effect the merger; (ii) Valencia Bank & Trust to take all actions necessary to obtain all required shareholder approvals; (iii) the parties to cooperate in the preparation of the registration statement of which this proxy statement/prospectus is a part; (iv) the parties to cooperate in preparing, filing and obtaining all required regulatory approvals; (v) the parties to refrain from issuing press releases regarding the merger without the other party's prior approval (except as otherwise required by applicable law); (vi) Valencia Bank & Trust to provide Union Bank of California, N.A. with reasonable access to information regarding Valencia Bank & Trust (unless it would jeopardize the attorney-client privilege, contravene certain legal, fiduciary or contractual obligations or unreasonably interfere with Valencia Bank & Trust's business) under the condition that no such confidential information be shared with any third party except as required by applicable law;
(vii) the parties to refrain from soliciting or encouraging any alternative business combination transactions; and (viii) Valencia Bank & Trust, immediately prior to closing of the merger, to take actions to conform its accounting policies to those of Union Bank of California, N.A.

CONDITIONS TO COMPLETION OF THE MERGER

     Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

     o the absence of any injunction or other legal proceeding restraining the merger;

     o    receipt of required regulatory approvals and third party consents;

     o    the  registration  statement  of  UnionBanCal   Corporation  has  been
          declared effective and remains effective and no proceedings have begun to suspend effectiveness;

     o receipt of an opinion that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

     o the UnionBanCal Corporation common stock shall have been approved for listing on the New York Stock Exchange;

     o    receipt of approval by the shareholders of Valencia Bank & Trust;

     o    receipt of customary legal opinions;

     o    the representations of each party remain accurate;

     o    neither party has suffered any material adverse change;

     o    each party has performed its obligations under the merger agreement;

     o each party has received an opinion of the other's legal counsel as to the application of certain legal provisions to the merger; and

     o each party has received customary closing certificates of officers of the other.

     In addition, UnionBanCal Corporation and Union Bank of California, N.A.'s obligation to complete the merger is subject to satisfaction of the following conditions:

     o no government action shall have been taken that would prevent the parties from completing the merger or require UnionBanCal Corporation or Union Bank of California, N.A. to divest any material portion of Valencia Bank & Trust's assets;

     o no regulatory authority will have imposed any unduly burdensome condition on its approval of the completion of the merger;

     o Union Bank of California, N.A. will have received non-competition agreements and affiliate agreements from the directors, and confidentiality and non-solicitation agreements from the executive officers, of Valencia Bank & Trust; and

     o under the merger agreement, as of the closing date of the merger, Valencia Bank & Trust must meet certain required financial tests, among which are: (a) total shareholders' equity of not less than $20.4 million plus (A) an amount equal to the aggregate exercise price for employee stock options exercised between August 5, 2002, the date the merger agreement was signed, and the effective time of the merger and
          (B) $225,000 per month (excluding from the calculation of monthly earnings all costs directly related to this Agreement, including professional fees, fees to Keefe, Bruyette & Woods, Inc., retention and severance payments, filing fees and printing costs) for the period commencing July 1, 2002 through the closing date; (b) real estate owned and non-performing assets of not greater than $750,000; (c) an allowance for loan losses of no less than $2.2 million; and (d) core deposits (as defined in the merger agreement), of not less than $175 million.

     In addition, the obligation of Valencia Bank & Trust to complete the merger is subject to receipt of an opinion of its financial advisor dated as of the date of mailing of this document that the merger is financially fair to Valencia Bank & Trust.

EMPLOYEE BENEFITS AND AGREEMENTS

     In connection with the merger Valencia Bank & Trust and Union Bank of California, N.A. will terminate Valencia Bank & Trust's employee benefit plans and Union Bank of California, N.A. will integrate Valencia Bank & Trust's employees into Union Bank of California, N.A.'s employee benefit plans. Union Bank of California, N.A. will provide severance to all Valencia Bank & Trust employees, including officers, who by reason of the merger become Union Bank of California, N.A. employees and are thereafter terminated (except for cause) within 6 months of the merger, based on Union Bank of California, N.A.'s existing severance policies (except for Mr. Reardon, whose arrangements are discussed above). In addition, see "The Merger-Interests of certain officers and directors in the merger" on page 34.

NONCOMPETITION

     Valencia Bank & Trust will obtain and deliver, on the closing date of the merger, agreements from each Valencia Bank & Trust outside director providing that, for a period of three years after the merger, each director agrees not to engage in certain activities which would compete with Valencia Bank & Trust's business after its acquisition by Union Bank of California, N.A., unless Union Bank of California, N.A. gives its consent.

EXTENSION; WAIVER

     At any time before the closing of the merger, to the extent legally allowed, the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

     Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.

TERMINATION

     Union Bank of California, N.A. and Valencia Bank & Trust can mutually agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of Valencia Bank & Trust have approved it. Also, the merger agreement can be terminated by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

     Union Bank of California, N.A. or Valencia Bank & Trust can terminate the merger agreement if any of the following events occurs:

     o if there has been a final judicial or regulatory determination that any material provision of the merger agreement is illegal, invalid or unenforceable, or if there has been a denial of any required regulatory application;

     o if the shareholders of Valencia Bank & Trust fail to approve the merger agreement at their shareholders meeting;

     o if a party breaches any material representation, warranty, covenant or agreement and fails to cure the breach within 30 days after written notice from the other party;

     o on or after February 28, 2003, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the merger agreement;

     o by Union Bank of California, N.A. or Valencia Bank & Trust before February 28, 2003 in the event that any of the conditions to the obligations of the other party are rendered

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


          impossible to be satisfied or fulfilled by that date (other than by reason of a breach by the party seeking to terminate); or

     o by Valencia Bank & Trust if the average closing price of UnionBanCal Corporation stock for the 10 days preceding the second trading day prior to the closing date of the merger is below $38.00. However, within 24 hours of receipt of notice of termination from Valencia Bank & Trust, Union Bank of California, N.A., if it chooses to do so, may add to the merger consideration cash or shares of UnionBanCal Corporation common stock so that the aggregate amount of cash and common stock to be issued will equal $62,000,000 (plus the amount of any cash or UnionBanCal Corporation shares added to the merger consideration by Union Bank of California, N.A. in connection with option exercises), as long as the total cash consideration does not exceed 55% of the total merger consideration.

     Even if the merger agreement is terminated, the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party.

EXPENSES; LIQUIDATED DAMAGES

     Generally, each party has agreed to bear its own expenses in this transaction. However, UnionBanCal Corporation and Valencia Bank & Trust will bear equally the costs of printing this proxy statement/prospectus and the registration statement of which it is a part.

     If the Valencia Bank & Trust shareholders meeting does not take place, the board of directors of Valencia Bank & Trust fails to recommend approval of the merger to the shareholders of Valencia Bank & Trust or adversely alters or modifies its favorable recommendation, and the merger is not approved by the shareholders, and neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the merger agreement, then upon termination by Union Bank of California, N.A. Valencia Bank & Trust will pay Union Bank of California, N.A. $3,000,000 as liquidated damages.

     If Valencia Bank & Trust becomes the subject of another acquisition proposal prior to the Valencia Bank & Trust shareholders meeting and the shareholders fail to approve the merger despite the continued favorable recommendation of Valencia Bank & Trust's board of directors, and neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the agreement, then if a definitive agreement relating to the other acquisition proposal is executed by Valencia Bank & Trust or any Valencia Bank & Trust subsidiary, or an acquisition proposal is consummated within 12 months after the termination of the merger agreement, Valencia Bank & Trust will pay Union Bank of California, N.A. $3,000,000 as liquidated damages.

     If all conditions to the consummation of the merger have been satisfied, or would be but for the refusal of UnionBanCal Corporation or Union Bank of California, N.A. to deliver documents under its control, or if Union Bank of California, N.A. otherwise willfully abandons the merger in breach of the merger agreement, then Union Bank of California, N.A. and UnionBanCal Corporation will pay Valencia Bank & Trust a total of $3,000,000 as liquidated damages.

AMENDMENT

     The parties may amend the merger agreement at any time before or after approval of the merger agreement by the shareholders of Valencia Bank & Trust. However, after the approval by the shareholders of Valencia Bank & Trust, no amendment may change the form of merger consideration or the value of the merger consideration to be received by the shareholders of Valencia Bank & Trust or make any other change which by law requires further approval by the shareholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.









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


         STOCK OPTION AGREEMENT BETWEEN UNION BANK OF CALIFORNIA, N.A.
                            AND VALENCIA BANK & TRUST

     When we signed the merger agreement we also signed a stock option agreement under which Valencia Bank & Trust granted to Union Bank of California, N.A. an option to purchase common stock representing approximately 19.9% of the pro forma outstanding shares of Valencia Bank & Trust, exclusive of the shares issued upon exercise of the option, exercisable only under certain circumstances specified in the option. Union Bank of California, N.A. has the right to purchase up to 319,320 shares of Valencia Bank & Trust at an exercise price of $34.13 per share. The exercise price is subject to adjustment in certain circumstances. Valencia Bank & Trust agreed to grant this option in order to induce Union Bank of California, N.A. to enter into the merger agreement. The option could have the effect of discouraging other companies from trying to acquire Valencia Bank & Trust before completion of the merger. The following is a summary of the material provisions of the stock option agreement, Exhibit A to the merger agreement which is attached as Annex A of this document. We urge you to read the stock option agreement.

EXERCISE OF STOCK OPTION

     Valencia Bank & Trust is not required to issue shares upon exercise of the option until all legal requirements have been fulfilled. The stock option agreement provides that Union Bank of California, N.A. may elect to exercise its option in whole or in part only after the occurrence of any of the following "Purchase Events:"

     o Valencia Bank & Trust or any of its subsidiaries, without prior written consent of Union Bank of California, N.A., recommends, publicly announces an intention to recommend, or enters into an agreement with any person (other than Union Bank of California, N.A. or any of its subsidiaries) to effect any of the following acquisition transactions:

          [X] a merger, consolidation or similar transaction involving Valencia Bank & Trust or any of its subsidiaries,

          [X] a purchase, lease or other acquisition of all or substantially all of the assets of Valencia Bank & Trust, or

          [X] a purchase or other acquisition (by merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting shares of Valencia Bank & Trust, (each an "Acquisition Transaction");

     o any person or group of persons acting in concert (other than Valencia Bank & Trust or any of its subsidiaries) acquires the beneficial ownership of or the right to acquire securities representing 24.99% or more of the voting shares of Valencia Bank & Trust;

     o the shareholders of Valencia Bank & Trust fail to approve the merger at a shareholders meeting held for that purpose, such a shareholders meeting fails to occur prior to termination of the merger agreement, or Valencia Bank & Trust's board of directors withdraws or modifies (in a manner adverse to Union Bank of California, N.A.) its recommendation to shareholders that they approve the merger, in each case after there has been a public announcement that any person (other than Union Bank of California, N.A. or any of its subsidiaries) has

          [X] made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction,

          [X] commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer, or

          [X] filed an application or notice with the Department of Financial Institutions or other federal or state bank regulatory authority, which has been accepted for processing, for approval to engage in an Acquisition Transaction;

     o any person (other than Union Bank of California, N.A. or other than in connection with a transaction to which Union Bank of California, N.A. has given its prior written consent) has filed an application or notice with the Department of Financial Institutions or other federal or state bank regulatory authority, which is accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer;

     o Valencia Bank & Trust has willfully breached any covenant or obligation in the merger agreement in anticipation of engaging in a Purchase Event entitling Union Bank of California, N.A. to terminate the merger agreement; or

     o Valencia Bank & Trust makes a public announcement of its proposed or actual authorization, recommendation or endorsement of an Acquisition Transaction, exchange offer or tender offer.

"Exchange offer" and "tender offer" mean the commencement by any person of, or the filing by any person of a registration statement or a tender offer schedule with the SEC with respect to, a tender offer or exchange offer to acquire or control 10% or more of Valencia Bank & Trust's stock (other than filings by Union Bank of California, N.A. or any of its subsidiaries).

TERMINATION OF STOCK OPTION

     The stock option will terminate to the extent not previously exercised upon the earliest to occur of:

     o    the effective time of the merger,

     o termination of the merger agreement in accordance with its terms before a Purchase Event occurs (except a termination due to a breach of the merger agreement by Valencia Bank & Trust), or

     o 12 months after the termination of the merger agreement or after the occurrence of a Purchase Event, whichever is earlier.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTION

     The number and type of securities subject to the option and the purchase price of shares will be adjusted for any stock split, reverse split, dividend, exchange of shares or similar transaction relating to the common stock of Valencia Bank & Trust, so that Union Bank of California, N.A. will receive upon exercise the same number and type of securities as if the option had been exercised immediately before the change. The number of shares subject to an option will also be adjusted if Valencia Bank & Trust issues additional common stock, so that the number of shares of common stock subject to the option represents 19.9% of issued and outstanding common stock of Valencia Bank & Trust including any shares previously issued as a result of exercise of the option.

     In the event of a capital reorganization, merger or consolidation of Valencia Bank & Trust with or into another corporation, or the sale of all or substantially all of its assets to any other person, then, as a part of any such transaction, provision will be made so that Union Bank of California, N.A. will be entitled to receive an option of the succeeding corporation or any person that controls the succeeding corporation having a comparable value to the previous option.

REPURCHASE OF OPTION AND OPTION SHARES

     Union Bank of California, N.A. can require Valencia Bank & Trust to repurchase the option or the shares of common stock received upon exercise of the option for one year after a repurchase event occurs. A repurchase event occurs whenever Valencia Bank & Trust enters into an agreement:

     o to consolidate with or merge into any person (other than Union Bank of California, N.A. or one of its subsidiaries), and is not the surviving corporation;

     o to permit any person (other than Union Bank of California, N.A. or one of its subsidiaries), to merge into Valencia Bank & Trust and Valencia Bank & Trust shall be the surviving corporation and, as a result, Valencia Bank & Trust's outstanding shares are changed into or exchanged for stock or other securities of itself or another person, or cash or any other property, or its outstanding shares immediately prior to the merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

     o to sell or otherwise transfer all or substantially all of its assets to any person, (other than Union Bank of California, N.A. or one of its subsidiaries).

     The one-year period may be extended for any period during which Valencia Bank & Trust is legally prohibited from making the repurchase. The repurchase price for the repurchase of shares is the highest of:

     o    100% of the option exercise price;

     o the highest price paid or agreed to be paid for Valencia Bank & Trust's stock by the acquiror in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10% or more of Valencia Bank & Trust's common stock for the prior one-year period; and

     o in the event of a sale of all or substantially all of Valencia Bank & Trust's assets, the sum of the sale price and the current market value of Valencia Bank & Trust's remaining assets, divided by Valencia Bank & Trust's outstanding shares.

     Subject to applicable regulatory restrictions, from and after a repurchase event or after Valencia Bank & Trust receives official notice that an approval of the Department of Financial Institutions, or any other regulatory authority, required for the exercise of the option and purchase of the option shares will not be issued or granted, Union Bank of California, N.A. shall have the right to require Valencia Bank & Trust to purchase some or all of the options. Union Bank of California, N.A. is entitled to receive the foregoing purchase price less the option exercise price for each share.

REGISTRATION RIGHTS

     Union Bank of California, N.A. has certain rights to require Valencia Bank & Trust to register with the SEC the sale of common stock purchased pursuant to option exercise.

EFFECT OF STOCK OPTION AGREEMENT

     The stock option is intended to increase the likelihood that the merger will be completed under the merger agreement. As a result, certain aspects of the option may have the effect of discouraging persons who might now or before completion of the merger be interested in acquiring all of or a significant interest in Valencia Bank & Trust, even if they were prepared to offer higher consideration for Valencia Bank & Trust than that provided in the merger agreement.

                        OPERATIONS FOLLOWING THE MERGER

     As a result of the merger, Valencia Bank & Trust will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing Valencia Bank & Trust system and to maintain and expand certain of the activities of Valencia Bank & Trust. Union Bank of California, N.A. will convert Valencia Bank & Trust branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

                           REGULATION AND SUPERVISION

DISCUSSION

     UnionBanCal Corporation and its controlling shareholder The Bank of Tokyo-Mitsubishi, Ltd. are subject to regulation under the Bank Holding Company Act of 1956, as amended, which subjects them to Federal Reserve Board reporting and examination requirements. Generally, the Bank Holding Company Act restricts any investment that UnionBanCal Corporation may make to no more than 5 percent of the voting shares of any non-banking entity, and UnionBanCal Corporation may not acquire more than 5 percent of the voting shares of any domestic bank without the prior approval of the Federal Reserve Board. UnionBanCal Corporation's activities are limited, with some exceptions, to banking, the business of managing or controlling banks, and other activities which the regulatory authorities deem to be so closely related to banking as to be a "proper incident thereto." Additionally, The Bank of Tokyo-Mitsubishi, Ltd. is subject to regulation by the Japan Financial Services Agency.

     Union Bank of California, N.A. and most of its subsidiaries are regulated by the Office of the Comptroller of the Currency. UnionBanCal Corporation's subsidiaries are also subject to extensive regulation, supervision, and examination by various other federal and state regulatory agencies. In addition, Union Bank of California, N.A. and its subsidiaries are subject to certain restrictions under the Federal Reserve Act, including restrictions on affiliate transactions. Dividends payable by Union Bank of California, N.A. to UnionBanCal Corporation are subject to a formula imposed by the Comptroller of the Currency unless express approval is given to deviate from the formula.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires federal bank regulatory authorities to take "prompt corrective action" in dealing with inadequately capitalized banks. FDICIA establishes five tiers of capital measurement ranging from "well-capitalized" to "critically undercapitalized." It is UnionBanCal Corporation's policy to maintain capital ratios at or above the required minimum capital adequacy levels for both Union Bank of California, N.A. and UnionBanCal Corporation. Management believes Union Bank of California, N.A. met the requirements of a "well-capitalized" institution, at June 30, 2002.

     Furthermore, the activities of UnionBanCal Corporation's subsidiaries HighMark Capital Management, Inc., a registered investment advisor, and UBOC Investment Services, Inc., a registered broker-dealer, are subject to the rules and regulations of the Securities and Exchange Commission as well as state securities regulators. UBOC Investment Services, Inc. is also subject to the rules and regulations of the National Association of Securities Dealers.

     Armstrong/Robitaille, Inc., an indirect subsidiary of Union Bank of California, N.A., is subject to the rules and regulations of the California Department of Insurance as well as insurance regulators of other states.

     Deposits of Union Bank of California, N.A. are insured up to regulatory limits by the Federal Deposit Insurance Corporation (FDIC), and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund
(BIF) administered by the FDIC. Union Bank of California, N.A. currently pays no insurance assessments on these deposits under the FDIC's risk-related assessment system. Although there are no definite plans to raise assessment rates in the second half of 2002, UnionBanCal Corporation can give no assurances as to the future level of such insurance premiums.

     There are additional requirements and restrictions in the laws of the United States and the states of California, Oregon, and Washington, as well as other states in which Union Bank of California, N.A. and its subsidiaries may conduct operations. These include restrictions on the amount of loans and the nature and amount of investments, as well as activities as an underwriter of securities, the opening and closing of branches and the acquisition of other financial institutions. Union Bank of California, N.A. is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act activities. The Community Reinvestment Act generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and the Community Reinvestment Act into account when regulating and supervising other activities.

     The international activities of Union Bank of California, N.A. are subject to the laws and regulations of the jurisdiction where business is being conducted which may change from time to time and affect Union Bank of California, N.A.'s business opportunities and competitiveness in these jurisdictions. Furthermore, due to the controlling ownership of UnionBanCal Corporation by The Bank of Tokyo-Mitsubishi, Ltd., regulatory requirements adopted or enforced by the Government of Japan and the Japan Financial Services Agency may have an effect on the activities and investments of Union Bank of California, N.A. and UnionBanCal Corporation in the future.

     On November 2, 1999 President Clinton signed into law the Gramm-Leach-Bliley Act (the "GLB Act"), key portions of which became effective on March 11, 2000. The GLB Act repeals provisions of the Glass-Steagall Act, which prohibited commercial banks and securities firms from affiliating with each other and engaging in each other's businesses. Thus, many of the barriers prohibiting affiliations between commercial banks and securities firms have been eliminated. The Bank Holding Company Act is also amended by the GLB Act, to allow new "financial holding companies" to offer banking, insurance, securities and other financial products. Specifically, the GLB Act amends section 4 of the Bank Holding Company Act in order to provide a framework for the engagement in new financial activities. Bank holding companies such as UnionBanCal Corporation may elect to become a financial holding company if all of their subsidiary depository institutions are well-capitalized and well-managed. Under current Federal Reserve Board interpretations, a foreign bank, such as The Bank of Tokyo-Mitsubishi Ltd., which owns a subsidiary U.S. bank holding company, must make the election on behalf of itself and its U.S. holding company. In addition, the foreign bank must be well capitalized and well managed in accordance with standards comparable to those required of U.S. banks as determined by the Federal Reserve Board and must have a satisfactory or better Community Reinvestment Act rating. UnionBanCal Corporation does not expect that The Bank of Tokyo-Mitsubishi, Ltd. will make a financial holding company election in the immediate future.

     Under the GLB Act, "financial subsidiaries" of banks may engage in some types of activities beyond those permitted to banks themselves, provided certain conditions are met. In 2000, Union Bank of California, N.A. filed a "Financial Subsidiary Certification" with the OCC that the applicable conditions were met at that time. Although Union Bank of California, N.A. does not presently have any "financial subsidiaries," this certification would expedite the process for the Bank to form or acquire "financial subsidiaries," if it decides to do so. Under the GLB Act, national banks (as well as FDIC-insured state banks, subject to various requirements), such as Union Bank of California, N.A., are permitted to engage through these "financial subsidiaries" in certain financial activities permissible for affiliates of financial holding companies. However, to be able to engage in such activities, the national bank must also be well-capitalized and well-managed and receive at least a "satisfactory" rating in its most recent Community Reinvestment Act examination. In addition, if the national bank ranks as one of the 50 largest insured banks in the United States, as Union Bank of California, N.A. does, it must have an issue of outstanding long-term debt rated in one of the 3 highest rating categories by an independent rating agency, and Union Bank of California, N.A. presently does not have an issue of outstanding long-term debt. If the national bank falls within the next group of 50, it must either meet the debt rating test described above or satisfy a comparable test jointly agreed to by the Federal Reserve Board and the Treasury Department. No debt rating is required for a national bank not within the top 100 largest insured banks in the United States.

     Valencia Bank & Trust is a California chartered bank insured by the FDIC, and as such is subject to regulation, supervision and regular examination by the Department of Financial Institutions and the FDIC. The FDIC is Valencia Bank & Trust's primary federal regulator. The regulations of these agencies affect most aspects of Valencia Bank & Trust's business and prescribe permissible types of loans and investments, the amount of required reserves, requirements for branch offices, the permissible scope of its activities and various other requirements.

     In addition to federal banking law, Valencia Bank & Trust is also subject to applicable provisions of California law. Under California law, a state chartered bank is subject to various restrictions on, and requirements regarding, its operations and administration including the maintenance of branch offices and automated teller machines, capital and reserve requirements, deposits and borrowings, shareholder rights and duties, and investments and lending activities. California law permits a state chartered bank to invest in the stock and securities of other corporations, subject to either general authorization or, depending on the amount of the proposed investment, specific authorization from the Department of Financial Institutions. FDICIA, however, imposes limitations on the activities and equity investments of state chartered, federally insured banks. FDICIA also prohibits a state bank from engaging as a principal in any activity that is not permissible for a national bank, unless the bank is adequately capitalized and the FDIC approves the activity after determining that such activity does not pose a significant risk to the deposit insurance fund. FDIC rules permit bank subsidiaries, without prior specific FDIC authorization, to engage in activities approved by the Federal Reserve Board for bank holding companies. Other activities generally require specific FDIC approval, and in approving applications the FDIC may impose additional restrictions on such activities.

     Federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations both for transactions reported on the balance sheet as assets and for transactions, such as letters of credit and recourse agreements, which are recorded as off balance sheet items. A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off balance sheet items. The regulators measure risk-adjusted assets and off balance sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital generally consists of common stock, retained earnings, and certain types of qualifying preferred stock, less most other intangible assets. Tier 2 capital may consist of a limited amount of the allowance for loan and lease losses, certain types of preferred stock not qualifying as Tier 1 capital, term subordinated debt and certain other instruments with some characteristics of equity. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off balance sheet items of 8%, and a minimum ratio of Tier 1 capital to adjusted average risk-adjusted assets and off balance sheet items of 4%.

     In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to adjusted average total assets, referred to as the leverage capital ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum. The effective minimum leverage ratio, for all practical purposes, must be at least 4% or 5%. As of June 30, 2002, Valencia Bank & Trust's ratios exceeded applicable regulatory requirements.

     The terrorist attacks in September, 2001, have impacted the financial services industry and have already led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act").

     Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLAFATA"). IMLAFATA authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures may include enhanced recordkeeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions.

     Among its other provisions, IMLAFATA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLAFATA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLAFATA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLAFATA also amends the Bank Holding Company Act and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

     The Department of the Treasury and its Financial Crimes Enforcement Network issued an interim rule on July 19, 2002 advising financial institutions on how to comply with the statutory provisions of section 312 of IMLAFATA, pending issuance of the final rule that will be published by October 25, 2002. Whether or not final regulations are adopted, IMLAFATA becomes effective during 2002. Additional regulations have been adopted during 2002, and additional regulations may be adopted to implement minimum standards to verify customer identity, to encourage cooperation among financial institutions, federal banking agencies, and law enforcement authorities regarding possible money laundering or terrorist activities, to prohibit the anonymous use of "concentration accounts," and to require all covered financial institutions to have in place a Bank Secrecy Act compliance program.

CONCLUSION

     Changes in the laws, regulations, or policies that impact UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust cannot necessarily be predicted and may have a material effect on their business. UnionBanCal Corporation, Union Bank of California, N.A. and Valencia Bank & Trust cannot be certain of the effect of the foregoing legislation on their business, although there is likely to be consolidation among financial institutions and increased competition for them.

                   INFORMATION ABOUT UNIONBANCAL CORPORATION

GENERAL

     UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and is among the oldest banks on the West Coast, having roots as far back as 1864. We were formed as a result of the combination of Union Bank of California, N.A. with BanCal Tri-State Corporation on April 1, 1996. At June 30, 2002, Union Bank of California, N.A., our bank subsidiary, was the third largest commercial bank in California, based on total assets and total deposits. As of August 27, 2002, we were approximately 65 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and 35 percent owned by other shareholders. We provide a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, primarily in California, Oregon, and Washington, but nationally and internationally as well.

       MARKET PRICE AND DIVIDEND INFORMATION FOR UNIONBANCAL CORPORATION

MARKET INFORMATION

     UnionBanCal Corporation's common stock is listed on the New York Stock Exchange under the symbol UB. As of June 30, 2002, our common stock was held by approximately 2,220 registered shareholders. During 2000 and 2001, the average daily trading volume of our common stock was approximately 445,221 shares and 418,531 shares, respectively. At December 31, 1999, 2000 and 2001, our common stock closed at $39.44 per share, $24.06 per share, and $38.00 per share, respectively. The following table presents stock quotations for each quarterly period for the two years ended December 31, 2001, the six months ended June 30, 2002 and on September __, 2002:


                                     2000                           2001                           2002
                                     ----                           ----                           ----
                              HIGH            LOW           HIGH            LOW            HIGH            LOW
                              ----            ---           ----            ---            ----            ----
First quarter.........       $37.25         $24.75         $30.26          $24.81         $44.80          $34.70

Second quarter........        35.25          18.52          34.67           26.38          49.83           43.05

Third quarter.........        25.69          18.38          38.70           32.15

Fourth quarter........        24.25          18.88          39.14           28.92

----------------------------------------------------------------------------------------------------------------

                             HIGH            LOW
                             ----            ---
CLOSE OF BUSINESS ON
SEPTEMBER     , 2002        $_____         $_____
--------------------

     Our board of directors maintained a $0.25 per share quarterly dividend in 2000, 2001 and the first quarter of 2002, which was increased to $0.28 per share for the second and third quarters of 2002. Future dividends will depend upon our earnings, financial condition, capital requirements and other factors as our board of directors may deem relevant.

     We offer a dividend reinvestment and stock repurchase plan that allows shareholders to reinvest dividends in our common stock at 5 percent below the market price. The Bank of Tokyo-Mitsubishi, Ltd. did not participate in the plan during 2000 and 2001 and through the date of this document.

                    INFORMATION ABOUT VALENCIA BANK & TRUST

GENERAL

     Valencia Bank & Trust is a California state chartered commercial bank headquartered in Santa Clarita, California, which was originally organized as a national banking association on October 13, 1986 under the name "Valencia National Bank," and commenced operations on October 15, 1987. On September 1, 1998 Valencia Bank & Trust was converted into a California state-banking corporation under its current name. Valencia Bank & Trust operates five full-service branch offices in the Santa Clarita and Antelope Valleys of Southern California and a loan production office in Oxnard, California. Valencia Bank & Trust's customers consist primarily of small to medium sized businesses, professionals, high net worth individuals and consumers. At June 30, 2002, Valencia Bank & Trust had consolidated assets of $267.2 million, deposits of $232.4 million and shareholders' equity of $20.4 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion and analysis reviews the financial condition and results of operation of Valencia Bank & Trust as of and for the years ended December 31, 2001, 2000 and 1999 and as of and for the six months ended June 30, 2002 and 2001. The discussion should be read in conjunction with the financial statements of Valencia Bank & Trust and the notes related thereto presented below. All share and per share information set forth herein has been adjusted to reflect stock dividends, a 2 for 1 stock split effective June 15, 1998 and the merger with First Valley National Bank effective December 1, 1999, which was accounted for as a pooling of interests.

OVERVIEW

     Valencia Bank & Trust merged with First Valley National Bank, effective December 1, 1999. The merger was accounted for as a pooling of interests. Therefore, all financial data presented herein has been retroactively adjusted as if the merger had occurred on the day Valencia Bank & Trust commenced operations.

     Valencia Bank & Trust's primary source of revenue is net interest income, which is the difference between interest and fees derived from earning assets and interest paid on liabilities obtained to fund those assets. Valencia Bank & Trust's net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities. It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing liabilities. Valencia Bank & Trust's noninterest expenses consist primarily of employee compensation and benefits, occupancy and equipment expenses and other operating expenses. Valencia Bank & Trust's results of operations are also affected by its provision for loan losses. Results of operations may also be affected by other factors, including general economic and competitive conditions, mergers and acquisitions of other financial institutions within Valencia Bank & Trust's market area, changes in interest rates, government policies and actions of regulatory agencies.

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     SUMMARY

     Net Income for the six-months ended June 30, 2002, was $1,529,000, an increase of $240,000 or 18.6% over net income for the same period in the prior year, which was $1,289,000. As a result, diluted earnings per share for the six-months ended June 30, 2002, and June 30, 2001 were $0.85 and $0.72, respectively. Total Revenues for the six-months ended June 30, 2002, were $8,630,000, as compared to $8,936,000 for the same period in the prior year, a decrease of 3.4%.

     The Bank's net interest income for the six-months ended June 30, 2002, was $5,593,000, a 19.2% increase over the $4,694,000 reported for the same period in the prior year. This was due to the increased volume of the loan portfolio and investment securities offset by lower yields on the loan and investment portfolios as compared to the same period of 2001. Also, the average rate on interest-bearing deposits decreased in the six-month period ended June 30, 2002 as compared to the same period of 2001 on a higher average volume. The Bank's net interest margin increased 0.06% from 4.45% for the six-months ended June 30, 2001, to 4.51% for the six-months ended

June 30, 2002. This reflected a decrease in the yield on earning assets of 1.34%, coupled with interest expense rate decreases of 2.19%. The overall change represented a decline of 1.35% in the Bank's net interest margin after the provision for loan losses for the six-months ended June 30, 2002, as compared to the results of operations for the same period in the prior year.

     For the six-month period ended June 30, 2002, the Bank's annualized return on average assets was 1.19% and its return on average common equity was 15.69%, as compared to 1.15% and 14.88%, respectively, for the comparable period in 2001.

     Overall asset growth between December 31, 2001, and June 30, 2002, was $17.6 million or 7.1%. Deposit growth within this time frame was $17.7 million, or approximately 8.2%, while the use of borrowed funds decreased $1.4 million, and capital increased $1.6 million during this period.

     Asset growth during the period under discussion was primarily centered in loans, which grew $9.4 million, or 6.1%, from $154.1 million as of December 31, 2001, to $163.5 million as of June 30, 2002. This loan growth was partially offset by a decrease in investment securities of $0.7 million for the six-months ended June 30, 2002. The securities decrease was due to principal paydowns of the Mortgage-Backed Securities. Federal Funds sold increased 44.7% during this time period from $13.4 million to $19.4 million.

     Shareholders' equity was $18.8 million as of December 31, 2001, as compared to $20.4 million as of June 30, 2002. This increase of $1.6 million was due to the year-to-date earnings of the Bank and the issuance of common stock in connection with the exercise of stock options partially offset by a decrease in accumulated other comprehensive income. The Bank's total capital to total risk weighted assets was 11.59% as of June 30, 2002, as compared to 11.16% as of December 31, 2001, and its Tier I capital to total risk weighted assets was 10.34% and 10.02%, respectively. The Bank's tangible equity ratio changed from 7.44% to 7.89% over the same period and all of the Bank's capital ratios exceeded the minimum regulatory guidelines for "well capitalized" of 10%, 6%, and 5%, respectively, for both of the periods reported.

     NET INTEREST INCOME

     The Bank earns income from two primary sources: net interest income brought about by the successful deployment of earning assets less the costs of interest-bearing deposits and net noninterest income which is generated by service charges and fees charged for services provided, less the operating costs of providing the full-range of banking services to our customers.

     Net interest income increased from $4,694,000 during the six-months ended June 30, 2001 to $5,593,000 during the six-months ended June 30, 2002, which represents an increase of $899,000 or 19.2%. Growth in net interest income was driven by an increase in earning assets and by an increase in net interest margin. The Company's net interest margin increased to 4.51% for the six-months ended June 30, 2002 from 4.45% for the six-months ended June 30, 2001. Average earning assets increased $27.7 million or 13.71% from $202.0 million for the six-months ended June 30, 2001 to $229.7 for the six-months ended June 30, 2002.

     For the first six-months of 2002, the yield on earning assets decreased from 7.54% to 6.20%. This decrease is the result of a combination of rate and volume variances. The rate reductions were a continuation of the impact from the result of eleven rate decreases made by the Federal Open Market Committee in 2001. The growth of the loan portfolio was $9.9 million or 17.59% in commercial real estate loans, $0.8 million, or 2.31% in commercial loans, $2.5 million, or 5.70% in consumer loans and $4.8 million, or 84.64% in construction loans. Overall, average portfolio loans increased $17.6 million. Yield paid on interest bearing liabilities decreased to 1.89%, for the six-months ended June 30, 2002, as compared to 4.08% for the same period in 2001.

     As indicated in the Average Balances and Rates table, earnings rates on the Bank's taxable investment securities decreased from 5.90% during the six-months ended June 30, 2001, to 5.10% for the six-months ended June 30, 2002, on a higher average volume.

     The rate earned on the Bank's federal funds sold balances during the six-months ended June 30, 2002, and 2001, decreased by 327 basis points, to 1.64% for June 30, 2002, from 4.91% for June 30, 2001, or 66.6%
decrease on a slightly higher average balance. During this period between June 30, 2001 and 2002, the average federal funds sold balance decreased by less than $0.1 million, or 0.1%.

     With the increase in average earning assets in 2002, the Company's funding levels also increased as average interest bearing liabilities increased $14.8 million, or 10.4%. The average balance of higher cost time deposits decreased $8.5 million, during the first six-months of 2002 as compared to the same period one-year ago. The growth in money market deposits in 2002 is a result of the Company's efforts to fund earning asset growth. The rate paid on average interest bearing liabilities decreased from 4.08% for June 30, 2001 to 1.89% for June 30, 2002, a 53.7% decrease.

     The Bank's rate paid on average borrowed funds during the six-months ended June 30, 2002, as compared to June 30, 2001, decreased by 377 basis points from 5.36% for June 30, 2001 to 1.59% for June 30, 2002. Borrowed funds primarily represent repurchase agreement activities between the Bank and its non-deposit customers and the average volume has been increasing as more customers utilize this product.



        ============================ =============================== ==================================
        AVERAGE BALANCES AND RATES         FOR THE SIX-MONTHS               FOR THE SIX-MONTHS
        (dollars in thousands,                   ENDED                             ENDED
        except per share data)               JUNE 30, 2002                     JUNE 30, 2001
        ---------------------------- ------------------------------- ----------------------------------
                                     Average  Income/     Average    Average     Income/    Average
                                     Balance  Expense     Rate/Yield Balance     Expense    Rate/Yield
                                     -------- ----------  ---------- ----------- ---------- -----------
        ASSETS
        INTEREST EARNING ASSETS
        -----------------------
        Loans, net (1).............. $157,616     $5,527    7.07%       $139,967     $5,794    8.35%
        Securities - taxable........   42,459      1,082    5.10%         35,097      1,026    5.90%
        Securities - non-taxable(2).    6,784        121    3.56%            489         11    4.47%
        Federal funds sold..........   15,873        130    1.64%         15,889        387    4.91%
        Interest earning deposits...    6,962        200    5.78%         10,513        338    6.48%
                                     -------- ----------             ----------- ----------
           Total interest earnings
               assets............... $229,694     $7,060    6.20%      $201,955      $7,556    7.54%
                                     -------- ----------             ----------- ----------
        NONINTEREST EARNING ASSETS
        --------------------------
        Cash and due from banks.....   18,324                             15,715
        Premises and equipment, net     3,270                              3,266
        Other real estate owned,
        net.........................        -                                  -
        Accrued interest and other
             assets.................    6,724                              4,172
                                     --------                        -----------
           Total noninterest
              earning assets........   28,318                             23,153
                                     --------                        -----------
             TOTAL ASSETS .......... $258,012                           $225,108
                                     ========                        ===========

        LIABILITIES AND
        SHAREHOLDERS' EQUITY

        INTEREST BEARING DEPOSITS
        -------------------------
        Money market................ $ 50,592     $  448    1.79%       $ 37,457     $  602    3.24%
        NOW.........................   20,947         30    0.29%         19,533         98    1.00%
        Savings.....................   12,543         40    0.65%         10,025         99    1.99%
        Time deposits, $100,000
          and over..................   34,501        501    2.93%         42,997      1,223    5.74%
        Time deposits, under
        $100,000....................   22,210        326    2.96%         25,862        692    5.40%
                                     -------- ----------             -----------
           Total interest-bearing
               deposits.............  140,793      1,345    1.93%        135,874      2,714    4.03%

        Other borrowed funds........   15,427        122    1.59%          5,567        148    5.36%
                                     -------- ----------             ----------- ----------
           Total interest-bearing
               liabilities.......... $156,220     $1,467    1.89%       $141,441     $2,862    4.08%
                                     -------- ----------             ----------- ----------

        Demand deposits.............   80,562                             64,838
        Accrued interest payable
        and other liabilities.......    1,584                              1,357
                                     --------                        -----------
           Total noninterest-
             bearing liabilities.... $ 82,146                           $ 66,195
        Shareholders' equity........   19,646                             17,472
                                     --------                        -----------
           TOTAL LIABILITIES AND
             SHAREHOLDERS' EQUITY... $258,012                           $225,108
                                     ========                        ===========
        NET INTEREST INCOME.........              $5,593                             $4,694
                                              ==========                         ==========
        NET INTEREST SPREAD (3).....                        4.31%                              3.46%
                                                          ==========                        ===========
        NET INTEREST MARGIN (4).....                        4.51%                              4.45%
                                                          ==========                        ===========

---------------------------

(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $(205) and $(200) for the six months ended June 30, 2002 and 2001, respectively. Loans are net of the allowance for probable loan losses, deferred fees and related direct costs.
(2) Yields on tax exempt income have not been computed on a tax equivalent basis because the percentage of tax-exempt securities is minimal.
(3) Represents the annualized average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Represents annualized net interest income (after provision for loan losses) as a percentage of interest-earning assets.


     NONINTEREST INCOME / EXPENSE

     The Bank's results for the six-months ended June 30, 2002, reflect a higher level of noninterest income when compared to the six-months ended June 30, 2001. Overall, noninterest income has increased by 13.7% from $1.4 million to $1.6 million for the six-months ended June 30, 2002 as compared to the same period in 2001. Service charges on deposit accounts accounted for approximately 77.4% of all noninterest income for the six-months ended June 30, 2002, as compared to 75.0% for the same period ended June 30, 2001.

     Noninterest expenses have increased to $4.1 million during the six-months ended June 30, 2002 as compared to $3.6 million for the same period of 2001. The increase was $483,000, or 13.3%. Salary costs have increased due to an increase in staff for the increasing asset base. Also impacting noninterest expense is the additional cost of providing deposit services to a larger depositor base.

     The primary sources of noninterest income and noninterest expense are noted on the following Noninterest Income/Expense Table, which reflects the values of noninterest income and expense as a percentage of average-earning assets.

   =============================================================================
   NONINTEREST INCOME/EXPENSE
   (DOLLARS IN THOUSANDS)                        FOR THE SIX-MONTHS
                                                   ENDED JUNE 30,
                                     -------------------------------------------
   NONINTEREST INCOME                         2002                  2001
   ------------------                   ------------------   -------------------
   Service charges on deposit
     accounts....................         $1,214   1.16%       $1,035   1.03%
   Other.........................            355   0.34%          345   0.34%
                                        ---------            ---------
     Total interest income.......         $1,569               $1,380
                                        =========            =========
     As a percentage of average
     earning assets..............                  1.50%                1.38%

   NONINTEREST EXPENSE
   Salaries and employee benefits         $2,046   1.95%       $1,658   1.66%
   Occupancy costs...............            478   0.46%          460   0.46%
   Data processing costs.........            479   0.46%          424   0.42%
   Other professional fees.......            163   0.16%          164   0.16%
   Other costs...................            947   0.90%          924   0.92%
                                        ---------            ---------
     Total noninterest expense            $4,113               $3,630
                                        =========            =========
     As a percentage of average
     earning assets..............                  3.93%                3.62%

   Net noninterest expense as a
   percentage of earning assets                    2.43%                2.25%
   =============================================================================

     The Bank's full time equivalent staff stood at 81 and 78 at June 30, 2002, and 2001, respectively. Personnel costs approximated 49.7% of total noninterest expense during the six-months ended June 30, 2002 and 45.7% for the same period in 2001. This increase in percentage was due to an increase in staff and other benefits. Generally, the Bank's staffing levels reflect its approach to provide exceptional customer service.

     During the six-months ended June 30, 2002, occupancy expenses remained unchanged at approximately 0.46% of average earning assets and comprised about 11.6% of total noninterest expenses, compared to 0.46% of average earning assets and 12.7% of total noninterest expenses for the same period of the prior year. Data processing expenses increased to 0.46% of average earning assets for the six-months ended June 30, 2002 and comprised 11.6% of total noninterest expenses, compared to 0.42% for the six-months ended June 30, 2001 and 11.7% of total noninterest expenses for the same period.

     Other professional fees remained unchanged during the six-months ended June 30, 2002, at 0.16% of average earning assets, compared with the same period in the prior year. Other costs improved slightly as a percentage of earning assets to 0.90% from 0.92% for the six-months ended June 30, 2002, as compared to the same period in 2001.

     FINANCIAL CONDITION

     The components of the earning asset base for the Bank are the loan and investment securities portfolios and Federal Funds Sold. The structure and detail of the loan and investment securities portfolios vary significantly and are important considerations within any analysis of the financial condition of the Bank.

     LOAN PORTFOLIO

     A comparative schedule of the distribution of the Bank's loans as of June 30, 2002, December 31, 2001 and June 30, 2001, is presented in the Loan Distribution table. The amounts shown in the table are before net deferred loan origination fees or costs for loans in that category. Further, the figures noted for each category are presented as percentages of total loans.


======================================================================================================================
LOAN DISTRIBUTION
(dollars in thousands)

                                               JUNE 30, 2002            DECEMBER 31, 2001           JUNE 30, 2001
                                           -----------------------    ----------------------    ----------------------

                                           -----------------------    ----------------------    ----------------------
Commercial and Industrial...........                      $35,158                   $35,007                   $34,381
Real Estate
  Construction......................                        6,410                     9,287                     6,015
  Secured by Real Estate............                       73,434                    62,797                    59,308
                                           -----------------------    ----------------------    ----------------------
    Total Real Estate...............                       79,844                    72,084                    65,323

Consumer Loans......................                       48,187                    46,484                    46,448
Other (including overdrafts)........                          271                       490                       416
                                           -----------------------    ----------------------    ----------------------
     Gross Loans....................                     $163,460                  $154,065                  $146,568
                                           =======================    ======================    ======================

PERCENTAGE OF TOTAL LOANS
Commercial and Industrial...........                       21.51%                    22.72%                    23.46%
Real Estate:
  Construction......................                        3.92%                     6.03%                     4.10%
  Secured by Real Estate............                       44.92%                    40.76%                    40.46%
Consumer Loans......................                       29.48%                    30.18%                    31.69%
Other (including overdrafts)........                        0.17%                     0.31%                     0.28%
                                           -----------------------    ----------------------    ----------------------
       Total........................                      100.00%                   100.00%                   100.00%
                                           =======================    ======================    ======================

======================================================================================================================



     The balances for most loan categories as of June 30, 2002, have grown from those amounts noted as of December 31, 2001, 6.1% over the prior period noted. Improving local economics, the expansion of the local real estate markets, and dedicated business development activities were all reasons for the growth.

     The Bank's loan portfolio distribution reflected increases in commercial and industrial, secured by real estate and consumer categories of loans. The loans secured by real estate increased by approximately $10.6 million or 16.9% during the period from December 31, 2001, to $73.4 million as of June 30, 2002. Commercial and Industrial loans have increased $0.2 million, or 0.4% during the period from December 31, 2001 to June 30, 2002. Consumer loans have increased $1.7 million or 3.7% during the period from December 31, 2001, to $48.2 million, as of June 30, 2002.

     In the normal course of business, the Bank makes commitments to extend credit as long as there are no violations of any conditions established in the outstanding contractual arrangement. Commitments to extend credit were $23.3 million as of June 30, 2002, as compared to $25.2 million as of December 31, 2001. These commitments represented 14.3% and 16.4% of outstanding gross loans as of each of the periods noted.

     The Bank's stand-by letters of credit for June 30, 2002, were $1.6 million compared to $1.8 million for December 31, 2001. The total stand-by letters of credit represented 6.3% and 6.8% of total commitments outstanding as of June 30, 2002, and December 31, 2001, respectively.

     NON-ACCRUAL AND PAST DUE LOANS

     The following table presents comparative data for non-accrual and past due loans. Management's classification of a loan as non-accrual is an indication that there is reasonable doubt as to the collectability of principal or interest on the loan. At that point, the Bank stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. These loans may or may not be collateralized, but collection efforts are continuously pursued.


======================================================================================================================
NONPERFORMING ASSETS
(dollars in thousands)
                                                            JUNE 30,         DECEMBER 31, 2001         JUNE 30,
                                                              2002                                       2001
                                                       -------------------- --------------------- --------------------
LOANS 90 DAYS OR MORE PAST
   DUE & STILL ACCRUING:
(as to principal OR interest)
Commercial and industrial........................              $      -             $       -            $       -
Real Estate
  Construction...................................                     -                     -                    -
  Secured by Real Estate.........................                     -                     -                    -
Consumer Loans...................................                     -                     8                   33
Other............................................                     -                     -                    -
                                                        ------------------- --------------------- --------------------
          TOTAL .................................              $      -             $       8            $      33
                                                        =================== ===================== ====================

NON-ACCRUAL LOANS:
Commercial and industrial........................              $    298             $     349            $     301
Real Estate
  Construction...................................                     -                     -                    -
  Secured by Real Estate.........................                     -                     -                    -
Consumer Loans...................................                   105                   106                  138
Other............................................                     -                     1                    -
                                                        ------------------- --------------------- --------------------
          TOTAL .................................              $    403             $     456            $     439
                                                        =================== ===================== ====================
REPOSSESSED ASSETS:
Repossessed Assets...............................              $      -             $      97            $      25

Total Nonperforming assets.......................              $    403             $     561            $     497
                                                        =================== ===================== ====================
Nonperforming assets as percentage of total gross
loans............................................                 0.25%                 0.36%                0.34%

======================================================================================================================

     Total nonperforming assets decreased $158,000, or 28.2%, from $561,000 as of December 31, 2001, to $403,000 as of June 30, 2002. The components, loans 90 days or more past due and still accruing, non-accrual loans, other real estate owned and repossessed assets, decreased over the period ending June 30, 2002, from the levels reported as of December 31, 2001. At December 31, 2001 the Bank reported that a credit, in the amount of $1.8 million, had been internally, adversely classified. As of June 30, 2002, the balance has been reduced to $1.5 million, and has not yet become impaired.

     Although the Bank's overall credit quality has remained stable compared to last year, the Bank anticipates normal influxes of non-accrual loans as it further increases it lending activities. The Bank also expects some level of other real estate owned to occur, as aggressive collection activities are undertaken to resolve problem and non-accrual credits. The performance of any individual loan can be impacted by factors beyond the Bank's control, such as the interest rate environment or factors particular to a borrower, such as their suppliers or personal circumstances, and global issues such as the September 11, 2001, terrorist attack on the World Trade Center in New York and the economic impact that resulted from the event.

     ALLOWANCE FOR LOAN LOSSES

     Credit risk is inherent in the business of extending credit to individuals, partnerships, and corporations, and the Bank sets aside an allowance for loan losses through charges to earnings. The charges are reflected in the income statement as the provision for loan losses. The specifically identifiable and quantifiable losses are immediately charged off against the allowance.

     The Bank formally assesses the adequacy of the allowance for loan losses on a quarterly basis. An important step in this assessment and managing credit risk is to establish reserves for specifically identified impairment losses on all large loans and other loans where there is a question of repayment. A portion of the allowance for loan losses is then allocated to all other loans in an amount sufficient to cover the Bank's estimate for inherent losses not specifically identified that exists in these credits. This portion of the allowance is generally allocated based on their portfolio category and the extent of collateralization. The Bank's determination of the level of the allowance and corresponding provision for loan losses rests on various judgments and assumptions, including general economic conditions, loan portfolio composition, prior loan loss experience and the Bank's ongoing internal examination process and that of its regulators. The Bank considers the allowance for loan losses and allowance for unfunded commitments of $2.6 million as of June 30, 2002, adequate to cover losses inherent in the loan portfolio; however, no assurance can be given that changes in the current economic environment in the Bank's principal market area or other circumstances will not result in increased losses in the loan portfolio in the future.

     An analysis of the changes in the allowance for loan losses, including charge-offs and recoveries by category, is presented in the following table.


================================================================================
ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
                                                        FOR THE SIX-MONTHS
                                                          ENDED JUNE 30,
                                               ---------------------------------
BALANCES:                                             2002             2001
                                               ----------------   --------------
Average gross loans outstanding during period          $159,463         $141,459
Gross loans outstanding at end of period.....          $163,460         $145,568

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period.................           $ 2,149          $ 2,005
Provision charged to expense.................               436              240
Loan charge-offs ............................
     Commercial and industrial loans.........                10              120
     Real estate loans.......................                 -                -
     Consumer loans..........................                80              116
                                               ----------------   --------------
     Total loan charge-offs..................                90              236
Recoveries...................................
     Commercial and industrial loans.........                77                1
     Real estate loans.......................                 2                2
     Consumer loans..........................                17               34
                                                ---------------   --------------
     Total recoveries........................                96               37
Net loan charge-offs.........................                (6)             199
                                               ----------------   --------------
Balance, end of period.......................           $ 2,591          $ 2,046
                                               ================   ==============

RATIOS
------
Net charge-offs to average loans.............                -%            0.14%
Net charge-offs to loans at end of period....                -%            0.14%
Allowance for loan losses to gross loans at
     end of period...........................             1.59%            1.40%
Allowance for loan losses to net loans at
     end of period...........................             1.61%            1.41%
Net loan charge-offs to allowance for loan
     losses..................................           (0.23)%            9.73%
Net loan charge-offs to provision charged to
     operating expense.......................           (1.38)%           82.92%

================================================================================

     As shown as of June 30, 2002, the allowance for loan losses was $2.6 million or 1.59% of gross loans, as compared to $2.0 million or 1.40% of gross loans as of December 31, 2001. This percentage increase is attributed to the increased volume of loans in 2002 as mentioned in the loan portfolio discussion. The provision for loan losses was $435,000 for the six-months ended June 30, 2002 as compared to $240,000 for the same period of 2001. During the year-to-date 2002, the Bank has had a higher provision for loan losses than in the past, which is a result of the larger credits being originated and the Bank's internal loan grading system. Also contributing to this is the impact of the September 11, 2001, terrorist attack on the World Trade Center that has impacted the loan portfolio and resulted in an increase in the allowance for loan losses. In light of these developments, the Bank took steps to strengthen the credit process and revised certain credit policies and procedures.

     The following table reflects the allocation of the Bank's allowance for loan losses for the periods reported. The allowance for unfunded commitments was $24,000 as of June 30, 2002, as compared to $0 for the same period of 2001.


====================================================================================================================================
ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
                                                     JUNE 30, 2002              DECEMBER 31, 2001             JUNE 30, 2001
                                              ----------------------------- -------------------------- -----------------------------
                                                              % of Loans                 % of Loans                    % of Loans
                                                              in Category                in Category                   in Category
                                                               to Total                   to Total                      to Total
                                                 Amount          Loans        Amount       Loans           Amount        Loans
                                              -------------- -------------- ----------- -------------- -------------- --------------
Commercial and Industrial Loans.............         $  785         23.21%      $  595         22.72%       $    696         23.46%
Real Estate loans...........................          1,095         48.00%         928         46.79%            741         44.57%
Consumer Loans..............................            710         28.65%         619         30.18%            608         31.69%
Other.......................................              1          0.14%           7          0.31%           -             0.28%
                                              --------------                -----------                -------------- --------------
                TOTAL ......................         $2,591        100.00%      $2,149        100.00%       $  2,046           100%
                                              ==============                ===========                ============== ==============

====================================================================================================================================


     TIME DEPOSITS WITH OTHER BANKS

     Time deposits with other banks decreased from $8.4 million on December 31, 2001, to $5.3 million on June 30, 2002, a 36.5% decrease. Maturities of these time deposits were used to fund the increased loan demand. Time deposits with other banks are limited to the insured amounts.

     INVESTMENT SECURITIES

     The Bank's held-to-maturity securities primarily consist of long-term tax-exempt obligations, Mortgage Backed Securities and U.S. Treasury and Agency issues. The Bank's available-for-sale securities consist primarily of U.S. Treasury and Agency securities, which could be sold for liquidity needs and asset/liability concerns, with original maturities generally up to three years from the date of purchase.

     The investment portfolio serves several purposes: 1) the available-for-sale portion of the portfolio provides liquidity to even out cash flows from the loan and deposit activities of customers; 2) it provides a source of pledged assets for securing public deposits and borrowed funds; 3) it is a large base of assets, the maturity and interest rate characteristics of which can be changed more readily than the loan portfolio to better match changes in the deposit base and other funding sources of the Bank; 4) it is an alternative interest-earning use of funds when loan demand is light; and 5) it can provide partially tax exempt income.

     Total investments, including time deposits with banks, were $53.6 million at June 30, 2002, a 6.6% decrease from $57.5 million at December 31, 2001. This increase was primarily due to the investment securities purchased in December of 2001. The purchases were made as a result of excess funds that were being sold as overnight funds that were redeployed into higher yielding securities.

     Securities which were pledged as collateral on repurchase agreements, public deposits and for other purposes as required or permitted by law were $48.0 million and $46.6 million as of June 30, 2002, and December 31, 2001, respectively.

     The Investment Portfolio table below reflects the book and market values of the Bank's investment securities as of June 30, 2002, and December 31, 2001. The Maturity and Yield of Available-for-Sale and Held-to-Maturity Investments table summarizes data for each of the available-for-sale and held-to-maturity categories. Expected maturities may differ from contractual maturities because obligors may have the right to prepay certain obligations with or without penalties.

     There are no obligations originated by individual issuers, which are held by the Bank, which are in excess of the regulatory limitations imposed on the Bank. The allowable exceptions applicable to the Bank are the obligations of the United States and those for which the faith and credit of the United States are pledged for the payment of principal and interest.



======================================================================================================================
INVESTMENT PORTFOLIO
(dollars in thousands)

                                                         June 30, 2002                        December 31, 2001
                                                 ------------------------------        -------------------------------
Held-to-Maturity                                     Cost          Fair Value              Cost           Fair Value
                                                 -------------    -------------        --------------    -------------
  US Treasury securities....................           $3,949           $3,950                  $101             $103
  US Gov't agencies and corps...............           15,464           15,858                24,978           25,511
  Mortgage-backed securities................           21,000           21,167                18,003           17,884
  Federal Home Loan Bank....................              137              137                    45               45
  State and political subs..................            7,108            7,238                 4,700            4,704
                                                 -------------    -------------        --------------    -------------
                                                       47,658           48,350                47,827           48,247
Available-for-Sale
  US Treasury securities....................              151              155                   151              156
  US Gov't agencies and corps...............              500              509                 1,050            1,075
                                                 -------------    -------------        --------------    -------------
                                                          651              664                 1,201            1,231
                                                 -------------    -------------        --------------    -------------
Total Investment Securities.................          $48,309          $49,014               $49,028          $49,487
                                                 =============    =============        ==============    =============
======================================================================================================================


======================================================================================================================
MATURITY AND YIELD OF AVAILABLE-FOR-SALE INVESTMENT PORTFOLIO
(dollars in thousands)

                                                              June 30, 2002
                    --------------------------------------------------------------------------------------------------
                                         After One But          After Five
                                          Within Five           Years But
                    Within One Year          Years           Within Ten Years     After Ten Years          Total
                    ----------------    -----------------    -----------------    ----------------    ----------------
                    Amount   Yield       Amount   Yield       Amount   Yield       Amount   Yield     Amount   Yield
                    -------- -------    --------- -------    --------- -------    --------- ------    -------- -------
US Treasury
securities.......      $155  5.18%             -    -               -    -               -    -          $155  5.18%
US Gov't agencies
& corps...........      257  6.00%           252  6.63%             -    -               -    -           509  6.31%
                    --------            ---------            ---------            ---------           --------
  Total Investment
  Securities......     $412  5.69%          $252  6.63%             -    -               -    -          $664  6.05%
                    ========            =========            =========            =========           ========

======================================================================================================================


======================================================================================================================
MATURITY AND YIELD OF HELD-TO-MATURITY INVESTMENT PORTFOLIO
(dollars in thousands)
                                                              June 30, 2002
                    --------------------------------------------------------------------------------------------------
                                         After One But          After Five
                                          Within Five           Years But
                    Within One Year          Years           Within Ten Years     After Ten Years          Total
                    ----------------    -----------------    -----------------    ----------------    ----------------
                    Amount   Yield       Amount   Yield       Amount   Yield       Amount   Yield     Amount   Yield
                    -------- -------    --------- -------    --------- -------    --------- ------    -------- -------
US Treasury
  Securities......   $3,949   1.65%            -       -            -       -            -      -      $3,949   1.65%
US Gov't agencies
& corps...........    7,270   5.67%        8,194   5.57%            -       -            -      -      15,464   5.62%
Mortgage-backed
securities........        -       -       21,000   4.26%            -       -            -      -      21,000   4.26%
State & political
subs..............      270   6.57%        5,184   4.97%        1,654   5.12%            -      -       7,108   5.07%
                    --------            ---------            ---------            --------- ------    --------
  Total Investment
  Securities......  $11,489   4.31%      $34,378   4.68%       $1,654   5.12%            -      -     $47,521   4.61%
                    ========            =========            =========            =========           ========
======================================================================================================================

     The Bank's investment portfolio is primarily composed of four subsets: (1) "Fed Funds Sold", which are temporary overnight sales of excess funds to correspondent Banks, and are not detailed as an element within the Banks longer term investment portfolio, (2) U.S. Treasury and Agency issues for liquidity;
(3) State, county and municipal obligations which provide limited tax free income and pledging potential and (4) Mortgage Backed Securities. The relative distribution of these groups within the overall portfolio has varied somewhat over the periods noted, as regards the extent of U.S. Treasury and agency investments held.

     NON-EARNING ASSETS

     Non-earning assets are those assets that by their characteristics do not generate interest income for the Bank. A financial institution would prefer to minimize such assets, which are primarily composed of cash and due from balances, fixed assets and "other" assets. As of June 30, 2002 and December 31, 2001 such assets totaled $32.7 million and $26.3 million respectively.

     CASH AND DUE FROM BANKS

     Cash on hand and balances due from correspondent banks represent the major portion of the Bank's non-earning assets. As of June 30, 2002, and December 31, 2001, these two items comprised 8.4% and 6.5%, respectively, of total assets and 68.5% and 61.9% of total non-earning assets.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to income over the estimated useful lives of the assets by the use of the straight-line method. Leasehold improvements are depreciated over the term of the related lease or the estimated useful lives of the improvements, whichever is shorter. The table below shows the balances by major category of fixed assets.



=================================================================================================================================

PREMISES AND EQUIPMENT
(dollars in thousands)

                            June 30, 2002                         December 31, 2001                     June 30, 2001
                        ---------------------------------- --------------------------------- ------------------------------------
                                  Accumulated  Net Book              Accumulated  Net Book              Accumulated   Net Book
                          Cost    Depreciation   Value      Cost     Depreciation   Value      Cost     Depreciation    Value
                        --------- ------------ ---------- ---------- ------------ ---------- ---------- ------------ ------------
Land and Buildings..     $2,810       $492       $2,318     $2,789       $457     $2,332     $2,722         $427       $2,345
Leasehold Improvements      648        264          384        429        243        186        428          219          209
Furniture and
  Equipment...........    3,470      2,654          816      3,217      2,517        700      3,056        2,415          641
Vehicles............         35         19           16         35         16         19         35           12           23
                        --------- ------------ ---------- ---------- ------------ ---------- ---------- ------------ ------------
     Total..........     $6,963     $3,429       $3,534     $6,470     $3,233     $3,237     $6,291       $3,073       $3,218
                        ========= ============ ========== ========== ============ ========== ========== ============ ============

=================================================================================================================================


     OTHER ASSETS

     Other assets are primarily interest accrued but not collected on loans and investments, prepaid assets, deferred tax items, and suspense accounts. These items represent value granted, but not collected from customers or vendors with whom the Bank does business.

     DEPOSITS

     An important component in analyzing net interest margin is the composition and cost of the Bank's deposit base. Net interest margin is improved to the extent that growth in deposits can be focused in the less volatile and somewhat more traditional core deposits, which are noninterest-bearing demand, NOW accounts, savings accounts and money market deposit accounts.

     The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated.



=========================================================================================================================
SUMMARY OF DEPOSITS
(dollars in thousands)
                                          FOR THE SIX-MONTHS              FOR THE YEAR               FOR SIX-MONTHS
                                                 ENDED                       ENDED                       ENDED
                                             JUNE 30, 2002             DECEMBER 31, 2001            JUNE 30, 2001
                                       --------------------------- -------------------------- ---------------------------
                                         Average       Average        Average       Average      Average       Average
                                         Balance         Rate         Balance        Rate        Balance        Rate
                                       ------------- ------------- --------------- ---------- -------------- ------------
Money market............................ $50,592        1.79%         $42,806        2.69%       $37,457         3.24%
NOW.....................................  20,947        0.29%          19.967        0.79%        19,533         1.00%
Savings.................................  12,543        0.65%          10,870        1.58%        10,025         1.99%
Time deposit, $100,000 and over.........  34,501        2.93%          42.294        5.00%        42,997         5.74%
Time deposit, under $100,000............  22,210        2.96%          25,254        4.85%        25,862         5.40%
                                       -------------               ---------------            --------------
     Interest-bearing deposits.......... 140,793        1.93%         141,191        3.41%       135,874
     Noninterest-bearing deposits.......  80,562                       68,805                     64,838
                                       -------------               ---------------            --------------
              Total Deposits............$221,355                     $209,996                   $200,712
                                       =============               ===============            ==============

-------------------------------------------------------------------------------------------------------------------------

     As illustrated in the Summary of Deposits table, the average rate paid on interest-bearing deposits decreased from 3.41% during the year ended December 31, 2001, to 1.93% for the six-months ended June 30, 2002. The average rate paid on interest-bearing deposits decreased from 4.08% for the six-months ended June 30, 2001, to 1.89% for the same period ended June 30, 2002. This decline in rate paid on interest bearing deposits was the direct result of the eleven rate reductions made by the Federal Open Market Committee in 2001.

     Potentially, the most volatile deposits in a financial institution are the large certificates of deposits, those over $100,000. Because these deposits when considered with other customer specific deposits may exceed the maximum amount of FDIC insurance for an account, depositors may select shorter maturities to offset perceived risk elements associated with deposits over $100,000. Time certificates of deposit of $100,000 or more decreased from December 31, 2001, to June 30, 2002, as the Bank placed less emphasis on this product and depositors that were rate sensitive sought higher rates at other financial institutions.

     The Bank's traditional, community oriented deposit gathering activities in the less metropolitan North Los Angeles County, however, has lead to a less volatile base of depositor. The Bank has found these deposits to be less volatile because it does not solicit deposits from brokers, nor has it encouraged these deposits by paying premium interest rates. It has been the Bank's experience that large depositors have placed their funds with the Bank because the customers are confident in the Bank's financial strength and long-term stability in the communities in which it serves.

     FED FUNDS PURCHASED & SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     In addition to deposit accounts, as of June 30, 2002, repurchase agreements totaled $11.7 million; these included "sweep accounts," which are non-deposit investment accounts secured by pledged assets held segregated from the Bank's own securities portfolio.

     The customer base of the Bank has requested more intensive cash management facilities than those previously available in the local market, and the Bank's "sweep" product is meant to meet this need. The extent of utilization has grown over the past year, and as reflected in the Average Balances and Rates table for the three-month period ended June 30, 2002, and June 30, 2001, "sweep" funds and other borrowed funds represented 10.3% and 3.9%, respectively, of total interest-bearing funds utilized for both periods.

     DEPOSITS

     Noninterest-bearing deposit liabilities are an integral part of a financial institution's funds portfolio. They provide a stable source of noninterest-bearing funds, which require cash, personnel, and data systems to support. Conversely, they provide fee income and investable funds.

     Seasonal variations can be quite pronounced in demand deposit totals, and as of June 30, 2002, demand deposits of $92.9 million represented 40.0% of total deposits, as compared to $71.6 million as of December 31, 2001, which represented 33.3% of total deposits. The Bank has experienced growth in demand deposits as a result of procuring new large commercial banking relationships.

     OTHER

     Other liabilities are primarily comprised of interest payable, expenses accrued but unpaid, and certain clearing amounts. Generally speaking, this other liability balance represents a very small percentage of overall liabilities, and is inconsequential to the discussion of bank funding sources.

     CAPITAL RESOURCES

     The Bank uses a variety of measures to evaluate capital adequacy. Management reviews the various capital measurements on a monthly basis and takes appropriate action to ensure that they are within established internal and external guidelines. The Bank's current capital position exceeds current guidelines established by industry regulators. By the current regulatory definitions, the Bank is well capitalized, the highest rating of the five categories defined under Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991.

     The Federal Deposit Insurance Corporation (FDIC) has promulgated risk-based capital guidelines for all banks. These guidelines establish a risk-adjusted ratio relating capital to different categories of assets and off-balance sheet exposures. There are two categories of capital under the guidelines, Tier 1 Capital includes common shareholders' equity less goodwill, Tier 2 Capital includes preferred stock and certain types of debt equity, which the Bank has not issued, as well as the allowance for loan losses, subject to certain limitations.

     On March 2, 2001, Valencia Bank & Trust commenced a stock repurchase program to repurchase up to $1.7 million of its outstanding shares for a period of up to twelve months, subject to earlier termination at the discretion of Valencia Bank & Trust's Board of Directors. As of December 31, 2001, the Bank repurchased approximately $1.4 million of its outstanding shares. This program expired on March 2, 2002, and no additional shares have been purchased since December 31, 2001. On May 7, 2002, the program was renewed for an additional $1.9 million of its outstanding shares for a period of up to twelve months, subject to earlier termination at the discretion of Valencia Bank & Trust's Board of Directors.

     Shareholders' equity increased 8.5% to $20.4 million as of June 30, 2002, from $18.8 million as of December 31, 2001. The increase in equity consists of net income of $1.5 million.

     Under the guidelines, the Bank was defined as well capitalized as of June 30, 2002, and as of December 31, 2001. The following table sets forth the Bank's regulatory capital ratios as of the dates indicated.



====================================================================================================================

RISK BASED RATIOS
(dollars in thousands)
                                    --------------------------------------------------------------------------------
                                                                                            MINIMUM REQUIREMENT TO
                                       JUNE 30,        DECEMBER 31,           JUNE 30,      BE CLASSIFIED AS "WELL
                                         2002             2001                  2001              CAPITALIZED"
                                    --------------------------------------------------------------------------------
Total Capital to Total Risk-
     weighted Assets................    11.59%            11.16%              11.10%                10.00%
Tier 1 Capital to Total Risk-
     weighted Assets................    10.34%            10.02%              9.94%                  6.00%
Tier 1 Capital to Average Assets....     7.89%             7.44%              7.74%                  5.00%

====================================================================================================================

     Net income has provided $8.5 million in capital over the current year and three preceding years. The retention of earnings is the Bank's current sole source of capital, and it is not expected that this single source will be supplemented or complemented by additional common stock or debt equity in the immediate future. At the current time, there are no commitments that would require the use of material amounts of the Bank's capital.

YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

     SUMMARY

     As reflected in the Selected Financial Data table on page 13, Valencia Bank & Trust has experienced steady growth over the past five years. Total assets increased to $249.6 million at December 31, 2001 from $147.8 million at December 31, 1997, representing an average increase of 17.2% per year during this four-year period. The increase in total assets from December 1997 to December 2001, was comprised primarily of a $74.1 million increase in net loans and a $12.6 million increase in investment securities over this four-year period. The increase in assets was primarily funded by a $81.4 million increase in deposits and an increase of $7.1 million in shareholders' equity. The growth in total assets for December 31, 2001 compared to December 31, 2000 was $28.2 million or 12.7% compared to growth of $28.9 million or 15.0% for December 31, 2000 over that of December 31, 1999. While Valencia Bank & Trust anticipates continued asset growth, it is anticipated that future growth will occur at a slower rate.

     Total deposits were $214.8 million , $196.3 million and $173.8 million as of December 31, 2001, 2000 and 1999, respectively, representing increases of 9.4%, and 13.0% in 2001 and 2000. Valencia Bank & Trust's growth in deposits for both periods has been generated through significant marketing efforts, efficient internal operations and increased market share. Also contributing to the increase are the recent large bank mergers that have caused customers to seek a higher level of customer service from the community bank sector of the market.

     Valencia Bank & Trust's net income was $2.8 million, $2.4 million and $1.7 million for the years ended December 31, 2001, 2000 and 1999, respectively, representing increases of 16.95% and 40.18% in 2001 and 2000. Basic earnings per share were $1.78, $1.50 and $1.11 for the years ended December 31, 2001, 2000 and 1999, respectively. This increase in net income was due to increases in net interest income as a result of earning asset growth primarily centered in the loan area.

     NET INCOME

     Valencia Bank & Trust's earnings increased in the year 2001 for the sixth consecutive year. As previously indicated in the overview section, net income was $2.8 million, $2.4 million and $1.7 million for the years ended 2001, 2000 and 1999, respectively, representing increases of 16.9% and 40.2% in 2001 and 2000, respectively. Diluted earnings per share were $1.62, $1.38 and $1.01 in 2001, 2000 and 1999, respectively. Valencia Bank & Trust's Return on Average Assets (ROA) and Return on Average Equity (ROE) were 1.20% and 15.94%, respectively, in 2001, as compared to 1.15% and 15.26%, respectively, in 2000, and 0.91% and 12.35%, respectively, in 1999. The earnings improvement for the years 2001 and 2000 was primarily attributable to increased net interest income from increased loan volume and improved operating efficiencies resulting from asset growth, strong credit culture, and controlled overhead expenses.

     While Valencia Bank & Trust's ROE has increased by 180% since 1997, the growth has, in part, been limited by Valencia Bank & Trust's desire to remain "well capitalized" under regulatory guidelines, which enables a lesser rate paid on deposit insurance premiums and expedites the processing of applications for approval of new branch sites and acquisitions.

     During the year 2001, Valencia Bank & Trust's net interest income grew 3.88% over 2000, compared to 7.33% for 2000 over 1999. The Federal Reserve has reduced short-term interest rates eleven times since the beginning of 2001. The Prime lending rate to which many of the loans are tied, was 4.75% at the end of 2001, compared to 9.50% at the end of 2000. Increasing competitive pressures have impacted the growth of loan interest and loan fee income, and as one can see from the rate and volume variance table, loan volume is the primary reason for higher interest income levels during 2001. Loan growth in 2001 was 15.01% versus 10.09% in 2000 and 35.74% in 1999. The increase in the 2001 net loan to total deposit ratio from 67.52% in 2000 to 70.98% in 2001 was due to the fact that total deposits increased by 9.40% in 2001 while net loans increased by 15.01%.

     The Federal Reserve's eleven short-term rate reductions also caused the reduction of interest expense. The slight change in mix of the deposit base also contributed to this reduction in interest expense as depositors positioned themselves for future rate increases, by selecting short-term certificates of deposit, money market accounts and saving s accounts.

     Although Valencia Bank & Trust has historically generated increased business activity levels by providing community-oriented personalized service delivered from a traditional banking office in the local market, the ability to supplement its core commercial products with real estate construction lending, trade finance and Small Business Administration loan capabilities has substantially enhanced its ability to grow throughout its market area.

     NET INTEREST INCOME AND NET INTEREST MARGIN

     Valencia Bank & Trust earns income from two primary sources. The first is net interest income brought about by the successful deployment of funds into interest-earning assets less the costs of interest-bearing liabilities. The second is noninterest income, which is generated by service charges and fees charged for services provided, offset by the operating costs of providing a full range of banking services to our customers.

     Valencia Bank & Trust's net interest income is affected by (a) the difference between the yields recognized on interest-earning assets, including loans and investments, and the interest rate paid on interest-bearing liabilities, which is referred to as "net interest spread," and (b) the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive net interest spread will generate net interest income; if interest-bearing liabilities exceed interest-earning assets, the opposite will occur. For the years ended December 31, 2001, 2000, and 1999, Valencia Bank & Trust's ratio of average interest-earning assets to average interest-bearing liabilities was 143%, 142%, and 149%, respectively. Interest income and interest expense totaled $14.9 million and $5.1 million during 2001, respectively, providing for net interest income of $9.8 million. This represents an increase in net interest income of $0.4 million over 2000, when interest income and interest expense were $14.8 million and $5.4 million, respectively, providing for net interest income of $9.4 million. The level of net interest income is largely a function of asset size, as the weighted average interest rate received on earning assets is greater than the weighted average interest cost of funding sources; however, factors such as types of assets and liabilities, interest rate risk, liquidity, and customer behavior also impact net interest income as well as the net interest margin.

     The decrease in Valencia Bank & Trust's net interest margin over the past three years is attributable to a combination of the relative reduction in interest and fees earned on Valencia Bank & Trust's loan portfolio over the term, combined with increased rates paid on interest-bearing deposits and changes in the Bank's deposit mix, as discussed further below. Valencia Bank & Trust's earning rate on the average loan portfolio was 7.99%, 8.79% and 8.82% for 2001, 2000 and 1999, respectively. The reduced rates of return on the loan portfolio for these periods were the result of generally lower rates of return on each segment of the loan portfolio, coupled with a somewhat higher percentage of real estate secured loans and indirect auto loans, which have lower rates than other loan types. As previously noted, the Federal Reserve lowered interest rates eleven times during 2001 which contributed to this reduction. Also contributing to this decline was the payoff of higher yielding loans, as borrowers were able to refinance these loans at lower interest rates. This trend has been reflected in each of the last three years as indicated in the Distribution, Rate and Yield Table below. The net interest margin was also affected by the decrease in interest rates paid on average interest bearing liabilities, which in turn was caused by a combination of a decrease in the relative proportion of higher-cost deposits, and Federal Open Market Committee ("FOMC") decreases.

     Overall yields declined in 2001 compared to 2000 due to a decrease in the market rates and the impact on Valencia Bank & Trust's earning assets. The average yield on interest-earning assets was 7.03%, 7.84%, and 7.49% for 2001, 2000 and 1999, respectively, and the proportion of average net loans to average total interest-earning assets was 68.49% in 2001 compared to 65.41% in 2000 and 59.12% in 1999. The Bank's future interest income and net interest margin will largely depend on its ability to originate a sufficient volume of loans in its market areas, and there is no assurance that the Bank will be able to sustain satisfactory loan growth in 2002.

However, in an effort to expand its trade territory, Valencia Bank & Trust opened an Oxnard, California loan production office in January of 2002.

     The average rates on interest-bearing deposits paid in 2001, 2000 and 1999 were 3.43%, 4.07% and 3.46%, respectively. Interest-bearing deposits increased in the year 2001. Money market and NOW accounts increased $7.7 million or 14.07%, which caused an increase in interest expense of $271,000, along with a corresponding decrease of $349,000 due to rate declines preempted by the eleven Federal Reserve rate reductions in 2001, as previously discussed. Time certificates of deposit over $100,000 increased $3.7 million or 9.64% which caused an increase in interest expense of $216,000, along with a corresponding decrease of $347,000 due to rate cuts by the Federal Reserve. Other time certificates of deposit and borrowed funds increased $2.1 million, or 7.23%, which caused an increase in interest expense of $115,000, along with a corresponding decrease due to rate cuts of $230,000. Borrowed funds, which are also a component of the overall cost of funds during each of the last three years, represent a specific product type called "Repurchase Agreements" and "Repurchase Agreement Sweep Accounts" that Valencia Bank & Trust has introduced to its commercial customers. The increase in these products has contributed to the increase in the interest expense. Market conditions also impacted these rates, as over the past year deposit costs have been decreasing due to decreases in interest rates as the result of the FOMC rate decreases. In 2000 interest-bearing deposit rates increased from 1999 due to an increase in market interest rates and FOMC rate increases.

     Although deposit rates paid decreased during 2001, as compared to 2000, it is not expected that this market trend will continue into the year 2002. With the stabilization of rates over the first few months of 2002, Valencia Bank & Trust has seen a more competitive deposit market and has noted rates increases over the same period. Based on the increases in these deposit rates, it is unlikely that Valencia Bank & Trust's trend towards lower rates paid on deposits will continue during the year 2002.

     The positive impact on net interest margin of federal funds sold and interest-earning deposits partially mitigated the decline caused by the loan portfolio. The rates on federal funds sold decreased in 2001 as a result of market conditions primarily influenced by the FOMC rate decreases during 2001. In 2000, rates were down during the first part of the year and increased in the latter part, as the Federal Reserve switched from an "inflation" bias to a "weakness" bias. This resulted in the yield being up in 2000 versus 2001. In 1999, the rates increased in the latter months of the year, thus causing 1999 yields to be up relative to 2000. The rates on interest-earning deposits did not decline as immediately as the rates on federal funds, as the rates are not subject to repricing on an "overnight" basis.

     The rates on bonds in the market place declined significantly due to the eleven aforementioned Federal Reserve rate reductions in 2001. This also contributed to the acceleration of "Bond Calls" in 2001. Thus, the rates of return on bonds declined in 2001 to 5.50% from 5.96% in 2000 and 5.86% in 1999. The Federal Reserve lowered the Federal Funds target rate in 2001 from 6.00% to 1 3/4 %. In the year 2000, the rate increased from 5 3/4% to 6 1/2% at year-end. In 1999, the rate also increased from 4 3/4% to 5 1/2%.

     Based on market indications and other current economic information, Valencia Bank & Trust expects change in net interest income during 2002. Rates earned on loans will continue to decline as a result of maturing and repricing at current lower rates. The Bank's loan agreements are undergoing revision as they are being originated with "floors" and "prepayment" clauses that will serve to stabilize the yield. The investment portfolio has also undergone change in December 2001, as the mix of investments has changed to include mortgage-backed securities, collateralized mortgage obligations and more municipal bonds. Rates on interest-bearing liabilities should further decline as certificates of deposit mature and reprice at the current lower rates. Many of the certificates of deposit originated in 1999 and 2000 when rates were higher. Thus, interest expense savings will occur due to the repricing down of these higher rate instruments.


                                     DISTRIBUTION, YIELD AND RATE ANALYSIS OF NET INCOME

                                                            AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                              ----------------------------------------------------------------------------------------------
                                               2001                           2000                            1999
                              ------------------------------ ------------------------------- -------------------------------
                                        INTEREST                        INTEREST                       INTEREST
                              AVERAGE   INCOME/  AVERAGE     AVERAGE    INCOME/  AVERAGE     AVERAGE   INCOME/   AVERAGE
(DOLLARS IN THOUSANDS)        BALANCE   EXPENSE  RATE/YIELD  BALANCE    EXPENSE  RATE/YIELD  BALANCE   EXPENSE   RATE/YIELD
                              -------   -------  ----------  -------    -------  ----------  -------   -------   ----------
ASSETS:
Interest earning assets:
   Loans, net(1)............  $144,635  $11,553       7.99%   $123,681  $10,868       8.79%  $100,480    $8,861       8.82%
   Taxable investment
     securities:
   U.S. government
     securities.............       505       26       5.15%      2,228      130       5.83%     6,317       371       5.87%
   Obligations of other U.S.
     governmental agencies..    32,895    1,854       5.64%     38,538    2,310       5.99%    34,763     2,046       5.89%
   Tax exempt investment
     securities:(2)
   Obligations of state and
     political subdivisions.       674       27       4.01%        629       28       4.45%       592        26       4.39%
   Federal funds sold.......    22,976      789       3.43%     14,608      926       6.34%    17,958       877       4.88%
   Interest-earning deposits     9,498      597       6.29%      9,394      568       6.05%     9,859       551       5.59%
                               -------   ------              ---------  -------               -------    ------
   Total interest-earning
      assets...............    211,183   14,846       7.03%    189,078   14,830       7.84%   169,969    12,732       7.49%
Noninterest earning assets:
   Cash and due from banks.     16,102                          13,890                         13,674
   Premises and equipment,
     net...................      3,230                           3,449                          3,556
   Other  real estate owned         --                              10                             53
   Accrued interest
receivable.................      1,920                           1,912                          1,413
   Other assets............      3,340                           1,612                          2,107
                              --------                        --------                       --------
   Total noninterest
     earning assets             24,592                          20,873                         20,803
                              --------                        --------                       --------
Total assets...............   $235,775                        $209,951                       $190,772
                              ========                        ========                       ========

LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Interest-bearing
liabilities:
   Deposits:
   Money market............    $42,806   $1,152       2.69%    $34,844   $1,196       3.43%   $35,929    $1,092       3.04%
   NOW.....................     19,967      158        .79%     20,187      192        .95%    19,894       179       0.90%
   Savings.................     10,870      172       1.58%      9,900      196       1.98%    10,486       205       1.95%
   Time certificates of
     deposit in denomina-
     tions of $100,000 or
     more..................     42,294    2,113       5.00%     38,576    2,244       5.82%    25,793     1,259       4.88%
   Other TCD's & borrowed
        funds..............     31,666    1,475       4.66%     29,530    1,590       5.38%    22,352     1,229       5.50%
                                ------    -----                 ------    -----                ------  --------
   Total interest-bearing
        liabilities........    147,603    5,070       3.43%    133,037    5,418       4.07%   114,454     3,964       3.46%
Noninterest-bearing
liabilities:
   Demand deposits.........    $68,805                         $60,343                        $58,033
   Other  liabilities......      1,595                             693                          4,282
                              --------                         -------                        -------
    Total noninterest-bearing
        liabilities........     70,400                          61,036                         62,315
Shareholders' equity.......     17,772                          15,878                         14,003
                               --------                        -------                         ------
   Total liabilities and
        shareholders' equity  $235,775                        $209,951                       $190,772
                              ========                        ========                       ========
Net interest income........              $9,776                          $9,412                          $8,768
                                         ======                          ======                          ======
Net interest spread(3).....                           3.60%                           3.77%                           4.03%
                                                      =====                           =====                           =====
Net interest margin(4).....                           4.40%                           4.79%                           4.93%
                                                      =====                           =====                           =====
---------------------------------------

(1) Loan fees (costs) have been included in the calculation of interest income. Loan fees (costs) were approximately $(400) and $(285), and $(105) for the years ended December 31, 2001, 2000 and 1999, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs.
(2) Yields on tax exempt income have not been computed on a tax equivalent basis because the percentage of tax-exempt securities is minimal.
(3) Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Represents the net interest income (after provision for loan losses) as a percentage of average interest-earning assets.


     VOLUME AND RATE CHANGES IN INTEREST INCOME AND EXPENSE

     The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average daily balances (volume) or changes in average daily interest rates
(rate). The variances attributable to both the volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each:




                   RATE/VOLUME ANALYSIS OF NET INTEREST INCOME


                                                           YEAR ENDED                          YEAR ENDED
                                                          DECEMBER 31,                        DECEMBER 31,
                                                          2001 VS. 2000                       2000 VS. 1999
                                              -------------------------------------- ---------------------------------
                                                      INCREASES (DECREASES)               INCREASES (DECREASES)
                                                        DUE TO CHANGE IN                     DUE TO CHANGE IN
                                              -------------------------------------- ---------------------------------
                                                VOLUME        RATE         TOTAL       VOLUME       RATE      TOTAL
(DOLLARS IN THOUSANDS)                        ------------ ------------ ------------ ------------ ---------- ---------

EARNING ASSETS:
INTEREST INCOME:
   Loans, net1..........................          $1,842     $(1,157)        $685       $2,039      $(32)     $2,007
   Taxable investment securities:
   U. S. government securities..........            (100)         (4)        (104)        (238)       (3)       (241)
   Obligations of other U. S.
        governmental agencies...........            (338)       (118)        (456)         229        35         264
   Tax-exempt securities:2
        Obligations of state and
            political subdivisions......               2          (3)          (1)           2         -           2
   Federal funds sold...................             538        (675)        (137)         (82)      131          49
   Interest-earning deposits............               6          23           29          (23)       40          17
                                                --------     --------        ----       ------     -----      ------
             Total interest income......          $1,950     $(1,934)         $16       $1,927     $ 171      $2,098
                                                --------     --------        ----       ------     -----      ------
INTEREST-BEARING LIABILITIES:
INTEREST EXPENSE:
   Money market and NOW deposits........            $271       $(349)        $(78)         $(8)     $125        $117
   Savings deposits.....................              19         (43)         (24)         (11)        2          (9)
   Time certificates of deposits in
        denominations of $100,000
        or more.........................             216        (347)        (131)         710       275         985
   Other time deposits/borrowed.........             115        (230)        (115)         179       182         361
                                                     ---        -----        -----         ---       ---         ---
              Total interest expense....            $621       $(969)       $(348)        $870      $584      $1,454
                                                    ----       ------       ------         ----     ----      ------
Change in net interest income...........          $1,329       $(965)        $364       $1,057     $(413)       $644
                                                  ======       ======        ====       ======     =====        ====




-----------------------------------

(1) Loan fees (costs) have been included in the calculation of interest income. Loan fees (costs) were approximately $(400) and $(285), and $(105) for the years ended December 31, 2001, 2000 and 1999, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs.
(2) Yields on tax exempt income have not been computed on a tax equivalent basis because the percentage of tax-exempt securities is minimal.


     PROVISION FOR LOAN LOSSES

     Due to the credit risk inherent in the business of making loans, Valencia Bank & Trust sets aside an allowance or reserve for loan losses through charges to earnings. The charges are shown in the income statements as provision for loan losses, and specifically identifiable and quantifiable losses are immediately charged off against the allowance. The amount of the provision is determined by Management as that required to be added to bring the allowance to a level which is considered adequate to absorb losses inherent in the loan portfolio after net charge-offs have been deducted. The amount of the provision is based on management's regular review of the loan portfolio and consideration of such factors as historical loss experience, general prevailing economic conditions, changes in the size and composition of the loan portfolio and specific borrower considerations, including repayment ability and the estimated value of the underlying collateral. The procedures for monitoring the adequacy of the allowance, as well as detailed information concerning the allowance itself, are included below under "Allowance for Loan Losses".

     The provision for loan losses totaled approximately $480,000 during 2001, compared to $355,000 during 2000 and $385,000 during 1999. The allowance for loan losses as a percentage of total net loans outstanding as of December 31, 2001 was 1.41%, as compared to 1.51% for 2000. Net loan charge-offs during 2001 approximated $336,000 or 0.23% of average total loans, compared to $110,000 or 0.09% during 2000. Valencia Bank & Trust maintains the allowance for loan losses at a level that management believes is adequate to absorb losses inherent in the loan portfolio. The evaluation is based upon a continuous review of Valencia Bank & Trust's, and the banking industry's historical loan loss experience, known and inherent risks contained in the loan portfolio, composition and growth of the loan portfolio, current and projected economic conditions and other factors. However, no assurance can be given that changes in the current economic environment in the Bank's market areas or other circumstances will not result in increased losses in the loan portfolio in the future.

     NONINTEREST INCOME

     The primary traditional sources of noninterest income are service charges on deposit accounts, ATM fees, loan related fees, and merchant card program fees. Service charges on deposit accounts and ATM fees accounted for 73.86% and 8.86%, respectively, of noninterest income for 2001, as compared to 69.23% and 13.46%, respectively, for 2000 and 65.61% and 12.31%, respectively, for 1999. As a result of the ATM penetration in Valencia Bank & Trust's market place, it is anticipated that the level of fee income will remain stable or increase slightly during the year 2002. Merchant card program fees and other service charges and fees for 2001 were 3.44% and 10.37% respectively, as compared to 4.57% and 10.63%, respectively, during 2000 and 5.55% and 10.73%, respectively for 1999. The most significant change in noninterest income between 2000 and 1999 was due to the level of loan sales income. There were no sales of loans in the year 2001 or 2000; however, during 1999, there were sales of approximately $1.3 million of Small Business Administration (SBA) loans, for a gain of about $74,000, by First Valley National Bank. Valencia Bank & Trust's ratio of service charge income on deposit accounts to average transaction accounts (demand and interest-bearing NOW accounts) has increased over the past year, increasing to 2.47% in 2001 from 2.07% in 2000 and 2.09% in 1999. The increase in 2001 resulted from revised service charge fee schedule that was strategically revised to be at the levels of the Valencia Bank & Trust's primary competition.

     Valencia Bank & Trust has sought to increase its fee income, just as other financial institutions have undertaken the same task over the last few years, to mitigate the effects of a decreasing net interest margin. As a result of its efforts, Valencia Bank & Trust's efficiency ratio was 58.23% for 2001, 61.93% for 2000 and 68.51% for 1999.

     The following table sets forth the various components of Valencia Bank & Trust's noninterest income for the periods indicated:


                               NONINTEREST INCOME

                                                                              FOR THE YEARS
                                                                            ENDED DECEMBER 31,
                                                                -------------------------------------------
                                                                   2001          2000            1999
                                                                   ----          ----            ----
         (DOLLARS IN THOUSANDS)

         Service charges on deposit accounts..............        $2,193         $1,666          $1,631
         Merchant card program fees.......................           102            110             138
             Other service charges, commissions and fees..           308            256             267
         Gain on sale of loans............................             -              -              74
         ATM fees.........................................           263            324             306
         Other income.....................................           103             51              70
                                                                  ------         ------          ------
             Total........................................        $2,969         $2,407          $2,486
                                                                ========         ======          ======

     NONINTEREST EXPENSE

     Noninterest  expense  during  2001,  2000 and 1999 was $7.4  million,  $7.3 million and $7.7 million, respectively. The increase in 2001 over 2000 was due to increased staffing as a result of the growth that was experienced and legal and professional fees required as the growth has demanded. Other noninterest costs increased, reflecting additional expenses required to administer the significantly increased loan and deposit base. Noninterest expense decreased by approximately $390,000 in 2000, primarily due to nonrecurring merger related expenses incurred in 1999. These expenses consisted of primarily legal and accounting fees for the negotiation and completion of the merger.

     Monitoring and controlling overhead expenses, while at the same time providing high quality of service to customers, is of utmost importance to Valencia Bank & Trust. While the dollar volume of noninterest costs have increased, the ratio of such costs to average assets has substantially declined as a result of Valencia Bank & Trust's growth and improved operating efficiencies. During 2001 noninterest costs were 3.15% of average assets, a significant decline from the 3.49% level in 2000 and 4.04% level in 1999.

     The efficiency ratio, a banking industry standardized calculation that attempts to reflect the utilization of overhead costs, also declined significantly during 2001. Computed by dividing noninterest expenses by net interest income plus noninterest income, the efficiency ratio was 58.23% in 2001. This level compares favorably to 61.93% recorded in 2000 and 68.51% recorded in 1999, and reflects the improved efficiencies resulting from increased asset growth and controlled costs. In addition, Valencia's lending philosophy of concentrating on commercial and commercial real estate lending results in higher average loan balances compared to residential mortgage or consumer loans, which provides for a greater volume of loans with fewer people, thereby improving efficiency. Valencia's ratio of total assets per employee which as of December 31, 2001 was approximately $3.0 million per employee demonstrates this point. This level compares to the $2.7 million level of banks of similar asset size. Valencia's ratio of total assets per employee as of December 31, 2000 was $3.1 million per employee versus $2.6 million for banks of similar size.

     Over the past few years, while searching for qualified lending officers, Valencia Bank & Trust discovered that its salary scale was below that of other financial institutions with similar staff profiles. As a result, Valencia Bank & Trust enhanced its salary and benefit levels for professional staff between 1998 and 2001 to approach competitive levels in the marketplace. These increases comprise a portion of the overall increase in personnel costs during this period, in addition to those costs assumed in staffing two new departments; loan review and compliance. Overall salary and benefit costs declined as a percentage of average earning assets, representing 1.68% of average earning assets in 2001, as compared to 1.81% during 2000 and 2.14% during 1999. Generally speaking, as Valencia Bank & Trust's branch network grows, salaries and employee benefits are expected to remain a fairly high percentage of costs. As each new location matures and gains greater market share, such personnel costs would become a smaller factor as the revenue generated from that location would contribute to the personnel costs.

     Occupancy and equipment expenses were about 0.4% of average earning assets and comprised approximately 12.15% of total noninterest expenses for 2001. The comparable amounts for the prior years were 0.5% and 12.98% for 2000, and 0.6% and 12.23% for 1999. As Valencia Bank & Trust has grown, occupancy costs have risen commensurately, based on new facilities and the costs associated with furniture, fixtures, equipment and technology required to support those facilities. Since technology has become such an important element of labor efficiency and the level of service provided, for the foreseeable future, it is expected that the technology costs will continue to increase as a portion of overall expenses.

     Another notable area of increase in Valencia Bank & Trust's other operating costs concerns advertising, community support, donations and business development expenses required to support Valencia Bank & Trust's new offices in separate and distinct communities from those offices previously established in Santa Clarita. The merger with First Valley National Bank allowed Valencia Bank & Trust to expand its trade territory into the Antelope Valley. However, with a different name and image distribution methodologies than those previously employed by First Valley National Bank it is expected that in order to increase market share in the area additional expenditures will be required during the year 2002. Also, in January 2002, Valencia Bank & Trust opened the Oxnard, California loan production office. This new location and market territory will also require additional marketing expenditures in 2002.

     The following table sets forth the break-down of noninterest expense for the periods indicated:



                               NONINTEREST EXPENSE

                                                                     FOR THE YEARS ENDED
                                                                         DECEMBER 31,
                                                            2001             2000             1999
                                                       -------------------------------------------------
    (DOLLARS IN THOUSANDS)
    Salaries and employees benefits............            $3,544            $3,429          $3,644
    Occupancy and equipment....................               902               950             943
    Data processing............................               835               843             789
    Supplies and communications................               248               289             259
    Directors' fees............................                80               133             234
    Professional fees..........................               351               231             524
    Advertising and promotional expenses.......               363               252             175
    Other......................................             1,098             1,193           1,142
                                                            -----             -----           -----
         Total.................................            $7,421            $7,320          $7,710
                                                           ======            ======          ======


     INCOME TAXES

     The change in income tax expense is primarily attributable to the increases in income before income taxes. Valencia Bank & Trust's income tax provisions were $2.0 million, $1.7 million and $1.4 million for the years ended December 31, 2001, 2000 and 1999, respectively, resulting in an effective tax rate of 41.5% in 2001, 41.5% in 2000 and 45.0% in 1999. The tax rate in 1999 was impacted by the nondeductibility of merger-related expenses.

     FINANCIAL CONDITION

     An analysis of the summary year-end balance sheet data for 1997 through 2001 as presented in Selected Financial Data illustrates a steady rate of growth over the last five years. From year-end 1997 to 2001, Valencia Bank & Trust's total assets have grown an average of 17% per year. During the same period loan growth averaged 24%, deposit growth averaged 15% and shareholders' equity grew at an average rate of 15% per year. Valencia Bank & Trust's assets totaled $249.6 million as of December 31, 2001 compared to $221.4 million as of December 31, 2000, an increase of $28.2 million, or 12.7%. A number of factors supported the growth of assets, loans and deposits from 2000 to 2001. Valencia Bank & Trust focused on opportunities to attract new clients, which were presented by bank merger and acquisition activities by large financial institutions in its market areas. Loan growth, primarily in commercial, real estate and construction lending, was encouraged by the expansion of the local real estate markets. The volatile stock market helped to promote bank deposits, primarily money market accounts and certificates of deposits, as a safe short-term investment. The following discussion of Valencia Bank & Trust's financial conditions is segmented into loans, investments, deposits and capital resources.

     LOAN PORTFOLIO

     Valencia Bank & Trust's loan portfolio represents the largest single portion of invested assets, substantially greater than the investment portfolio or any other asset placement category. At December 31, 2001, gross loans less participation loans sold represented 61.73% of total assets, as compared to 60.55% and 63.29% at December 31, 2000 and 1999, respectively. The quality and diversification of Valencia Bank & Trust's loan portfolio are important considerations when reviewing Valencia Bank & Trust's results of operations.

     The following table sets forth the amount of total loans outstanding and the percentage distribution of loans in each category as of the dates indicated:


                        DISTRIBUTION OF LOANS AND PERCENTAGE COMPOSITION OF LOAN PORTFOLIOS

                                                                OUTSTANDING AS OF DECEMBER 31,
                          ----------------------------------------------------------------------------------------------------------
                                  2001                  2000                  1999                 1998                 1997
                          ----------------------------------------------------------------------------------------------------------
                                      PERCENT               PERCENT               PERCENT              PERCENT             PERCENT
                            AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT   OF TOTAL    AMOUNT    OF TOTAL   AMOUNT   OF TOTAL
                            ------    --------    ------    --------    ------   --------    ------    --------   ------   --------
(DOLLARS IN THOUSANDS)
Real estate:
     Construction.....        $9,287      5.94%     $6,744      4.86%     $9,144     7.11%     $5,130      5.47%   $2,699      3.30%
     Secured..........        64,287     41.13%     55,253     39.84%     49,674    38.63%     35,993     38.36%   28,339     34.65%
Commercial-industrial.        35,742     22.87%     34,083     24.58%     31,638    24.61%     29,844     31.81%   26,674     32.62%
Consumer..............        46,484     29.74%     41,354     29.82%     37,769    29.37%     22,687     24.18%   24,030     29.38%
     All other loans..           490      0.32%      1,251      0.90%        353     0.28%        165      0.18%       42      0.05%
                             -------      -----      -----      -----   --------     -----   --------     ------  -------     ------
         Total Gross Loans   156,290    100.00%    138,685    100.00%    128,578   100.00%     93,819    100.00%   81,784    100.00%
                                        =======               =======              =======               =======             =======
Deferred loan costs, net         534                   497                   312                  230                 200
Participation loans sold      (2,225)               (4,621)               (6,723)              (3,708)             (2,207)
Allowance for loan losses     (2,149)               (2,005)               (1,760)              (1,635)             (1,428)
                             -------               -------               -------              -------             -------
       Total  net loans     $152,450              $132,556             $ 120,407             $ 88,706             $78,349
                            ========              ========             =========             ========             =======


     Total gross loans, including participation loans sold, outstanding at December 31, 2001 were $156.3 million, compared to $138.7 million and $128.6 million at December 31, 2000 and 1999, respectively. This represents an increase of 12.7% in 2001, 7.9% in 2000 and 37.0% in 1999. There were no concentrations of loans greater than 10% of total net loans, which are not otherwise disclosed as a category of loans in the table above. Certain risks are involved in granting loans, primarily related to the borrowers' ability and willingness to repay the debt. Before Valencia Bank & Trust extends a new loan to a customer, these risks are assessed through a review of the borrower's cash flow, past and current credit history, the collateral being used to secure the transaction, in case the customer does not repay the debt, the borrower's character and other factors. Once the decision has been made to extend credit, Valencia Bank & Trust's loan review function and responsible credit officer monitors these factors throughout the life of the loan. Any loan identified as a problem credit by management or during the loan review is assigned to Valencia Bank & Trust's classified loan report, and is subject to ongoing monitoring by the loan review function to ensure that appropriate action is taken if deterioration has occurred.

     Real estate construction loans increased by $2.5 million, or 37.71% in 2001, due to the impact from market rate decreases and the increase of projects by the clientele. In 2000, these loans decreased by $2.4 million or 26.25%. As a result, such loans represented 5.94% of the total loan portfolio at December 31, 2001, compared to 4.86% and 7.11% at December 31, 2000 and 1999, respectively. The decrease in 2000 was the result of projects being completed by the end of 2000. Real estate construction loans are generally composed of commitments to customers within Valencia Bank & Trust's market area for construction of custom, semi-custom single-family residences, and industrial buildings. Construction loans secured by residential and business real estate are generally occupied by the borrower on completion. Valencia Bank & Trust's construction lending program is established in a manner to minimize risk of this type of lending by not making a significant amount of loans on speculative projects. While not contractually required to do so, Valencia Bank & Trust frequently provides the permanent loan at the end of the construction phase.

     Real estate secured loans increased $9.0 million or 16.35% from 2000 to 2001 and $5.6 million or 11.23% from 1999 to 2000, resulting in the percentage of such loans in the total portfolio increasing to 41.13% at December 31, 2001, compared to 39.84% and 38.63% at December 31, 2000 and 1999, respectively. The increase was also as a result of Valencia Bank & Trust's concentrated marketing and business development efforts. During the first half of 2001, many of these markets continued to expand, which resulted in continued strength in Valencia Bank & Trust's real estate lending program. Real estate loans consist primarily of loans to Valencia Bank & Trust's depositors secured by trust deeds on commercial and residential real estate.

     Residential real estate historically has not been significant to Valencia Bank & Trust. However, a residential real estate brokering department has been operating in 2001 and contributed to fee income in 2001. This department provides customers, both existing and new, the ability to finance their home with Valencia Bank & Trust. Valencia Bank & Trust in turn packages the loan for other financial institutions that ultimately fund the loan. Fee income is derived from the transaction and the customer has received another service from Valencia Bank & Trust.

     Commercial real estate loans are generally originated with a loan-to-value ratio range of 50% to 80% or less. Management performs much the same analysis when deciding whether to grant a commercial real estate loan as a commercial loan, but with additional emphasis on rental stability and stand-alone repayment ability of the project on income properties. Residential real estate loans are made based on the borrower's ability to make repayment from employment and other income. Management assesses the borrower's ability to repay the debt through review of credit history and ratings, verification of employment and other income, review of debt-to-income ratios and other measures of repayment ability. An appraisal is obtained from a qualified real estate appraiser for substantially all loans secured by real estate.

     Commercial and industrial loans increased $1.7 million, or 4.86% from 2000 to 2001, primarily as a result of a focused effort in business development targeting to this type of customer, but decreased slightly as a percentage of loans, 22.87% at December 31, 2001 compared to 24.58% at December 31, 2000. During 2000, this product line also reflected an increase of $2.4 million or 7.73%, over 1999, 24.58% of the total loan portfolio at December 31, 2000 and 24.61% of the total loan portfolio at December 31, 1999. Commercial and industrial loans consist of credit lines for operating needs, loans for equipment purchases and working capital, and various other business purposes. Such loans are made to small businesses primarily based on their ability to repay the loan from the business's cash flow. Such loans are typically secured by business assets such as equipment, inventory and accounts receivable. When the borrower is not an individual, Valencia Bank & Trust generally obtains the personal guarantee of the business owner.

     As compared to consumer lending, which includes single-family residence, personal installment loans and automobile loans, commercial lending entails significant additional risks. These loans typically involve larger loan balances and are generally dependent on the borrower's cash flow and, may therefore be subject to adverse conditions in the general economy or in a specific industry. Management reviews the borrower's cash flow when deciding whether to grant the credit, to evaluate whether estimated future cash flows will be adequate to service principal and interest of the new obligation in addition to existing obligations.

     Installment and other consumer loans increased $5.1 million, or 12.41% from 2000 to 2001 and $3.6 million or 9.49% from 1999 to 2000 as a result of increases in the volume of the auto dealer purchase paper product and direct consumer loans. Such loans represented 29.74% and 29.82% of total loans at December 31, 2001 and 2000, compared to 29.37% of total loans at December 31, 1999. The increase during 2000 was primarily related to volume increases of the dealer purchased paper portfolio. Installment and other consumer loans include a range of traditional consumer loan products offered by Valencia Bank & Trust such as home equity and personal lines of credit and loans to finance purchases of autos, boats, recreational vehicles, and various other consumer items. Overdraft protection loans are unsecured personal lines of credit to individuals of demonstrated good credit character with reasonably assured sources of income and satisfactory credit histories.

     Installment and other consumer loans generally involve more risk than residential mortgage loans because of the type and nature of collateral and, in certain types of consumer loans, the absence of collateral. Since these loans are generally repaid from ordinary income of an individual or family unit, repayment may be adversely affected by job loss, divorce, ill health or by general decline in economic conditions. Valencia Bank & Trust assesses the borrower's ability to make repayment through a review of credit history, credit ratings, debt-to-income ratios and other measures of repayment ability.

     In the normal course of business, Valencia Bank & Trust makes commitments to extend credit. Total unfunded commitments to extend credit, including credit cards and letters of credit, were $27.0 million at December 31, 2001 as compared to $21.3 million at December 31, 2000 and $17.6 million at December 31, 1999. These commitments represented 17.55%, 15.89% and 14.46% of outstanding gross loans at December 31, 2001, 2000 and 1999, respectively. Valencia Bank & Trust's stand-by letters of credit at December 31, 2001, 2000 and 1999 were $1.8 million, $1.1 million and $1.1 million, respectively, which represented approximately 6.76%, 5.16% and 6.25% of total commitments outstanding at the end of each of the reported periods.

     Valencia Bank & Trust's primary exposure to environmental legislation is through its lending activities. Valencia Bank & Trust's lending procedures include steps to identify and monitor this exposure to avoid any significant loss or liability related to environmental regulations.

     The following table shows the maturity distribution and repricing intervals of Valencia Bank & Trust's outstanding loans as of December 31, 2001. In addition, the table shows the distribution of such loans between those with variable or floating interest rates and those with fixed or predetermined interest rates. The table excludes nonaccrual loans of $456,000, and includes unearned income and net deferred loan costs totaling $535,000, at December 31, 2001.


                     LOAN MATURITIES AND REPRICING SCHEDULE

                                                                              AS OF DECEMBER 31, 2001
                                                                ----------------------------------------------------
                                                                                  AFTER ONE BUT
                                                                  WITHIN ONE         WITHIN           AFTER FIVE
                                                                     YEAR          FIVE YEARS           YEARS
                                                                --------------- ------------------ -----------------
(DOLLARS IN THOUSANDS)
Real estate:
     Construction.........................................              $9,287              $   -              $  -
     Secured..............................................              13,906             41,555             6,777
Commercial and industrial ................................              30,176              4,208               130
Consumer..................................................              12,164             32,434             1,329
All other loans (including overdrafts)....................               1,642                  -                 -
                                                                       -------            -------            ------
        Total.............................................             $67,175            $78,197            $8,236
                                                                       =======            =======            ======
Loans with variable (floating) interest rates.............             $47,272            $30,949              $  -
Loans with predetermined (fixed) interest rates...........             $19,903            $47,248            $8,236




     NONPERFORMING ASSETS

     Nonperforming assets are comprised of loans on nonaccrual status, loans 90 days or more past due and still accruing interest, loans restructured where the terms of repayment have been renegotiated resulting in a reduction or deferral of interest or principal, other real estate owned ("OREO") and repossessed assets. Loans are generally placed on nonaccrual status when they become 90 days past due unless management believes the loan is both well-secured and in the process of collection. Loans may be restructured by management when a borrower has experienced some change in financial status, causing an inability to meet the original repayment terms, and where Valencia Bank & Trust believes the borrower will eventually overcome those circumstances and repay the loan in full. OREO consists of properties acquired by foreclosure or similar means that management intends to offer for sale. Repossessed assets consist of automobiles acquired by repossession that management intends to offer for sale or liquidate.

     Management's classification of a loan as nonaccrual is an indication that there is reasonable doubt as to the full collectibility of principal or interest on the loan. This generally occurs when a loan becomes 90 days delinquent and at this point, Valencia Bank & Trust stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. These loans may or may not be collateralized, but collection efforts are continuously pursued. The following table provides information with respect to the components of Valencia Bank & Trust's nonperforming assets as of the dates indicated:


                              NONPERFORMING ASSETS

                                                                         AS OF DECEMBER 31,
                                                  ------------------------------------------------------------------
                                                      2001         2000         1999         1998         1997
                                                      ----         ----         ----         ----         ----
(DOLLARS IN THOUSANDS)
NONACCRUAL LOANS:
     Real estate:
        Construction........................               $ -          $ -          $ -          $ -           $ -
        Secured.............................                 -            -           88          488           405
     Commercial and industrial .............               349           88           40           77           315
     Consumer...............................               106          193          105          205           100
     Other..................................                 1            -            -            4             -
                                                  ------------ ------------ ------------ ------------ -------------
        Total...............................              $456         $281         $233         $774          $820
LOANS 90 DAYS OR MORE PAST DUE AND STILL
ACCRUING (AS TO PRINCIPAL OR INTEREST):
     Real estate:
        Construction........................               $ -          $ -          $ -          $ -           $ -
        Secured.............................                 -            -            -            -            85
     Commercial and industrial .............                 -            -            -            -            14
     Consumer...............................                 -            1            -            -            96
     Other (credit card)....................                 8           41            5           13            36
                                                  ------------ ------------ ------------ ------------ -------------
           Total............................                $8          $42           $5          $13          $231
TOTAL NONPERFORMING LOANS...................               464          323          238          787         1,051
                                                  ------------ ------------ ------------ ------------ -------------
OTHER REAL ESTATE OWNED.....................                 -            -           27          105           165
REPOSSESSED ASSETS..........................                97           20           58           39            42
                                                  ------------ ------------ ------------ ------------ -------------
        Total nonperforming assets..........              $561         $343         $323         $931        $1,258
                                                  ============ ============ ============ ============ =============
Nonperforming loans as a percentage
     of total gross loans...................             0.30%        0.24%        0.20%        0.87%         1.32%
Nonperforming assets as a percentage
     of total gross loans, other real
     estate owned and repossessed assets....             0.36%        0.26%        0.26%        1.03%         1.58%
Allowance for loan losses as a percentage
       of  total nonperforming loans........           463.15%      620.74%      739.50%      207.75%       135.87%




     Nonperforming loans as a percentage of total gross loans increased to 0.30% in 2001 compared to 0.24% in 2000. This increase was due to one loan migrating to nonaccrual in 2001.

     Loans, including interest accrued and net deferred loan costs, considered impaired under Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," totaled $504,546, $319,026 and $254,633 at December 31, 2001, 2000 and 1999, respectively. Under SFAS No. 114, a loan is considered impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. Such impaired loans had a valuation allowance of $76,728, $110,074 and $105,610 on December 31, 2001, 2000 and 1999,
respectively. The average recorded balance of impaired loans in 2001, 2000 and 1999 was $368,663, $263,453 and $767,984. Interest income foregone on impaired loans during the years ended December 31, 2001, 2000 and 1999 was approximately $51,379, $37,744 and $17,110, respectively. Additionally, Valencia Bank & Trust collected cash on impaired loans during the years ended December 31, 2001, 2000 and 1999 totaling approximately $99,998, $158,461 and $67,779, respectively.

     At December 31, 2001 no loans were identified in which management has serious doubts about the borrowers' ability to comply with present loan repayment terms and which are not included in the above table. Subsequent to December 31, 2001, a credit in the approximate amount of $1.8 million was internally adversely classified. This credit has not yet become an impaired loan. Management is closely monitoring this credit for additional risk.

     Real estate acquired, or deemed acquired by Valencia Bank & Trust as a result of foreclosure or similar proceedings is classified as OREO until it is sold. When property is so acquired, or deemed to have been acquired, it is initially recorded by Valencia Bank & Trust at the lower of the net outstanding loan amount or the fair value of the underlying real estate, establishing a new cost basis. Subsequent to foreclosure, OREO is carried at the lower of the initial carrying amount or the fair value less estimated costs to sell. Any reduction in fair value is reflected in a valuation allowance account established by a charge to income. Costs incurred to carry other real estate are charged to expense. Other real estate owned by Valencia Bank & Trust totaled $0, $0, and $27,000 at December 31, 2001, 2000 and 1999, respectively. Additionally, repossessed assets are accounted for similarly to OREO. Repossessed assets owned by Valencia Bank & Trust totaled $97,000, $20,000 and $58,000 at December 31, 2001, 2000 and 1999, respectively.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is increased by the provision for loan losses and decreased by charge-offs, less recoveries. Management estimates the amount of the allowance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. In making this judgment, management reviews selected large loans as well as impaired loans, other delinquent, nonaccrual and problem loans and loans to industries experiencing economic difficulties. The collectibility of these loans is evaluated after considering current operating results and financial position of the borrower, estimated market value of collateral, guarantees and Valencia Bank & Trust's collateral position versus other creditors. Judgments, which are necessarily subjective, as to probability and amount of loss, are formed on these loans, as well as other loans taken together. In addition, both federal and state regulators, as an integral part of their examination process, periodically review Valencia Bank & Trust's allowance for loan losses and may recommend additions based upon their evaluation of the portfolio at the time of their examination. The allowance for loan losses is reviewed monthly by management and the Board of Directors. While the Board of Directors believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in material adjustments, and net earnings could be significantly adversely affected, if circumstances differ substantially from the assumptions used in making the final determination.

     The table below summarizes, for the periods indicated, loan balances at the end of each period and the daily averages during the period; changes in the allowance for loan losses arising from loans charged off, recoveries on loans previously charged off, and additions to the allowance which have been charged against earnings; and certain ratios related to the allowance for loan losses:



                            ALLOWANCE FOR LOAN LOSSES

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------
                                                        2001         2000         1999         1998          1997
                                                  ------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
BALANCES:
    Average gross loans outstanding during
       period.................................        $146,167     $125,208     $105,982      $84,844       $54,164
    Gross loans outstanding at end of period..        $154,065     $134,065     $121,855       90,110        79,578
ALLOWANCE FOR LOAN LOSSES:
    Balances at beginning of period...........          $2,005       $1,760       $1,635       $1,428        $1,406
    Actual charge-offs:
    Real estate:
         Construction.........................               -            -            -            -             -
         Mortgage.............................               -          (5)          (18)         (42)         (310)
    Commercial and industrial.................           (179)            -         (147)         (50)         (100)
    Consumer..................................           (204)        (160)         (271)        (182)         (177)
    All other loans ..........................            (39)            -            -          (66)           (2)
                                                      --------     --------     --------      -------       -------
              Total charge-offs...............          $(422)       $(165)        $(436)       $(340)        $(589)
    Recoveries on loans previously charged off:
    Real estate:
         Construction.........................            $  -         $  -         $  -         $  -          $  -
         Mortgage.............................               6            5            5            5            55
    Commercial and industrial.................              17           22           39          143           215
    Consumer..................................              63           28          132           19            15
    All other loans ..........................               -            -            -            2             1
                                                      --------     --------     --------      -------       -------
              Total recoveries................              86           55          176          169           286
    Net loan charge-offs                                  (336)        (110)        (259)        (171)         (303)
    Provision charged to operating expenses...             480          355          385          378           325
                                                      --------     --------     --------      -------       -------
Balance at end of period......................          $2,149       $2,005       $1,760       $1,635        $1,428
                                                      ========     ========     ========      =======       =======
RATIOS:
    Net loan charge-offs to average net loans.           0.23%        0.09%        0.26%        0.21%         0.42%
    Net loan charge-offs to net loans at end of
        period................................           0.22%        0.08%        0.22%        0.19%         0.39%
    Allowance for loan losses to average net
       loans..................................           1.49%        1.62%        1.75%        2.00%         2.00%
    Allowance for loan losses to net loans at
       end of period..........................           1.41%        1.51%        1.46%        1.84%         1.82%
    Allowance for loan losses as a percentage
       of  total nonperforming loans..........         463.15%      620.74%      739.50%      207.75%       135.87%
    Net loan charge-offs to allowance for loan
       losses at end of period................          15.64%        5.49%       14.72%       10.46%        21.22%
    Net loan charge-offs to provision for loan
       losses.................................          70.00%       30.99%       67.27%       45.24%        93.23%




     The decrease in the allowance for loan losses as a percentage of total nonperforming loans from 620.74% in 2000 to 463.15% in 2001 was due to the migration of loans to nonperforming assets and an increase in net charge offs of $336,000 in 2001 compared to $110,000 in 2000.

     The  allowance  for loan  losses was $2.1  million  at  December  31,  2001 compared to $2.0 million and $1.8 million at December 31, 2000 and 1999, respectively. The allowance as a percent of gross loans and leases was 1.39%, 1.50% and 1.44% at December 31, 2001, 2000 and 1999, respectively. Nonperforming assets, defined as loans on nonaccrual status plus accruing loans past due 90 days or more plus other real estate owned plus repossessed assets, were $561,000, or 0.36% of gross loans, other real estate owned and repossessed assets at December 31, 2001; $343,000, or 0.26% of gross loans, other real estate owned and repossessed assets at December

31, 2000; and $323,000 or 0.26% of gross loans, other real estate owned and repossessed assets at December 31, 1999. Nonperforming loans have been considered in management's analysis of the allowance for loan losses. The allowance was 463%, 621% and 664% of nonperforming loans at December 31, 2001, 2000 and 1999, respectively. Management believes the allowance for loan losses is currently at an adequate level to provide for inherent losses in Valencia Bank & Trust's loan portfolio; however, no assurance can be given that changes in the current economic environment in Valencia Bank & Trust's principal market area or other circumstances will not result in increased losses in the loan portfolio in the future.

     Further, Valencia Bank & Trust's independent loan review consultant, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions review the allowance for loan losses as an integral part of their examination processes. The regulatory agencies may require additions to the allowance based on their judgment about specific loans, based on information available at the time of their examinations.

     The following table provides a breakdown of the allowance for loan losses as of the end of each of the periods indicated:


                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                                              FOR THE YEARS ENDED DECEMBER 31,
                        ------------------------------------------------------------------------------------------------------------
                                  2001                  2000                  1999                  1998                  1997
                        ------------------------------------------------------------------------------------------------------------
                                %  OF                 % OF                  % OF                  % OF                  % OF
                               LOANS IN              LOANS IN              LOANS IN              LOANS IN              LOANS IN
                               CATEGORY              CATEGORY              CATEGORY              CATEGORY              CATEGORY
 BALANCES AT END OF            TO TOTAL              TO TOTAL              TO TOTAL              TO TOTAL              TO TOTAL
PERIOD APPLICABLE TO:     AMOUNT      LOANS     AMOUNT      LOANS     AMOUNT     LOANS      AMOUNT     LOANS      AMOUNT     LOANS
---------------------     ------      -----     ------      -----     ------     ------     ------     ------     ------     -----
(DOLLARS IN THOUSANDS)
Real estate:
    Construction...          $118      5.94%        $45      4.86%        $44      7.11%        $37      5.47%        $15      3.30%
    Secured........           810     41.13%        809     39.84%        595     38.63%        640     38.36%        444     34.65%
Commercial &
    industrial.....           595     22.87%        573     24.58%        645     24.61%        512     31.81%        539     32.62%
Consumer...........           619     29.74%        575     29.82%        474     29.37%        445     24.18%        430     29.38%
All Other..........             7      0.32%          3      0.90%          2      0.28%          1      0.18%          -      0.05%
                        ------------------------------------------------------------------------------------------------------------
          Total....        $2,149    100.00%     $2,005    100.00%     $1,760    100.00%     $1,635    100.00%     $1,428    100.00%
                        ============================================================================================================





     INVESTMENT PORTFOLIO

     Valencia Bank & Trust's investment strategy is to maximize portfolio yields commensurate with risk and liquidity considerations. The primary objectives of the investment strategy are to provide adequate levels of investment income and secondarily to maintain an appropriate level of liquidity. The decision to purchase or sell securities is based upon the current assessment of economic and financial conditions, including the interest rate environment and liquidity requirements.

     At December 31, 2001, investment securities totaled $49.1 million or 19.7% of total assets, compared to $40.2 million or 18.2% of total assets at December 31, 2000 and $41.1 million or 21.3% of total assets at December 31, 1999. The 2001 increase of 22.1% over 2000 was the result of investing excess liquidity that was not needed to fund the growth in the loan portfolio. Any funds not used to fund loans or purchase securities were sold as federal funds. Investment purchases in 2001 totaled $54.9 million, which were primarily in mortgage backed, collateral mortgage obligations and municipal bond securities. Valencia Bank & Trust held no sophisticated derivative securities or structured notes during any period presented except for an interest rate swap on specific loan participation that was originated in June 1998. The impact of SFAS No. 133 is discussed in a later section of this document.

     Valencia Bank & Trust's investment securities are classified into two portfolios: available-for-sale and held-to-maturity. The Bank does not maintain a trading portfolio. Investments classified as available-for-sale are carried at fair value, with the unrealized gain or loss net of tax effect accumulated as other comprehensive income, a separate component of shareholders' equity. Unrealized gains of $37,000 in 2001, an unrealized gain of $118,000 and an unrealized loss of $195,000 for 2000 and 1999, respectively, were recognized in the available for sale portfolio. Held-to-maturity investments are carried at amortized cost.

     The  Bank's   available-for-sale   portfolio  consists  primarily  of  U.S.
government  and  federal  agencies  securities.   This  category  combined
constituted 87%, 87% and 77%, respectively, of the available-for-sale portfolio at the end of 2001, 2000 and 1999. The held-to-maturity portfolio consists primarily of U.S. government, federal agency securities and mortgaged backed securities. These three categories combined comprised 90%, 98% and 93%, respectively, of the held-to-maturity portfolio at the end of 2001, 2000 and 1999.

     Securities may be pledged to meet security requirements imposed as a condition to receipt of deposits of public funds and other purposes. At December 31, 2001, 2000 and 1999, the carrying values of securities pledged to secure public deposits and other purposes were approximately $46.6 million, $38.3 million and $24.8 million, respectively.



                              INVESTMENT PORTFOLIO

                                                                   AS OF DECEMBER 31,
                                      ------------------------------------------------------------------------------
                                                 2001                      2000                      1999
                                      ------------------------- ------------------------- --------------------------
AVAILABLE-FOR-SALE:                    AMORTIZED   FAIR VALUE    AMORTIZED   FAIR VALUE    AMORTIZED    FAIR VALUE
                                         COST                      COST                      COST
                                      ------------ ------------ ------------ ------------ ------------ -------------
(DOLLARS IN THOUSANDS)
U. S. treasury................               $151         $156       $1,154       $1,152       $2,162        $2,151
U. S. agencies................              1,050        1,074        7,890        7,860        8,639         8,419
                                      ------------------------------------------------------------------------------
     Total 1..................             $1,201       $1,230       $9,044       $9,012      $10,801       $10,570
                                      ==============================================================================

                                                                   AS OF DECEMBER 31,
                                      ------------------------------------------------------------------------------
                                                2001                      2000                      1999
                                      ------------------------- ------------------------- --------------------------
HELD TO MATURITY                      AMORTIZED   FAIR VALUE    AMORTIZED   FAIR VALUE    AMORTIZED    FAIR VALUE
                                         COST                      COST                      COST
                                      ------------ ------------ ------------ ------------ ------------ -------------
(DOLLARS IN THOUSANDS)

U. S. treasury..................            $ 101        $ 103         $  -         $  -       $1,501       $ 1,503
U. S. agencies/Mortgage Backed/Other       43,026       43,441       30,583       30,472       28,097        27,364
Municipals.....................             4,700        4,704          590          593          668           668
                                      -----------------------------------------------------------------------------
     Total......................          $47,827      $48,248      $31,173      $31,065      $30,266       $29,535
                                      =============================================================================

----------------------------------

1 Does not include investments in Federal Reserve stock in the amounts of $0, $0, and $328,000 at December 31, 2001, 2000 and 1999.


     The following table summarizes the maturity of Valencia Bank & Trust's investment securities and their weighted average yield at December 31, 2001:1


                INVESTMENT MATURITIES AND WEIGHTED AVERAGE YIELDS


                             WITHIN ONE        AFTER ONE BUT     AFTER FIVE BUT
                                 YEAR        WITHIN FIVE YEARS  WITHIN TEN YEARS  AFTER TEN YEARS         TOTAL
                           --------------------------------------------------------------------------------------------
                            AMOUNT    YIELD   AMOUNT    YIELD    AMOUNT    YIELD   AMOUNT   YIELD    AMOUNT    YIELD
(DOLLARS IN THOUSANDS)
U. S. treasury.........        $  -   0.00%     $ 257    4.79%      $  -     0.00%    $ -   0.00%      $ 257    4.79%
U. S. agencies/Mortgage
Backed/Other...........       6,092   5.52%    27,964    4.94%        45     5.31%      -   0.00%     44,101    5.15%
Municipals.............          85   4.10%     2,444    3.48%     2,171     3.65%      -   0.00%      4,700    3.57%
                             ------            ------              -----              ---             ------
  Total investment
     securities 1......     $16,177   5.59%   $30,665    4.82%    $2,216     3.68%    $ -   0.00%    $49,058    5.00%
                            =======           =======             ======              ===            =======
---------------------

1 Yields on tax-exempt obligations have not ben computed on a tax equivalent basis because the percentage of tax-exempt securities is minimal.



     The weighted-average yields are calculated using amortized cost of securities and are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount. The weighted-average yield on tax-exempt obligations is presented without tax-equivalent adjustment.

     FEDERAL FUNDS AND CERTIFICATES OF DEPOSIT

     At December 31, 2001, 2000 and 1999, federal funds sold totaled $13.4 million, $15.4 million and $6.9 million, respectively. The decrease $2.0 million or 12.99% in 2001 was due to the increase in deposits offset by the increased funding of loans and security purchases. The 2000 increase of $8.5 million or 123.19% was due to the year-end increase in deposits. At December 31, 2001, federal funds sold were 5.40% of total assets as compared to 6.97% of total assets as of December 31, 2000.

     At December 31, 2001, 2000 and 1999, certificate of deposit with other banks totaled $8.4 million, $10.8 million and $9.2 million, respectively. The 2001 decrease of $2.4 million or 22.22% was due to the decision not to renew these certificates of deposit because of the low rates that were being offered. The 2000 increase of $1.6 or 17.39% was also due to the availability of funds to invest and competitive market rates. At December 31, 2001, certificate of deposits with other banks were 3.36% of total assets as compared to 4.86% of total assets on December 31, 2000.

     CASH AND DUE FROM BANKS

     Cash on hand and balances due from correspondent banks represent the major portion of Valencia Bank & Trust's nonearning assets. At December 31, 2001 these areas comprised 6.51% of total assets and 61.87% of total nonearning assets, compared to 6.73% of total assets and 66.32% of nonearning assets at December
31, 2000 and 7.17% of total assets and 65.73% of nonearning assets at December 31, 1999. The effective deployment of cash into an earning asset is an overriding strategy. However, as Valencia Bank & Trust grows a larger amount of cash and correspondent balances is required to settle the transactions. The balances of cash and due from correspondent banks as a percentage of total assets has been declining over the past three years. At December 31, 1999 Valencia Bank & Trust held approximately 20% more cash than would normally be the case, as a result of Y2K preparedness. Valencia Bank & Trust, like other financial institutions, increased ATM, teller, and vault cash levels, in addition to correspondent Bank cash levels, in preparation for Y2K customer withdrawals. Although customer demands for cash did increase somewhat over the last few days before the century date roll over, no material differences in cash requests were noted between December 31, 1999 and other end-of-month periods.

     DEPOSITS

     Valencia Bank & Trust's deposit volumes for each of the past three years have exhibited characteristics brought about by increased marketing efforts and competitive deposit pricing. Total average deposits were $216.4 million, $193.4 million and $172.5 million in 2001, 2000 and 1999, respectively. This represented an increase of 11.91% and 12.12% for 2001 and 2000, respectively. Average deposit balances and yields are presented in the table below. The largest percentage increases in 2001 were in the money market accounts, which increased by 22.85% to 19.78% of total average deposits for 2001, compared to 18.02% and 20.83% of total average deposits for 2000 and 1999, respectively; time certificates of deposit over $100,000 increased 9.64% to 19.54% of total average deposits for 2001 compared to 19.95% and 14.95% of total average deposits for 2000 and 1999, respectively; noninterest demand deposits increased 14.02% to 31.79% of total average deposits for 2001, compared to 31.20% and 33.64% of total average deposits for 2000 and 1999, time deposits below $100,000, which increased by 7.23% to 14.63% of total average deposits for 2001, compared to 15.27% and 12.96% of total average deposits for 2000 and 1999, respectively; respectively; now accounts decreased 1.08% to 9.23% of total average deposits for 2001 compared to 10.44% and 11.53% of total average deposits for 2000 and 1999, respectively; savings accounts increased 9.80% to 5.02% of total average deposits for 2001, compared to 5.12% and 6.08% of total average deposits for 2000 and 1999 respectively.

     The levels of noninterest-bearing demand deposits (including retail accounts) are influenced by such factors as business development, customer service, service charges and the availability of banking services (i.e., extended hours, convenience of location, availability of ATMs). No assurance can be given that the Bank will be able to maintain its current level of noninterest-bearing deposits. The Bank's percentage of noninterest-bearing deposits remains high compared to similar sized institutions. Competition from other banks and thrift institutions as well as money market funds, some of which offer interest rates substantially higher than the Bank, makes it difficult for the Bank to maintain the current level of noninterest-bearing deposits.
Management continually works to implement pricing and marketing strategies designed to lower the average rate paid on interest-bearing deposits and to maintain a stable deposit mix. As previously discussed, the Federal Reserve lowered interest rates eleven times in 2001, which had an impact on Valencia Bank & Trust's interest expense. This reduction, along with a decline in the stock market, caused depositors to seek the safety of financial institutions for deposits. Thus, Valencia Bank & Trust experienced strong growth and lowered its effective cost of deposits. In 2000, interest expense and the effective yield of deposits were up due to the Federal Reserve having raised rates to higher levels. The impact of competition for deposits also resulted in increased expense and effective rate. In 1999, there were special rate promotions and target marketing efforts focused on increasing deposits which caused 1999 interest expense levels to be up.

     Potentially, the most volatile deposits in a financial institution are the large certificates of deposits, those generally over $100,000. Because these deposits (particularly when considered together with a customer's other specific deposits) may exceed FDIC insurance limits, depositors may select shorter maturities  to offset  perceived  risk  elements  associated  with deposits over
$100,000. Valencia Bank & Trust's community-oriented deposit gathering activities in the Santa Clarita and Antelope Valleys, however, has engendered a less volatile than usual base of depositor certificates over $100,000. Valencia Bank & Trust has not found these certificates to be exceptionally volatile because it does not solicit deposits from brokers, nor has it encouraged these certificates by paying premium interest rates. The preponderance of maturities of jumbo deposits are within the three-to-twelve months time frame, and most of the customer accounts have been with Valencia Bank & Trust for over two years, limiting such deposit volatility. The Maturity of Time Deposit Table depicts the maturity distribution of these deposits at year-end 2001. For the year ended December 31, 2001, 2000 and 1999, average time deposits of $100,000 or more totaled $42.3 million, $38.6 million and $25.8 million, respectively, representing 19.54%, 19.95% and 14.95% of total average deposits, respectively.

     Valencia Bank & Trust has available the use of federal funds purchased as an additional source of funding. On December 31, 2001, 2000 and 1999, there were no federal funds purchased outstanding.

     The following tables summarize the distribution of average daily deposits and borrowed funds and the average daily rates paid for the periods indicated. At December 31, 2001, 2000 and 1999, Valencia Bank & Trust had $13.0 million, $5.3 million and $2.1 million in repurchase agreements, which include "sweep accounts." These repurchase agreements are secured by pledged investments held segregated from Valencia Bank & Trust's own securities portfolio.


                       AVERAGE DEPOSITS AND BORROWED FUNDS

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------------------------
                                                2001                      2000                      1999
                                      ------------------------- ------------------------- --------------------------
                                        AVERAGE      AVERAGE      AVERAGE      AVERAGE      AVERAGE      AVERAGE
                                        BALANCE       RATE        BALANCE       RATE        BALANCE        RATE
                                      ------------ ------------ ------------ ------------ ------------ -------------
(DOLLARS IN THOUSANDS)
Demand, noninterest-bearing.....          $68,805        0.00%      $60,343        0.00%      $58,033         0.00%
Money market....................           42,806        2.69%       34,844        3.43%       35,929         3.04%
NOW.............................           19,968        0.79%       20,187        0.95%       19,894         0.90%
Savings.........................           10,870        1.58%        9,900        1.98%       10,486         1.95%
Time deposits over $100,000.....           42,294        5.00%       38,576        5.82%       25,793         4.88%
Other TCD's & borrowed funds....           31,666        4.66%       29,530        5.38%       22,352         5.50%
                                         --------                  --------                  --------
Total deposits & borrowed funds.         $216,409        2.34%     $193,380        2.80%     $172,487         2.30%
                                         ========                  ========                  ========


     The average rate paid on total deposits and borrowed funds at December 31, 2001, 2000 and 1999 was 2.34%, 2.80% and 2.30%, respectively. Borrowed funds have increased in volume as a product line as it offers the customer some added security and the ability to maximize the return on available funds. Valencia Bank & Trust offers a repurchase agreement sweep account that provides the main features discussed above.

     The scheduled maturities of Valencia Bank & Trust's time deposits in denominations of $100,000 or greater at December 31, 2001:

                 MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

                                                                  AS OF
                                                            DECEMBER 31, 2001
                                                      --------------------------
         (DOLLARS IN THOUSANDS)

         Three months or less.........................           $19,595
         Over three months through twelve months......            16,049
         Over twelve months...........................             1,810
                                                                   -----
              Total...................................           $37,454
                                                                 =======


     CAPITAL RESOURCES

     Valencia Bank & Trust uses a variety of measures to evaluate capital adequacy. Management reviews various capital measurements on a quarterly basis and takes appropriate action to ensure that such measurements are within established internal and external guidelines. The external guidelines, which are issued by the FDIC, establish a risk-adjusted ratio relating capital to different categories of assets and off balance sheet exposures. There are two categories of capital under the FDIC guidelines: Tier 1 and Tier 2 Capital. Tier 1 Capital includes common shareholders' equity less goodwill and certain other deductions, notably the unrealized net gains or losses (after tax adjustments) on securities available for sale, which are carried at fair market value. Tier 2 Capital includes preferred stock and certain types of debt equity, which Valencia Bank & Trust does not hold, as well as the allowance for loan losses, subject to certain limitations.

     Valencia Bank & Trust's current capital position exceeds all current guidelines established by the FDIC. By the current regulatory definitions, Valencia Bank & Trust was "well capitalized," the highest rating of the five capital categories defined under FDIC regulations, at December 31, 2001, 2000, and 1999. At December 31,

2001, Valencia Bank & Trust had a Tier 1 risk based capital ratio of 10.02%, a total capital to risk-weighted assets ratio of 11.16%, and a leverage ratio of 7.44%. Valencia Bank & Trust had a Tier 1 risk-based capital ratio of 10.67%, a total risk-based capital ratio of 11.91% and leverage ratio of 7.75% at December 31, 2000.

     Net income has provided $7.0 million in accumulated capital during the last three years. The retention of earnings and the issuance of stock to the First Valley National Bank shareholders have been Valencia Bank & Trust's source of capital increase since 1987, and it is not expected that these sources will be supplemented or augmented by the issuance of additional debt or equity capital in the immediate future. Shareholders' equity at December 31, 2001, 2000 and 1999 was $18.8 million, $17.2 million and $14.7 million, respectively. The increases for years 2001, 2000 and 1999 were primarily through the retention of earnings. It is the objective of management to maintain adequate capital for future growth through continued retention of earnings.

     The increase in capital from December 31, 2000 to 2001 was achieved even though Valencia Bank & Trust repurchased approximately $1.4 million of its outstanding shares in 2001, pursuant to a stock repurchase program. This program expired on March 2, 2002, and no additional shares have been purchased since December 31, 2001. Valencia Bank & Trust has obtained regulatory approval to reinstate the program for an additional period of up to twelve months, subject to earlier termination in the discretion of Valencia Bank & Trust's Board of Directors. The maximum amount of stock to be purchased under the new program would be $1.9 million worth of additional outstanding shares. If all $1.9 million were deducted from the Bank's capital on a pro forma basis at December 31, 2001, Valencia Bank & Trust would still have been "well capitalized" with the following pro forma capital ratios: a Tier 1 risk based capital ratio of 9.02%, a total capital to risk-weighted assets ratio of 10.16% and a leverage ratio of 6.75%.

     The table below represents the capital and leverage ratios of Valencia Bank & Trust as of December 31, 2001, 2000 and 1999:



                           CAPITAL AND LEVERAGE RATIOS

                                                                                  FOR CAPITAL         TO BE WELL CAPITALIZED
                                                                                   ADEQUACY          UNDER PROMPT CORRECTIVE
                                                            ACTUAL                 PURPOSES             ACTION PROVISIONS
                                                    ---------------------------------------------------------------------------
                                                       AMOUNT       RATIO      AMOUNT      RATIO       AMOUNT        RATIO
                                                    ---------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 2001:
      Total capital (to risk weighted assets).....     $20,954     11.16%      $15,020      8.00%       $18,776     10.00%
      Tier 1 capital (to risk weighted assets)....      18,805     10.02%        7,510      4.00%        11,265      6.00%
      Tier 1 capital (to average assets)..........      18,805      7.44%       10,109      4.00%        12,637      5.00%

AS OF DECEMBER 31, 2000:
      Total capital (to risk weighted assets).....     $19,268     11.91%      $12,944      8.00%       $16,179     10.00%
      Tier 1 capital (to risk weighted assets)....      17,263     10.67%        6,472      4.00%         9,708      6.00%
      Tier 1 capital (to average assets)..........      17,263      7.75%        8,913      4.00%        11,141      5.00%

AS OF DECEMBER 31, 1999:
      Total capital (to risk weighted assets).....     $16,579     11.20%      $11,846      8.00%       $14,808     10.00%
      Tier 1 capital (to risk weighted assets)....      14,819     10.01%        5,923      4.00%         8,885      6.00%
      Tier 1 capital (to average assets)..........      14,819      7.32%        8,096      4.00%        10,120      5.00%


     IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (the FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allow a derivative's gain and loses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" defer the effective date of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

     Valencia Bank & Trust adopted SFAS No. 133 on January 1, 2001. The impact of the adoption did not have a material effect on the Bank's financial position or results of operations.

     The FASB has finalized new accounting standards covering business combinations, goodwill and intangible assets. These new rules published in July 2001, consist of SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." In conjunction with these new accounting standards, the FASB has issued "Transition Provisions for New Business Combination Accounting Rules" that require companies to cease amortization of goodwill and adopt the new impairment approach as of January 1, 2002. Management does not expect adoption of SFAS No. 141 and 142 to have a material effect on the Bank's financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The purpose of this statement is to develop consistent accounting of asset retirement obligations and related costs in the financial statements and provide more information about future cash outflows, leverage and liquidity regarding retirement obligations and the gross investment in long-lived assets. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Bank does not believe that the adoption of this statement will have a significant impact on the Bank's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes SFAS No. 121. SFAS No. 144, which governs accounting for the impairment of long-lived assets, is effective for financial statements issued for fiscal years beginning after December 15, 2002. The Bank does not believe that the adoption of this statement will have a significant impact on the Bank's financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement replaces the accounting and reporting provisions of Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." It requires that costs associated with an exit or disposal activity be recognized when a liability is incurred rather than at the date an entity commits to an exit plan. This Statement is effective after December 31, 2002. Management believes that adopting this Statement will not have a material impact on the Bank's financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     MARKET RISK/INTEREST RATE RISK MANAGEMENT

     Market risk is the risk of loss from adverse changes in market prices and rates. The Bank's market risk arises primarily from interest rate risk inherent in its lending, investment and deposit taking activities. The Bank's profitability is affected by fluctuations in interest rates. A sudden and substantial change in interest rates may adversely impact the Bank's earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. To that end, Management actively monitors and manages its interest rate risk exposure.

     Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Bank to attempt to control risks associated with interest rate movements. In general, Management's strategy is to match asset and liability balances within maturity categories to limit the Bank's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Bank's asset and liability management strategy is formulated and monitored by the Bank's Asset/Liability Management Committee, which is composed of executive and manager level officers from various areas of the Bank including lending, investment and deposit gathering, in accordance with policies approved by the Board of Directors. The Asset/Liability Management Committee meets regularly to review, among other things, the sensitivity of the Bank's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses and maturities of investments and borrowings. The Asset/Liability Management Committee also approves and establishes pricing and funding decisions with respect to overall asset and liability composition, and reports regularly to the Board of Directors.

     One of the primary goals of the Bank's Asset/Liability Management Committee is to manage the financial components of the Bank so as to optimize net income under varying interest rate environments. The focus of this process is the development, analysis, implementation and monitoring of earnings enhancement strategies that provide stable earnings and capital levels during periods of changing interest rates.

     Interest rate risk occurs when assets and liabilities re-price at different times as interest rates change. Generally speaking, the rates of interest that the Bank earns on its assets, and pays on its liabilities, are established contractually for specified periods of time. Unfortunately, market interest rates change over time and if a financial institution cannot quickly adapt to interest rate changes, then as a result it may be exposed to lower profit margins or even losses. In 2001, the Federal Reserve reduced interest rates eleven times as a response to a slowing economy with many economists expressing uncertainty as to further reductions. Such reductions, if sustained, will result in a decrease in net interest income.

     In the management of interest rate risk, the Bank utilizes the following measurement techniques: gap analysis, and simulation modeling to determine the sensitivity of net interest income and economic value sensitivity of the balance sheet. These techniques are complementary and are used to provide a more accurate measurement of interest rate risk.

     Gap analysis measures the repricing mismatches between assets and liabilities. The interest rate sensitivity gap is determined by subtracting the amount of liabilities from the amount of assets that reprice in a particular time interval. An asset sensitive position results when more assets than liabilities reprice within a given period. Conversely, a liability sensitivity results when more liabilities than assets reprice or mature within a given period. At December 31, 2001, the Bank maintained a positive one-year gap position of $3.0 million or 1.22% of total assets. As of June 30, 2002, the Bank maintained a positive one-year gap position of $10.8 million or 112.17% of total assets.

     The following tables set forth the interest rate sensitivity of the Bank's interest-earning assets and interest-bearing liabilities as of December 31, 2001 and June 30, 2002 using the interest rate sensitivity gap ratio on an effective basis. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms. Actual payment patterns may differ from contractual payment patterns.


                       INTEREST RATE SENSITIVITY ANALYSIS


                                                                    AT DECEMBER 31, 2001
                                                             AMOUNTS SUBJECT TO REPRICING WITHIN
                                           ------------------------------------------------------------------------
                                            0-3 MONTHS    3-12 MONTHS      1-2 YEARS    AFTER 3 YEARS      TOTAL
(DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
     Total loans (1).................          $46,204        $10,179          $8,277        $89,686       $154,346
     Investment securities...........            9,544          8,109          12,217         18,039         47,909
     Federal funds sold..............           13,430              -               -              -         13,430
     Interest-earning deposits.......            1,762          6,630               -              -          8,392
                                                ------         ------          ------        -------        -------
        Total........................           70,940         24,918          20,494        107,725        224,077
                                                ======         ======          ======        =======        =======

INTEREST-BEARING LIABILITIES:
     Interest-bearing deposits.......                -         24,552          22,164         35,350         82,066
        Time deposits over $100,000..           13,503         20,132           2,820            261         36,716
     Other time deposits.............            7,568         13,087           3,018            747         24,420
     Borrowed funds..................           13,975              -               -              -         13,975
                                              --------       --------        --------       --------       --------
        Total........................          $35,046        $57,771         $28,002        $36,358       $157,177
                                              ========       ========        ========       ========       ========

Interest rate sensitivity gap........          $35,894       $(32,853)        $(7,508)       $71,367        $66,900
Cumulative interest rate sensitivity gap       $38,894         $3,041         $(4,467)       $66,900
Cumulative interest rate sensitivity
     gap ratio as a percentage of total
     assets..........................           14.38%          1.22%         (1.79%)         26.80%

------------------

(1)  Includes non-accrual loans.

====================================================================================================================


                                                                     AS OF JUNE 30, 2002
                                                             AMOUNTS SUBJECT TO REPRICING WITHIN
INTEREST RATE SENSITIVITY ANALYSIS           0-3 MONTHS     3-12 MONTH     1-2 YEARS    AFTER 3 YEARS       TOTAL
(DOLLARS IN THOUSANDS)
                                          -------------------------------------------------------------------------
INTEREST-EARNING ASSETS:
   Loans............................            $48,552        $7,879        $10,859        $96,170        $163,460
   Federal funds sold...............             19,430             -              -              -          19,430
   Investment securities............              7,769        12,708          9,287         18,558          48,322
   Interest-earning deposits........                694         2,359          1,579            693           5,325
                                          -------------- ------------- -------------- -------------- ---------------
       TOTAL .......................             76,445        22,946         21,725        115,421         236,537
                                          ============== ============= ============== ============== ===============
INTEREST-BEARING LIABILITIES:
   Interest-bearing deposits........                  -        26,019         23,008         36,346          85,373
   Time deposits, $100,000 and over              18,810        12,020          1,605            176          32,611
   Other time deposits..............              9,495         9,645          1,903            490          21,533
   Borrowed funds...................              9,875         2,742              -              -          12,617
                                          -------------- ------------- -------------- -------------- ---------------
       TOTAL .......................            $38,180       $50,426        $26,516        $37,012        $152,134
                                          ============== ============= ============== ============== ===============
Interest Rate Sensitivity Gap.......            $38,265      $(27,480)       $(4,791)       $78,409         $84,403
Cumulative Interest Rate Sensitivity
   Gap .............................            $38,265       $10,785         $5,994        $84,403
Cumulative Interest Rate Sensitivity
  Gap ratio as a percentage of total
  assets............................            100.22%       112.17%        105.21%        155.48%

====================================================================================================================

     The interest rate gap reported in the Interest Rate Sensitivity Analysis table for the maturity time frame of one year is $10.8 million, positive gap. The information in the table indicates that the Bank is asset sensitive, for that maturity time frame, or likely to exhibit decreasing earnings in a falling interest rate environment.

     Although interest rate sensitivity gap is a useful measurement and contributes to effective asset and liability management, it is difficult to predict the effect of changing interest rates based solely on that measure. As a result, the Asset/Liability Management Committee also regularly uses simulation modeling as a tool to measure the sensitivity of earnings and net portfolio value ("NPV") to interest rate changes. Net portfolio value is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments. The simulation model captures all assets, liabilities, and off-balance sheet financial instruments, accounting for significant variables that are believed to be affected by interest rates. These include prepayment speeds on loans, cash flows of loans and deposits, principal amortization, call options on securities, balance sheet growth assumptions and changes in rate relationships as various rate indices react differently to market rates. The simulation measures the volatility of net interest income and net portfolio value under immediate rising or falling market interest rate scenarios in 100 basis point increments.

     The following table sets forth as of December 31, 2001 the Bank's estimated net interest income over a twelve months period and NPV based on the indicated changes in market interest rates.


                               NET INTEREST INCOME
          CHANGE              (NEXT TWELVE MONTHS)       %CHANGE               NPV                  %CHANGE
------------------------------------------------------------------------------------------------------------------
    (IN BASIS POINTS)         (DOLLARS IN THOUSANDS)                 (DOLLARS IN THOUSANDS)
            +300                       $9,845             1.48%              $34,408                 -2.97%
            +200                        9,809              0.71               34,388                  -3.03
            +100                        9,772             -0.04               34,740                  -2.79
               0                        9,697             -0.81               35,461                      -
            -100                        9,578             -2.03               36,554                   3.08
            -200                        9,479             -3.04               38,017                   7.21
            -300                       $9,368            -4.18%              $39,851                 12.38%


     As indicated above, the Bank is positively gapped by $3.0 million and this causes net interest income to increase (decrease) as market interest rates rise
(fall). This is due to the fact that a substantial portion of the interest earning assets reprice immediately after the rate change, while interest-bearing liabilities reprice slower than interest-earning assets. Further, interest-bearing liabilities do not reprice to the same degree as interest earning assets, given a stated change in the interest rate. The NPV declines (increases) as the interest income increases (decreases) since the change in the discount rate has a greater impact on the change in the NPV than does the change in the cash flows.

     Management believes that the assumptions used by it to evaluate the vulnerability of the Bank's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Bank's assets and liabilities and the estimated effects of changes in interest rates on the Bank's net interest income and NPV could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

     The Bank's historical strategies in protecting both net interest income and economic value of equity from significant movements in interest rates have involved restructuring its investment portfolio and creating the option to use FHLB advances. Bank policies also permit the use of interest rate caps and floors, and engaging in interest rate swaps, although the Bank has not yet utilized to any significance either of these activities. At December 31, 2001, the Bank had one derivative instrument outstanding, which as an interest rate swap on a loan participation purchased.

     LIQUIDITY RISK MANAGEMENT

     Maintenance of adequate liquidity requires that sufficient resources be available at all time to meet Valencia Bank & Trust's cash flow requirements. Liquidity in a banking institution is required primarily to provide for deposit withdrawals and the credit needs of its customers and to take advantage of investment opportunities as they arise. Liquidity management involves a bank's ability to convert assets into cash or cash equivalents without incurring significant loss, and to raise cash or maintain funds without incurring excessive additional cost. This ability depends on the institution's financial strength, asset quality and types of deposit and investment instruments offered by a bank to its customers. Valencia Bank & Trust's principal sources of funds are cash, due from banks, federal funds sold, deposits and available-for-sale securities, securities with other banks, overnight funds sold to correspondent banks and unpledged short-term, marketable investments and other funds provided by operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows are more influenced by interest rates, general economic conditions and competition. Valencia Bank & Trust maintains investments in liquid assets based upon management's assessment of (1) need for funds, (2) expected deposit flows, (3) yields available on short-term liquid assets and (4) objectives of Valencia Bank & Trust's asset/liability management program. Management assesses the likelihood of projected funding requirements by reviewing historical funding patterns, current and forecasted economic conditions and individual client funding needs. Commitments to fund loans, which include revolving lines of credit, construction loans, other commercial loans and credit cards at December 31, 2001, 2000 and 1999 were $27.0 million, $21.3 million and $17.6 million, respectively, and at June 30, 2002 and 2001 were $23.3 million and $28.7 million respectively.

     On December 31, 2001, liquid assets totaled $33.3 million or 13.4% of total assets as compared to $44.6 million or 20.2% of total assets on December 31, 2000 and $35.3 million or 18.3% of total assets on December 31, 1999. This decrease in liquid assets was due to the increase in pledged securities in 2001 for the increased in borrowed funds. In addition to liquid assets, Valencia Bank & Trust maintains lines of credit with correspondent banks available on a short-term basis. Informal agreements are also in place with various other banks to purchase participations in loans from Valencia Bank & Trust, if necessary.

     The most significant factors which affected Valencia Bank & Trust's level of cash and cash equivalents, cash flows and liquidity during the year ended December 31, 2001 were: the net increase in loans of $20.3 million; maturities and repayments of securities and certificates of deposits of $48.5 million; securities purchases of $54.9 million; and the net increase in deposits and other borrowed funds of $26.2 million. For the year ended December 31, 2000, the most significant transactions were: the net increase in loans of $12.3 million; maturities and repayments of securities of $4.2 million; securities and certificates of deposit purchases of $4.5 million; and the net increase in deposits of $22.5 million. For the year ended December 31, 1999, the most significant transactions were: the net increase in loans of $32.0 million; maturities and repayments of securities of $13.9 million; securities and certificates of deposit purchases of $19.1 million; and the net increase in deposits of $14.1 million.

     IMPACT OF INFLATION

     The impact of inflation on a financial institution differs significantly from that exerted on other companies. Banks, as financial intermediaries, have assets and liabilities that tend to move in concert with inflation both as to interest rates and value. This is especially true for Valencia Bank & Trust, with a high percentage of interest rate-sensitive assets and liabilities. A bank can reduce the impact of inflation if it can manage its interest rate sensitivity gap. Valencia Bank & Trust attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital. (See "Interest Rate Risk Management" above.)

     Inflation has been low for the last several years and has had little or no effect on the financial condition and results of operation of Valencia Bank & Trust during the periods discussed herein.

CHANGE OF INDEPENDENT AUDITORS

     Effective as of June 3, 2002, Valencia Bank & Trust changed its independent auditors from Arthur Andersen LLP to Ernst & Young LLP. Valencia Bank & Trust's Board of Directors, upon the recommendation of its audit committee, approved this change in accountants.

     During Valencia Bank & Trust's two most recent fiscal years and the subsequent interim period through June 3, 2002, there were no disagreements between Valencia Bank & Trust and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. In addition, during Valencia Bank & Trust's two most recent fiscal years and the subsequent interim period, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

     The audit reports of Arthur Andersen LLP on Valencia Bank & Trust's financial statements for the past two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

     Valencia Bank & Trust provided Arthur Andersen LLP with a copy of these disclosures in advance of the day that these disclosures were filed by Valencia Bank & Trust with the FDIC.

     During Valencia Bank & Trust's two most recent fiscal years and the subsequent interim period, Valencia Bank & Trust did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                          STOCK OWNERSHIP OF MANAGEMENT
             AND CERTAIN BENEFICIAL OWNERS OF VALENCIA BANK & TRUST

     The following table sets forth certain information as of [October 3, 2002], based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Valencia Bank & Trust common stock by (i) each person known by Valencia Bank & Trust to beneficially own more than 5% of the outstanding shares of Valencia Bank & Trust common stock, (ii) the chief executive officer and each of the three most highly compensated executive officers of Valencia Bank & Trust whose salary and bonus exceeded $100,000 in 2001, and each director of Valencia Bank & Trust, and (iii) all executive officers and directors of Valencia Bank & Trust as a group.

     Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of the securities regardless of any economic interest therein. In computing the number and percentage ownership of shares of Valencia Bank & Trust common stock beneficially owned by a person, shares of Valencia Bank & Trust common stock subject to options or warrants held by that person that are exercisable within 60 days of [October 3, 2002] are deemed outstanding. Such shares of Valencia Bank & Trust common stock, however, are not deemed outstanding for purposes of computing the percentage ownership of shareholders other than such person.



--------------------------------------- ------------------------------ ----------------------------------
           NAME AND ADDRESS                 AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP 1               PERCENT OF CLASS
--------------------------------------------------------------------------------------------------------
              Principal Shareholders (Except for certain Directors and Executive Officers)
---------------------------------------------------------------------------------------------------------
Patrick W. Hopper
2624 Pebblegold Avenue
Henderson, Nevada 89014                          244,588 2                             15.25%
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
The Banc Funds Company, L.L.C.
208 South LaSalle Street
Chicago, Illinois 60604                          137,580 3                              8.69%
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
                              Directors and Executive Officers 4
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Edward A. Cole, Jr.
Director                                          20,336 5                              1.26% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Thomas E. Dierckman
Director                                          21,166 5                              1.31% 6
--------------------------------------- ------------------------------ ----------------------------------

--------------------

1 Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children; and by any other relative of such person who has the same home; shares held in "street name" for the benefit of such person; shares held by a family or living trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse; or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.

2 Although Mr. Hopper owns 15.25% of Valencia Bank & Trust's outstanding shares, he has chosen to grant management a proxy to vote all of his shares in excess of 9.99% of shares outstanding (the "Excess Shares"), rather than file a regulatory application and notice for approval and nondisapproval to acquire "control" of Valencia Bank & Trust. These Excess Shares are to be voted by management in the same proportion as shares voted by all other shareholders (including the Board of Directors), i.e. by all shares represented and voting after excluding all of Mr. Hopper's shares (including the Excess Shares).

3 Based on a Schedule 13F filed with the SEC on February 14, 2002, as of December 31, 2001, Banc Funds had sole voting and dispositive power with respect to all 137,580 of these shares.

4 The address for these individuals is c/o Valencia Bank & Trust, 23620 Lyons Avenue, Santa Clarita, California 92321.

5 Includes the following number of shares which this individual has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of [OCTOBER 3, 2002] pursuant to Valencia Bank & Trust's Stock Option Plan: Messrs. Cole, Dierckman, Fisher, Keysor, Patterson and
     Staats: 13,415 shares each; Mr. Garasi: 14,045 shares; Mr. Topor: 1,260 shares; Mr. Reardon: 39,034 shares; Mr. Schmidt: 12,836 shares; Mr. Hicken:
     32,503 shares; and Mr. Pollard: 30,318 shares.

6 This percentage is based on the total number of shares of Valencia Bank & Trust's common stock outstanding, plus the number of option shares described in footnote 5 above or footnote 8 below concerning the stock ownership of the relevant individual or group.



--------------------------------------- ------------------------------ ----------------------------------
           NAME AND ADDRESS                 AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP 1               PERCENT OF CLASS
--------------------------------------------------------------------------------------------------------
Director
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Walter R. Fisher, Jr.
Director                                           55,679 5                           3.44% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Louis A. Garasi
Director, Chairman of the Board                    79,246 5, 7                        4.90% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Richard B. Keysor
Director                                           18,288 5                           1.13% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Richard A. Patterson
Director, Corporate Secretary                      42,777 5                           2.64% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
John M. Reardon
President, Chief Executive Officer
and Director                                      101,304 5                           6.16% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Stephen C. Schmidt
Director                                           22,839 5                           1.41% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Douglas R. Sink
Director                                            1,752                             0.11%
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Will J. Staats, Jr.
Director                                           39,215 5                           2.42% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
John Topor
Director                                           23,930 5                           1.49% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
James D. Hicken
Executive Vice President
and Chief Lending Officer                          42,753 5                           2.61% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Jeffrey Pollard
Executive Vice President
and Chief Financial Officer                        37,587 5                           2.30% 6
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------
Valencia Bank & Trust Directors and
Executive Officers as a Group
(13 persons)                                      591,092 8                          32.55% 8
--------------------------------------- ------------------------------ ----------------------------------
--------------------------------------- ------------------------------ ----------------------------------

-------------------------

7 Includes 9,261 shares held by G&H Development, a limited partnership in which Mr. Garasi is a general partner with an 80% interest, as to which shares Mr. Garasi has sole voting and investment power.

8 Includes 84,210 shares owned by Patrick Hopper, a principal shareholder of Valencia Bank & Trust common stock, as to which shares Mr. Hopper has granted management a voting proxy subject to certain voting requirements (see n.2), and 211,086 shares which the directors and executive officers of Valencia Bank & Trust common stock as a group have the right to acquire upon the exercise of stock options which are vested or will vest within sixty (60) days of [OCTOBER 3, 2002], pursuant to Valencia Bank & Trust's Stock Option Plan.


                   DESCRIPTION OF VALENCIA BANK & TRUST STOCK

     The authorized capital stock of Valencia Bank & Trust consists of 7,000,000 shares of common stock, no par value, and 3,000,000 shares of serial preferred stock. At [October 3, 2002], 1,604,625 shares of Valencia Bank & Trust common stock were outstanding. As of such date, an additional 328,022 shares of authorized common stock were reserved for issuance under the Valencia Bank & Trust Stock Option Plan, and options covering 287,159 shares had been granted under the plan. There are currently no shares of serial preferred stock outstanding.

     The following summary of the terms of Valencia Bank & Trust common and serial preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Valencia Bank & Trust Articles of Incorporation.

     Subject to preferential rights as may be determined by the board of directors in the future in connection with the issuance of shares of serial preferred stock, holders of shares of Valencia Bank & Trust common stock are entitled to (i) one vote per share on all matters to be voted on, except that holders are entitled to cumulate their vote in the election of directors upon compliance with certain conditions (see "Certain Differences in Rights of Shareholders" on page 79) and (ii) receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of Valencia Bank & Trust the holders of Valencia Bank & Trust common stock are entitled to receive pro rata all assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any serial preferred stock then outstanding. Valencia Bank & Trust common stock has no preemptive or other subscription rights, and no conversion rights or redemption or sinking fund provisions. All of the outstanding shares of Valencia Bank & Trust common stock are fully paid and nonassessable.

     The board of directors of Valencia Bank & Trust has the authority to divide the serial preferred stock into one or more series and to determine and alter the rights, preferences, privileges and restrictions of any wholly unissued series of serial preferred stock and to fix the number of shares of any such series and the designation thereof and to increase or decrease the number of shares of any series subsequent to the issuance of that series. If and when any serial preferred stock is issued, the holders of serial preferred stock may have a preference over holders of Valencia Bank & Trust common stock upon the payment of dividends, upon liquidation of Valencia Bank & Trust, in respect of voting rights, in the redemption of capital stock of Valencia Bank & Trust or in such other preferential rights as may be determined by the board of directors of Valencia Bank & Trust in the future in connection with the issuance of shares of serial preferred stock.

     Valencia Bank & Trust's ability to pay dividends to Valencia Bank & Trust shareholders is also subject to certain legal limitations under California law (see "Certain Differences in Rights of Shareholders" on page 79). In addition, under federal law, Valencia Bank & Trust is prohibited from paying any dividends if after making such payment Valencia Bank & Trust would fail to meet any of its minimum capital requirements. The federal regulators also have the authority to prohibit Valencia Bank & Trust from engaging in any business practices which are considered to be unsafe or unsound, and in some circumstances the regulators might prohibit the payment of dividends on that basis even though such payments would otherwise be permissible.

         MARKET PRICE AND DIVIDEND INFORMATION FOR VALENCIA BANK & TRUST

MARKET PRICE INFORMATION

     The Bank's common stock has been traded on the Nasdaq Small Cap Market since September, 2000. Trading in the stock has been limited and such trades can be characterized as amounting to a small volume trading market. The Bank is aware of the following securities dealers which make a market in the Bank's stock: Hoefer & Arnett, San Francisco, California; Keefe, Bruyette & Woods, Inc., New York, New York; and RBC Dain Rauscher, Minneapolis, Minnesota (the "Securities Dealers"). The Securities Dealers have no obligation to continue to make such a market and may discontinue making a market at any time.

     The information in the following table indicates the high and low "bid" and "asked" quotations and approximate volume of trading for the common stock for each quarterly period since January 1, 2000, and is based upon information provided by Nasdaq's Market Research Department. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, do not reflect actual transactions and do not include nominal amounts traded directly by shareholders or through other dealers and not through the Securities Dealers.





                                                         SALE PRICE OF                               APPROXIMATE
                                                        VALENCIA BANK'S            APPROXIMATE        NUMBER OF
           CALENDAR QUARTER ENDED                        COMMON STOCK 1          TRADING VOLUME 1    TRANSACTIONS
           ----------------------                        --------------          ----------------     ------------
                                                      HIGH             LOW
                                                      ----             ---
March 31, 2000.........................              16.25            14.00           59,500              85
June 30, 2000..........................              14.50            13.00           66,600              79
September 30, 2000.....................              14.75            13.50           38,500              55
December 31, 2000......................              14.50            13.75           27,835              56
March 31, 2001.........................              15.75            13.75          103,955             107
June 30, 2001..........................              17.25            15.00          146,021              83
September 30, 2001.....................              21.10            17.25           75,307             121
December 31, 2001......................              23.00            18.50           65,247             175
March 31, 2002.........................              26.00            21.00           66,587             192
June 30, 2002..........................              32.00            24.95          134,506             339

-----------------------

1 Figures in the table have been retroactively adjusted to give effect to a stock dividend declared by Valencia Bank in 2000.




     On September __, 2002, _____ shares were traded at $_____ per share and the high and low bid prices were $____ and $___, respectively.

     The foregoing table includes repurchases by Valencia Bank & Trust between March 2, 2001 and December 31, 2001 totaling 86,702 shares at an average purchase price of $15.65 per share. This program has since expired, but Valencia Bank & Trust has obtained regulatory approvals to reinstate the program with authority to repurchase up to an addition $1.9 million worth of additional outstanding shares over a twelve-month period, although no such additional shares have been repurchased since December 31, 2001.

HOLDERS

     On ___________, 2002 there were approximately 607 shareholders of record of Valencia Bank & Trust's common stock.

DIVIDENDS

     Shareholders are entitled to receive dividends only when and if dividends are declared by Valencia Bank's Board of Directors. Although Valencia Bank is legally able to pay cash dividends, it has been Valencia Bank's practice to retain Valencia Bank's earnings for the purpose of increasing its capital to support growth.

Accordingly, Valencia Bank has paid no cash dividends in the past two years and has no current intention of paying cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain earnings to support growth, with the exception of the stock repurchase plan, which commenced on March 2, 2001 and expired on March 2, 2002, but which plan was renewed for an additional one-year period, subject to earlier termination in the discretion of Valencia Bank & Trust's board of directors. The stock repurchase plan was implemented due to Valencia Bank's belief that the Bank's stock is undervalued in the marketplace. As of December 31, 2001, Valencia Bank & Trust repurchased 86,702 shares at an average price of $15.65, but no shares have been purchased since such date.

     Under California law, Valencia Bank & Trust may declare a cash dividend out of its net profits up to the lesser of Valencia Bank & Trust's retained earnings or Valencia Bank & Trust's net income for the last three (3) fiscal years (less any distributions made to shareholders during such period), or, with the prior written approval of the Commissioner of Financial Institutions, in an amount not exceeding the greatest of (i) the retained earnings of Valencia Bank & Trust,
(ii) the net income of Valencia Bank & Trust for its last fiscal year, or (iii) the net income of Valencia Bank & Trust for its current fiscal year. The payment of any cash dividends by Valencia Bank & Trust will depend not only upon Valencia Bank & Trust's earnings during a specified period, but also on Valencia Bank & Trust meeting certain capital requirements.

                  CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

GENERAL

     The following is a general discussion of the material differences between the rights of shareholders under the articles of incorporation and bylaws of UnionBanCal Corporation and Valencia Bank & Trust and under applicable California law.

     UnionBanCal Corporation is incorporated under and subject to all the provisions of the California Corporations Code. Valencia Bank & Trust is incorporated under and subject to all of the provisions of the California
Financial Code and substantially all of the provisions of the California Corporations Code. Upon consummation of the merger, except for those persons, if any, who dissent from the merger and perfect appraisal rights under the California Corporations Code or receive all cash in the merger, the shareholders of Valencia Bank & Trust will become shareholders of UnionBanCal Corporation.

DECLARATION OF DIVIDENDS

     Under the California Corporations Code, the directors of UnionBanCal Corporation may declare and pay dividends upon the shares of its capital stock either out of its retained earnings, or out of capital, provided the company would, after making the distribution, meet two conditions, which generally stated are as follows: the corporation's assets must equal at least 125% of its liabilities; and the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

     Under the California Financial Code, Valencia Bank & Trust may pay a dividend equal to its retained earnings or its net income from the last three years, whichever is less, or, with the prior approval of the Department of Financial Institutions, it may pay dividends up to the greatest of its retained earnings, its net income for its last fiscal year or its net income for its current fiscal year.

CUMULATIVE VOTING

     Valencia Bank & Trust's bylaws provide for cumulative voting in the election of directors. However, UnionBanCal Corporation's by-laws and articles of incorporation provide for majority rule voting. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute votes on the same principle between two or more nominees as deemed appropriate. As a consequence of cumulative voting, shareholders representing a relatively small number of the voting shares have the power to nominate and elect one or more directors. With majority rule voting, shareholders would be entitled to only one vote per share in the election of directors. Therefore, a nominee could not be elected without a majority of shareholder votes. Consequently, only directors who receive support from a majority of the shares voting would be elected. Majority rule voting may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of UnionBanCal Corporation than they could with Valencia Bank & Trust.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

     UnionBanCal Corporation's bylaws also provide that in order to propose business to be brought before any shareholders meeting a shareholder must give timely prior notice to UnionBanCal Corporation. Notice must be received by the Secretary of UnionBanCal Corporation not less than one hundred twenty calendar days in advance of the date UnionBanCal Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, notice must be received a reasonable time before UnionBanCal Corporation mails its proxy statement.

DISSENTERS' RIGHTS IN MERGERS AND OTHER REORGANIZATIONS

     Under the California Corporations Code, a dissenting shareholder of a corporation participating in certain business combinations may, under varying circumstances, receive cash in the amount of the fair market value of his or her shares in lieu of the merger consideration he or she would otherwise receive under the terms of the transaction. The California Corporations Code generally does not require dissenters' rights of appraisal with respect to shares which, immediately prior to the merger, are listed on any national securities exchange certified by the Commissioner of Corporations or on the Nasdaq National Market unless at least the holders of five percent or more of the company's common stock make a written demand for the purchase of dissenting shares. UnionBanCal Corporation common stock is listed on the New York Stock Exchange, a national securities exchange which has been certified by the Commissioner of Corporations. Valencia Bank & Trust's stock is traded on The Nasdaq SmallCap Market, which is not a national securities exchange and is not the same entity as the Nasdaq National Market. Accordingly, after the merger former Valencia Bank & Trust shareholders will generally have somewhat more limited dissenters' rights in connection with business combinations than they do prior to the merger.

MAJORITY SHARE OWNERSHIP BY THE BANK OF TOKYO-MITSUBISHI, LTD.

     As of August 27, 2002, approximately 65 percent of the common stock of UnionBanCal Corporation was owned by The Bank Of Tokyo-Mitsubishi, Ltd. See Risk Factors--"Shareholder votes are controlled by The Bank Of Tokyo-Mitsubishi, Ltd.; your interests may not be the same as The Bank Of Tokyo-Mitsubishi's interests," "--The Bank Of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations," "--Potential conflicts of interest with The Bank Of Tokyo-Mitsubishi, Ltd. could adversely affect us," "--Adverse effects of banking regulations or changes in banking regulations could adversely affect us," and "--Possible future sales of shares by The Bank Of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock."

         Valencia Bank & Trust does not have a controlling shareholder.

                                  OTHER MATTERS

     Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The board of directors of Valencia Bank & Trust knows of no other matters which will be brought before the meeting. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.

                                     EXPERTS

     The consolidated financial statements of UnionBanCal Corporation incorporated in this document by reference to UnionBanCal Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Valencia Bank & Trust for the three years ended December 31, 2001 included in this document, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the financial statements of Valencia Bank & Trust is omitted pursuant to Securities Act Rule 437(a). We attempted to obtain the appropriate consent from Arthur Andersen LLP, but the personnel responsible for the audit of Valencia Bank & Trust's financial statements are no longer employed by Arthur Andersen LLP. Therefore, we have not obtained a consent from Arthur Andersen LLP with respect to such financial statements. Because Arthur Andersen LLP has not consented to the inclusion of their report in this proxy statement/prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                  LEGAL MATTERS

     Certain legal matters with respect to UnionBanCal Corporation, including the validity of the UnionBanCal Corporation common stock to be issued in connection with the merger and the tax implications of the transactions reflected in this proxy statement/prospectus, will be passed upon for UnionBanCal Corporation by Bingham McCutchen LLP, San Francisco, California. Certain legal matters with respect to Valencia Bank & Trust will be passed upon by Fried, Bird & Crumpacker, P.C., Los Angeles, California.

                       WHERE YOU CAN FIND MORE INFORMATION

     UnionBanCal Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that UnionBanCal Corporation files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding UnionBanCal Corporation are available. Reports, proxy statements and other information concerning UnionBanCal Corporation may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     UnionBanCal Corporation has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the shares of UnionBanCal
Corporation common stock to be issued in connection with the merger. This document also constitutes the prospectus of UnionBanCal Corporation filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the SEC at the address stated above.

     The Commission allows UnionBanCal Corporation to "incorporate by reference" information into this document, which means that UnionBanCal Corporation can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this proxy statement/prospectus. This document incorporates by reference the documents listed below that UnionBanCal Corporation has previously filed with the Commission. These documents contain important information about UnionBanCal Corporation and its financial condition.

UnionBanCal Corporation Commission Filings
(File No. 001-15081)                                         Period
Annual Report on Form 10-K                          Year ended December 31, 2001
Quarterly Report on Form 10-Q                       Quarter Ended March 31, 2002
Quarterly Report on Form 10-Q                       Quarter Ended June 30, 2002
Current Report on Form 8-K                          Dated April 17, 2002
Current Report on Form 8-K                          Dated August 14, 2002

In addition, UnionBanCal Corporation incorporates by reference the description of its common stock appearing in its Registration Statement on Form 8-A filed June 7, 1999, as such Registration Statement may be amended from time to time, and as such description may be amended from time to time in subsequent filings by UnionBanCal Corporation under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     UnionBanCal Corporation incorporates by reference any additional documents that it may file with the Commission between the date of this document and the date of the Valencia Bank & Trust special shareholders meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. UnionBanCal Corporation has supplied all information contained or incorporated by reference in this document relating to UnionBanCal Corporation and Valencia Bank & Trust has supplied all information contained or incorporated by reference in this document relating to Valencia Bank & Trust.

     In  deciding  how to  vote  on the  merger,  you  should  rely  only on the information contained or incorporated by reference in this document. Neither UnionBanCal Corporation nor Valencia Bank & Trust has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated _______, 2002. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of UnionBanCal Corporation common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.


        VALENCIA BANK & TRUST FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                                 C O N T E N T S



                                                                                         Page

Report of Independent Public Accountants..........................................       F-1

Balance Sheets
     December 31, 2001 and 2000 and at June 30, 2002..............................       F-2

Statements of Earnings
     Years Ended December 31, 2001, 2000 and 1999 and Six Months Ended June 30, 2001
     and 2002.....................................................................       F-3

Statement of Changes in Stockholders' Equity
     Years Ended December 31, 2001, 2000 and 1999 Six Months Ended June 30, 2002..       F-4

Statements of Cash Flows
     Years Ended December 31, 2001, 2000 and 1999 and Six Months Ended June 30, 2001
     and 2002.....................................................................       F-5

Notes to Financial Statements.....................................................       F-6


                  [THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED
                     ARTHUR ANDERSEN, LLP REPORT AND HAS NOT
                     BEEN RE-ISSUED BY ARTHUR ANDERSEN LLP]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Valencia Bank & Trust:

     We have audited the accompanying balance sheets of Valencia Bank & Trust ("the Bank") as of December 31, 2001 and 2000, and the related statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valencia Bank & Trust as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.




/s/Arthur Andersen LLP
Los Angeles, California
January 28, 2002


                              VALENCIA BANK & TRUST

                                 BALANCE SHEETS

                                                                             DECEMBER 31,                     JUNE 30,
                                                              ---------------------------------------------------------------
                                                                      2000                 2001                 2002
                                                              ---------------------------------------------------------------
ASSETS                                                                                                      (UNAUDITED)
   Cash and due from banks....................................      $ 14,903,377         $  16,244,967        $ 22,402,990
   Federal funds sold.........................................        15,430,000            13,430,000          19,430,000
   Certificates of deposit....................................        10,771,000             8,392,390           5,325,000
   Securities available-for-sale, at fair value...............         9,012,372             1,230,497             663,484
   Securities held-to-maturity, at amortized cost.............        31,173,307            47,827,404          47,658,360
   Loans, net.................................................       132,555,717           152,450,322         161,427,802
   Premises and equipment, net................................         3,312,922             3,237,034           3,534,105
   Deferred taxes, net........................................           624,411               677,215             683,934
   Accrued interest receivable and other assets...............         3,630,300             6,095,685           6,083,155
                                                              ---------------------------------------------------------------
TOTAL ASSETS..................................................     $ 221,413,406         $ 249,585,514       $ 267,208,830
                                                              ===============================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits...................................................     $ 196,318,555         $ 214,771,730       $ 232,426,711
   Other borrowed funds.......................................         6,272,432            13,974,826          12,617,088
   Accrued interest payable and other liabilities.............         1,578,616             2,016,024           1,748,692
                                                              ---------------------------------------------------------------
      Total liabilities.......................................       204,169,603           230,762,580         246,792,491
                                                              ---------------------------------------------------------------

Commitments and Contingencies (See Note 12)
Stockholders' Equity:

Common stock - no par value
   Authorized 7,000,000 shares
   Issued and outstanding 1,649,772, 1,583,528 and
      1,604,625 shares at December 31, 2000,
      December 31, 2001 and June 30, 2002, respectively               11,928,493            10,637,190          10,712,088

   Retained earnings..........................................         5,334,105             8,167,825           9,696,412
   Accumulated other comprehensive income (loss), net                   (18,795)                17,919               7,839
                                                              ---------------------------------------------------------------
        Total stockholders' equity............................        17,243,803            18,822,934          20,416,339
                                                              ---------------------------------------------------------------
Total Liabilities and Stockholders' Equity....................     $ 221,413,406         $ 249,585,514       $ 267,208,830
                                                              ===============================================================

                     The accompanying notes are an integral part of these financial statements




                              VALENCIA BANK & TRUST

                             STATEMENTS OF EARNINGS

                                                                                                          FOR THE SIX MONTHS
                                                          YEARS ENDED DECEMBER 31,                          ENDED JUNE 30,
                                             ---------------------------------------------------------------------------------------
                                                  1999              2000               2001             2001              2002
                                             ---------------------------------------------------------------------------------------
                                                                                                     (UNAUDITED)       (UNAUDITED)
Interest Income:
   Interest and fees on loans...............   $  8,860,854        $ 10,867,764     $ 11,552,401       $ 5,793,418       $ 5,526,918
   Investment securities and other..........      2,994,899           3,035,806        2,504,406         1,374,900         1,402,788
   Federal funds sold.......................        876,578             925,984          789,000           387,159           130,600
                                             ---------------------------------------------------------------------------------------
Total interest income.......................     12,732,331          14,829,554       14,845,807         7,555,477         7,060,306
                                             ---------------------------------------------------------------------------------------

Interest Expense:
 Interest expense on deposits...............      3,787,153           5,134,601        4,818,804         2,713,820         1,345,380
 Interest expense on other borrowed funds           177,147             283,825          250,913           147,956           121,728
                                             ---------------------------------------------------------------------------------------
Total interest expense......................      3,964,300           5,418,426        5,069,717         2,861,776         1,467,108
                                             ---------------------------------------------------------------------------------------
 Net interest income  ......................      8,768,031           9,411,128        9,776,090         4,693,701         5,593,198
Provision for Loan Losses:..................        385,000             355,000          480,000           240,000           435,452
                                             ---------------------------------------------------------------------------------------
Net interest income after provision for loan
losses......................................      8,383,031           9,056,128        9,296,090         4,453,701         5,157,746
                                             ---------------------------------------------------------------------------------------
Services charges, fees and other income.....      2,485,575           2,407,373        2,968,415         1,380,660         1,569,409
                                             ---------------------------------------------------------------------------------------
Other Expenses:
 Salaries, wages and employee benefits .....      3,644,290           3,429,428        3,543,632         1,658,062         2,045,602
 Occupancy..................................        942,681             949,541          901,909           459,612           477,678
 Data processing............................        788,807             843,106          834,848           423,592           478,918
 Other operating expenses...................      2,334,228           2,097,630        2,140,156         1,089,119         1,111,816
                                             ---------------------------------------------------------------------------------------
Total other expenses........................      7,710,006           7,319,705        7,420,545         3,630,385         4,114,014
                                             ---------------------------------------------------------------------------------------
Earnings before income taxes................      3,158,600           4,143,796        4,843,960         2,203,976         2,613,141
Income tax expense..........................      1,430,000           1,720,700        2,010,240           914,668         1,084,554
                                             ---------------------------------------------------------------------------------------
Net income..................................   $  1,728,600        $  2,423,096     $  2,833,720       $ 1,289,308       $ 1,528,587
                                             =======================================================================================
Basic earnings per share....................     $     1.11          $     1.50       $     1.78         $    0.80         $    0.96
                                             =======================================================================================
Diluted earnings per share..................     $     1.01          $     1.38       $     1.62         $    0.72         $    0.85
                                             =======================================================================================

                     The accompanying notes are an integral part of these financial statements



                              VALENCIA BANK & TRUST

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                   ACCUMULATED
                                                        COMMON STOCK                RETAINED        OTHER COM-
                                             ------------------------------------   RETAINED        PREHENSIVE
                                                  SHARES            AMOUNT          EARNINGS      INCOME (LOSS)       TOTAL
                                             ------------------------------------------------------------------------------------
Balance, January 1, 1999....................      1,510,593      $ 10,005,800     $  3,083,976       $  40,854   $ 13,130,630
Exercise of stock options...................            231             1,251                -               -          1,251
Stock dividend..............................         56,843           767,377        (767,377)               -              -
Comprehensive income:
Net income..................................              -                 -        1,728,600               -      1,728,600
Other comprehensive (loss)..................              -                 -                -       (195,488)      (195,488)
Reclassification of comprehensive
   income earned in current year............              -                 -                -          17,823         17,823
                                                                                                                 ----------------
Total comprehensive income..................              -                 -                -               -      1,550,935
                                             ------------------------------------------------------------------------------------
Balance, December 31, 1999..................      1,567,667        10,774,428        4,045,199       (136,811)     14,682,816
Exercise of stock options...................          3,884            19,875                -               -         19,875
Stock dividend..............................         78,221         1,134,190      (1,134,190)               -              -
Net income..................................              -                 -        2,423,096               -      2,423,096
Other comprehensive income..................              -                 -                -         118,016        118,016
                                                                                                                 ----------------
Total comprehensive income..................              -                 -                -               -      2,541,112
                                             ------------------------------------------------------------------------------------
Balance, December 31, 2000..................      1,649,772        11,928,493        5,334,105        (18,795)     17,243,803
Exercise of stock options...................         20,458            65,600                -               -         65,600
Stock repurchase............................       (86,702)       (1,356,903)                -               -    (1,356,903)
Comprehensive income:
Net income..................................              -                 -        2,833,720               -      2,833,720
Other comprehensive income..................              -                 -                -          36,714         36,714
                                                                                                                 ----------------
Total comprehensive income..................              -                 -                -               -      2,870,434
                                             ------------------------------------------------------------------------------------
Balance, December 31, 2001..................      1,583,528        10,637,190        8,167,825          17,919     18,822,934
Exercise of stock options...................         21,097            74,898                -               -         74,898
Net income..................................              -                 -        1,528,587               -      1,528,587
Other comprehensive income..................              -                 -                -        (10,080)       (10,080)
                                                                                                                 ----------------
Total comprehensive income..................              -                 -                -               -      1,518,507
                                             ------------------------------------------------------------------------------------
Balance, June 30, 2002 (unaudited)..........      1,604,625        10,712,088        9,696,412           7,839   $ 20,416,339
                                             ====================================================================================

                     The accompanying notes are an integral part of these financial statements



                              VALENCIA BANK & TRUST

                             STATEMENTS OF CASH FLOW
                                                                                                       FOR THE SIX MONTHS
                                                           YEARS ENDED DECEMBER 31,                      ENDED JUNE 30,
                                             ------------------------------------------------------------------------------------
                                                   1999              2000             2001             2001           2002
                                             ------------------------------------------------------------------------------------
Cash Flows from Operating Activities:                                                              (Unaudited)    (Unaudited)
Net income................................... $  1,728,600      $  2,423,096     $  2,833,720     $ 1,289,308    $ 1,528,587
Adjustments to reconcile net income to
  net cash provided by operating activities:
Depreciation and amortization................      465,735           431,477          370,402         202,105        197,748
Deferred income tax benefit..................     (144,982)          (90,653)         (77,206)              -              -
Net amortization (accretion)
  of premium/ discount on securities.........      (35,814)          (12,878)          12,410           7,699        157,222
Provision for loan losses....................      385,000           355,000          480,000         240,000        460,000
Net change in net deferred loan costs........      (82,030)         (184,173)         (38,085)        (46,600)       (24,838)
Provision for other real estate owned........       18,000            10,000                -               -              -
Increase in accrued interest and other assets   (1,321,184)         (686,399)      (2,465,459)     (2,286,314)        12,530
Increase in accrued interest and other
liabilities..................................       58,199           624,977          437,408         (84,849)      (267,332)
                                             ------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ....    1,071,524         2,870,447        1,553,190        (678,651)     2,063,917
                                             ------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
Purchase of securities available-for-sale....   (6,016,917)                -      (13,979,076)              -              -
Purchases of securities held-to-maturity.....  (10,859,464)       (2,962,000)     (40,957,158)    (16,411,000)   (19,130,780)
Proceeds from maturities of securities
   available-for-sale........................    5,225,000         1,750,000       21,850,000       7,100,000        550,000
Proceeds from the maturities of
   securities held-to-maturity...............    8,725,000         2,075,000       24,262,791      19,080,000     19,234,016
Net change in certificates of deposit........   (2,178,000)       (1,583,000)       2,378,610       2,081,000      3,067,390
Sale (purchase) of Federal Reserve
   Bank stock................................     (153,850)          328,000                -         (44,940)       (91,200)
Net increase in loans........................  (32,003,659)      (12,319,992)     (20,336,519)    (12,703,093)    (9,412,642)
Proceeds from sale of other real estate
   owned.....................................       71,120            17,406                -               -              -
Purchase of premises and equipment...........     (247,159)         (220,044)        (294,514)       (107,024)      (494,819)
                                             ------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES........  (37,437,929)      (12,914,630)     (27,075,866)     (1,005,057)    (6,278,035)
                                             ------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
Increase in deposits......................... $ 14,103,793      $ 22,513,518     $ 18,453,175     $ 5,605,426   $ 17,654,981
Increase (decrease) in other borrowed
   funds.....................................     (209,299)        3,184,035        7,702,394      (1,259,129)    (1,357,738)
Proceeds from exercise of stock options......        1,252            19,875           65,600               -         74,898
Repurchase of common stock...................            -                 -       (1,356,903)     (1,103,308)             -
                                             ------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES....   13,895,746        25,717,428       24,864,266       3,242,989     16,372,141
                                             ------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash
   equivalents...............................  (22,470,659)       15,673,245         (658,410)      1,559,281     12,158,023
   Cash and cash equivalents, beginning of
      period.................................   37,130,791        14,660,132       30,333,377      30,333,377     29,674,967
                                             ------------------------------------------------------------------------------------
   Cash and cash equivalents, end of period   $ 14,660,132      $ 30,333,377     $ 29,674,967    $ 31,892,658   $ 41,832,990
                                             ====================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                 $  3,270,896      $  5,264,137     $  5,232,581     $ 2,955,829    $ 1,480,466
                                             ====================================================================================

Income tax payments.........................  $  1,439,574      $  1,695,000     $  1,880,000      $  860,000    $ 1,305,000
                                             ====================================================================================

                     The accompanying notes are an integral part of these financial statements



                              VALENCIA BANK & TRUST
                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


1.   ORGANIZATION

     Valencia Bank & Trust ("the Bank") was founded in 1987 and is a state chartered depository institution insured by the Federal Deposit Insurance Corporation. As an insured depository institution, the Bank is subject to the regulations of certain federal and state agencies and undergoes periodic
examination  by  those  regulatory  authorities.   The  Bank  is  the  surviving
corporation resulting from the merger on December 1, 1999 of Valencia Bank & Trust and First Valley National Bank ("First Valley"). The merger was accounted for as a pooling of interests. Accordingly, all historical financial information has been restated as if the merger had been in effect for all periods presented. At the consummation of the merger, the Bank issued 344,868 shares of common stock in exchange for all the outstanding shares of First Valley. The Bank retained the name Valencia Bank & Trust. Through its five branches, the Bank provides a full range of banking services to individual and corporate customers throughout the Santa Clarita and Antelope Valleys. The Bank's headquarters are located in Santa Clarita, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States and general practices within the banking industry. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The following are descriptions of the more significant accounting policies and practices:

     CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     All depository institutions are required by law to maintain reserves on transaction accounts and non-personal time deposits in the form of cash balances at the Federal Reserve Bank. Cash balances held at the Bank can offset these reserve requirements. As of December 31, 2001 and 2000, the Bank's cash balance was sufficient to meet the Federal Reserve requirement. The average required cash reserve to be maintained at the Federal Reserve Bank was approximately $2,204,000 and $930,000 for the years ended December 31, 2001 and 2000, respectively.

     SECURITIES - The Bank classifies its investment securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of sale in the near term. Held-to-maturity securities are those securities that the Bank has the ability and positive intent to hold until maturity. All other securities not otherwise included in trading or held-to-maturity are classified as available-for-sale.

     Trading securities and available-for-sale securities are recorded at their estimated fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization of premiums or accretion of discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are reported as accumulated other comprehensive income until realized.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

     LOANS - Loans are carried at amounts advanced less payments collected, deferred net loan origination costs, unearned income and the allowance for loan losses. Interest is accrued daily as earned, except where reasonable doubt exists as to collectibility of the loan. Reasonable doubt as to the collectibility of a loan is generally deemed to exist when a loan becomes contractually past-due 90 days, in which case the accrual of income is discontinued.

     When a loan is placed on non-accrual status, all interest previously accrued but uncollected is reversed against current period operating results. Income on such loans is then recognized only to the extent that cash is received when the ultimate collection of the carrying amount of the loan is probable, after giving consideration to borrowers' current financial condition, historical repayment performance and other factors. Accrual of interest is resumed only when (i) principal and interest are brought fully current and (ii) such loans are either considered, in management's judgment, to be fully collectible or otherwise become well-secured and are in the process of collection. Generally, under regulatory guidelines, a sustained period of repayment performance for a minimum of six months must be achieved for such loans to be returned to accrual status.

     Interest accruals may be continued for loans that have become contractually past-due 90 days when such loans are well secured and in the process of collection and, accordingly, management has determined such loans to be fully collectible as to both principal and interest. For this purpose, loans are considered well secured if they are collateralized by property having a realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially capable party. Loans are considered to be in the process of collection if collection of the loan is proceeding in due course either through legal action or through other collection efforts which management reasonably expects to result in full repayment of the loan or its restoration to a current status in the near future.

     A loan is considered impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. Generally, this includes all loans that are 90 days or more delinquent and not accruing interest. The Bank measures impairment by discounting expected future cash flows at the loan's effective interest rate, or by reference to an observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank's policy regarding the recognition of interest income on impaired loans is consistent with the above-mentioned policy on nonaccrual loans.

     Troubled debt restructurings are those loans for which the Bank has, for reasons related to borrowers' financial difficulties, granted concessions to borrowers (including reductions of either interest or principal) that it would not otherwise consider, whether or not such loans are secured or guaranteed by others. Troubled debt restructurings are accounted for as impaired loans.

     ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is maintained at a level deemed adequate by management to provide for known and inherent losses in the loan portfolio. The allowance is determined based upon a quarterly review of past loan loss experience, loan portfolio composition and risk, current economic conditions that may affect a borrower's ability to pay and the underlying collateral value. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic and other conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additions to the allowance based on their judgments of information available to them at the time of their examination. Loans that are deemed to be uncollectable are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

     OTHER REAL ESTATE OWNED - Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value at the date of foreclosure establishing a new cost basis. Subsequent to foreclosure, other real estate owned is carried at the lower of the carrying amount or the fair value, less estimated costs of sales.

     Subsequent holding costs that are a condition for use or sale of real estate owned are expensed as incurred. Completion costs are capitalized, if appropriate, under the Bank's normal capitalization policy when such properties are not in a condition for use or sale at the time of foreclosure. Gains and losses are recognized upon sale of real estate owned when the carrying value differs from the proceeds.

     PREMISES AND EQUIPMENT - Premises and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives of the assets or lease terms. Useful lives range from 3 to 31.5 years.

     LOAN FEES AND COSTS - Loan origination fees and certain direct costs associated with the origination or purchase of loans are deferred. These fees and costs are recognized as an adjustment to the loan yield over the lives of the related loans, on a basis that approximates the effective interest method. Nonrefundable fees associated with the issuance of loan commitments are deferred and recognized over the life of the loan as an adjustment to yield. Fees for commitments that expire unexercised are recognized as noninterest income upon expiration of the commitment. Bankcard discounts and fees charged to merchants for processing transactions through the Bank are shown net of interchange discounts and fees expense and are included in service charges, fees and other income.

     INCOME TAXES - Income taxes are provided for under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are established for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities at current marginal tax rates.

     EARNINGS PER SHARE - The Bank follows Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" (EPS). Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS is computed to reflect the potential dilution that could occur if options were exercised or converted into common stock.

     ACCOUNTING FOR STOCK BASED COMPENSATION - The Bank follows SFAS No. 123, "Accounting for Stock-Based Compensation", which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of either electing to expense the fair value of employee stock-based compensation or continuing to account for stock based compensation under previous accounting pronouncements. The Bank has elected to continue with the accounting method under previous pronouncements and, as a result, has provided pro forma disclosures of net earnings and basic and diluted earnings per share, as if the above-mentioned fair value method of accounting was used in determining compensation expense.

     OFF-BALANCE SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card advancements, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. The credit risk associated with these commitments is considered by management and is reserved for at a level deemed adequate to provide for known and inherent losses.

     OTHER COMPREHENSIVE INCOME - Other comprehensive income is displayed in the statement of changes in shareholders' equity and consists entirely of the change in net unrealized gain or loss on the Bank's available-for-sale securities.

     ACCOUNTING FOR BUSINESS COMBINATIONS - The merger of the Bank with First Valley was accounted for as a pooling of interests. Under this method of accounting for a business combination, the assets and

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


liabilities of the two entities were added together for each year presented in the financial statements. The effect of this presentation is to report as if the merger had occurred as of the beginning of the earliest period presented. The assets and liabilities were combined at the amount carried in the predecessor company records; there was no restatement to their fair market value, and consequently no goodwill recognized. There were no changes or adjustments that were required to be recorded to conform to accounting practices of the entities as a result of the merger.

     RECLASSIFICATIONS - Certain amounts in the 2000 and 1999 financial statements have been reclassified to be comparable with classifications used in the 2001 financial statements.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board (the FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 was subsequently amended by SFAS No. 137 and No. 138 which deferred the effective date and addressed certain issues causing implementation difficulties in the application of SFAS No. 133. Collectively, these statements establish accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. The statements require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allow a derivative's gain and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The statements are effective in all fiscal quarters of all fiscal years beginning after June 15, 2001. The Bank adopted SFAS No. 133 on January 1, 2001. The impact of the adoption did not have a material effect on the Bank's financial position or results of operations.

     The FASB has finalized new accounting standards covering business combinations, goodwill and intangible assets. These new rules published in July 2001, consist of SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." In conjunction with these new accounting standards, the FASB has issued "Transition Provisions for New Business Combination Accounting Rules" that require companies to cease amortization of goodwill and adopt the new impairment approach as of January 1, 2002. Management does not expect adoption of SFAS Nos. 141 and 142 to have a material effect on the bank's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes SFAS No. 121. SFAS No. 144, which governs accounting for the impairment of long-lived assets, is effective for financial statements issued for fiscal years beginning after December 15, 2002. Management does not believe that the adoption of this statement will have a significant impact on the Bank's financial position or results of operations.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


3.   SECURITIES

     The composition of the Bank's securities portfolio as of December 31, 2001 and 2000 was as follows:


                                                                           2001
                                     ----------------------------------------------------------------------------
                                     AMORTIZED COST        UNREALIZED          UNREALIZED           ESTIMATED
                                                              GAINS              LOSSES             FAIR VALUE
                                     --------------       --------------      --------------      ---------------
Securities available-for-sale
     U.S. treasury...........           $150,633             $ 5,601                    -            $ 156,234
     U.S. agencies...........
                                       1,050,000              24,263                    -            1,074,263
                                     --------------       --------------      --------------      ---------------
                                      $1,200,633             $29,864                $   -           $1,230,497
                                     ==============       ==============      ==============      ===============
Securities held-to-maturity
U.S. treasury................          $ 100,508             $ 2,211                    -             $102,719
U.S. agencies................         24,978,522             532,945                    -           25,511,467
Mortgage-backed..............         18,002,800                   -             (118,814)          17,883,986
Municipals...................          4,700,374               3,754                    -            4,704,128
FHLB.........................             45,200                   -                    -               45,200
                                     --------------       --------------      --------------      ---------------
                                     $47,827,404           $ 538,910            $(118,814)         $48,247,500
                                     ==============       ==============      ==============      ===============

                                                                       2000
                                     ----------------------------------------------------------------------------
                                      AMORTIZED           UNREALIZED           UNREALIZED           ESTIMATED
                                        COST                GAINS                LOSSES            FAIR VALUE
                                     --------------       --------------      --------------      ---------------
Securities available-for-sale
U.S. treasury................         $1,153,552               $   -            $  (1,800)          $1,151,752
U.S. agencies................          7,890,146               8,789              (38,315)           7,860,620
                                     --------------       --------------      --------------      ---------------
                                      $9,043,698             $ 8,789            $ (40,115)          $9,012,372
                                     ==============       ==============      ==============      ===============
Securities held-to-maturity
U.S. agencies................        $30,582,860             $32,864            $(144,192)         $30,471,532
Municipals...................            590,447               2,373                 (130)             592,690
                                     --------------       --------------      --------------      ---------------
                                     $31,173,307             $35,237            $(144,322)         $31,064,222
                                     ==============       ==============      ==============      ===============



     The Bank had gross realized security gains of $0, $0 and $161 for the years ended December 31, 2001, 2000 and 1999, respectively. The Bank had no gross realized losses for the years ended December 31, 2001, 2000 and 1999, respectively.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


     The carrying value and estimated fair value of securities as of December 31, 2001 and 2000, by contractual maturity, are shown below. Federal Reserve Bank stock has been excluded from the tables below, as it has no stated maturity date. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties.




                                                                            AMORTIZED              ESTIMATED
As of December 31, 2001:                                                       COST               FAIR VALUE
                                                                         -------------------    ------------------
Securities available-for-sale
     Due within one year......................................                  $       -              $      -
     Due one year through five years..........................                  1,200,633             1,230,497
                                                                         -------------------    ------------------
                                                                             $  1,200,633           $ 1,230,497
                                                                         ===================    ==================

Securities held-to-maturity
     Due within one year......................................               $  6,331,241           $ 6,468,135
     Due one year through five years..........................                 21,277,190            21,683,893
     Due five years through ten years.........................                  2,216,174             2,211,486
                                                                         -------------------    ------------------
                                                                               29,824,605            30,363,514
     Mortgage-backed securities...............................                 18,002,799            17,883,986
                                                                         -------------------    ------------------
                                                                             $ 47,827,404          $ 48,247,500
                                                                         ===================    ==================



As of December 31, 2000:                                                   Amortized Cost        Estimated Fair
                                                                                                      Value
                                                                         -------------------    ------------------
Securities available-for-sale
     Due within one year......................................              $   2,002,548          $  1,998,503
     Due one year through five years..........................                  7,041,150             7,013,869
                                                                         -------------------    ------------------
                                                                            $   9,043,698          $  9,012,372
                                                                         ===================    ==================
Securities held-to-maturity
     Due within one year......................................              $   7,786,887          $  7,768,246
     Due one year through five years..........................                 21,286,420            21,212,546
     Due five years through ten years.........................                  2,100,000             2,083,430
                                                                         -------------------    ------------------
                                                                            $  31,173,307         $  31,064,222
                                                                         ===================    ==================


     The carrying value of securities pledged to secure public funds, and for other purposes as required or permitted by law, amounts to approximately $46,635,000 and $38,355,000 as of December 31, 2001 and 2000, respectively.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


4.   LOANS

     The following is a summary of the composition of the loan portfolio as of December 31, 2001 and 2000.


                                             2001                   2000
                                     -----------------      ------------------
Commercial....................          $  35,007,284           $  32,341,056
Installment/other.............             46,973,773              43,624,467
Real estate...................             72,083,784              58,098,307
                                     -----------------      ------------------
     Total Gross loans........            154,064,841             134,063,830
Net deferred loan costs ......                534,628                 496,543
Allowance for loan losses.....             (2,149,147)             (2,004,656)
                                     -----------------      ------------------
     Total Net loans..........          $ 152,450,322           $ 132,555,717
                                     =================      ==================

     As of December 31, 2001 and 2000, the Bank had loans on non-accrual of $456,000 and $281,000, respectively. Interest income that would have been collected on non-accrual loans had they performed in accordance with their original terms, was approximately $51,000, $38,000 and $17,000 in 2001, 2000 and 1999, respectively.

     The changes in the allowance for loan losses are summarized as follows:



                                                        2001                   2000                    1999
                                                 -----------------     --------------------    -------------------
Balance at beginning of period..............         $  2,004,656             $  1,760,338        $ 1,634,511
     Provision charged to expense...........              480,000                  355,000            385,000
     Loan charge-offs.......................             (421,479)                (165,612)          (435,468)
     Loan recoveries........................               85,970                   54,930            176,295
                                                 -----------------     --------------------    -------------------
     Balance at end of period...............         $  2,149,147             $  2,004,656        $ 1,760,338
                                                 =================     ====================    ===================

     The Bank grants consumer, commercial and construction loans to customers throughout its primary market of the Santa Clarita and Antelope Valley areas of California. Although the Bank has a diversified loan portfolio, a substantial part of its debtors' ability to honor their contracts is dependent upon the real estate market in the Santa Clarita and Antelope Valleys. Management has considered this concentration in the determination of the allowance for loan losses.

     The recorded balance of impaired loans and the allowance for loan losses related to impaired loans as of December 31, 2001 and 2000 are as follows:


                                                                             2001                    2000
                                                                   -------------------        ----------------
Impaired loans without a valuation allowance..............               $   379,524              $  158,539
Impaired loans with a valuation allowance.................                    76,728                 122,535
Accrued interest..........................................                    51,379                  37,744
Net deferred loan fees (costs)............................                    (3,085)                    208
                                                                   -------------------        ----------------
     Total impaired loans.................................                   504,546                 319,026
Less - valuation allowance related to impaired loans .....                   (76,728)               (110,074)
                                                                   -------------------        ----------------
                                                                         $   427,818              $  208,952
                                                                   ===================        ================


     The average recorded balance of impaired loans in 2001, 2000 and 1999 was $368,663, $263,453 and $767,984, respectively. Cash collected on impaired loans during 2001, 2000 and 1999 totaled $99,998, $158,461 and $67,779, respectively, of which  $97,867,  $146,053 and $53,358 was credited to the  principal  balance

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

outstanding on such loans and $2,131, $12,408 and $14,421 was recognized as interest income, respectively. Interest that would have been accrued on impaired loans during 2001, 2000 and 1999, was $51,379, $37,744 and $17,110,
respectively.


5.   RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Bank grants loans to certain directors and other related parties. All such loans and commitments to lend were made under terms which are consistent with the Bank's normal lending policies. A summary of activity with respect to these loans was as follows:



                                               2001                    2000
                                        -------------------      ------------------
Balance at beginning of period........        $  5,176,354            $  4,785,287
New loans made, including renewals ...           3,142,463               3,072,806
Repayments ...........................          (4,233,327)             (2,681,739)
Balance at end of period..............       $   4,085,490            $  5,176,354
                                        ===================      ==================

     As of December 31, 2001 and 2000, there were undisbursed lines of credit of $906,873 and $2,076,225, respectively, to directors and other related parties.

6.   PREMISES AND EQUIPMENT

     Premises and equipment consisted of the following as of December 31, 2001 and 2000:


                                                               2001                  2000
                                                          ---------------       ---------------
Land                                                         $ 1,155,878           $ 1,155,878
Building and improvements...............................       1,633,452             1,613,470
Furniture, fixtures, and equipment......................       3,216,395             2,968,433
Leasehold improvements..................................         429,034               427,974
Vehicles................................................          34,783                35,039
                                                          ---------------       ---------------
Total premises and equipment............................       6,469,542             6,200,794
     Less - accumulated depreciation and amortization...      (3,232,508)           (2,887,872)
                                                          ---------------       ---------------
                                                             $ 3,237,034           $ 3,312,922
                                                          ===============       ===============



     Depreciation and amortization expense relating to premises and equipment for the years ended December 31, 2001, 2000 and 1999, was $370,402, $431,477 and
$465,735, respectively.

7.   DEPOSITS

     The composition of deposits as of December 31, 2001 and 2000, was as follows:



                                                 2001                        2000
                                         ---------------------    ---------------------
Noninterest bearing demand.............       $    71,570,140           $   62,379,389
Interest bearing demand................            69,927,576               53,559,973
Savings................................            12,137,760                9,260,257
Time deposits, under $100,000..........            23,682,850               26,034,254
Time deposits, $100,000 and over.......            37,453,404               45,084,682
                                         ---------------------    ---------------------
     Total deposits....................       $   214,771,730           $  196,318,555
                                         =====================    =====================


                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


     As of December 31, 2001 and 2000, the schedule of maturities for time deposits was as follows:



                                                 2001                     2000
                                         ---------------------    ---------------------
Less than one year.....................         $  56,919,372           $   64,131,559
After one year through five years......             4,216,882                6,987,377
After five years.......................                     -                        -
                                         ---------------------    ---------------------
                                                $  61,136,254           $   71,118,936
                                         =====================    =====================


8.   INCOME TAXES

     The provision for income taxes for the years ended December 31, 2001, 2000 and 1999, was composed of the following:


                                                   2001                  2000                  1999
                                             ------------------    ------------------    ------------------
Current
     Federal...............................    $    1,553,856          $  1,356,870          $  1,223,496
     State.................................           533,590               454,483               351,486
                                             ------------------    ------------------    ------------------
          Current tax expense..............         2,087,446             1,811,353             1,574,982
                                             ------------------    ------------------    ------------------
Deferred
     Federal...............................          (112,313)             (190,640)              (85,568)
     State.................................            35,107                99,987                13,586
                                             ------------------    ------------------    ------------------
          Deferred tax benefit.............           (77,206)              (90,653)              (71,982)
                                             ------------------    ------------------    ------------------
Net  change in valuation allowance.........
                                                            -                     -               (73,000)
                                             ------------------    ------------------    ------------------
          Total income tax expense.........       $ 2,010,240           $ 1,720,700          $  1,430,000
                                             ==================    ==================    ==================



     The following is a summary reconciliation of the effective tax rate to the assumed federal tax rate:


                                                                 2001                2000                1999
                                                        -----------------    ------------------    -----------------
Federal statutory tax rate...........................            34%                   35%               35%
State, net federal income tax benefit................             8                     7                 7
State enterprise zone tax credit and other benefits..             -                     -                (2)
Non-deductible merger-related costs..................             -                     -                 5
                                                        -----------------    ------------------    -----------------
Effective tax rate...................................            42%                   42%               45%
                                                        =================    ==================    =================


                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

     Current tax assets and liabilities are included with other assets and liabilities on the balance sheet. Deferred taxes result from differences in the periods in which items of income and expense are recognized for financial statement and income tax purposes. As of December 31, 2001 and 2000, deferred tax assets and liabilities were as follows:


                                                               2001                   2000
                                                         -----------------      -----------------
Assets:
     Allowance for loan losses..........................      $ 657,295             $  597,335
     State taxes........................................        194,569                 98,429
     Non accrual loan interest..........................          7,787                 12,014
     Unrealized loss on securities available-for-sale...              -                 12,530
     Enterprise zone benefits...........................
                                                                      -                 48,380
     Accrued liabilities and other, net.................         84,478                173,943
                                                         -----------------      -----------------
              Deferred tax assets.......................        944,129                942,631
                                                         -----------------      -----------------

Liabilities:
     Unrealized gain on securities available-for-sale ..         11,945                      -
     Deferred loan costs................................        200,499                203,663
     Depreciation.......................................
                                                                 54,470                114,557
                                                         -----------------      -----------------
               Deferred tax liabilities.................        266,914                318,220
                                                         -----------------      -----------------
               Net deferred tax asset...................    $   677,215            $   624,411
                                                         =================      =================


9.   STOCK OPTION AND DEFERRED COMPENSATION PLANS

     The Bank has adopted a combined incentive and nonqualified stock option plan (the Plan) that provides for the issuance of up to 150,000 available shares of the Bank's unissued common stock to full-time employees and members of the Board of Directors. Under the Plan, options are granted at a price not less than the fair value of the stock at the date of grant (not less than 110 percent of fair value if the option is granted to a person owning more than 10 percent of the voting power of the Bank's stock) and are generally exercisable in cumulative annual installments over 5 years and expire no later than 10 years from the date of grant.

     No compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method prescribed by SFAS No. 123, the Bank's net income and earnings per share would have been:


                                      2001                2000                1999
                                  --------------     ----------------    ----------------
Net income
     As reported..................   $2,833,720      $    2,423,096      $    1,728,600
     Pro forma....................   $2,140,720      $    2,086,196      $    1,553,150
Basic earnings per share
     As reported..................    $    1.78          $    1.50          $    1.11
     Pro forma....................    $    1.34          $    1.29          $    1.00
Diluted earnings per share
     As reported..................    $    1.62          $    1.38          $    1.01
     Pro forma....................    $    1.22          $    1.19          $    0.90




     The fair value of each option grant is estimated on the date of grant using the minimum value method with a risk-free interest rate of 5.5 percent and expected lives of 10 years as weighted-average assumptions used for grants in 2001 and 2000. No dividend yield was used for any year and the stock volatility for 2001 was 16.2 percent.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


     A summary of the status of the Bank's fixed stock option plan as of December 31, 2001 and 2000 and changes during the years ending on those dates is presented below:



                                                       2001                                2000
                                           -------------------------------     -------------------------------
                                                              WEIGHTED                            WEIGHTED
                                                               AVERAGE                             AVERAGE
                                                              EXERCISE                            EXERCISE
                                             SHARES             PRICE            SHARES             PRICE
                                           -------------     --------------    --------------    --------------

Outstanding at beginning of year....          315,246              $7.66           224,914             $5.45
     Granted........................           18,000              19.75            80,500             15.13
     Exercised......................         (20,458)               3.21           (3,884)              5.44
     Forfeited......................          (4,500)              14.80             (525)             14.76
     Dividend.......................                -                  -            14,241              7.28
                                           -------------                       --------------
Outstanding at end of year..........          308,288               8.56           315,246              7.66
                                           =============                       ==============
Options exercisable at end of year..          217,946               5.84           210,140              5.38
                                           =============                       ==============

Weighted-average fair value of options
     granted during the year........                              $19.75                              $15.13




     The following information applied to options outstanding as of December 31, 2001 and 2000:


                                                      2001                   2000
                                                 ----------------       ----------------
Number of options outstanding...................         308,288                315,246
Range of exercise prices........................  $3.09 - $21.00         $3.09 - $14.76
Weighted-average exercise price.................          $ 8.56                 $ 7.66
Weighted-average remaining contractual life.....      7.99 years             8.31 years


     During 1998, the Bank entered into a deferred compensation agreement with executive officers that provides annual payments to certain officers upon retirement or their beneficiaries in the event of death. The liability under this agreement is being accrued over the officers' remaining period of employment such that, on the date of retirement, the present value of the annual payments will have been accrued. The liability associated with the deferred compensation agreement was $276,650 and $142,022 as of December 31, 2001 and 2000, respectively, and was included in accrued interest payable and other liabilities. This amount is to be funded with the proceeds from life insurance policies acquired by the Bank in 1999 with a cash surrender value of $3,502,654 and $1,130,752 recorded in other assets as of December 31, 2001 and 2000, respectively. The increase in the cash surrender value of the life insurance policy is recognized in periodic interest income and is anticipated to be sufficient to fully fund the amount due under the agreement.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


10.  EARNINGS PER SHARE

     The following is a reconciliation of the numerator and denominator used in the calculation of basic and diluted EPS for the years ended December 31, 2001, 2000 and 1999, and for the unaudited periods ended June 30, 2002 and 2001.



                                                                                   AVERAGE
                                                                                 OUTSTANDING            PER-SHARE
                                                              INCOME                SHARES                AMOUNT
                                                      -------------------------------------------------------------------
For the year ended December 31, 1999:
 BASIC EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,728,600            1,567,629              $   1.11
                                                      =======================                     =======================

 Options issued to executives                                                         163,567
                                                                            -----------------------
 DILUTED EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,728,600            1,731,196              $   1.01
                                                      ===================================================================

For the year ended December 31, 2000:
   BASIC EARNINGS PER SHARE
 Income available to common stockholders.............        $ 2,423,096            1,611,869              $   1.50
                                                      =======================                     =======================

 Options issued to executives                                                         145,880
                                                                            -----------------------
 DILUTED EARNINGS PER SHARE
 Income available to common stockholders.............        $ 2,423,096            1,757,749              $   1.38
                                                      ===================================================================

For the year ended December 31, 2001:
   BASIC EARNINGS PER SHARE
 Income available to common stockholders.............        $ 2,833,720            1,592,752              $   1.78
                                                      =======================                     =======================

Options issued to executives                                                          161,321
                                                                            -----------------------
DILUTED EARNINGS PER SHARE
Income available to common stockholders..............        $ 2,833,720            1,754,073              $   1.62
                                                      ===================================================================

For the six months ended June 30, 2001 (unaudited):
   BASIC EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,289,308            1,619,045              $   0.80
                                                      =======================                     =======================

 Options issued to executives                                                         162,359
                                                                            -----------------------
 DILUTED EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,289,308            1,781,404              $   0.72
                                                      ===================================================================

 For the six months ended June 30, 2002 (unaudited):
   BASIC EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,528,587            1,599,634              $   0.96
                                                      =======================                     =======================

 Options issued to executives                                                         189,278
                                                                            -----------------------
 DILUTED EARNINGS PER SHARE
 Income available to common stockholders.............        $ 1,528,587            1,788,912              $   0.85
                                                      ===================================================================


                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

     In June 2000 the Board declared a five percent stock dividend to all shareholders of record as of May 22, 2000. The related dividend charged to retained earnings was based on the fair value of the Company's common stock. The Bank issued shares of common stock in exchange for all of the outstanding stock of First Valley in December 1999. Earnings per share have been computed giving retroactive effect to the stock dividends and the merger.

11.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, interest rate swaps and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to customers provided that there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and residential properties. As of December 31, 2001 and 2000, the Bank had outstanding commitments to extend credit of $25,211,808 and $19,331,933, respectively.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. As of December 31, 2001 and 2000, the Bank had outstanding standby letters of credit and financial guarantees written of $1,827,607 and $1,083,105, respectively.

     The Bank has entered into interest rate swap transactions that generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. As of December 31, 2001 and 2000, the Bank had one interest rate swap with a notional principal amount of $973,483 and $1,046,551, respectively, as a condition of a loan purchase from a counter party financial institution. This swap matures on January 4, 2005. The contract or notional amount does not represent exposure to credit loss. The Bank controls the credit risk of its interest rate swap agreements through credit approvals, limits and monitoring procedures.

12.  COMMITMENTS AND CONTINGENCIES

     The Bank leases its Valencia facility under an operating lease through 2006 with an option to extend the lease term for two five-year periods. In addition, the Bank leases its Canyon Country facility under an operating lease through 2003 with an option to extend the lease term for three five-year periods and its Palmdale facility under an operating lease through 2002 with an option to extend the lease term for two five-year periods. In December 2001, the Bank entered into a ten-year lease for a new location for its Palmdale facility. Occupancy of this location is expected in April 2002.

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


     Minimum lease commitments are as follows:

                                                            LEASE
                                                          COMMITMENT
  YEAR
  2002........................................            $ 249,297
  2003........................................              261,190
  2004........................................              261,190
  2005........................................              258,340
  2006........................................              173,660
  Thereafter..................................              273,893
                                             ------------------------------
                                                       $  1,477,570
                                             ==============================

     Lease expense incurred for the years ended December 31, 2001, 2000 and 1999, was $208,844, $210,197 and $201,071 respectively.

     The Bank is subject to various pending legal actions that arise in the normal course of business. The Bank maintains reserves for losses from legal actions that are both probable and estimable. Although the amount of the ultimate exposure, if any, cannot be determined at this time in management's opinion, based on the advice of legal counsel the ultimate disposition of these matters will not have a significant impact on the financial position or results of operations of the Bank.

13.  EMPLOYEE BENEFIT PLAN

     In 1994, the Bank adopted a defined contribution profit-sharing plan. Under this plan, authorized under Section 401(k) of the Internal Revenue Code, all full-time employees of the Bank who have six months of service may defer up to 12 percent of their compensation. The Bank matches 10 percent of the employee's contributions up to a maximum 6 percent of their eligible compensation.

     The Bank's contributions to the plan totaled $98,263, $89,842 and $23,508 in 2001, 2000 and 1999, respectively.

14.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     As of December 31, 2001 and 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as "well capitalized" under regulatory framework for prompt corrective action. To be categorized as "well capitalized", the Bank must maintain minimum Total Risk-Based, Tier 1 Risk-Based and Tier 1 Leverage ratios as set forth in the table. Management believes that the Bank met all capital adequacy requirements to which it was subject, as of December 31, 2001 and 2000. There are no conditions or events since this notification that management believes have changed the Bank's classification.

     The following table shows the Bank's capital ratios as of December 31, 2001 and 2000, as well as regulatory required minimums to be deemed "adequately capitalized" and "well capitalized" under the regulatory framework . (dollars in thousands)

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)


                                                                                                 TO BE WELL CAPITALIZED
                                                                   FOR CAPITAL ADEQUACY         UNDER PROMPT CORRECTIVE
                                          ACTUAL                         PURPOSES                  ACTION PROVISIONS
                                ---------------------------     ---------------------------    ---------------------------
                                   Amount          Ratio           Amount          Ratio           Amount          Ratio
                                -------------     ---------     -------------     ---------     -------------    ----------
As of December 31, 2001:
Total capital                       $ 20,954        11.16%          $ 15,020          8.0%          $ 18,776         10.0%
(to risk weighted assets)
Tier 1 capital                      $ 18,805        10.02%          $  7,510          4.0%          $ 11,265          6.0%
(to risk weighted assets)
Tier 1 capital                      $ 18,805         7.44%          $ 10,109          4.0%          $ 12,637          5.0%
(to average assets)

As of December 31, 2000:
Total capital                       $ 19,268        11.91%          $ 12,944          8.0%          $ 16,179         10.0%
(to risk weighted assets)
Tier 1 capital                      $ 17,263        10.67%          $  6,472          4.0%          $  9,708          6.0%
(to risk weighted assets)
Tier 1 capital                      $ 17,263         7.75%          $  8,913          4.0%          $ 11,141          5.0%
(to average assets)



     The Bank is subject to the dividend restrictions set forth by the California Department of Financial Institutions. Under such restrictions, the Bank may not, without prior approval of the California Department of Financial Institutions, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. As of December 31, 2001, the dividends that the Bank could declare, without the prior approval of the California Department of Financial Institutions, amounted to approximately $6,994,000.

15.  OTHER BORROWED FUNDS

     Other borrowed funds consist of treasury tax and loan deposits, which are typically repaid within one to 120 days from the transaction date and repurchase agreements, which represent overnight and term agreements that primarily mature within 12 months. These agreements are collateralized by United States government securities that are held by the Bank's custodian. Repurchase agreements outstanding were $12,959,198 and $5,335,697 as of December 31, 2001 and 2000, respectively.

     Information concerning securities sold under agreements to repurchase is summarized as follows:


                                                  AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                           2001                  2000
                                                     -----------------      ----------------
Average balance during the year............              $  6,412,130           $ 4,293,012
Average interest rate during the year......                     3.91%                 5.66%
Maximum month-end balance during the year..              $ 13,974,826           $ 7,197,557
Securities underlying the agreements: .....
   Carrying value..........................               $21,163,622           $ 7,323,603
   Estimated fair value....................               $21,286,275           $ 7,342,257



16.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The following tables summarizes the estimated fair value of the Bank's financial instruments as of December 31, 2001 and 2000:


                                                      Carrying               Estimated
                                                       Amount               Fair Value
                                                   ----------------       ----------------
As of December 31, 2001:
Assets
     Cash and cash equivalents..............          $  29,674,967          $  29,674,967
     Certificates of deposit................
                                                          8,392,390              8,392,390
     Securities available-for-sale..........
                                                          1,230,497              1,230,497
     Securities held-to-maturity............
                                                         47,827,404             48,247,500
     Loans..................................
                                                        152,450,322            154,766,309
     Accrued interest receivable............
                                                          2,090,244              2,090,244
Liabilities
     Noninterest bearing deposits...........           $ 71,570,140           $ 71,570,140
     Interest-bearing deposits..............
                                                        143,201,590            143,201,590
     Other borrowed funds...................
                                                         13,974,826             13,974,826
     Interest Rate Swap.....................                 98,478                 98,478
     Accrued Interest Payable...............                144,569                144,569

                                                      Carrying               Estimated
                                                       Amount               Fair Value
                                                   ----------------       ----------------
As of December 31, 2000:
Assets
     Cash and cash equivalents..............          $  30,333,377          $  30,333,377
     Certificates of deposit................
                                                         10,771,000             10,771,000
     Securities available-for-sale..........
                                                          9,012,372              9,012,372
     Securities held-to-maturity............
                                                         31,173,307             31,064,222
     Loans..................................
                                                        132,555,717            132,285,785
     Accrued interest receivable............
                                                          2,129,753              2,129,753
Liabilities
     Noninterest bearing deposits...........           $ 62,379,389           $ 62,379,389
     Interest-bearing deposits..............
                                                        133,939,166            133,939,166
     Other borrowed funds...................
                                                          6,272,432              6,272,432
     Interest Rate Swap.....................                 70,475                 70,475
     Accrued Interest Payable...............                307,433                307,433



     Due to their short-term nature, the carrying value of cash and cash equivalents and certificates of deposits is a reasonable estimate of fair value. The fair value of investment securities available-for-sale and held-to-maturity is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. The fair value of loans, time deposits, other financial instruments, commitments and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

     No adjustment was made to the entry-value interest rates for changes in credit of performing commercial loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing commercial loan portfolio for which there are no known credit

                              VALENCIA BANK & TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2001, 2000, AND 1999, AND
            JUNE 30, 2002 (UNAUDITED) AND JUNE 30, 2001 (UNAUDITED)

concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of approximately $456,000 and $281,000 in 2001 and 2000, respectively, was not estimated because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans.

     Demand deposits are shown at their face value

     Fair value estimates were not made for commitments to extend credit or standby letters of credit as there is not a quoted market price for these types of instruments and the Bank has not developed a valuation model necessary to make such an estimate. Management believes that the current fees and rates on these off-balance sheet items are consistent with current market rates that would be charged for similar agreements.

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2001 and 2000. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and therefore current estimates of fair value may differ significantly from the amounts presented herein.

                                    ANNEX A

                                                                       EXECUTION
                                                                       AGREEMENT







                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                              VALENCIA BANK & TRUST



                                       AND



                         UNION BANK OF CALIFORNIA, N.A.



                             UNIONBANCAL CORPORATION



                                   DATED AS OF



                                 AUGUST 5, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I          THE MERGER AND RELATED MATTERS..............................1

     1.1      Merger; Surviving Entity and Resulting Institution...............1

     1.2      Effective Time of the Merger.....................................2

     1.3      Exchange Amount; Conversion of Valencia Common Stock.............2

     1.4      Closing..........................................................8

     1.5      Reservation of Right to Revise Transaction.......................8

     1.6      Additional Actions...............................................9

ARTICLE II         REPRESENTATIONS AND WARRANTIES OF UBOC AND UNIONBANCAL......9

     2.1      Organization.....................................................9

     2.2      Authorization...................................................10

     2.3      Conflicts.......................................................10

     2.4      Capitalization..................................................10

     2.5      UBOC and UnionBanCal Filings and Reports........................11

     2.6      Compliance with Laws............................................11

     2.7      Registration Statement; Proxy Statement.........................12

     2.8      Litigation......................................................12

     2.9      Accuracy of Information.........................................13

     2.10     Governmental Approvals and Other Conditions.....................13

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF VALENCIA.................13

     3.1      Organization....................................................14

     3.2      Authorization...................................................14

     3.3      Conflicts.......................................................14

     3.4      Anti-takeover Provisions Inapplicable...........................14

     3.5      Capitalization and Shareholders.................................15

     3.6      Valencia Financial Statements; Off Balance Sheet Disclosure;
              Material Changes................................................15

     3.7      Valencia Subsidiaries...........................................16

     3.8      Valencia Filings................................................17

     3.9      Valencia Reports................................................17

     3.10     Compliance With Laws............................................17

                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE
     3.11     Registration Statement; Proxy Statement.........................18

     3.12     Litigation......................................................19

     3.13     Licenses........................................................19

     3.14     Taxes...........................................................19

     3.15     Insurance.......................................................20

     3.16     Loans; Investments..............................................20

     3.17     Allowance for Loan Losses.......................................22

     3.18     Valencia Benefit Plans..........................................23

     3.19     Compliance with Environmental Laws..............................25

     3.20     Contracts and Commitments.......................................26

     3.21     Defaults........................................................29

     3.22     Operations Since December 31, 2001..............................29

     3.23     Corporate Records...............................................31

     3.24     Undisclosed Liabilities.........................................31

     3.25     Assets..........................................................31

     3.26     Indemnification.................................................32

     3.27     Insider Interests...............................................32

     3.28     Registration Obligations........................................32

     3.29     Regulatory, Tax and Accounting Matters..........................32

     3.30     Brokers and Finders.............................................33

     3.31     Accuracy of Information.........................................33

     3.32     Fairness Opinion................................................33

     3.33     Governmental Approvals and Other Conditions.....................33

ARTICLE IV         COVENANTS OF VALENCIA......................................33

     4.1      Business in Ordinary Course.....................................33

     4.2      Conforming Accounting and Reserve Policies; Restructuring
              Expenses........................................................37

     4.3      Certain Actions.................................................37

ARTICLE V          ADDITIONAL AGREEMENTS......................................38

     5.1      Inspection of Records; Confidentiality..........................38

                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE
     5.2      Registration Statement; Shareholder Approval....................39

     5.3      Agreements of Directors and Other Affiliates....................39

     5.4      Expenses........................................................39

     5.5      Cooperation.....................................................39

     5.6      Regulatory Applications.........................................40

     5.7      Financial Statements and Reports................................40

     5.8      Notice..........................................................40

     5.9      Press Release...................................................41

     5.10     Delivery of Supplements to Disclosure Schedules.................41

     5.11     Litigation Matters..............................................41

     5.12     Written Agreements with Employees; Benefits and Related
              Matters.........................................................41

     5.13     Indemnification and Insurance...................................42

     5.14     Confidentiality; Non-Solicitation; Noncompetition...............42

     5.15     Environmental Reports...........................................43

     5.16     Intellectual Property...........................................43

     5.17     Bonus Obligations and Payment...................................43

ARTICLE VI         CONDITIONS.................................................43

     6.1      Conditions to the Obligations of UBOC and UnionBanCal...........43

     6.2      Conditions to the Obligations of Valencia.......................45

     6.3      Conditions to the Obligations of the Parties....................45

ARTICLE VII        TERMINATION; AMENDMENT; WAIVER.............................46

     7.1      Termination.....................................................46

     7.2      Liabilities and Remedies; Liquidated Damages....................47

     7.3      Survival of Agreements..........................................48

     7.4      Amendment.......................................................48

     7.5      Waiver..........................................................49

ARTICLE VIII       GENERAL PROVISIONS.........................................49

     8.1      Survival........................................................49

     8.2      Notices.........................................................49

                                TABLE OF CONTENTS
                                   (Continued)
                                                                            PAGE
     8.3      Applicable Law..................................................50

     8.4      Headings, Etc...................................................50

     8.5      Attorneys' Fees.................................................50

     8.6      Waiver of Right to Jury Trial...................................50

     8.7      Severability....................................................51

     8.8      Entire Agreement; Binding Effect; Non-Assignment; Counterparts..51


EXHIBITS

Exhibit A         Form of Stock Option Agreement
Exhibit B         OCC Merger Agreement
Exhibit C         Form of Affiliate Agreement
Exhibit D         Form of Legal Opinion (Fried, Bird & Crumpacker, counsel to
                  Valencia)
Exhibit E         Form of Voting Agreement
Exhibit F         Form of Legal Opinion (UBOC Office of the General Counsel)
Exhibit G-1       Confidentiality and Non-Solicitation Agreement
Exhibit G-2       Noncompetition Agreement

                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 5, 2002, is by and among Valencia Bank & Trust, a California banking corporation
("Valencia"), Union Bank of California, N.A., a national banking association ("UBOC"), and UnionBanCal Corporation, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("UnionBanCal"), the sole shareholder of UBOC which joins in this Agreement for the purpose of providing the stock consideration as set forth below.

     A. Valencia and UBOC wish to provide for the terms and conditions of a business combination in which Valencia will be merged (the "Merger") with and into UBOC with UBOC as the surviving entity.

     B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

     C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     D. In connection with the execution of this Agreement, Valencia, as issuer, will enter into a stock option agreement ("the Stock Option Agreement") with UBOC as grantee in the form attached hereto as Exhibit A.

     E. The respective Boards of Directors of Valencia, UBOC and UnionBanCal have each approved this Agreement and the Merger (as defined below) and determined that the Merger is advisable.

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

     1.1 MERGER; SURVIVING ENTITY AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the National Bank Act and the rules and regulations promulgated by the Office of the Comptroller of the Currency (the "OCC") and the Japan Financial Services Agency (the "FSA") (collectively, "Bank Regulations"), at the Effective Time (as defined in Section 1.2 hereof), Valencia shall be merged with and into UBOC pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate corporate existence of Valencia shall cease and UBOC shall continue as the surviving entity under the laws of the United States. The name of UBOC as the surviving entity of the

Merger shall remain "Union Bank of California, N.A." From and after the Effective Time, UBOC, as the surviving entity of the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of UBOC and Valencia, all as more fully described in the National Bank Act.

     1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the OCC the Merger Agreement (the "Merger Agreement") in the form attached hereto as Exhibit B, and such certificates and other documents as UBOC may deem necessary or appropriate for the Merger, which Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Merger shall become effective at the time the Merger Agreement is filed with the OCC ("Effective Time"). The filing of the Merger Agreement shall take place on such date as UBOC shall notify Valencia in writing.

     1.3 EXCHANGE AMOUNT; CONVERSION OF VALENCIA COMMON STOCK.

     (a) CONVERSION OF VALENCIA COMMON STOCK. At the Effective Time the conversion of each outstanding share of Valencia no par value common stock ("Valencia Common Stock") shall proceed as follows:


          The terms used in this provision shall have the following meanings:

          Cash Component shall mean, subject to the provisions of Section 7.1(g), $31,000,000 in cash plus the cash added by UBOC pursuant to the exercise of its discretion in the adjustment set forth in the Exercised Option Adjustment.

          Stock  Component  shall  mean,  subject to the  provisions  of Section
          7.1(g), (i) the number of shares of UnionBanCal common stock ("UB Common Stock") derived by dividing $31,000,000 by the Average Closing Price; provided however the maximum number of shares as determined by this formula shall not exceed 815,789 plus (ii) the number of additional shares of UB Common Stock added by UBOC pursuant to the exercise of its discretion in the adjustment set forth in the Exercised Option Adjustment.

          Average Closing Price shall mean the average of the closing price of UB Common Stock as reported in the Wall Street Journal for the 10 trading days of the NYSE preceding the second trading day prior to the Closing Date.

          Exercised Option Adjustment shall be an additional amount of cash and/or additional number of shares of UB Common Stock, the mix of which shall be in the sole discretion of UBOC (provided that the allocation of cash shall not result in the total Cash Component exceeding 55% of the Total Value), equal in value to the aggregate exercise price paid to Valencia by grantees of Valencia Stock Options in exercising Valencia Stock Options during the period commencing the date of this Agreement and ending at the Effective Time. The value of the UB

          Common Stock added hereby shall be determined by multiplying the number of additional shares by the Average Closing Price.

          Merger Consideration shall mean the sum of: (x) the Cash Component, plus (y) the Stock Component.

          Pro Forma Shares shall mean the sum of all outstanding shares of Valencia Common Stock, issued and outstanding immediately prior to the Effective Time ("Outstanding Shares"), plus all Valencia Stock Options for which a cancellation agreement has been received pursuant to
          Section 1.3(g) hereof.

          Total Value shall mean the sum of (y) the Cash Component plus (z) the Stock Component multiplied by the Average Closing Price.

          Pro Forma Value shall mean the sum of (y) the Total Value plus, (z) the aggregate exercise price of all Valencia Options for which a cancellation agreement has been received pursuant to Section 1.3(g) hereof.

          Per Share Merger Value shall mean the Pro Forma Value divided by the Pro Forma Shares.

          Per Share Merger Consideration shall mean cash or UB Common Stock or a combination of each with a value equal to the Per Share Merger Value.

          Adjusted Cash Component shall mean the remainder of (x) the Cash Component, minus (y) cash equal to the Per Share Merger Value multiplied by the total number of shares of Valencia Common Stock for which dissenters' rights have been perfected, minus (z) the aggregate Stock Option Consideration as set forth in Section 1.3(a)(i) hereof.

          Per Share Stock Component shall mean the Stock Component divided by the remainder of (x) Outstanding Shares, minus (y) the total number of shares of Valencia Common Stock for which dissenters' rights have been perfected.

          Adjusted Per Share Cash Component shall mean the Adjusted Cash Component divided by the remainder of (x) Outstanding Shares, minus
          (y) the total number of shares of Valencia Common Stock for which dissenters' rights have been perfected.

          (i) UBOC shall deliver to an independent exchange agent to be selected by UBOC (the "Exchange Agent") the Stock Component and the Adjusted Cash Component. Each share of Valencia Common Stock, (except for Dissenting Shares, if applicable, as defined in Section 1.3(d) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to Sections 1.3(b) and (f) hereof, be converted into the right to receive cash in the amount of the Adjusted Per Share Cash Component and the Per Share Stock Component. UBOC shall pay to the holder of each outstanding, unexercised Valencia Stock Option who has delivered the agreement anticipated by Section 1.3(g), in cash, the Per Share Merger Value minus the exercise price of each such option (the "Stock Option Consideration") for each such option. The payment of cash to the holders of outstanding, unexercised Valencia Options shall be paid out of the Cash Component. UBOC shall set aside the Per Share Merger Value, in cash, out of the Cash Component, for each share of Valencia Common Stock for which dissenters rights have been perfected (the "Dissenters Set Aside").

          (ii) The holders of certificates formerly representing shares of Valencia Common Stock shall cease to have any rights as shareholders of Valencia, except such rights, if any, as they may have pursuant to the California General Corporations Law ("CGCL"). Except as provided above, until certificates representing shares of Valencia Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Adjusted Per Share Cash Component and the Per Share Stock Component.

          (iii) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of UB Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Stock Component.

     (b) CASH/STOCK ELECTION.

          (i) The terms used in this provision shall have the following meanings:

          Cash/Stock Election shall mean the process described herein by which each Valencia shareholder shall be permitted to state a preference to receive all cash or all stock in exchange for his or her shares of Valencia Common Stock.

          Default Consideration shall mean the right to receive the Per Share Stock Component and the Adjusted Per Share Cash Component.

          Stock Elector shall mean a Valencia shareholder who has timely submitted the proper form expressing a request to receive all shares of UB Common Stock as his or her Per Share Merger Consideration.

          Cash Elector shall mean a Valencia shareholder who has timely submitted the proper form expressing a request to receive all cash as his or her Per Share Merger Consideration.

          Oversubscribed shall mean that Cash Electors have requested more aggregate cash than is available in the Adjusted Cash Component after allocation of cash for the payment of the Default Consideration.

          Undersubscribed shall mean that Stock Electors have requested more aggregate shares of UB Common Stock than is available in the Stock Component.

          (ii) Each Valencia shareholder may state a preference to receive his or her Per Share Merger Consideration in any of the following: (x) the Default Consideration; (y) all shares of UB Common Stock; or (z) all cash. If no election is made, the shareholder will be deemed to have elected and will receive the Default Consideration for each share of Valencia Common Stock owned. The order in which the Merger Consideration shall be allocated is as follows: (A) cash from the Cash Component in the amount of the Dissenters Set Aside; (B) cash from the Cash Component in the amount of the Stock Option Consideration; and (C) the Default Consideration. Thereafter the Merger Consideration shall be allocated in accordance with the following provisions of this Section 1.3(b).

          (iii) The Cash/Stock Election is subject to the limitation that the aggregate Merger Consideration shall not exceed the Cash Component and the Stock Component.

          (iv) After allocating the Dissenters Set Aside, the Stock Option Consideration and the Default Consideration, if the balance of the Adjusted Cash Component is Undersubscribed, then the election process shall proceed as follows:

          First the election of the Cash Electors shall be fulfilled by providing to each Cash Elector the Per Share Merger Consideration in cash from the Adjusted Cash Component.

          Then, the balance of the Adjusted Cash Component shall be divided among the Stock Electors pro rata by number of shares.

          Then, the balance of the Stock Component shall be divided among the Stock Electors pro rata by number of shares.

          (v) After allocating the Dissenters Set Aside, the Stock Option Consideration and the Default Consideration, if the balance of the Adjusted Cash Component is Oversubscribed, then the election process shall proceed as follows:

          First the election of the Stock Electors shall be fulfilled by providing to each Stock Elector the Per Share Merger Consideration in shares of UB Common Stock from the Stock Component.

          Then, the balance of the Stock Component shall be divided among the Cash Electors pro rata by number of shares.

          Then, the balance of the Adjusted Cash Component shall be divided among the Cash Electors pro rata by number of shares.

          (vi) A Valencia shareholder may not make a Cash/Stock Election until after the Effective Time and need not make a Cash/Stock Election at all. Within five business days following the Effective Time, UnionBanCal shall send to each Valencia shareholder a letter of transmittal describing the Cash/Stock Election in more detail and providing forms for making the Cash/Stock Election, as desired.

          (vii) The Cash/Stock Election, if made, must be made for all shares held in the name of the Valencia shareholder. A Valencia shareholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held. However, shares represented by a single certificate may make only one Cash/Stock Election.

          (viii) Valencia shareholders who make a Cash/Stock Election have no assurance that they will receive all cash or all stock or any specific proportion thereof.

          (ix) Valencia shareholders will have thirty days from the date of mailing of the letter of transmittal described in Section 1.3(e)(i) hereof to return their letter of transmittal indicating their Cash/Stock election, and if not returned in such thirty day period, will be deemed to have elected the Default Consideration.

     (c) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of UnionBanCal shall reserve for issuance a sufficient number of shares of UB Common Stock for the purpose of issuing its shares to the shareholders of Valencia in accordance herewith.

     (d) DISSENTING SHARES. Any shares of Valencia Common Stock held by a holder who dissents from the Merger in accordance with Section 1300 of the CGCL or Title 12, United States Code, Section 215a shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the CGCL and 12 U.S.C. Section 215a.

     (e) EXCHANGE OF VALENCIA COMMON STOCK.

          (i) Within five business days after the Effective Time, holders of record of certificates formerly representing shares of Valencia Common Stock ("Certificates") shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that UBOC shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by UBOC or the Exchange Agent.

          (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to UBOC or the Exchange Agent will, upon acceptance thereof by UBOC or the Exchange Agent, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 1.3(b).

          (iii) UBOC or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as UBOC or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as UBOC or the Exchange Agent may reasonably require.

          (iv) Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to UBOC or the Exchange Agent be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

          (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the Valencia Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. At the Effective Time, Valencia shall deliver a certified copy of a list of its shareholders to UBOC or the Exchange Agent. After the Effective Time, there shall be no further transfer of Certificates on the records of Valencia, and if such Certificates are presented to Valencia for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. UBOC shall not be obligated to deliver any Merger Consideration to any holder of Valencia Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive UB Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such UB Common Stock, at which time such dividends on whole shares of UB Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Valencia for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing UB Common Stock until UBOC has received a written agreement from such person as specified in
     Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Valencia Common Stock represented by any Certificate for any Merger Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. UBOC and the Exchange Agent shall be entitled to rely upon the stock transfer books of Valencia to establish the identity of those persons entitled to receive Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, UBOC or the Exchange Agent shall be entitled to deposit any Merger Consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (vi) If any Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to UBOC or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of UBOC or the Exchange Agent that such tax has been paid or is not applicable.

          (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to UBOC or the Exchange Agent an affidavit stating such fact, in form satisfactory to UBOC, and, at UBOC's discretion, a bond in such reasonable sum as UBOC or the Exchange Agent may direct as indemnity against any claim that may be made against UBOC or Valencia or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

          (f) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of UB Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of UB Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

          (g) STOCK OPTIONS. Prior to the Effective Time, Valencia shall make arrangements satisfactory to UBOC for the holder ("Option Holder") of each option outstanding ("Valencia Stock Option") under Valencia's Stock Option Plan (the "Valencia Stock Option Plan") to deliver an agreement between Valencia and each Option Holder who has not exercised all Valencia Stock Options prior to the Effective Time canceling each Option Holder's Valencia Stock Options in return for receipt following the Effective Time by such holder of the Stock Option Consideration. As of the Effective Time, consistent with the provisions of the Valencia Stock Option Plan, each unexercised Valencia Option shall terminate and no holder of an unexercised Valencia Stock Option shall have further right or entitlement with respect to the common stock of Valencia or UnionBanCal.

          (h) ARTICLES OF ASSOCIATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Association and Bylaws of UBOC, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of UBOC, as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law.

          (i) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of UBOC immediately prior to the Effective Time shall be the directors and officers of UBOC, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

          (j) PRINCIPAL OFFICE. The location of the principal office of UBOC, as the surviving corporation of the Merger, shall be 400 California Street, San Francisco, California 94104.

     1.4 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated in this Agreement (the "Closing") shall be at such date, time and location as UBOC shall notify Valencia in writing. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     1.5 RESERVATION OF RIGHT TO REVISE TRANSACTION. After consultation with Valencia, UBOC shall have the unilateral right to change the method of effecting the Merger (including without limitation the provisions of this Article 1), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration, (b) diminish the benefits to be received by the directors, officers or employees of Valencia as set forth in this Agreement, (c) materially impede or delay the consummation of the Merger or (d) adversely affect the tax treatment of Valencia shareholders as a result of receiving the Per Share Merger Consideration. UBOC may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

     1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, UBOC shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in UBOC its right, title or interest in, to or under any of the rights, properties or assets of Valencia or (b) otherwise carry out the purposes of this Agreement, Valencia hereby grants to UBOC an irrevocable power of attorney, to be effective following the Effective Time, to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in UBOC and otherwise carry out the purposes of this Agreement, and the officers and directors of UBOC are authorized in the name of Valencia to take any and all such action.


                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF UBOC AND UNIONBANCAL


     Except as set forth on a disclosure schedule delivered to Valencia not less than two business days prior to the execution of this Agreement and five business days prior to the Closing identifying the Section number of this Agreement ("UBOC Disclosure Schedule") UBOC and UnionBanCal jointly and severally represent and warrant to Valencia that:

     2.1 ORGANIZATION.

     (a) UBOC is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

     (b) UnionBanCal is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of UBOC.

     (c) Each of UnionBanCal and UBOC is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1 (d) hereof) on it or materially adversely affect its ability to consummate the transactions contemplated herein. Each of UnionBanCal and UBOC has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby.

     (d) As used in this Agreement, the term "Material Adverse Effect" with respect to UBOC, UnionBanCal or Valencia means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and any entity which it owns or controls directly or indirectly ("Subsidiaries") resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; or (iii) in the case of Valencia, any financial change resulting from adjustments taken pursuant to Section 4.2 hereof.

     2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of UBOC and UnionBanCal, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by UBOC and UnionBanCal and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     2.3 CONFLICTS. Subject to Section 2.10, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Articles of Association or Bylaws of UBOC or similar documents of any Subsidiary of UnionBanCal or UBOC ("UB Subsidiary") or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UBOC, UnionBanCal or any UB Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of UBOC, UnionBanCal or any UB Subsidiary; or (iii) are disclosed in Section 2.3 of the UBOC Disclosure Schedule.

     2.4 CAPITALIZATION.

     (a) As of the date hereof, the authorized capital stock of UnionBanCal consists of (i) 300,000,000 shares of UB Common Stock, of which, as of June 30, 2002, 157,718,215 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value per share

("UB Preferred Stock"), of which none are issued and outstanding. All of the issued and outstanding shares of UB Common Stock have been, and all of the shares of UB Common Stock to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of UB
Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of UnionBanCal and none of the outstanding shares of UB Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

     (b) As of the date hereof, UBOC does not have outstanding any securities or rights convertible into or exchangeable for UB Common Stock or any commitments, contracts, understandings or arrangements by which UBOC is or may be bound to issue additional shares of UB Common Stock, except pursuant to employee and director stock options or as otherwise set forth in Section 2.4 of the UBOC Disclosure Schedule.

     2.5 UBOC AND UNIONBANCAL FILINGS AND REPORTS.

     (a) UBOC and UnionBanCal have previously made available, or will make available prior to the Effective Time, to Valencia true and correct copies of
(i) proxy statements relating to all meetings of UnionBanCal shareholders (whether special or annual) during calendar years 2000, 2001 and 2002; and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by UnionBanCal with the SEC since December 31, 2000 including without limitation on Forms 10-K, 10-Q and 8-K.

     (b) Each of UBOC, UnionBanCal and the UB Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the OCC, the Federal Reserve Board ("FRB"), New York Stock Exchange ("NYSE") and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, or the OCC in the regular course of the business of UBOC, UnionBanCal or the UB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of UBOC and UnionBanCal, investigation into the business or operations of UBOC, UnionBanCal or the UB Subsidiaries since December 31, 2001. There is no unresolved violation, criticism or exception by the SEC, OCC, FRB or other agency, commission or entity with respect to any report or statement referred to herein that is material to UBOC, UnionBanCal or any UB Subsidiary on a consolidated basis.

     2.6 COMPLIANCE WITH LAWS.

     (a) The businesses of UBOC, UnionBanCal and the UB Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by UBOC, UnionBanCal or any UB Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on UBOC or UnionBanCal.

     (b) No investigation or review by any governmental entity with respect to UBOC, UnionBanCal or any UB Subsidiary is pending or, to the best knowledge of UBOC and UnionBanCal, threatened, nor has any governmental entity indicated to UBOC, UnionBanCal or any UB Subsidiary an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews the outcome of which will not have a Material Adverse Effect on UBOC or UnionBanCal.

     (c) UBOC and UnionBanCal are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither UBOC nor UnionBanCal has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause UBOC or any of the UB Subsidiaries to fail to be in substantial compliance with such provisions. UBOC has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     2.7 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by UBOC and UnionBanCal for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by UBOC and UnionBanCal for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Valencia's shareholders, at the time of the Valencia Shareholders' Meeting and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Valencia Shareholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to UBOC or any of its affiliates, officers or directors is discovered by UBOC that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, UBOC will promptly inform Valencia and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Valencia. Notwithstanding the foregoing, UBOC and UnionBanCal make no representation or warranty with respect to any information supplied by Valencia that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to UBOC and UnionBanCal) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

     2.8 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of UBOC and UnionBanCal, threatened, against or affecting UBOC, UnionBanCal or any UB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on UBOC or which would materially affect the ability of UBOC or UnionBanCal to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement and the Stock Option Agreement or the transactions contemplated hereby or thereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against UBOC, UnionBanCal or any UB Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     2.9 ACCURACY OF INFORMATION. The statements of UBOC and UnionBanCal contained in this Agreement, the UBOC Disclosure Schedule and in any other written document executed and delivered by or on behalf of UBOC or UnionBanCal pursuant to the terms of this Agreement and the Stock Option Agreement are true and correct in all material respects.

     2.10 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of UBOC, there is no reason relating specifically to UnionBanCal, UBOC or any of its Subsidiaries why any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. There are no regulatory reports of examination, orders, written agreements, enforcement actions in effect against UBOC which would preclude the implementation of the actions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to UBOC or UnionBanCal in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation by them of the transactions contemplated hereby or thereby except for: (i) the filing of all required regulatory applications or notifications by UBOC, Valencia and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement and the Stock Option Agreement; (ii) the filing by UnionBanCal of the registration statement relating to the UB Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Proxy Statement") for use in connection with the Valencia shareholders' meeting to approve the Merger ("Valencia Shareholders' Meeting"); (iii) the filing of the Merger Agreement with respect to the Merger with the OCC; (iv) any filings, approvals or no-action letters with or from state securities authorities; (v) any anti-trust filings, consents, waivers or approvals; and (vi) review by the FSA.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF VALENCIA


     Except as set forth on a disclosure schedule delivered to UBOC not less than two business days prior to the execution of this Agreement and five business days prior to the Closing identifying the section number of this Agreement ("Valencia Disclosure Schedule") Valencia represents and warrants to UBOC and UnionBanCal that:

     3.1 ORGANIZATION. Valencia is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. Valencia is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Valencia or materially adversely affect its ability to consummate the transactions contemplated herein. Valencia has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the approval of this Agreement by its shareholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby or thereby.

     3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Board of Directors of Valencia subject to regulatory approval, if any, required, and all necessary corporate action on the part of Valencia has been taken, subject to the approval of this Agreement and the Merger by the affirmative vote (the "Required Vote") of two-thirds (66.67%) of the outstanding shares of Valencia Common Stock. This Agreement has been duly executed and delivered by Valencia and constitutes the valid and binding obligation and is enforceable against it, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

     3.3 CONFLICTS. The execution and delivery of this Agreement and the Stock Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Bylaws of Valencia or similar documents of any Valencia Subsidiary (as defined in Section 3.7 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Valencia or any Valencia Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section
3.3 of the Valencia Disclosure Schedule.

     3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation,
(i) applies to the Merger or the Voting Agreements, (ii) prohibits or restricts the ability of Valencia to perform its obligations under this Agreement and the Stock Option Agreement or the ability of Valencia to consummate the Merger,
(iii) would have the effect of invalidating or voiding this Agreement and the Stock Option Agreement, any of the Voting Agreements, or any provision hereof or thereof, or (iv) would subject UBOC or UnionBanCal to any material impediment or condition in connection with the exercise of any of its rights under this Agreement and the Stock Option Agreement with respect to the Merger or any of the Voting Agreements.

     3.5 CAPITALIZATION AND SHAREHOLDERS.

     (a) As of the date hereof, the authorized capital stock of Valencia consists of (i) 7,000,000 shares of Valencia Common Stock, of which 1,604,625 shares are issued and outstanding and (ii) 3,000,000 shares of serial preferred stock of which no shares are issued and outstanding. All of the issued and outstanding shares of Valencia Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Valencia Common Stock has been issued in violation of any preemptive rights of current or past shareholders or are subject to any preemptive rights of the current or past shareholders of Valencia. All of the issued and outstanding shares of Valencia Common Stock, as of the record date set for such meeting, will be entitled to vote to approve this Agreement and the Merger.

     (b) As of the date hereof, Valencia had 328,022 shares of Valencia Common Stock reserved for issuance under the Valencia Stock Option Plan for the benefit of employees and directors of Valencia and the Valencia Subsidiaries, pursuant to which options covering 287,159 shares of Valencia Common Stock are outstanding at an aggregate exercise price of $2,563,345. Except as set forth in this Section and the Stock Option Agreement, there are no shares of capital stock or other equity securities of Valencia outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Valencia, or contracts, commitments, understandings or arrangements by which Valencia is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards. Section 3.5 of the Valencia Disclosure Schedule sets forth the name of the holder of each Valencia Option and the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each Valencia Option.

     3.6 VALENCIA FINANCIAL STATEMENTS; OFF BALANCE SHEET DISCLOSURE; MATERIAL CHANGES.

     (a) Valencia has heretofore delivered to UBOC its audited consolidated financial statements for the years ended December 31, 2000 and December 31, 2001 and its unaudited financial statements for the quarter ended June 30, 2002 (collectively, the "Valencia Financial Statements"). The Valencia Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of Valencia as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended.

     (b) Section 3.6(b) of the Valencia Disclosure Schedule sets forth a true and complete list of all affiliated Valencia entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Valencia or any Valencia Subsidiaries or any officer or director of Valencia or any Valencia Subsidiaries has an economic or management interest. Section 3.6(b) of the Valencia Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Valencia affiliated entity, Valencia , any of its Subsidiaries, and any officer or director of Valencia or any of its Subsidiaries which are not reflected in the consolidated financial statements of Valencia (each, a "Valencia Off Balance Sheet Transaction"), along with the following information with respect to each such Valencia Off Balance Sheet
Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Valencia or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Valencia or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Valencia or any of its Subsidiaries.

     (c) Since December 31, 2001 to the date hereof, Valencia and the Valencia Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to Valencia on a consolidated basis except as disclosed in Section 3.6 of the Valencia Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that Valencia will suffer or experience a Material Adverse Effect.

     3.7 VALENCIA SUBSIDIARIES.

     (a) All of the Valencia Subsidiaries are listed in Section 3.7 of the Valencia Disclosure Schedule. Except as set forth in Section 3.7 of the Valencia Disclosure Schedule, Valencia owns directly or indirectly all of the issued and outstanding shares of capital stock of the Valencia Subsidiaries. Section 3.7 of the Valencia Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the Valencia Subsidiaries. Except as set forth in Section 3.7 of the Valencia Disclosure Schedule, neither Valencia nor the Valencia Subsidiaries own directly or indirectly any debt or equity securities or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the Valencia Subsidiaries is or may become required to be issued (other than to Valencia) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Valencia Subsidiary. Other than as set forth in Section 3.7 of the Valencia Disclosure Schedule, there are no contracts, commitments, understandings or arrangements relating to the rights of Valencia to vote or to dispose of shares of the capital stock of any Valencia Subsidiary. All of the shares of capital stock of each Valencia Subsidiary are fully paid and non-assessable and are owned by Valencia or another Valencia Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the Valencia Disclosure Schedule.

     (b) Each Valencia Subsidiary is a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on Valencia and would not materially adversely affect the ability of Valencia to consummate the transactions contemplated herein. Each Valencia Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

     (c) For purposes of this Agreement, a "Valencia Subsidiary" or a "Subsidiary" of Valencia shall mean each corporation or other entity in which Valencia owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

     3.8 VALENCIA FILINGS. Valencia has previously made available to UBOC true and correct copies of (i) its proxy statements relating to all meetings of shareholders (whether special or annual) of Valencia during calendar years 2000, 2001 and 2002 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Exchange Act by Valencia with the Federal Deposit Insurance Corporation ("FDIC") or the California Department of Financial Institutions ("DFI") since December 31, 2000.

     3.9 VALENCIA REPORTS. Each of Valencia and the Valencia Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the DFI, the FDIC, FRB, IRS and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, the DFI, the FRB or the FDIC in the regular course of the business of Valencia or the Valencia Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Valencia, investigation into the business or operations of Valencia or the Valencia Subsidiaries since December 31, 2000 except as set forth in Section 3.9 of the Valencia Disclosure Schedule. There is no unresolved violation, criticism or exception by the DFI, FRB, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to Valencia or any Valencia Subsidiary. Valencia has previously made available to UBOC true and correct copies of all DFI, FDIC and FRB filings made during calendar years 2000, 2001 and 2002.

     3.10 COMPLIANCE WITH LAWS.

     (a) Except as disclosed in Section 3.10 of the Valencia Disclosure Schedule, and for violations which are not material to Valencia or any Valencia Subsidiary, the businesses of Valencia and the Valencia Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Valencia or any Valencia Subsidiary.

     (b) Except as disclosed in Section 3.10 of the Valencia Disclosure Schedule, no investigation or review by any governmental entity with respect to Valencia or any Valencia Subsidiary is pending or, to the best knowledge of Valencia, threatened, nor has any governmental entity indicated to Valencia or any Valencia Subsidiary an intention to conduct the same, other than normal bank regulatory examinations.

     (c) Valencia is in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, Valencia has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Valencia to fail to be in substantial compliance with such provisions. Valencia has not received since December 31, 2000 a CRA rating from an applicable regulatory authority which is less than "satisfactory."

     3.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by Valencia for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Valencia for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Valencia's shareholders, at the time of the Valencia Shareholders' Meeting and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Valencia Shareholders' Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to Valencia or any of its affiliates, officers or directors is discovered by Valencia that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Valencia will promptly inform UBOC, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Valencia. Notwithstanding the foregoing, Valencia makes no representation or warranty with respect to any information supplied by UBOC or UnionBanCal that is contained in the Registration Statement or the Proxy
Statement. The Proxy Statement will (with respect to Valencia) comply in all material respects as to form and substance with the requirements of the DFI and Exchange Act and the rules and regulations thereunder.

     3.12 LITIGATION. Except as disclosed in Section 3.12 of the Valencia Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Valencia threatened, against or affecting Valencia or any Valencia Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against Valencia, any Valencia Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $50,000, or which would materially affect the ability of Valencia to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Valencia or any Valencia Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     3.13 LICENSES. Valencia and the Valencia Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

     3.14 TAXES.  Except as disclosed in Section 3.14 of the Valencia Disclosure
Schedule:

     (a) Valencia and the Valencia Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or Valencia has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Valencia nor any Valencia Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Valencia or any Valencia Subsidiary that have not been resolved or settled and none of Valencia and its Subsidiaries have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of Valencia and Valencia Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1997 tax year. Neither Valencia nor any Valencia Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Valencia and the Valencia Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

     (b) Valencia has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Valencia was not the common parent of the group. Neither Valencia nor any Valencia Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than Valencia or any Valencia Subsidiary. Neither Valencia nor any Valencia Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Valencia or any Valencia Subsidiary. Neither Valencia nor any Valencia Subsidiary has filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

     (c) Valencia and the Valencia Subsidiaries have each withheld amounts from its employees, shareholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

     (d) Valencia has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     3.15 INSURANCE. Valencia has maintained and now maintains, with insurance companies with an A.M. Best rating of not less than A VII, insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which they operate. Section 3.15 of the Valencia Disclosure Schedule identifies all insurance policies and bonds maintained by, at the expense of or for the benefit of, Valencia or any Valencia Subsidiary and identifies any claim(s) over $5,000 made thereunder within the last three years, and Valencia has delivered to UBOC accurate and complete copies of the insurance policies, bonds and related applications. All such insurance policies and bonds are in full force and effect, and no insurer under any insurance policy or bond has canceled or notified Valencia of an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing or generally disclaimed liability thereunder for any submitted claims. To the extent that any insurance policy or bond has been or will be canceled prior to the Closing Date, Valencia will use its commercially reasonable best efforts to obtain comparable insurance policies with comparable coverage prior to the Closing Date. Valencia is not in default under any such policy or bond, nor has it failed to give any notice or present any claims thereunder in a timely fashion.

     3.16 LOANS; INVESTMENTS. Except as otherwise disclosed in Section 3.16 of the Valencia Disclosure Schedule:


     (a) Each loan reflected as an asset on the Valencia Financial Statements dated as of June 30, 2002, and each loan originated or acquired after such date, is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the Valencia Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge and do not, and will not at the Effective Time, include any provision for prepayment penalties in violation of any law or regulation. Except as set forth in Section 3.16 of the Valencia Disclosure Schedule, there is no loan or other asset of Valencia or of any Valencia Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in Section 3.16 of the Valencia Disclosure
Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") on the books of Valencia and the Valencia Subsidiaries as of June 30, 2002.

     (b) All  guarantees  of  indebtedness  owed  to  Valencia  or any  Valencia
Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration and other state and federal agencies, are, to the best knowledge of Valencia, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

     (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Valencia or any Valencia Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Valencia, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Valencia and the Valencia Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Valencia, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit without the prior written consent of UBOC: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require Valencia or any Valencia Subsidiary to recognize any gain or loss with respect to such arrangement.

     (d) Except for pledges to secure public and trust deposits, none of the investments reflected in the Valencia Financial Statements dated as of December 31, 2001 under the heading "Investment Securities," and none of the investments made by Valencia and the Valencia Subsidiaries since December 31, 2001, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Valencia or any Valencia Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which Valencia or any Valencia Subsidiary is a party, Valencia or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section
3.16 of the Valencia Disclosure Schedule and except for a transaction involving less than $50,000, neither Valencia nor any Valencia Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Valencia or any Valencia Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in Section 3.16 of the Valencia Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by Valencia or any Valencia Subsidiary showing as of June 30, 2002 and as of the date hereof the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

     (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Valencia and the Valencia Subsidiaries, as reflected in the Valencia Financial Statements dated June 30, 2002 were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

     3.17 ALLOWANCE FOR LOAN LOSSES.

     (a) The allowance for loan losses ("ALL") shown on the Valencia Financial Statements as of June 30, 2002 (and as shown on any financial statements to be delivered by Valencia to UBOC pursuant to Section 5.7 hereof), as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans outstanding, unfunded commitments, letters of credit and standby letters of credit, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles. To the best knowledge of Valencia, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Valencia and the Valencia Subsidiaries as of June 30, 2002 (and as of the dates of any financial statements to be delivered by Valencia to UBOC pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

     (b) Section 3.17 of the Valencia Disclosure Schedule includes the sum of the aggregate amount of all Nonperforming Assets ("NPAs") as defined below and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of Valencia and the Valencia Subsidiaries as of the date set forth in such schedule. "NPAs" shall mean (i) all loans (excluding the guaranteed portion of any loan that is partially guaranteed by the U.S. Small Business Administration) and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Valencia Bank & Trust, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith or (F) that have been classified "Doubtful," "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession; provided, however, NPAs shall not include those loans that may otherwise meet the requirements of this definition if the parties agree in writing that such loans shall be excluded from the calculation of NPAs.

     3.18 VALENCIA BENEFIT PLANS.

     (a) Section 3.18 of the Valencia Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of Valencia or any Valencia Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which Valencia or any Valencia Subsidiary maintains, to which Valencia or any Valencia Subsidiary contributes, or under which any employee, former employee, director or former director of Valencia or any Valencia Subsidiary is covered or has benefit rights and pursuant to which any liability of Valencia or any Valencia Subsidiary exists or is reasonably likely to occur (the "Valencia Benefit Plans"). Valencia has previously delivered to UBOC copies of each Valencia Benefit Plan. Except as set forth in Section 3.18 of the Valencia Disclosure Schedule, Valencia and the Valencia Subsidiaries neither maintain nor have entered into any Valencia Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees, directors or former directors of Valencia or any Valencia Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Valencia or any Valencia Subsidiary or to UBOC, UnionBanCal or any UB Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Valencia Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the Valencia Disclosure Schedule, no Valencia Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) Each of the Valencia Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under
Section 401(a) of the Code ("Valencia Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the Valencia Disclosure Schedule) and, to the best of Valencia's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such Valencia Qualified Plan. All such Valencia Qualified Plans established or maintained by Valencia or any of the Valencia Subsidiaries or to which Valencia or any of the Valencia Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Valencia Qualified Plans. Neither Valencia nor any Valencia Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Valencia or any Valencia Subsidiary to any Valencia Benefit Plan through June 30, 2002, have been made or reserves adequate for such purposes as of June 30, 2002 have been set aside therefor and are reflected in the Valencia Financial Statements dated as of June 30, 2002. Neither Valencia nor any Valencia Subsidiary is in material default in performing any of its respective contractual obligations under any of the Valencia Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

     (c) There is no pending or, to the best knowledge of Valencia, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the Valencia Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by Valencia or any Valencia Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of Valencia or any Valencia Subsidiary or any such Plan.

     (d) Valencia and the Valencia Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Valencia Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty

Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Valencia Qualified Plan. Except as disclosed in Section 3.18 of the Valencia Disclosure Schedule, neither Valencia, any Valencia Subsidiary nor any Valencia Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code. All Valencia Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA such that any noncompliance has not resulted and will not result in material liability to Valencia.

     (e) Except as set forth in Section 3.18 of the Valencia Disclosure Schedule, neither Valencia nor any Valencia Subsidiary has made any payments, or is or has been a party to any agreement or any Valencia Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

     (f) Section 3.18 of the Valencia Disclosure Schedule describes any obligation that Valencia or any Valencia Subsidiary has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto.

     (g) Section 3.18 of the Valencia Disclosure Schedule lists: (i) each officer, employee and director of Valencia and any Valencia Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Valencia and each Valencia Subsidiary for each of the calendar years 1997 through 2001 as reported by Valencia and a Valencia Subsidiary on Form W-2 or Form 1099; and (ii) each option agreement relating to Valencia Options.

     (h) To the best knowledge of Valencia, Valencia and the Valencia Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Valencia Benefit Plan with the IRS, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of Valencia, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

     3.19 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a)  Except  as set  forth  in  Section  3.19  of the  Valencia  Disclosure
Schedule: (i) the operations of Valencia and each of the Valencia Subsidiaries comply in all material respects with all applicable past and present
Environmental  Laws;  (ii)  to the  best  knowledge  of  Valencia,  none of the operations of Valencia or any Valencia Subsidiary, no assets presently or formerly owned or leased by Valencia or any Valencia Subsidiary and no mortgaged premises or facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which Valencia or any Valencia Subsidiary would be liable in law or equity;
(iii) none of the operations of Valencia or any Valencia Subsidiary, no assets presently owned or, to the best knowledge of Valencia, formerly owned by
Valencia or any Valencia Subsidiary are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has Valencia or any Valencia Subsidiary, been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Valencia nor any Valencia Subsidiary has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment. "Hazardous Substance" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 7401, ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, ET SEQ.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, ET SEQ.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, ET SEQ.); the Safe Drinking Water Act (42 U.S.C. Section 300f, ET SEQ.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or properties in the area or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     (b) Except as disclosed in Section 3.19(b) of the Valencia Disclosure Schedule, with respect to the real property currently owned or, to the best knowledge of Valencia, formerly owned or currently leased by Valencia or any Valencia Subsidiary ("Valencia Premises"): (x) no part of the Valencia Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances; (y) the Valencia Premises do not contain, and have never contained, an underground storage tank; and (z) the Valencia Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the Valencia Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.19 of the Valencia Disclosure Schedule.

     3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the Valencia Disclosure Schedule contains, and shall be supplemented by Valencia, as required by Section
5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of Valencia to be true and correct copies of such documents on the dates of such certificates:

     (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of Valencia or any Valencia Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Valencia or any Valencia Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of Valencia or any Valencia Subsidiary;

     (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which Valencia or any Valencia Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

     (c) a list and description of each contract or agreement (not otherwise included in the Valencia Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of one year or more and an annual value of at least $10,000; or (ii) allows for the sharing of information regarding customers of Valencia, including but not limited to:

          (i) each agreement of guaranty or indemnification running to any person;

          (ii) each agreement containing any covenant limiting the right of Valencia or any Valencia Subsidiary to engage in any line of business or to compete with any person;

          (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of Valencia or any Valencia Subsidiary;

          (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger;

          (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which Valencia or any Valencia Subsidiary sells to others mortgages which it originates;

          (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.16(d) hereof; and

          (vii) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation's Seller's Guide), including but not limited to each contract or agreement pursuant to which Valencia or any Valencia Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Valencia or any Valencia Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from Valencia or any Valencia Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.


     (d) a list and description of each contract or commitment (other than Valencia Permitted Liens as defined in Section 3.22(c) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by Valencia or any Valencia Subsidiary, and a list and description of all real property owned, leased or licensed by Valencia or any Valencia Subsidiary;

     (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use and credit cards available for personal use, provided by Valencia or any Valencia Subsidiary to any employee, officer or director or former employee, officer or director of Valencia or any Valencia Subsidiary who is expected to earn in salary and bonus in excess of $50,000 during calendar year 2002;

     (f) a list and description of each commitment made by Valencia or any Valencia Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

     (g) the Articles of Incorporation and Bylaws and specimen certificates of each type of security issued by Valencia and each Valencia Subsidiary;

     (h) a list and description of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of Valencia or any Valencia Subsidiary;

     (i) a list and description of all powers of attorney granted by Valencia or any Valencia Subsidiary which are currently in force;

     (j) a list and description of all policies of insurance currently maintained by Valencia or any Valencia Subsidiary and a list and description of all unsettled or outstanding claims of Valencia or any Valencia Subsidiary which have been, or to the best knowledge of Valencia, will be, filed with the companies providing insurance coverage for Valencia or any Valencia Subsidiary (except for routine claims for health benefits);

     (k) each collective bargaining agreement to which Valencia or any Valencia Subsidiary is a party and all affirmative action plans or programs covering employees of Valencia or any Valencia Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by Valencia or any Valencia Subsidiary;

     (1) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $20,000 to which Valencia or any Valencia Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

     (m) all employment, consulting, financial advisory, investment banking and professional services contracts to which Valencia or any Valencia Subsidiary is a party;

     (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Valencia or any Valencia Subsidiary which, by their terms, continue to bind or affect Valencia or any Valencia Subsidiary;

     (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of Valencia or any Valencia Subsidiary or any of their directors or officers in their capacities as such;

     (p) all trademarks, trade names, service marks, patents or copyrights, whether registered or the subject of an application for registration, which are owned by Valencia or any Valencia Subsidiary or licensed from a third party;

     (q) all policies formally adopted by the Board of Directors of Valencia or any Valencia Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

     (r) Copies of current insurance policies and of expired insurance policies in the possession of Valencia for coverage of General Liability, Excess Liability and Workers' Compensation; and

     (s) Copies of all bank-owned life insurance policies (the "BOLI" policies) owned by Valencia insuring the life of any officer, employee or director of Valencia and naming Valencia as the beneficiary in the event of the death of the insured officer, employee or director, and copies of related insurance policy applications and of consent forms signed by the insured officer, employee or director authorizing Valencia to purchase each BOLI policy.

     3.21 DEFAULTS. There has not been any default in any material obligation to be performed by Valencia or any Valencia Subsidiary under any contract or commitment, and neither Valencia nor or any Valencia Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of Valencia, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

     3.22 OPERATIONS SINCE DECEMBER 31, 2001. Between December 31, 2001 and the date hereof, except as set forth in Section 3.22 of the Valencia Disclosure Schedule, there has not been:

     (a) any increase in the compensation payable or to become payable by Valencia or any Valencia Subsidiary to any employee, officer or director, other than routine annual increases to employees consistent with past practices;

     (b) any payment of dividends or other distributions by Valencia to its shareholders or any redemption by Valencia of its capital stock;

     (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Valencia or any Valencia Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Valencia Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Valencia or any Valencia Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments and other governmental charges or levies, the payment of which is not past due, or as to which Valencia or any Valencia Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Valencia or any Valencia Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Valencia or any Valencia Subsidiary arising in the ordinary course of business;

     (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Valencia or any Valencia Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

     (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any Valencia Benefit Plan by Valencia or any Valencia Subsidiary;

     (f) any action by Valencia or any Valencia Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Valencia or any Valencia Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, Valencia shall promptly notify UBOC;

     (g) any change in Valencia's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

     (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Valencia or any Valencia Subsidiary of any fixed asset which either (1) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

     (i) any sale or transfer of any asset in excess of $50,000 of Valencia or any Valencia Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

     (j) any cancellation or compromise of any debt to, claim by or right of, Valencia or any Valencia Subsidiary except in the ordinary course of business;

     (k) any amendment or termination of any contract or commitment to which Valencia or any Valencia Subsidiary is a party, other than in the ordinary course of business;

     (1) any material damage or destruction to any assets or property of Valencia or any Valencia Subsidiary whether or not covered by insurance;

     (m) any change in the loan underwriting policies or practices of any Valencia Subsidiary;

     (n) any transaction of business or activity undertaken by Valencia or any Valencia Subsidiary outside the ordinary course of business consistent with past practices;

     (o) any agreement or commitment to do any of the foregoing; or

     (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to Valencia or any Valencia Subsidiary) adversely affecting the business, operations or financial condition of Valencia on a consolidated basis.

     3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of Valencia and each Valencia Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, shareholders, Boards of Directors and committees of the Boards of Directors of Valencia and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

     3.24 UNDISCLOSED LIABILITIES. All of the liabilities have, in the case of Valencia and the Valencia Subsidiaries, been reflected, disclosed or reserved against in the Valencia Financial Statements as of December 31, 2001 or in the notes thereto, and Valencia and the Valencia Subsidiaries have no other liabilities except (a) liabilities incurred since December 31, 2001 in the ordinary course of business or (b) as disclosed in Section 3.24 of the Valencia Disclosure Schedule.

     3.25 ASSETS.

     (a) Valencia and the Valencia Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by Valencia or any Valencia Subsidiary in the Valencia Financial Statements and those acquired since December 31, 2001, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) Valencia Permitted Liens none of which, in the aggregate, except as set forth in Section 3.25 of the Valencia Disclosure Schedule, are material to the assets of Valencia on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of Valencia and the Valencia Subsidiaries (whether owned or leased) are, in the opinion of management of Valencia, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by Valencia and the Valencia Subsidiaries is held in fee simple, except as set forth in Section 3.25 of the Valencia Disclosure Schedule. Valencia and the Valencia Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in
Section 3.25 of the Valencia Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to Valencia or any Valencia Subsidiary.

     (b) All leases pursuant to which Valencia or any Valencia Subsidiary, as lessee, leases real or personal property are, to the best knowledge of Valencia, valid, effective and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Valencia or any Valencia Subsidiary, or to the best knowledge of Valencia, the other party. Except as disclosed in Section 3.25 of the Valencia Disclosure Schedule, none of such leases contains a prohibition against assignment by Valencia or any Valencia Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any Valencia Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by Valencia or any Valencia Subsidiary as of the date of this Agreement.

     3.26 INDEMNIFICATION. To the best knowledge of Valencia, except as set forth in Section 3.26 of the Valencia Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of Valencia or any Valencia Subsidiary has occurred which would give rise to a claim by any such person for indemnification from Valencia or any Valencia Subsidiary under the corporate indemnification provisions of Valencia or any Valencia Subsidiary in effect on the date of this Agreement.

     3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Valencia or any Valencia Subsidiary and any officer, director or employee of Valencia or any Valencia Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the Valencia Disclosure Schedule, no officer, director or employee of Valencia or any Valencia Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Valencia or any Valencia Subsidiary.

     3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the Valencia Disclosure Schedule, neither Valencia nor any Valencia Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

     3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. Valencia has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement.

     3.30 BROKERS AND FINDERS. Except as set forth in the agreement with Keefe, Bruyette and Woods, Inc. dated June 14, 2002 (which agreement has not been amended since such date), a copy of which has previously been provided to UBOC, neither Valencia nor any Valencia Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees to any person, including but not limited to any officer, director or employee of Valencia, and no other broker or finder has acted directly or indirectly for Valencia or any Valencia Subsidiary in connection with this Agreement or the transactions contemplated hereby.

     3.31 ACCURACY OF INFORMATION. The statements of Valencia contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of Valencia pursuant to the terms of this Agreement are true and correct in all material respects.

     3.32 FAIRNESS OPINION. Valencia has received from Keefe, Bruyette and Woods, Inc. a fairness opinion, dated as of the date of this Agreement that the Merger is fair to the holders of Valencia Common Stock from a financial point of view.

     3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of Valencia, there is no reason relating specifically to Valencia or any of its Subsidiaries why any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. There are no regulatory reports of examination, orders, written agreements, enforcement actions in effect against Valencia which would preclude the implementation of the actions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Valencia in connection with the execution and delivery of this Agreement and the Stock Option Agreement or the consummation by Valencia of the transactions contemplated hereby or thereby except for: (a) the filing of all required regulatory applications or notifications by UBOC, Valencia and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by UnionBanCal of the Registration Statement with the SEC and various blue sky authorities, which Registration Statement shall include the Proxy Statement for use in connection with the Valencia Shareholders' Meeting; (c) the filing of the Merger Agreement with respect to the Merger with the OCC; (d) any filings, approvals or no-action letters with or from state securities authorities; and (e) any anti-trust filings, consents, waivers or approvals.

                                   ARTICLE IV
                              COVENANTS OF VALENCIA

     4.1 BUSINESS IN ORDINARY COURSE.

     (a) Without the prior written consent of UBOC, Valencia shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement.

     (b) Valencia and the Valencia Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Valencia and each of the Valencia Subsidiaries will not, without the prior written consent of UBOC (which consent in the case of subparts (vii), (xiv) and (xvii) below shall not be unreasonably withheld or delayed):

          (i) issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the Valencia Stock Options outstanding on the date hereof;

          (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of Valencia or any of the Valencia Subsidiaries;

          (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv) change its Charter, Articles of Incorporation or Bylaws;

          (v) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to employees consistent with past practices and not to exceed 5% for any employee unless UBOC has been notified and agrees to any increases in excess of 5%) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay or accrue for any bonus except as permitted in Section 5.17, or adopt or make any change in any bonus, insurance, BOLI policy, pension or other Valencia Benefit Plan; provided, however, Valencia shall cooperate with UBOC to create a retention bonus program intended to encourage the continued productive employment of key Valencia personnel in areas identified in writing by Valencia;

          (vi) except deposit-taking and repurchase transactions in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others;

          (vii) without the prior written consent of UBOC acting through its Chief Credit Officer or his designee in a written notice to Valencia, which approval or rejection shall be given on a timely basis after delivery by Valencia to such officer of UBOC of the complete loan package, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $500,000, provided, however, if UBOC does not grant or refuse its consent or reasonably request additional information regarding such proposed loan within three business days of UBOC's receipt of Valencia's request for consent, then UBOC shall be deemed to have granted its consent;

          (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

          (ix) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year and deposits in an overnight account at the FRB of San Francisco or the Federal Home Loan Bank of San Francisco, provided UBOC's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

          (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $50,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

          (xii) except in the ordinary  course of business,  place on any of its
     assets  or  properties  any  mortgage,   pledge,  lien,  charge,  or  other
     encumbrance;

          (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value;

          (xiv) sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Valencia or (b) loans which are held for sale by Valencia and are sold in the secondary market within 60 days of origination;

          (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with UBOC; provided, however, that Valencia and its Subsidiaries shall not be required to obtain such a report with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it
     has  reason  to  believe  that  such  property   might  contain   Hazardous
     Substances;

          (xvi) knowingly or willfully  commit any act or fail to commit any act
     which  will  cause  a  material  breach  of  any  agreement,   contract  or
     commitment;

          (xvii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $50,000, except for outstanding commitments set forth in Section 3.20 of the Valencia Disclosure Schedule;

          (xviii) engage in any activity or transaction outside the ordinary course of business;

          (ix) enter into or acquire any derivatives contract;

          (xx) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

          (xxi) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or

          (xxii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

     (c) Valencia and the Valencia Subsidiaries shall not, without the prior written consent of UBOC, engage in any transaction or take any action that would render untrue any of the representations and warranties of Valencia contained in
Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) Valencia will, and will cause the Valencia Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, or replacements for such policies, including insurance of accounts with the FDIC. Valencia will, and will cause the Valencia Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

     (e) Valencia will use its best efforts to operate in a manner such that at the Closing Date it will meet the requirements set forth in Section 6.1(j) hereof. Valencia will maintain a reserve for loan and lease losses at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in its portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations.

     (f) Valencia shall promptly notify UBOC in writing of the occurrence of any matter or event known to and directly involving Valencia or any Valencia Subsidiary that is reasonably likely to result in a Material Adverse Effect on Valencia or impair the ability of Valencia to consummate the transactions contemplated herein.

     (g) Valencia shall provide to UBOC such reports on litigation involving Valencia and each of the Valencia Subsidiaries as UBOC shall reasonably request, provided that Valencia shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

     4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of UBOC, Valencia agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as UBOC reasonably shall request to conform Valencia's ALL, accrual, reserve and other accounting policies to the policies of UnionBanCal, provided however, such requested conforming adjustments, including any expenses incurred in connection with UBOC requested termination of employee benefit plans under Section 5.12(b) hereof, shall not be taken into account in determining whether Valencia has experienced a Material Adverse Effect or in determining compliance with the provisions of
Section 6.1(j).

     4.3 CERTAIN ACTIONS.

     (a) Neither Valencia (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section. Valencia shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant
retained   by  it  or  any  of  its   Subsidiaries),   consultants   and   other
representatives to comply with such prohibitions. Valencia shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Valencia may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of Valencia determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Valencia's shareholders under applicable law requires it to take such action, and, provided further, that Valencia may not, in any event, provide to such third party any information which it has not provided to UBOC. Valencia shall promptly notify UBOC orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Valencia in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Valencia, disclosure is appropriate under applicable law.

     (b) "Acquisition Proposal" shall, with respect to Valencia, mean any of the following (other than the Merger): (i) a merger or consolidation or any similar transaction of any company with either Valencia or any Valencia Subsidiary, (ii) a purchase, lease or other acquisition of a material portion of all the assets of either Valencia or any Valencia Subsidiary, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Valencia or any Valencia Subsidiary, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Valencia, (v) a public proxy or consent solicitation made to shareholders of Valencia seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the DFI or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through
(v) above, or (vii) the making of a bona fide offer to the Board of Directors of Valencia by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 INSPECTION OF RECORDS; CONFIDENTIALITY.

     (a) Valencia shall afford to UBOC and to UBOC's accountants, counsel and other representatives reasonable access on reasonable advance notice during normal business hours during the period prior to the Effective Time to all of Valencia's properties, books, contracts, commitments, monthly packages, reports and minutes prepared for Valencia's Board of Directors, and records, including all personnel files and other employment records, and all attorneys' responses to auditors' requests for information and accountants' work papers, developed by Valencia or its Subsidiaries or its accountants or attorneys, and will permit UBOC and UBOC's representatives to discuss such information directly with Valencia's officers, directors, employees, attorneys and accountants. Valencia shall permit designated representatives of UBOC to attend and participate (but not vote) in all loan committee meetings. Valencia shall use its best efforts to furnish all other information concerning its business, properties and personnel as UBOC may reasonably request; however, such access may be limited by Valencia so as to avoid unreasonable disruption or interference with its business operations. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to UBOC. The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

     (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including without limitation any information obtained by UBOC pursuant to this Section 5.1, shall be kept confidential by such other party, except as required by law, and shall not be used by such other party otherwise than as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party, except as required by law, pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

     5.2 REGISTRATION STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after the date hereof, UnionBanCal shall file the Registration Statement with the SEC, and Valencia and UnionBanCal shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. UnionBanCal will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of UB Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Valencia shall call the Valencia Shareholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the Valencia Shareholders' Meeting, (i) UnionBanCal and Valencia shall jointly prepare the Proxy Statement as part of the Registration Statement and Valencia shall mail the Proxy Statement to its shareholders, and (ii) the Board of Directors of Valencia shall recommend to its shareholders the approval of this Agreement and the Merger.

     5.3 AGREEMENTS OF DIRECTORS AND OTHER AFFILIATES. As soon as practicable after the date of this Agreement, Valencia shall deliver to UBOC a letter, reviewed by Valencia's counsel, identifying all persons whom Valencia believes to be "affiliates" of Valencia for purposes of Rule 145 under the Securities Act. Valencia shall use Valencia's best efforts to cause each person who is so identified as an "affiliate" to deliver to UBOC, as soon as practicable thereafter, a written agreement, in the form of Exhibit C, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Valencia held by such person or any shares of UB Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, Valencia shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.3.

Simultaneous with the execution and delivery of this Agreement, the directors of Valencia who are shareholders of Valencia shall execute and deliver to UBOC agreements to vote their shares in favor of the transaction set forth in this Agreement and terminating his or her Valencia Stock Options in accordance with
Section 1.3(g) hereof (the "Voting Agreements") in the form attached hereto as Exhibit E.

     5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. Notwithstanding the foregoing, UBOC and Valencia will share equally all third party printing costs incurred with respect to the Registration Statement and Proxy Statement in preliminary and final form.

     5.5 COOPERATION. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. Valencia will cooperate with UBOC in identifying contracts that are scheduled for renewal between the date of this Agreement and the Effective Time to provide appropriate notice of non-renewal if UBOC informs Valencia that it does not intend to continue the contractual relationship following the Effective Time; provided, however, such notice of non-renewal shall not be given if, in the reasonable judgment of Valencia, the notice would impair the ability of Valencia to conduct its business in the event that this Agreement is terminated pursuant to Article VII hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

     5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by UBOC after consultation with Valencia.

     5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) Valencia will deliver to UBOC not later than 10 days after the end of each month, all monthly internal unaudited financial statements, financial reports, balance sheets and budget analyses prepared by Valencia for its internal use and for Valencia's Board of Directors; (b) Valencia will deliver to UBOC not later than 30 days after the end of any fiscal quarter, the quarterly report filed by Valencia with the DFI or FDIC; (c) UnionBanCal shall deliver to Valencia not later than 45 days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (d) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the OCC, the FRB, the FSA or any other regulatory agency within five business days of the filing of any such report.

     5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event known to it which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

     5.9 PRESS RELEASE. Following the execution of this Agreement, UBOC shall prepare a joint press release and, no less than 24 hours prior to the proposed issuance thereof, provide it to Valencia for review and comment. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations, no other press releases or similar public announcements shall be made except by the mutual consent of the parties.

     5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of UBOC, UnionBanCal and Valencia contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

     5.11 LITIGATION MATTERS. Valencia will consult with UBOC about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $50,000.

     5.12 WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED MATTERS.

     (a) EMPLOYEE AGREEMENTS. UBOC shall honor the agreements entered into between Valencia and John M. Reardon and James D. Hicken, provided, however, neither Valencia or any Valencia Subsidiary nor UBOC, UnionBanCal or any UB Subsidiary shall make, and shall not be in any manner obligated to make, any payment provided for in such agreement to the extent that such payment to any director or employee of Valencia or any Valencia Subsidiary, as reasonably determined by UBOC, is not or will not be deductible under Section 162(m) or Section 280G of the Code.

     (b) EMPLOYEE BENEFITS. Valencia and UBOC shall cooperate with each other to terminate the Valencia Benefit Plans as soon as practicable in connection with the Merger. UBOC shall take such steps as are necessary or required to integrate the employees of Valencia and the Valencia Subsidiaries in UBOC's employee benefit plans available to other employees of UBOC and UB Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Valencia or any of the Valencia Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, or the UBOC retiree medical benefit plan and (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations.

     (c) SEVERANCE. Except as otherwise provided in Section 5.12(a) with respect to Mr. Reardon, in lieu of any other Valencia severance plan payments, UBOC will provide severance, based on the severance policies currently in effect for UBOC as of the date of this Agreement, to all Valencia employees who, by reason of the Merger, become employees of UBOC and are thereafter terminated other than for cause by UBOC within 6 months of the Effective Time.

     5.13 INDEMNIFICATION AND INSURANCE.

     (a) UBOC agrees that the Merger shall not affect or diminish any of Valencia's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of Valencia arising by virtue of the Articles of Incorporation or Bylaws of Valencia in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of Valencia or Valencia Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Bylaws shall survive the Merger, shall be assumed by UBOC and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time.

     (b) Valencia shall use its commercially reasonable best efforts to cause each of the insurance policies identified in Section 3.15 of the Disclosure Schedule to remain in full force and effect until the Closing Date. In addition, Valencia shall arrange, in collaboration with UBOC, for the purchase of extended reporting period coverage for all claims-made policies in Section 3.15 of the Disclosure Schedule, including but not limited to: Directors and Officers Liability, Internet Liability, Professional Liability, Employment Practices Liability and Fiduciary Liability for an appropriate period of time thereafter, all as determined by UBOC. UBOC will be included as a named insured for the Extended Reporting Period coverage.

     5.14 CONFIDENTIALITY; NON-SOLICITATION; NONCOMPETITION. Valencia will obtain and deliver on the Closing Date agreements as follows: (i) from each executive officer of Valencia, an agreement providing that each Valencia executive officer will comply in all respects with the confidentiality obligations set forth in the policies of UBOC, including but not limited to retaining as confidential all information related to Valencia customers and Valencia customer lists, will refrain from using any trade names or other intellectual property belonging to or acquired by UBOC and, for a period of one year following the later of the Effective Time or the date on which such former Valencia executive officer terminates employment with UBOC, each Valencia executive officer refrains from soliciting Valencia customers to do business with or employees to become employed by any other bank or bank holding company; and (ii) from each Valencia outside director an agreement providing that, for a period of three years after the Effective Time, each Valencia outside director agrees not to, directly or indirectly, without the prior written consent of UBOC, own more than 5% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 30 miles of any Valencia branch office. In the event that during the three-year period UBOC is merged with or acquired by another financial institution and the shareholders of UnionBanCal immediately prior to the acquisition own less than 50% of the voting stock of the resulting entity, then this Section 5.14 shall terminate upon the date of UBOC's acquisition.

     5.15 ENVIRONMENTAL REPORTS. Valencia shall cooperate with UBOC so that UBOC may as soon as reasonably practicable obtain, at UBOC's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by Valencia or any of the Valencia Subsidiaries as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Valencia or any of the Valencia Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten days after the acquisition or lease of any real property acquired or leased by Valencia or any of the Valencia Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Valencia or any of the Valencia Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of UBOC, Valencia shall also cooperate with UBOC so that UBOC may obtain, at UBOC's expense, a phase two investigation report on such designated parcels. UBOC shall have 15 business days from the receipt of any such phase two investigation report to notify Valencia of any dissatisfaction with the contents of such report and UBOC's determination that such dissatisfaction will constitute a Material Adverse Effect.

     5.16 INTELLECTUAL PROPERTY. From and after the Effective Time, UBOC shall possess all rights with respect to any and all trade names, trademarks, service marks, logos and other intellectual property used by Valencia or any Valencia Subsidiary including without limitation "Valencia Bank & Trust" or any variant thereof.

     5.17 BONUS  OBLIGATIONS  AND PAYMENT.  Notwithstanding  the  provisions  of
Section 4.1(b)(v) hereof, Valencia shall continue to make normal accruals, not to exceed on average $50,000 per month or in aggregate $600,000 for the year ending December 31, 2002, on its books for customary bonus payments to officers and to pay such bonuses, not to exceed the amount of accruals, in accordance with past practices and timings. In the event that any customary bonus payments in the amounts and to the persons (including to such persons who may have been terminated by UBOC as a result of the Merger) as determined by Valencia (for which appropriate accruals have been made) would have been paid following the Effective Time, then UBOC shall make such payments to the extent of the accruals at the time, in the manner and subject to the practices and limitations that normally would have existed but for the Merger.

                                   ARTICLE VI
                                   CONDITIONS

     6.1 CONDITIONS TO THE OBLIGATIONS OF UBOC AND UNIONBANCAL. Notwithstanding any other provision of this Agreement, the obligations of UBOC and UnionBanCal to consummate the Merger are subject to the following conditions precedent (except as to those which UBOC may choose to waive):


     (a) all of the representations and warranties made by Valencia in this Agreement and in any documents or certificates provided by Valencia shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

     (b) Valencia shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

     (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a material portion of the assets of Valencia on a consolidated basis by UBOC or UnionBanCal or would compel UBOC or UnionBanCal to dispose of all or a material portion of the assets of Valencia on a consolidated basis, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

     (d) since the date hereof, Valencia shall not have suffered a Material Adverse Effect;

     (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger such that it would substantially deprive UBOC or UnionBanCal of the economic benefits of the Merger, as determined in the reasonable judgment of UBOC or UnionBanCal;

     (f) UBOC shall have received the opinion of Fried, Bird & Crumpacker, LLP, counsel to Valencia, in the form of the attached Exhibit D;

     (g) UBOC shall have received a certificate signed by the President and Chief Executive Officer of Valencia, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1
(a), (b), (d) and (j) hereof have been satisfied;

     (h) UBOC shall have received the written affiliate  agreements described in
Section 5.3 hereof and in the form attached hereto as Exhibit C;

     (i) each Valencia executive officer and each Valencia outside director shall have executed and delivered an agreement as required in Section 5.14 hereof in the form attached hereto as Exhibits G-1 and G-2; and

     (j) as of the Closing Date, as recorded on its books, which shall be maintained in accordance with GAAP, Valencia shall have:

          (i) total shareholder equity ("Shareholder Equity") of not less than $20.4 million plus (A) an amount equal to the Exercised Option Adjustment and (B) $225,000 per month (excluding from the calculation of monthly earnings all costs directly related to this Agreement, including professional fees, fees to Keefe, Bruyette & Woods, retention and severance payments, filing fees and printing costs) for the period commencing July 1, 2002 through the Closing Date;

          (ii) REO and NPAs not greater than $750,000.

          (iii) an ALL of no less than $2.2 million.

          (iv) "Core Deposits" (total deposits less CDs equal to or in excess of $100,000, brokered deposits, wholesale deposits, deposits of other depositary institutions, deposits maintained by the trust department of Valencia and deposits where the rate exceeds 1/2% in excess of market rates or, in the case of CDs, exceeds 1/2% in excess of market rates at the time of opening or rolling over the CD) not less than $175 million.

     6.2 CONDITIONS TO THE OBLIGATIONS OF VALENCIA. Notwithstanding any other provision of this Agreement, the obligations of Valencia to consummate the Merger are subject to the following conditions precedent (except as to those which Valencia may choose to waive):

     (a) all of the representations and warranties made by UBOC in this Agreement and in any documents or certificates provided by UBOC shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

     (b) UBOC shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

     (c) since the date hereof, UBOC shall not have suffered a Material Adverse Effect;

     (d) Valencia shall have received the opinion of an attorney in the office of the General Counsel of UBOC, in the form attached hereto as Exhibit F; and

     (e) Valencia shall have received the opinion of Keefe, Bruyette and Woods, Inc. dated as of the date of mailing Valencia's Proxy that the Merger is fair to Valencia from a financial perspective.

     (f) Valencia shall have received a certificate signed by an officer designated by the President and Chief Executive Officer of UBOC and UnionBanCal, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

     6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of UBOC and UnionBanCal on the one hand, and Valencia on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which UBOC and Valencia may choose to waive):

     (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

     (b) the parties shall have received all applicable regulatory approvals and consents (including without limitation, if appropriate, approval by the OCC and FSA) to consummate the transactions contemplated in this Agreement, and all required waiting periods shall have expired;

     (c) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the UB Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

     (d) each of UBOC and Valencia shall have received from Bingham McCutchen LLP, after providing customary representations to that firm, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Valencia to the extent that they receive UB Common Stock solely in exchange for shares of Valencia Common Stock; and

     (e) the UB Common Stock to be issued to holders of Valencia Common Stock shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

     (a) By the mutual written consent of the Boards of Directors of UBOC and Valencia;

     (b) By UBOC or Valencia if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

     (c) By UBOC or Valencia before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

     (d) By UBOC or Valencia at any time after the shareholders of Valencia fail to approve this Agreement and the Merger by the Required Vote at the Valencia Shareholders' Meeting;

     (e) By UBOC or Valencia, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of UBOC, or Section 6.2(a) or 6.2(b) in the case of Valencia, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

     (f) By UBOC or Valencia on or after February 28, 2003, in the event the Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date).

     (g) By Valencia if the Average Closing Price is below $38.00; provided, however, if within 24 hours of receipt of notice from Valencia to UBOC that Valencia intends to terminate this Agreement pursuant to this Section 7.1(g) UBOC shall have the right, but not the obligation, to, in its sole discretion, add cash or UB Common Stock so that the Total Value shall be equal to $62,000,000 plus the amount of any Exercised Option Adjustment, provided that the allocation of cash shall not result in the Cash Component exceeding 55% of the Total Value.

In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

     7.2 LIABILITIES AND REMEDIES; LIQUIDATED DAMAGES.

     (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein, then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement, shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

     (b) In the event that the Valencia Shareholders' Meeting does not take place, the Board of Directors of Valencia fails to recommend approval of this Agreement and the Merger to the shareholders of Valencia, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the shareholders of Valencia, and this Agreement and the Merger is not approved by the shareholders of Valencia by the Required Vote, and neither UBOC nor UnionBanCal is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Valencia shall pay UBOC in immediately available funds $3,000,000 as agreed upon liquidated damages as the sole and exclusive remedy of UBOC and UnionBanCal under this Agreement (without prejudice to the rights of UBOC under the Stock Option Agreement). In order to obtain the benefit of liquidated damages provided in this Section 7.2(b), UBOC and UnionBanCal shall be required to execute a waiver of their rights under Section 7.2(a) above, and, other than the rights of UBOC under the Stock Option Agreement, shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

     (c) In the event that an Acquisition Proposal occurs between the date hereof and the time of the Valencia Shareholders' Meeting and the shareholders of Valencia fail to approve this Agreement and the Merger under circumstances where the Board of Directors of Valencia continuously maintained its favorable recommendation of this Agreement and the Merger, and neither UBOC nor UnionBanCal was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by Valencia or any Valencia Subsidiary, or an Acquisition Proposal is consummated, in either case within 12 months after the termination of this Agreement, then upon the happening of such event Valencia shall pay UBOC in immediately available funds of $3,000,000 as an agreed upon liquidated damages as the sole and exclusive remedy of UBOC and UnionBanCal (without prejudice to the rights of UBOC under the Stock Option Agreement). There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the liquidated damages provided in this Section 7.2(c), UBOC and UnionBanCal shall be required to execute a waiver of their rights under Section 7.2(a) above, and, other than the rights of UBOC under the Stock Option Agreement, shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

     (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of UBOC and UBOC in material breach of this Agreement refuses to consummate the Merger, or if UBOC otherwise willfully abandons the Merger in material breach of this Agreement, then in either case, UBOC and UnionBanCal shall jointly and severally pay Valencia liquidated damages in the cash amount of $3,000,000 as its sole and exclusive remedy against UBOC and UnionBanCal. In order to pursue the liquidated damage remedy provided in this subsection, Valencia shall be required to execute a waiver of its rights under Section 7.2(a) hereof and shall have not have taken any action to enforce any right that it might have under Section 7.2(a) hereof.

     (e) With respect to the liquidated damages provided in this Section, the parties hereto agree that it would be impracticable or extremely difficult to fix actual damages.

     7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either UBOC or Valencia as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1 (b), 5.4 and 7.2 hereof shall survive the termination hereof.

     7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the shareholders of Valencia but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the shareholders of Valencia without the approval of the shareholders of Valencia. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

     7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of Valencia shareholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this

Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:


     (a) if to UBOC or UnionBanCal:

          Union Bank of California
          400 California Street
          San Francisco, CA 94104
          Attention: D. Jeffrey Morrow
                     Senior Vice President

          copy to:

          Union Bank of California
          400 California Street
          San Francisco, CA 94104
          Attention: David W. Dobon
                     Senior Vice President

          and to:

          Union Bank of California
          530 "B" Street, Suite 1050
          San Diego, CA 92101
          Attention: Theodore E. Davis
                     Senior Vice President

          and a copy to:

          Bingham McCutchen, LLP
          3 Embarcadero Center
          San Francisco, CA 94111
          Attention: James M. Rockett

     (b) if to Valencia:

          Valencia Bank & Trust
          24300 Town Center Drive
          Suite 100
          Valencia, CA 91355
          Attention: John M. Reardon
                     President & CEO
          copy to:

          Fried, Bird & Crumpacker
          1900 Avenue of the Stars
          25th Floor
          Los Angeles, CA 90067
          Attention: Jack Fried


     8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.5 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.6 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     8.7 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     8.8 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

     The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By
                                         -------------------------------------
                                               D. Jeffrey Morrow
                                             Senior Vice President

                                       UNIONBANCAL CORPORATION


                                       By
                                         -------------------------------------
                                               D. Jeffrey Morrow
                                             Senior Vice President

                                       VALENCIA BANK & TRUST


                                       By
                                         -------------------------------------
                                               John M. Reardon
                                         President and Chief Executive Officer

                                    EXHIBIT A


                             STOCK OPTION AGREEMENT

     This AGREEMENT is dated as of August 5, 2002 between Union Bank of California, a national banking association ("UBOC") and Valencia Bank & Trust ("Valencia "), a California banking corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Boards of Directors of UBOC and Valencia have approved an Agreement and Plan of Merger ("Plan") dated as of the date hereof which contemplates the acquisition by UBOC of Valencia by means of the merger of Valencia with and into UBOC, with UBOC as the entity surviving the merger;

     WHEREAS, as a condition to UBOC's entry into the Plan and to induce such entry, Valencia has agreed to grant to UBOC the option set forth herein to purchase shares of Valencia's authorized but unissued common stock, no par value ("Common Stock");

     Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. GRANT OF OPTION.  Subject to the terms and  conditions set forth herein,
        ---------------
Valencia hereby grants to UBOC an option (the "Option") to purchase up to 319,320 shares of Common Stock (the "Option Shares"), at a price of $34.13 per share (the "Exercise Price"); PROVIDED, HOWEVER, that in the event Valencia
                                 --------   -------
issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

     2. EXERCISE OF OPTION.
        ------------------

     (a) UBOC may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Plan pursuant to Section 7.1 (a) thereof;
(ii) the date of termination pursuant to Section 7.1 (d) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of Valencia by UBOC pursuant to the Plan, or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, Valencia shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for Valencia to issue such Option Shares or for UBOC or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     (b) As used herein, a "Purchase Event" shall have occurred when: (i) Valencia or any subsidiary of Valencia (without the prior written consent of
UBOC), enters into an agreement with any person (other than UBOC or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with Valencia or any subsidiary of Valencia, (y) purchase, lease or otherwise acquire all or substantially all of the assets of Valencia or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of Valencia (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than UBOC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of Valencia (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of Valencia fail to approve the business combination between Valencia and UBOC contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to UBOC) of the recommendation of Valencia's Board of Directors of the Merger and Plan and that the shareholders of Valencia approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than UBOC or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than UBOC or other than in connection with a transaction to which UBOC has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) Valencia shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach UBOC would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by Valencia of the authorization, recommendation or endorsement by Valencia of an Acquisition Transaction, exchange offer or tender offer or a public announcement by Valencia of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer; provided however, that none of the foregoing proposed transactions shall be a Purchase Event if the terms and provisions thereof envision the pursuit and ultimate consummation of the Plan as a condition to such proposed transaction (each such excluded transaction an "Excluded Event"). If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. Valencia shall notify UBOC promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by Valencia shall not be a condition to the right of UBOC to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than UBOC or any subsidiary of UBOC) of, or the filing by any person (other than UBOC or any subsidiary of UBOC) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of Common Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of Common Stock.

     (c) In the event a Purchase Event occurs, UBOC may elect to exercise the Option. If UBOC wishes to exercise the Option, it shall send to Valencia a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify Valencia of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

     3.  PAYMENT  AND  DELIVERY  OF   CERTIFICATES;   VALENCIA   REPRESENTATION.
         ----------------------------------------------------------------------

     (a) If UBOC elects to exercise the Option, then at the Closing, UBOC shall pay to Valencia the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by Valencia.

     (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, Valencia shall deliver to UBOC a certificate or certificates, registered in the name of UBOC or its designee, representing the number of Option Shares purchased by UBOC. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

     THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if UBOC shall have delivered to Valencia an opinion of counsel, in form and substance satisfactory to Valencia, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

     (c) Except as otherwise provided herein, UBOC hereby represents and warrants to Valencia that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by UBOC for its own account and not with a view to any distribution thereof, and UBOC will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

     4.  REPRESENTATIONS.  Valencia  hereby  represents  and warrants to UBOC as
         ---------------
follows:

     (a) Valencia has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Valencia. This Agreement has been duly executed and delivered by Valencia and constitutes a valid and binding agreement of Valencia, enforceable against Valencia in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

     (b) The execution and delivery by Valencia of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with Valencia's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to Valencia (other than as may be effected by UBOC's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Valencia under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which Valencia is a party, or by which Valencia or any of its properties or assets may be bound or affected.

     (c) Valencia has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

     5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.
        -----------------------------------------

     (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that UBOC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that UBOC would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to UBOC pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

     (b) Except in the case of an Excluded Event, in the event that Valencia, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than UBOC or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than UBOC or one of its subsidiaries, to merge into Valencia and Valencia shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of Valencia or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than UBOC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of UBOC, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), Valencia (in each case, such person being referred to as the "Substitute Option Issuer.")

     (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to UBOC. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (e) The following terms have the meanings indicated:

          (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Valencia (if other than Valencia), (y) Valencia in a merger in which Valencia is the continuing or surviving person, and (z) the transferee of all or any substantial part of Valencia assets (or the assets of its subsidiaries).

          (ii)"Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than UBOC or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than UBOC or any of its subsidiaries) pursuant to an agreement with Valencia, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by UBOC) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by UBOC and Valencia (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by UBOC; provided, that in the event of a sale of less than all of Valencia's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Valencia as determined by a nationally recognized investment banking firm selected by UBOC and reasonably acceptable to Valencia, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by UBOC and Valencia (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by UBOC.

          (iv)"Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if Valencia is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Valencia, the person merging into Valencia or by any company which controls or is controlled by such merging person, as UBOC may elect.

     (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to UBOC equal to the excess of (i) the value of the
Substitute  Option  without  giving effect to the  limitation in this clause (f)
over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by UBOC and the Substitute Option Issuer.

     (g) Valencia shall not enter into any  transaction  described in subsection
(b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of Valencia hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     6. PURCHASE OF OPTION SHARES AND OPTIONS BY VALENCIA.
        -------------------------------------------------

     (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, UBOC or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require Valencia to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially  all of Valencia's  assets,
(x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Valencia as determined by a recognized investment banking firm jointly selected by such Holder and Valencia, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of Valencia's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined
(i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and Valencia, each acting in good faith. The Holder's right to require Valencia to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if Valencia is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require Valencia to purchase such shares shall expire on the date which is one year following the date on which Valencia no longer is prohibited from purchasing such shares: provided further, that Valencia shall use its best efforts to obtain any consent or approval and make any filing required for Valencia to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

     (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than UBOC or a subsidiary of UBOC who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

     (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after Valencia receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require Valencia to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require Valencia to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if Valencia is prohibited under applicable regulations from purchasing the Options as to which a Holder has given notice hereunder, then the Holder's right to require Valencia to purchase such Options shall expire on the day which is one year following the date on which Valencia no longer is prohibited from purchasing such Options; provided further, that Valencia shall use its best efforts to obtain any consent or approval and make any filing required for Valencia to consummate as quickly as possible the purchase of the Options contemplated hereunder.

     (d) A Holder may exercise its right to require Valencia to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to Valencia, at its principal office or at such other office or agency maintained by Valencia for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require Valencia to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, Valencia shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

     7. PERMIT APPLICATION. As promptly as practicable upon UBOC's request after
        ------------------
a Purchase Event, Valencia agrees to prepare and file not more than two applications for a permit ("Permit Event") with the Department of Financial Institutions of the State of California under applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of UBOC's rights under this Agreement or proposed dispositions by UBOC of any or all of the Option Shares, if such applications are required by law or regulation, and to use its best efforts to cause any such permit application to be granted, as expeditiously as possible and to keep such permit effective for a period of not less than 180 days unless, in the written opinion of counsel to Valencia, addressed to UBOC and satisfactory in form and substance to UBOC and its counsel, grant of a permit is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with the preparation of the permit application relating to the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by Valencia; provided, however, that in no event shall this Section 7 be construed to require Valencia to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to UBOC pursuant to this Agreement. In the event UBOC exercises its permit rights under this Section 7, Valencia shall provide UBOC, its affiliates, each of their respective officers and directors and any underwriters used by UBOC, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to UBOC and any such underwriters attorneys' opinions and "comfort letters," all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event Valencia applies for a permit covering its Common Stock for its own account or for any other shareholder of Valencia, it shall allow UBOC to participate in such permit application. Notwithstanding the foregoing, Valencia shall have the right to delay (a "Delay Right") a Permit Event for a period of up to thirty (30) days, in the event it receives a request from UBOC to effect a Permit Event, if Valencia (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of Valencia or would require disclosure of information, the premature disclosure of which could materially adversely affect Valencia or any transaction under active consideration by Valencia. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if Valencia were subject to the reporting requirements under the Exchange Act, would require Valencia to file a current report on Form 8-K with the Securities Exchange Commission. Valencia shall have the right to exercise two Delay Rights in any eighteen (18) month period.

     8. LISTING.
        -------

     If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, Valencia, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

     9. MISCELLANEOUS.
        -------------

     (a) EXPENSES.  Each of the parties  hereto shall bear and pay all costs and
         --------
expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) ENTIRE AGREEMENT.  Except as otherwise  expressly provided herein, this
         ----------------
Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (c) ASSIGNMENT.  At any time after a Purchase Event occurs,  UBOC may sell,
         ----------
assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, UBOC (or any direct or indirect assignee or transferee of UBOC) shall be entitled to surrender this Agreement to Valencia in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

     (d)  NOTICES.  All notices or other  communications  which are  required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:


     If to UBOC:

          Union Bank of California, N.A.
          400 California Street
          San Francisco, CA 94104
          Attention: D. Jeffrey Morrow
                     Senior Vice President

          copy to:

          Union Bank of California, N.A.
          400 California Street

          San Francisco, CA 94104
          Attention: David W. Dobon
                     Senior Vice President

          and to:

          Union Bank of California, N.A.
          530 "B" Street, Suite 1050
          San Diego, CA 92101
          Attention: Theodore E. Davis
                     Senior Vice President

          and a copy to:

          Bingham McCutchen LLP
          3 Embarcadero Center
          San Francisco, CA 94111
          Attention: James M.  Rockett


     If to Valencia, to:

          Valencia Bank & Trust
          24300 Town Center Drive
          Suite 100
          Valencia, CA 91355
          Attention:   John M. Reardon
                       President & CEO

          copy to:

          Fried, Bird & Crumpacker
          1900 Avenue of the Stars
          25th Floor
          Los Angeles, CA 90067
          Attention: Jack Fried


     A party may change its address for notice purposes by written notice to the other party hereto.

     (e)  COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (f) SPECIFIC  PERFORMANCE.  The parties hereto agree that  irreparable harm
         ---------------------
would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

     (g)  GOVERNING  LAW. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of California.

     (h) BEST  EFFORTS.  Each of Valencia  and UBOC will use its best efforts to
         -------------
make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

     (i) DESCRIPTIVE HEADINGS.  The descriptive headings herein are inserted for
         --------------------
convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (j) ATTORNEYS'  FEES. In the event that any dispute  between the parties to
         ----------------
this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     (k) WAIVER OF RIGHT TO JURY TRIAL.  EACH PARTY HEREBY WAIVES ITS RIGHT TO A
         -----------------------------
JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.



                                        VALENCIA BANK & TRUST



                                        By:
                                           -------------------------------------
                                                      John M. Reardon
                                           President and Chief Executive Officer


                                        UNION BANK OF CALIFORNIA, N.A.



                                        By:
                                           -------------------------------------
                                                     D. Jeffrey Morrow
                                                   Senior Vice President

                                    EXHIBIT B


                              BANK MERGER AGREEMENT
                                     BETWEEN
                            VALENCIA BANK & TRUST AND
                         UNION BANK OF CALIFORNIA, N.A.
                              UNDER THE CHARTER OF
                         UNION BANK OF CALIFORNIA, N.A.
                               UNDER THE TITLE OF
                         UNION BANK OF CALIFORNIA, N.A.



     This bank merger agreement ("Bank Merger Agreement") is entered into between Valencia Bank & Trust ("Valencia"), a California banking corporation organized under the laws of the State of California, being located at 23620 Lyons Avenue, Santa Clarita, County of Los Angeles, in the State of California and Union Bank of California, N.A. ("UBOC"), a national banking association organized under the laws of the United States, being located at 400 California Street, San Francisco, County of San Francisco, in the State of California, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215 (a)) and the California General Corporation Law. The terms of this Bank Merger Agreement are pursuant to that certain Agreement and Plan of Merger ("Plan") dated as of August 5, 2002 by and among Valencia, UBOC and UnionBanCal Corporation ("UnionBanCal"). Any capitalized term used in this Bank Merger Agreement not otherwise defined herein shall have the definition ascribed to such term in the Plan.

     UBOC has a capital of $__________, represented by __________ shares of common stock outstanding each with a par value of $__________, surplus of $__________, and undivided profits, including capital reserves, of $__________, as of __________, 2002. Valencia has capital of $__________, represented by __________ shares of common stock outstanding each with no par value, surplus of $__________, and undivided profits, including capital reserves, of $__________, as of __________, 2002. The surviving bank following the merger will have capital of approximately $__________, surplus of $__________, and undivided profits, including capital reserved and unrealized holding profits (or losses) on available-for-sale securities, of $__________ on the Effective Date.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. BANK MERGER. Valencia shall be merged into UBOC under the charter of the latter ("Bank Merger").

     2. NAME OF THE BANK. The name of the receiving association shall be Union Bank of California, N.A.

     3. BUSINESS OF THE BANK. The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office which shall be located at 400 California Street, San Francisco, California, and at its legally established branches.

     4. EFFECT OF THE MERGER. All assets of Valencia as they exist at the effective time of the merger ("Effective Date") shall pass to and vest in UBOC without any conveyance or other transfer. UBOC shall be responsible for all of the liabilities of every kind and description. Except as otherwise specifically set forth herein or in the Plan, upon the Bank Merger of Valencia with and into
UBOC:

          (a) The corporate identity, existence, purposes, powers, franchises, rights and entities of UBOC shall continue unaffected and unimpaired;

          (b) The separate existence of Valencia shall cease and the assets and liabilities of Valencia shall be vested in UBOC in accordance with the provisions of this Bank Merger Agreement;

          (c) UBOC shall possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature of Valencia;

          (d) All of the assets of Valencia, including all property, real and personal, and all debts due to Valencia on whatever account, and all other things in action belonging to Valencia shall be vested in UBOC. All property, rights, privileges, powers and franchises and every other interest of Valencia shall be thereafter effectually the property of UBOC;

          (e) The title to any real estate, vested by deed or otherwise under the laws of the State of California or any other State of the United States or elsewhere in either UBOC or Valencia, shall not revert or be in any way impaired by reasons of the Bank Merger;

          (f) All rights of creditors and all liens upon any property of UBOC or of Valencia shall be preserved, unimpaired, and all debts, liabilities and duties of Valencia shall thenceforth attach to UBOC and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred by UBOC, or contracted by or imposed upon UBOC;

          (g) UBOC may, in its sole discretion, operate the Valencia business, facilities and operations in the name of "Valencia Bank & Trust" for a period of time that it deems necessary to effect an orderly transition of the business, facilities and operation to UBOC and to protect its rights in said name against others; and

          (h) The names "Valencia Bank & Trust" and "First Valley National Bank" shall be acquired by and vested in UBOC and UBOC shall have the right to take such action as it deems appropriate to protect such names, license them for use by others or use such names as appropriate in the future.

          (i) It is intended that the Bank Merger qualify, for federal income tax purposes, as a reorganization pursuant to Section 368(a) of the Code.

     5. BANK MERGER CONSIDERATION. Upon performance of all of the covenants of the parties hereto and fulfillment or waiver of all the conditions contained herein and in the Plan, and the delivery to Valencia of cash and UnionBanCal common stock ("Shares") as consideration for the Bank Merger ("Bank Merger Consideration"), on the Effective Date, Valencia shall be merged with and into UBOC, on the terms and conditions set forth in the Plan and this Bank Merger Agreement. The total amount of Bank Merger Consideration shall be $[_______________] in cash and [_______________] Shares. On the Effective Date, the outstanding common stock of Valencia shall be converted into the right to receive Bank Merger Consideration and each issued and outstanding share of common stock of Valencia, together with stock which is held in Valencia's treasury or by any subsidiary of Valencia, shall be cancelled and retired and cease to exist without any further conversion thereof.

     6. BOARD OF DIRECTORS AND OFFICERS. The present board of directors of UBOC shall continue to serve on the board of directors of the association until the next annual meeting or until such time as their successors have been elected and have qualified.

The officers of UBOC who are serving on the Effective Date shall continue to hold office as officers of UBOC until they shall have resigned or shall have been removed from office.

     7. ARTICLES AND BY-LAWS. On the Effective Date this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency. The articles of association of UBOC in effect immediately prior to the Effective Date shall be and remain the articles of association of the surviving bank until amended as provided by the association's by-laws. The by-laws of UBOC in effect immediately prior to the Effective Date shall be and remain the by-laws of the surviving bank until amended as provided by the association's by-laws and the terms thereof.

     8. TERMINATION. This Bank Merger Agreement may be terminated as provided in the Plan. Since time is of the essence of this Bank Merger Agreement, if for any reason the transaction shall not have been consummated by February 28, 2003, this Bank Merger Agreement shall terminate automatically as of that date unless extended as provided in the Plan.

     9. SHAREHOLDER RATIFICATION. This Bank Merger Agreement shall be ratified and confirmed by the affirmative vote of UnionBanCal as sole shareholder of UBOC and by the shareholders of Valencia, and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

     WITNESS, the signature and seals of said merging banks this __________ day of __________, 2002, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.



Attest:                                    Union Bank of California, N.A.


                                           By
--------------------------                   ------------------------------
Cashier or Secretary                             D. Jeffrey Morrow
                                               Senior Vice President




(Seal of Bank)



Attest:                                    VALENCIA BANK & TRUST


                                           By
-----------------------------                ------------------------------
Cashier or Secretary                                John M. Reardon
                                              President and Chief Executive
                                                       Officer




(Seal of Bank)

                                    EXHIBIT C


UnionBanCal Corporation
Union Bank of California, N.A.
400 California Street
San Francisco, California  94104

Valencia Bank & Trust
24300 Town Center Drive
Suite 100
Valencia, CA 91355

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger, dated as of August 5, 2002 (the "Agreement") by and among Union Bank of California, N.A., a national banking association ("UBOC"), Valencia Bank & Trust, a California banking corporation ("Valencia"), and UnionBanCal Corporation, a California corporation and registered bank holding company ("UnionBanCal"), which Agreement provides for the merger of Valencia with and into UBOC in a transaction in which shares of common stock of Valencia will be converted into cash and/or shares of common stock of UnionBanCal (the "Merger"), as more fully provided for in the Agreement.

     I have been informed that the Merger will constitute a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed an "affiliate" of Valencia within the meaning of Rule 145; and that, accordingly, the shares of UnionBanCal stock which I may acquire in connection with the Merger may only be disposed of in conformity with the provisions of this agreement.

     Capitalized terms used and not defined in this letter agreement shall have the meaning set forth in the Agreement.

     1. After inquiry of any agent with discretionary power to transfer my shares of Valencia stock, I represent, warrant and agree as follows:

     (a) I am currently the owner of that number of shares of Valencia stock set forth in Schedule 1 to this agreement (the "Valencia Shares") and have held these shares of Valencia stock at all times since July 1, 2000 unless otherwise set forth in Schedule 1.

     (b) Provided that UnionBanCal meets the requirements of paragraph (c) of Rule 144, I further agree that the undersigned will not sell, transfer or dispose of any shares of UnionBanCal stock which the undersigned may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Affiliate Securities"), or any option, right or other interest with respect to any Affiliate Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 145 or other applicable exemption or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or dispositions without consideration so long as the recipients of such gifts or dispositions agree not to sell, transfer or otherwise dispose of the Affiliate Securities except as provided in this agreement), or (iii) after one year from completion of the Merger.

     2. UnionBanCal acknowledges that the provisions of paragraph 1(b) of this agreement will be satisfied as to any sale by me of Affiliate Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for UnionBanCal reasonably believes that the broker's letter does not confirm compliance with applicable provisions of Rule 145 or that the transaction does not otherwise comply with Rule 145, I shall furnish to UnionBanCal an opinion of counsel in form and substance reasonably satisfactory to UnionBanCal and its counsel to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act. If counsel is unable to express an acceptable opinion, UnionBanCal may require that I provide a copy of a "no-action" letter or other communication from the staff of the SEC with respect to the availability of an exemption from the registration requirement.

     3. I understand that stop transfer instructions will be given to UnionBanCal's transfer agent with respect to the Affiliate Securities. The stop transfer instructions will terminate on the first anniversary of the completion of the Merger.

     4.  This  agreement  shall be  binding  upon  and  enforceable  against  my
administrators,   executors,   representatives,   heirs,   legatees,   devisees,
successors or any pledgee holding the Affiliate Securities as collateral.

     5. In the event any of the parties to this agreement brings an action or suit against any other party by reason of breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

     6. This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     IN WITNESS WHEREOF, I have executed this agreement as of August 5, 2002.



                                      ---------------------------------------
                                      Signature


Agreed to and Accepted:

UnionBanCal Corporation

By:
   ------------------------------------
         D. Jeffrey Morrow

Its:     Senior Vice President



VALENCIA Bank & TRUST

By:
   ------------------------------------
         John M. Reardon

Its:
         President and Chief Executive Officer

Schedule 1





Name:
     --------------------------------------

Number of Valencia Bank & Trust Shares owned:
                                             ---------------------------------

                                   EXHIBIT D

           , 2002
-----------
                   FORM OF OPINION OF FRIED, BIRD & CRUMPACKER

Union Bank of California, N.A.
UnionBanCal Corporation
400 California Street
San Francisco, California  94104


             UNION BANK OF CALIFORNIA, N.A. - VALENCIA BANK & TRUST

Ladies and Gentlemen:

     We have acted as counsel for Valencia Bank & Trust, a California banking corporation ("Valencia"), with respect to the merger (the "Merger") of Valencia and Union Bank of California, N.A., a national banking association ("UBOC"), pursuant to the Agreement and Plan of Merger dated as of August 5, 2002 (the "Agreement") between Valencia, UBOC and UnionBanCal Corporation, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956 ("UnionBanCal"), and Exhibit B (the "Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 6.1(f) of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meanings assigned to them in the Agreement.

     In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A. The Agreement and the exhibits thereto;

     B. Resolutions of the board of directors of Valencia with respect to the Merger;

     C. Articles of Incorporation of Valencia certified by the California Secretary of State as of a recent date;

     D. Bylaws certified by the Corporate Secretary, minute book and stock ledger of Valencia;

     E. Certificate of Status from the California Secretary of State indicating that Valencia is in good standing in California as of a recent date (the "Valencia Status Certificate").

Union Bank of California, N.A.
UnionBanCal Corporation
            , 2002
------------
Page 2


     F. Registration Statement on Form S-4 of UnionBanCal and the related Proxy Statement of Valencia with respect to the Merger (the "Proxy Materials");

     G. Proceedings of the meeting of shareholders of Valencia held on , 2002; and,
-----------

     H. Officers' certificates of Valencia as to certain factual matters.

     We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of Valencia to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by UBOC, UnionBanCal and Valencia in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of UBOC and UnionBanCal; and that the Agreement contains the entire agreement of the parties.

     Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of Valencia, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys within this firm who have rendered such services; (ii) receipt of one or more certificates executed by officers of Valencia covering such matters; and (iii) opinions of other counsel engaged by Valencia regarding any litigation matters with respect to which we do not represent Valencia. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Valencia.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Valencia is a California banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. Valencia is duly licensed as a commercial bank by the California Department of

Union Bank of California, N.A.
UnionBanCal Corporation
            , 2002
------------
Page 3


Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

     2. Valencia has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by Valencia of the Agreement and the execution by Valencia of the Merger Agreement did not, and the consummation by Valencia of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of Valencia's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to Valencia, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which Valencia is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to Valencia).

     3. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by Valencia.

     4. All California state and federal regulatory approvals that are required to be obtained by Valencia in connection with the Merger have been obtained.

     5. To our knowledge, Valencia is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of Valencia to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on Valencia or which would materially affect the ability of Valencia to consummate the transactions contemplated in the Agreement and Merger Agreement.

     6. The authorized capital stock of Valencia consists of ___________ shares of no par value common stock. To our knowledge:

          (a) _________ shares of Valencia common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

          (b) at the Effective Time of the Merger,  there will be no outstanding
(i) options, agreements, calls or commitments of any character that would obligate Valencia to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Valencia common stock or any other equity security of Valencia, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Valencia common stock or any other equity security of Valencia; and

Union Bank of California, N.A.
UnionBanCal Corporation
            , 2002
------------
Page 4


          (c) the outstanding common stock of Valencia has been registered with the FDIC pursuant to the Securities Exchange Act of 1934, as amended.

     We are members of the bar of the State of California. Our opinions above are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of UBOC and UnionBanCal in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.

                                 Very truly yours,

                                 Fried, Bird & Crumpacker



                                 By
                                   -------------------------------------------

                                    EXHIBIT E

                                VOTING AGREEMENT
                                ----------------


     THIS VOTING AGREEMENT ("Agreement") is made and entered into as of August 5, 2002, by and between the undersigned director of Valencia Bank & Trust, a California banking corporation ("Valencia") and Union Bank of California, N.A., a national banking association ("UBOC").

     Valencia, UBOC and UnionBanCal Corporation, a California corporation, registered bank holding company and sole shareholder of UBOC ("UnionBanCal") have entered into an Agreement and Plan of Merger, dated as of August 5, 2002 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Valencia into UBOC (the "Merger") and the conversion of the issued and outstanding shares of the common stock of Valencia ("Valencia Stock") into cash and/or shares of the common stock of UnionBanCal. The Merger Agreement is subject to the affirmative vote of the holders of two-thirds of the outstanding shares of Valencia Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

     The undersigned is a member of the Board of Directors of Valencia and is the owner of the number of shares of Valencia Stock (the "Owned Shares") and has rights by option or otherwise to acquire the number of additional shares of Valencia Stock (the "Options", together with the Owned Shares, the "Shares") as set forth on EXHIBIT A attached hereto. In order to induce UBOC to enter into
             ---------
the Merger Agreement, the undersigned is entering into this Agreement with UBOC to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his or her capacity as a stockholder of Valencia, and as a holder of the Options, with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of UBOC, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) in the exercise of any Option. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of Valencia called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     3. Except as otherwise provided in this Agreement, at any meeting of stockholders of Valencia or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by Valencia or (ii) any amendment of Valencia's Articles of Incorporation or Bylaws or other proposal or transaction involving Valencia or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned acknowledges and agrees that UBOC could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that UBOC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

     5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6. The undersigned hereby further agrees with UBOC that he or she shall not exercise the Options at any time from the date hereof to the Effective Time, and that at the Effective Time, the Options shall terminate and be of no further force and effect. UBOC hereby agrees with the undersigned that within three (3) business days following the Effective Time, UBOC shall pay to the undersigned his or her aggregate Stock Option Consideration.

     7. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 7.1 thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:



-------------------------------        ----------------------------------------
                                       Name:
                                            -----------------------------------
                                                  (Please print or type)



                                       Union Bank of California, N.A.



                                       By:
                                          -------------------------------------
                                       Name:        D. Jeffrey Morrow
                                       Position:    Senior Vice President


Consent of Spouse:

I,  ______________________,  spouse of  ____________________  who  executed  the foregoing Agreement, hereby agree that my spouse's interest in the shares of Valencia Stock subject to this Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.


Dated:                                 Name:
                                            -----------------------------------
                                                  (Please print or type)

                                    Exhibit A


Name:
       -----------------------------------------------


Owned Shares:               shares of Common Stock
             ---------------

Options:               shares of Common Stock
        ---------------

                                   EXHIBIT F


____________, 2002


FORM OF OPINION OF THE OFFICE OF THE GENERAL COUNSEL OF UNION BANK OF CALIFORNIA, N.A.


Valencia Bank & Trust
24300 Town Center Drive
Suite 100
Valencia, CA 91355

           RE: UNION BANK OF CALIFORNIA, N.A. - VALENCIA BANK & TRUST

Ladies and Gentlemen:

     We have acted as counsel for Union Bank of California, N.A., a national banking association ("UBOC") and UnionBanCal Corporation, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956 ("UnionBanCal"), with respect to the merger (the "Merger") of Valencia Bank & Trust, a California banking corporation ("Valencia"), with and into UBOC, pursuant to the Agreement and Plan of Merger dated as of August 5, 2002 (the "Agreement") and Exhibit B (the "Merger Agreement") thereto. This opinion is rendered to you pursuant to Section 6.2(d) of the Agreement. Unless otherwise defined herein, all capitalized terms in this opinion shall have the meaning assigned to them in the Agreement.

     In rendering the opinions hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed appropriate, including the following:

     A. The Agreement and the exhibits thereto;

     B. Resolutions of the boards of directors of UBOC and UnionBanCal with respect to the Merger;

     C. Articles of Association of UBOC certified by the Office of the Comptroller of the Currency as of a recent date;

     D. Articles of Incorporation of UnionBanCal certified by the California Secretary of State as of a recent date;

Valencia Bank & Trust
____________, 2002
Page 2


     E. Bylaws certified by the Corporate Secretary, minute book and stock ledger of UBOC;

     F. Bylaws certified by the Corporate Secretary, minute book and stock ledger of UnionBanCal;

     G. Certificate of Corporate Existence from the Office of the Comptroller of the Currency indicating that UBOC is in good standing as a national banking association as of a recent date;

     H. Certificate of Status from the California Secretary of State indicating that UnionBanCal is in good standing in California as of a recent date;

     I. The Certificate issued by the Federal Reserve Bank of San Francisco as of a recent date as to the registration of UnionBanCal as a bank holding company;

     J. Registration Statement on Form S-4 of UnionBanCal and the related Proxy Statement of Valencia with respect to the Merger (the "Proxy Materials");

     K. Officers' certificates of UBOC as to certain factual matters; and

     L. Officers' certificates of UnionBanCal as to certain factual matters.

     We have obtained, and have assumed and relied upon the accuracy, genuineness and completeness of, such certificates and assurances from public officials as we have deemed necessary or appropriate to enable us to render our opinion.

     In conducting our examination, we have assumed, without investigation, the genuineness of all signatures (other than that of UBOC and UnionBanCal to the Agreement and to the Merger Agreement), the correctness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies; the accuracy of the representations as to factual matters made by UBOC, UnionBanCal and Valencia in the Agreement; the accuracy of representations and statements as to factual matters made by officers and employees of Valencia; and that the Agreement contains the entire agreement of the parties.

     Whenever a statement herein with respect to the existence or absence of facts is qualified by the phrases "we are not aware" or "to our knowledge," it is intended to indicate that, during the course of our representation of UBOC and UnionBanCal, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys employed by UBOC who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter and such statement is based solely upon (i) an inquiry of attorneys employed by UBOC who have rendered such services; (ii) receipt of one or more certificates executed by officers of UBOC or UnionBanCal

Valencia Bank & Trust
____________, 2002
Page 3


covering such matters; and (iii) opinions of other counsel engaged by UBOC or UnionBanCal regarding any litigation matters with respect to which we do not represent UBOC or UnionBanCal. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of UBOC and UnionBanCal.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. UBOC is a national banking association duly formed, validly existing and in good standing under the laws of the United States and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. UBOC is duly licensed as a national bank by the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation in accordance with applicable laws and regulations.

     2. UnionBanCal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted. UnionBanCal is a registered bank holding company under the Bank Holding Company Act of 1956.

     3. UBOC has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by UBOC of the Agreement and the Merger Agreement did not, and the consummation by UBOC of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of UBOC's articles of association or bylaws, any provision of federal or California law, or any governmental regulation applicable to UBOC, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which UBOC is bound and of which we have knowledge (except that we express no opinion relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to UBOC).

     4. UnionBanCal has the corporate power and corporate authority to enter into and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery by UnionBanCal of the Agreement and the Merger Agreement did not, and the consummation by UnionBanCal of the transactions contemplated by the Agreement and the Merger Agreement will not, violate any provision of UnionBanCal's articles of incorporation or bylaws, any provision of federal or California law, or any governmental regulation applicable to UnionBanCal, or constitute a material default under, or result in the breach or acceleration of any obligation or the creation of any material lien under any material agreement to which UnionBanCal is bound and of which we have knowledge (except that we express no opinion

Valencia Bank & Trust
____________, 2002
Page 4

relating to the effect of the Agreement under any financial test or ratio contained in any mortgage, lease, agreement, instrument, judgment, decree, order, arbitration award, writ, or injunction applicable to UnionBanCal).

     5. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by UBOC.

     6. The Agreement and the Merger Agreement have been duly authorized, executed and delivered by UnionBanCal.

     7. All California state and federal regulatory approvals that are required to be obtained by UBOC or UnionBanCal in connection with the Merger have been obtained.

     8. To our knowledge, UBOC is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of UBOC to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on UBOC or which would materially affect the ability of UBOC to consummate the transactions contemplated in the Agreement and Merger Agreement.

     9. To our knowledge, UnionBanCal is not a party to, nor threatened with, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency that challenges or questions the authority or ability of UnionBanCal to perform its obligations under the Agreement or the Merger Agreement or to carry out the Merger, or which if adversely determined, would have a material adverse affect on UnionBanCal or which would materially affect the ability of UnionBanCal to consummate the transactions contemplated in the Agreement and Merger Agreement.

     10. As of ________________, 2002, the authorized capital stock of UnionBanCal consisted of _____________ shares of Common Stock and __________ shares of Preferred Stock. To our knowledge and before giving effect to the issuance of shares in connection with the Merger:

     (a) as of _______________, 2002, shares of UnionBanCal common stock are duly authorized, validly issued and outstanding, fully paid and nonassessable;

     (b) as of _____________, 2002, there were outstanding options to purchase _____________ shares of common stock issued pursuant to the Management Stock Plan as amended and restated;

     (c) said outstanding stock and options were all issued pursuant to and in conformance with one or more exemptions from registration under the Securities Act of 1933, as amended (the "1933 Act"), or were registered pursuant to the 1933 Act;

Valencia Bank & Trust
____________, 2002
Page 5

     (d) other than the options identified above, there are no outstanding (i) options, agreements, calls or commitments of any character that would obligate UnionBanCal to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any UnionBanCal common stock or any other equity security of UnionBanCal, or (ii) warrants or options relating to, rights to acquire or debt or equity securities convertible into, shares of UnionBanCal common stock or any other equity security of UnionBanCal; and

     (e) the outstanding common stock of UnionBanCal has been registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     11. The issuance of the shares of common stock of UnionBanCal to be issued pursuant to the Merger (the "Shares") has been duly registered under the 1933 Act. Such Shares, when issued in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     We are members of the bar of the State of California. Our opinions above are limited to the effect of (i) the laws of the State of California and (ii) the federal laws of the United States of America; we express no opinion with respect to the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of Valencia in connection with the Merger and may not be relied upon by any other party or for any other purpose. Neither the original nor any copies of this opinion may be furnished to any other person without our prior written consent.



                                      Sincerely yours,

                                      OFFICE OF THE GENERAL COUNSEL
                                      UNION BANK OF CALIFORNIA, N.A.




                                      ---------------------------------------
                                      By:  Morris W. Hirsch
                                      Its: Senior Vice President and Deputy
                                           General Counsel

                                   EXHIBIT G-1



                  CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

     THIS CONFIDENTIALITY AND NONSOLICITATION AGREEMENT ("AGREEMENT") entered into as of the date set forth below by and between Union Bank of California, N.A. as successor to Valencia Bank & Trust ("UBOC") and _________________________ ("EMPLOYEE"). The term "UBOC" includes all subsidiary, parent or related corporations of UBOC.

                                    AGREEMENT

     Employee   acknowledges  that  Employee's  employment  by  UBOC  creates  a relationship of confidence and trust between Employee and UBOC with respect to all Confidential Information (as defined below) of UBOC.

     In consideration of and as a condition of Employee's employment and continued employment by UBOC, it is hereby agreed as follows:

     1. CONFIDENTIAL INFORMATION.

     (a)  CONFIDENTIALITY.   Except  as  provided  in  Paragraph  1(b)  of  this
          ---------------
Agreement,  Employee  agrees  that  during AND AFTER  termination  of his or her
                                           --- -----
employment with UBOC, he or she shall keep Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without UBOC's prior written consent; "CONFIDENTIAL INFORMATION" includes but is not limited to trade secrets, confidential information, knowledge or data of UBOC, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his or her employment by UBOC (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; sales practices; methods and techniques; sources of supply and vendors; special business relationships with vendors and agents; financial matters; mergers; acquisitions; personnel matters including compensation packages; product specifications; pricing information; technical data; operations and production costs; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of UBOC.

     (b) LIMITATION.  Employee shall have no obligation  under this Agreement to
         ----------
maintain in confidence any information that (i) is in the public domain at the time of disclosure, (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Employee's obligations hereunder or by breach of another person's or entity's confidentiality obligations, or (iii) is shown by documentary evidence to have been known by Employee prior to disclosure to Employee by UBOC.

     (c) FORMER EMPLOYER INFORMATION. Employee agrees that he or she has not and
         ---------------------------
will not, during the term of his or her employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, or (ii) bring onto the premises of UBOC any document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Employee will indemnify UBOC and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation of the foregoing.

     (d) CONFLICTING ACTIVITIES.  While employed by UBOC, Employee will not work
         ----------------------
as an employee or consultant of any other organization or engage in any other activities that conflict with Employee's obligations to UBOC, without the express prior written approval of UBOC.

     (e) TRADE NAMES AND STYLES.  The undersigned  acknowledges  and agrees that
         ----------------------
any and all trade names and styles used by Valencia Bank & Trust, including, but not limited to, the terms "Valencia Bank & Trust" and "First Valley National Bank" and all trademarks, visual designs and logos under which Valencia Bank & Trust did business (collectively, the "Marks"), are valuable trade names and service marks, the ownership of which will pass, for valuable consideration, to UBOC upon the Acquisition. The undersigned agrees that use by any entity, other than UBOC, of the marks in Los Angeles or Ventura Counties would both cause public and customer confusion, and dilute the value of UBOC's investment in the Acquisition. Therefore, the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term "Valencia Bank & Trust," or "First Valley National Bank," or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in Ventura or Los Angeles Counties.

     2. RETURN OF CONFIDENTIAL MATERIAL AND CERTIFICATION OF COMPLIANCE. In the event of Employee's termination of employment with UBOC for any reason whatsoever, Employee agrees promptly to surrender and deliver to UBOC all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his or her employment, and Employee will not retain or take with him or her any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Employee may produce, acquire or obtain access to during the course of his or her employment. Upon termination of employment, Employee further agrees to sign and deliver to UBOC the Certification of Compliance, attached hereto as Exhibit A.

     3. NONSOLICITATION. Employee agrees that during the period of his or her employment with UBOC and for one year after the date of termination of his or her employment with UBOC, he or she will not:

     (A) induce, solicit, recruit or encourage any employee of UBOC to leave the employ of UBOC, which means that he or she will not:

          (i)   disclose   to  any  third  party  the  names,   backgrounds   or
          qualifications  of  any  employees  or  otherwise   identify  them  as
          potential candidates for employment with a competitor; or

          (ii) personally or through any other person approach, recruit, interview or otherwise solicit employees to work for any other competitor.

AND
---
     (B) solicit, either on behalf of Employee or any third party, the business of any client or customer of UBOC:

          (i) whose account Employee has been assigned to or whose account Employee has serviced during the one-year period prior to the date of Employee's termination of employment with UBOC, or (ii) using any Confidential Information of UBOC, either on behalf of Employee or any third party.

AND
---
     (C) solicit the business of any prospective customer or client of UBOC:

          (i) whose business Employee was involved in soliciting or recruiting while employed by UBOC, or

          (ii) using any Confidential Information of UBOC.

     Upon termination of employment, UBOC will provide Employee with a list of clients and/or customers covered by Paragraph 3(B). If UBOC fails, for any reason, to provide Employee with such list, or is unable, for any reason, to deliver such list to Employee, Employee acknowledges and agrees that he or she remains bound by Paragraph 3(B).

     4. NOTIFICATION OF NEW EMPLOYER. If Employee leaves UBOC's employ, Employee hereby consents to UBOC notifying Employee's new employer about Employee's rights and obligations under this Agreement.

     5. EQUITABLE RELIEF. Employee agrees that it would be impossible or inadequate to measure and calculate UBOC's damages from any breach of the covenants set forth in this Agreement. Accordingly, Employee agrees that if Employee breaches this Agreement, UBOC will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction's issuance and to the ordering of specific performance. In any legal proceeding commenced under this Paragraph 5, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     6. GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California, without regard to the choice of law provisions thereof. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any lawsuit arising from or relating to this Agreement.

     7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between UBOC and Employee relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless signed in writing by the Employee and UBOC.

     8. SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.


EFFECTIVE DATE: _______ __, 2002

[EMPLOYEE]                                UNION BANK OF CALIFORNIA, N.A.

By:___________________________________    By:___________________________________


Name:________________________________     Name:_________________________________

                                    EXHIBIT A
                                    ---------

                         UNION BANK OF CALIFORNIA, N.A.

                           CERTIFICATION OF COMPLIANCE

     This is to certify that I do not have in my possession, custody or control any (a) Confidential Information, (b) copies of such information, or (c) documents which evidence, refer or relate to Confidential Information, including but not limited to, documents concerning business plans, records, and affairs; customer files and lists; sales practices; methods and techniques; sources of supply and vendors; special business relationships with vendors and agents; financial matters; mergers; acquisitions; personnel matters including compensation packages; product specifications; pricing information; technical data; operations and production costs; and other similar matters which are confidential.

     I further certify that I have complied with, and will continue to comply with, each and every term of my Confidential Information and NonSolicitation Agreement.

Dated:  ________________________            ____________________________________
                                                         (Name)

Address for Notifications: ____________________________________

                           ____________________________________

                           ____________________________________

                                   EXHIBIT G-2


                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (this "NONCOMPETITION AGREEMENT") is made and entered into as of August 5, 2002, by and among Union Bank of California, N.A., a national banking association ("UBOC"), and ____________ (the "SHAREHOLDER"), with reference to the following:

                                    RECITALS

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 5, 2002 (the "MERGER AGREEMENT"), by and among UBOC, Valencia Bank & Trust, a California banking corporation ("VALENCIA"), and UnionBanCal Corporation, a California corporation and registered bank holding company ("UNIONBANCAL") pursuant to which, among other things, Valencia will be merged with and into UBOC (the "MERGER").

     WHEREAS, the Shareholder is a director of Valencia; and is the holder of capital stock in UBOC or is receiving capital stock in UBOC in connection with the Merger, and, in either event, will benefit from the Merger.

     WHEREAS, the Merger Agreement provides that the parties execute and deliver this Noncompetition Agreement as a condition of UBOC's obligation to consummate the Merger.

                                    AGREEMENT

     NOW, THEREFORE, in order to induce UBOC to consummate the Merger, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS.  Except as otherwise provided herein, each capitalized term
        -----------
shall have the meaning given to such term in the Merger Agreement. As used in this Noncompetition Agreement, the following terms shall have the meanings set forth:

     (a) "Business" shall mean any company, firm, proprietorship or other entity that engages in providing any products and services which would be permitted by law to be provided by a Bank or Bank Holding Company.

     (b) "Enterprises" shall mean any of the businesses conducted by Valencia, UBOC, UnionBanCal or any affiliate of UBOC at any time from the date of the Merger Agreement throughout the term of this Noncompetition Agreement.

     (c) "Trade Secrets" shall mean:

          (i) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, proposals otherwise pertaining to same, with respect to Valencia, plus any non-public personal information on any present or past customer or client of Valencia.

          (ii) Notwithstanding any other provision of this Noncompetition Agreement to the contrary, "Trade Secrets" shall not include any (A) information which is or has become available from an independent third party who learned the information independently and is or was not bound by a confidentiality agreement with respect to such information; or (B) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of disclosure or other dissemination in violation of a confidentiality agreement).

     2. ACKNOWLEDGMENTS BY THE SHAREHOLDER. The Shareholder acknowledges that by
        ----------------------------------
virtue of his or her positions with Valencia he or she has developed considerable expertise in the business operations of Valencia and has access to extensive confidential information with respect to Valencia and has access to Trade Secrets. The Shareholder recognizes that UBOC would be irreparably damaged, and UBOC's substantial investment as a result of its acquisition of Valencia in the Merger would be materially impaired, if the Shareholder were to enter into an activity competing with the Enterprises in violation of the terms of this Noncompetition Agreement, to disclose or make unauthorized use of any Trade Secrets or to solicit customers or employees of Valencia. Accordingly, the Shareholder expressly acknowledges that he or she is voluntarily entering into this Noncompetition Agreement and that the terms and conditions of this Noncompetition Agreement are fair and reasonable to the Shareholder in all respects.

     3. NONCOMPETITION; TRADE SECRETS; NO SOLICITATION;  EXCEPTIONS; TRADE NAMES
        ------------------------------------------------------------------------
AND STYLES; SERVICES OF SHAREHOLDER AFTER MERGER.
------------------------------------------------

     (a) The Shareholder shall not during the term of this Noncompetition Agreement, directly or indirectly, without the prior written consent of UBOC (i) organize, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any Business within thirty miles of any branch of Valencia existing immediately prior to the Effective Time (the "TERRITORY") (other than in his or her capacity as an officer or director of Valencia or an Affiliate thereof); (ii) engage in any other manner, within the Territory, in the Business (other than in his or her capacity as an officer or director of Valencia or an Affiliate thereof); or (iii) induce or attempt to induce any customer, supplier, distributor, officer or employee of Valencia, UBOC, UnionBanCal or their respective Affiliates (whether on the Closing Date or thereafter) to terminate such person's or entity's relationship with, or to take any action that would be disadvantageous to, Valencia, UBOC, UnionBanCal or their respective Affiliates or subsidiaries. Notwithstanding the above, the Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or (ii) above, if the Shareholder participates in any such business solely as a passive investor in up to 5% of the equity securities of a company or partnership, provided such securities are publicly traded on a national securities exchange or the Nasdaq National Market System.

     (b) Without limiting the generality of the foregoing, other than for the benefit of Valencia, UBOC, UnionBanCal or their respective Affiliates, the Shareholder (i) shall make no use of Trade Secrets, or any part thereof, and
(ii) shall not disclose Trade Secrets, or any part thereof, to any other Person, and (iii) shall upon UBOC's request deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by the Shareholder, to UBOC.

     (c) Notwithstanding any provision of this Noncompetition Agreement to the contrary, the Shareholder may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

          (i) The Shareholder is required to disclose or reveal under any applicable law or regulation, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement.

          (ii) The Shareholder is otherwise required to disclose or reveal by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement.

          (iii) In the written opinion of the Shareholder's counsel, the Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives UBOC prompt advance notice of such requirement.

     (d) The undersigned acknowledges and agrees that any and all trade names and styles used by Valencia Bank & Trust, including, but not limited to, the terms "Valencia Bank & Trust" and "First Valley National Bank" and all trademarks, visual designs and logos under which Valencia Bank & Trust did business (collectively, the "Marks"), are valuable trade names and service marks, the ownership of which will pass, for valuable consideration, to UBOC upon the Acquisition. The undersigned agrees that use by any entity, other than UBOC, of the marks in Los Angeles or Ventura Counties would both cause public and customer confusion, and dilute the value of UBOC's investment in the Acquisition. Therefore, the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term "Valencia Bank & Trust," or "First Valley National Bank," or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in Ventura or Los Angeles Counties.

     (e) During the Term of this Noncompetition Agreement the Shareholder agrees to provide on a reasonable efforts basis such competent financial and business advice, counsel and assistance to UBOC as UBOC shall from time to time request. In return for such services, UBOC agrees to pay Shareholder the amount of $5,000 per year, such amount to be payable monthly in arrears.

     4. INDEPENDENCE OF OBLIGATIONS.  The covenants of the Shareholder set forth
        ---------------------------
in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and Valencia, UBOC, UnionBanCal or their respective Affiliates on the other; and the existence of any claim or cause of action by the Shareholder against Valencia, UBOC, UnionBanCal or their respective Affiliates shall not constitute a defense to the enforcement of such covenants against the Shareholder.

     5. WAIVER OF RIGHT TO JURY TRIAL.  EACH PARTY HEREBY  WAIVES ITS RIGHT TO A
        -----------------------------
JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NONCOMPETITION AGREEMENT, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS NONCOMPETITION AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     6. EQUITABLE RELIEF. The Shareholder expressly acknowledges and understands
        ----------------
that breach of any provision of this Noncompetition Agreement exposes UBOC to extraordinary reputational, financial and market risks, for which there is no adequate remedy at law or by way of damages alone. Shareholder therefore stipulates and agrees that (a) in the event of any allegation of violation or allegation of any threatened violation by Shareholder of the provisions of
Section 3 hereof, a temporary restraining order or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention or release of any Trade Secrets in violation of Section 3 hereof and to provide such other and ancillary remedies as UBOC may reasonably request, and (b) UBOC shall be entitled to any and all equitable remedies such as specific performance of any provision of this Agreement in addition to, and not in lieu of, its remedies at law for any breach of this Noncompetition Agreement.

     7.  ATTORNEYS'  FEES.  If any  action at law or in equity is  necessary  to
         ----------------
enforce or interpret the terms of this Noncompetition Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the prevailing party is entitled.

     8. SEVERABILITY. If any provision of this Noncompetition Agreement shall be
        ------------
held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provision of this Noncompetition Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Noncompetition Agreement, but this Noncompetition

Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9. NOTICES.  Any notice or  communication  required or permitted  hereunder
        -------
shall be deemed to have been given if in writing (i) and delivered by personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, otherwise the following business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party:

     To UBOC:                   Union Bank of California, N.A.
                                400 California Street
                                San Francisco, CA  94104
                                Attn:   David W. Dobon, Senior Vice President
                                        D. Jeffrey Morrow, Senior Vice President

     With a copy to:            Union Bank of California, N.A.
                                530 "B" Street, Suite 1050
                                San Diego, CA  92101
                                Attention: Theodore E. Davis, Senior Vice
                                           President

     and a copy to:             Bingham McCutchen LLP
                                Three Embarcadero Center
                                San Francisco, California  94111
                                Attention:  James M. Rockett, Esq.

     To the Shareholder:        [name]
                                [address]

     With a copy to:            [name]
                                [address]

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this Section 9.

     10. TERM. The term of this  Noncompetition  Agreement shall extend from the
         ----
Closing Date until the earlier of (a) the third anniversary of the Effective Time, or (b) the date that UBOC is merged with or acquired by another financial institution if the shareholders of UnionBanCal immediately prior to such acquisition own less than 50% of the voting stock of the resulting entity.

     11.  WAIVER  OF  BREACH.  Any  failure  or delay by UBOC in  enforcing  any
          ------------------
provision of this Noncompetition Agreement shall not operate as a waiver thereof; and the waiver by UBOC of a breach of any provision of this Noncompetition Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     12. ASSIGNMENT.  This Noncompetition  Agreement shall be assignable by UBOC
         ----------
only to UnionBanCal or any person, firm or corporation which acquires any of the Enterprises or which acquires all or substantially all of the assets or outstanding capital stock of UBOC.

     13. ENTIRE AGREEMENT;  AMENDMENT.  This Noncompetition Agreement represents
         ----------------------------
the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Noncompetition Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

     14. BINDING EFFECT. This Noncompetition Agreement shall be binding upon and
         --------------
inure to the benefit of UBOC and its successors and assigns and the Shareholder and the Shareholder's heirs and legal representatives.

     15.  GOVERNING LAW. The  Noncompetition  Agreement and the legal  relations
          -------------
between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     16.   HEADINGS.   The   descriptive   headings  of  the  Sections  of  this
           --------
Noncompetition Agreement are inserted for convenience only and do not constitute a part of this Noncompetition Agreement.

     17. COUNTERPARTS.  This Noncompetition  Agreement may be executed in one or
         ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN  WITNESS   WHEREOF,   the  parties   hereto  have  duly   executed  this
Noncompetition Agreement as of the day and year first above written.


                                   UNION BANK OF CALIFORNIA, N.A.




                                   By:
                                      --------------------------------------
                                   Name:      D. Jeffrey Morrow
                                   Title:     Senior Vice President







                                   ---------------------------------
                                              Shareholder

                                     ANNEX B
                    OPINION OF KEEFE, BRUYETTE & WOODS, INC.


                                                                  August 5, 2002



The Board of Directors
Valencia Bank & Trust
23620 Lyons Avenue
Santa Clarita, CA 91321


Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Valencia Bank & Trust ("Valencia") of the terms of the proposed merger of Valencia with and into Union Bank of California, N.A., San Francisco, California ("UBOC"), a wholly-owned subsidiary of UnionBanCal Corporation, San Francisco, California ("UnionBanCal"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 5, 2002 (the "Merger Agreement"), and subject to the terms and conditions therein, each issued and outstanding share of common stock, no par value per share, of Valencia ("Valencia Common Stock") shall be converted into, following the Effective Time of the Merger, the right to receive the Per Share Merger Consideration.

     The Per Share Merger Consideration will consist of UnionBanCal Common Stock, no par value, cash or a combination thereof equal to the Per Share Stock Component and the Adjusted Per Share Cash Component. The Per Share Merger Consideration, the Per Share Stock Component and the Adjusted Per Share Cash Component are defined in the Merger Agreement. For purposes of this opinion and under the terms of the Merger Agreement, the consideration to be paid by UnionBanCal for all outstanding shares of Valencia Common Stock shall equal $31,000,000 in cash and $31,000,000 in shares of UnionBanCal Common Stock to be determined based upon the average closing price of UnionBanCal Common Stock for the 10 trading days preceding the second trading day prior to the closing date. However, the maximum number of shares of UnionBanCal Common Stock to be issued subject to this formula shall not exceed 815,789, subject to potential adjustment as more fully described in the Merger Agreement.

     Holders of Valencia Common Stock may state a preference to receive his or her Per Share Merger Consideration in: (a) all cash; (b) all shares of UnionBanCal Common Stock; or (c) the Default Consideration, which consists of both the Per Share Stock Component and the Adjusted Per Share Cash Component. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for KBW's opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of Valencia Common Stock. In arriving at the opinion set forth below, KBW has, among other things:

     a) reviewed and analyzed certain publicly available financial statements for Valencia and UnionBanCal and financial information made available to us by the management of Valencia;

     b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of Valencia;

     c) discussed the past, present and future operations, financial condition and prospects of Valencia and UnionBanCal with the management of the respective companies;

     d) reviewed the stock price performance and trading activity of Valencia Common Stock and UnionBanCal common stock;

     e) compared the financial performance and condition of Valencia and UnionBanCal with that of certain other comparable publicly traded companies;

     f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

     g) reviewed and discussed with the management of Valencia and UnionBanCal the strategic objectives of the Merger and certain other benefits of the Merger;

     h)   reviewed the Merger Agreement; and

     i)   performed such other analyses as we have deemed appropriate.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Valencia or UnionBanCal or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Valencia or UnionBanCal, nor have we reviewed any individual credit files of Valencia or UnionBanCal or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for Valencia and UnionBanCal are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Valencia or UnionBanCal. With respect to the financial and operating information, including without limitation financial forecasts, valuations of contingencies, projections regarding under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, and any expected synergies, furnished to or discussed with us by Valencia or UnionBanCal, we have assumed that all such information has been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Valencia and UnionBanCal as to the future financial and operating performance of Valencia, UnionBanCal or the combined entity, as the case may be, and the expected synergies.

     Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Merger Agreement and in all related documents and instruments (collectively, the "Documents")
that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Valencia, UnionBanCal, or the combined entity, as the case may be, or on the contemplated benefits of the Merger. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

     We have been retained by the Board of Directors of Valencia to act as financial advisor to Valencia in connection with the Merger and will receive a fee from Valencia for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Valencia has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we may trade the

Valencia Common Stock and UnionBanCal Common Stock and other securities of UnionBanCal and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold long or short positions in such securities.

     This opinion is for the use and benefit of the Board of Directors of Valencia. It is further understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without KBW's prior written consent. Our opinion does not address the relative merits of the underlying decision by Valencia to engage in the Merger as compared to other business strategies that may be available or the effort of any other transaction in which Valencia might engage, and it does not constitute a recommendation to any shareholder of Valencia as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

     We have not considered, nor are we expressing any opinion herein with respect to, the prices at which Valencia common stock or UnionBanCal Common Stock will trade following the announcement of the Merger or the price at which UnionBanCal Common Stock will trade following the consummation of the Merger or at any time.

     Based upon and subject to the foregoing, KBW is of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Valencia Common Stock.

                                        Very truly yours,


                                        Keefe, Bruyette & Woods, Inc.

                                     ANNEX C
                 CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE


                  1300. (a) If the approval of the outstanding shares (Section
                  152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

                           (b) As used in this chapter, "dissenting shares"
                  means shares which come within all of the following descriptions:

                                    (1) Which were not immediately prior to the
                  reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                                    (2) Which were outstanding on the date for
                  the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                                    (3) Which the dissenting shareholder has
                  demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                                    (4) Which the dissenting shareholder has
                  submitted for endorsement, in accordance with Section 1302.

                           (c) As used in this chapter, "dissenting shareholder"
                  means the recordholder of dissenting shares and includes a transferee of record.

                  1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

                           (b) Any shareholder who has a right to require the
                  corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b)thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

                           (c) The demand shall state the number and class of
                  the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

                  1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

                  1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

                           (b) Subject to the provisions of Section 1306,
                  payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

                  1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of
                  Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

                           (b) Two or more dissenting shareholders may join as
                  plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

                           (c) On the trial of the action, the court shall
                  determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                  1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

                           (b) If a majority of the appraisers appointed fail to
                  make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

                           (c) Subject to the provisions of Section 1306,
                  judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

                           (d) Any such judgment shall be payable forthwith with
                  respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

                           (e) The costs of the action, including reasonable
                  compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

                  1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

                  1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

                  1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

                  1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

                           (a) The corporation abandons the reorganization. Upon
                  abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

                           (b) The shares are transferred prior to their
                  submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

                           (c) The dissenting shareholder and the corporation do
                  not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in
                  Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

                           (d) The dissenting shareholder, with the consent of
                  the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

                  1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

                  1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

                  1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

                           (b) If one of the parties to a reorganization or
                  short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

                           (c) If one of the parties to a reorganization or
                  short-form
                  merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded,
                  (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     ANNEX D
                  TITLE 12, UNITED STATES CODE, SECTION 215A (B), (C) AND (D):


                  (b)      Dissenting shareholders

                           If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a shareholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the share so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

                  (c)      Valuation of shares

                           The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

                  (d)      Application to shareholders of merging associations:
                           appraisal  by  Comptroller;   expenses  of  receiving
                           association;   sale  and  resale  of  shares;   State
                           appraisal and merger law.

                           If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 204 (a) and 317 of the California Corporations Code authorize a corporation to indemnify its directors and officers against certain liabilities and to eliminate their liability to the corporation except in certain circumstances. The Registrant's Amended and Restated Articles of Incorporation contain a provision limiting the liability of the Registrant's directors for monetary damages to the fullest extent permitted by California law. The Registrant's Amended and Restated Articles of Incorporation contain a provision pursuant to which the Registrant is authorized to indemnify its directors, officers, employees and other agents through bylaw provisions in excess of the indemnification permitted by Section 317 of the California Corporations Code subject only to the applicable limits as set forth in Section 204 of the California Corporations Code.

     In addition, the Registrant's bylaws contain a provision limiting the liability of the Registrant's directors for monetary damages to the fullest extent permitted by California law and providing for indemnification to its directors, officers, employees and other agents. Moreover, under California law each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions involving intentional misconduct or knowing and culpable violations of law, for acts or omissions that the director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant, for improper distributions to shareholders, and for loans to officers and directors.

     The discussion of certain indemnification above under Part I--"The Merger Agreement--Interests of certain officers and directors in the merger" is incorporated herein by reference.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The exhibits to this registration statement are incorporated herein by reference to the Exhibit Index filed as part of this registration statement.

     (b) Financial Statement Schedules. None required.

     (c) Information Pursuant to Item 4(b). The information required by Item 21(c) is furnished as part of the prospectus.

ITEM 22. UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934 (the "1934 Act"); and, where interim financial information required to be presented by Article 3 of Regulation S-X of the 1934 Act is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the

Securities Act of 1933, as amended (the "1933 Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415 of the 1933 Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (5) The registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (8) The registrant hereby undertakes:

          (a) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on September 13, 2002.


                                     UNIONBANCAL CORPORATION

                                     By   /S/ JOHN H. MCGUCKIN, JR. *
                                       ---------------------------------
                                              John H. McGuckin, Jr.
                                              Executive Vice President and
                                              Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.



            NAME                                     TITLE                           DATE
            ----                                     -----                           ----

   /S/NORIMICHI KANARI *               President, Chief Executive Officer     September 13, 2002
   -------------------                            and Director
      Norimichi Kanari                   (Principal Executive Officer)


   /S/ DAVID I. MATSON *                    Executive Vice President          September 13, 2002
   -------------------                    and Chief Financial Officer
       David I. Matson                   (Principal Financial Officer)


   /S/ DAVID A. ANDERSON*             Senior Vice President and Controller    September 13, 2002
   ---------------------                 (Principal Accounting Officer)
     David A. Anderson

    /S/ DAVID R. ANDREWS                            Director                  September 13, 2002
    --------------------
      David R. Andrews

   /S/ L. DALE CRANDALL *                           Director                  September 13, 2002
   ----------------------
      L. Dale Crandall

   /S/ RICHARD D. FARMAN*                           Director                  September 13, 2002
   ---------------------
     Richard D. Farman

 /S/ RICHARD C. HARTNACK *                          Director                  September 13, 2002
 -----------------------
    Richard C. Hartnack

     /S/ KAORU HAYAMA*                              Director                  September 13, 2002
     ----------------
        Kaoru Hayama

   /S/ MONICA C. LOZANO*                            Director                  September 13, 2002
   --------------------
      Monica C. Lozano

     /S/ MARY S. METZ *                             Director                  September 13, 2002
     ----------------
        Mary S. Metz

   /S/ RAYMOND E. MILES *                           Director                  September 13, 2002
   --------------------
      Raymond E. Miles

  /S/ J. FERNANDO NIEBLA *                          Director                  September 13, 2002
  ----------------------
     J. Fernando Niebla



            NAME                                     TITLE                           DATE
            ----                                     -----                           ----

 /S/ CHARLES R. RINEHART *                          Director                  September 13, 2002
 -----------------------
    Charles R. Rinehart

   /S/ TAKAHARU SAEGUSA *                           Director                  September 13, 2002
   --------------------
      Takaharu Saegusa

   /S/ ROBERT M. WALKER *                           Director                  September 13, 2002
   --------------------
      Robert M. Walker

 */S/ JOHN H. MCGUCKIN, JR.                  * Individually and as            September 13, 2002
 --------------------------
                                                Attorney-in-Fact
   John H. McGuckin, Jr.


                                  EXHIBIT INDEX


     2 Agreement and Plan of Merger, dated as of August 5, 2002, by and among Valencia Bank & Trust, Union Bank of California, N.A., and UnionBanCal Corporation (included in Part I as Annex A)
     5    Opinion  of  Bingham  McCutchen  LLP as to  validity  of shares  being registered
     8    Opinion of Bingham McCutchen LLP as to certain tax matters
    16    Letter re: change in certifying accountant
  23.1    Consent of Deloitte & Touche LLP
  23.2    Consent of Arthur Andersen, LLP (NOT AVAILABLE)*
  23.3    Consent of Bingham McCutchen LLP (included in Exhibits 5 and 8)
  23.4 Consent of Keefe, Bruyette & Woods, Inc. (included in its opinion attached to Part I as Annex B)
    24    Power of Attorney of directors and certain officers of the Registrant
    99    Proxy card of Valencia Bank & Trust


     * Arthur Andersen LLP has not consented to the incorporation by reference of their report on the financial statements of Valencia Bank & Trust included in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437(a) of the Securities Act of 1933.